                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-104283

The information contained in this prospectus supplement and this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus supplement and prospectus are not an offering to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 9, 2003)

                          $1,222,296,000 (APPROXIMATE)
                     MORGAN STANLEY CAPITAL I TRUST 2004-HQ3
                                    AS ISSUER

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                             AS MORTGAGE LOAN SELLER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-HQ3
                                ----------------
     Morgan Stanley Capital I Inc. is offering selected classes of its Series 2004-HQ3 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 89 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2004-HQ3 Certificates are not obligations of the depositor, the seller of the mortgage loans or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.
                                ----------------
     Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-33 of this prospectus supplement and page 9 of the prospectus.
                                ----------------
          Characteristics of the certificates offered to you include:

                                          INITIAL       PASS-THROUGH
               APPROXIMATE INITIAL     PASS-THROUGH         RATE           RATINGS
   CLASS       CERTIFICATE BALANCE         RATE         DESCRIPTION     (MOODY'S/S&P)
-----------   ---------------------   --------------   -------------   --------------
Class A-1          $113,860,000             %              Fixed           Aaa/AAA
Class A-2          $319,750,000             %              Fixed           Aaa/AAA
Class A-3          $145,475,000             %              Fixed           Aaa/AAA
Class A-4          $547,150,000             %              Fixed           Aaa/AAA
Class B            $ 16,562,000             %               WAC            Aa1/AA+
Class C            $ 16,562,000             %               WAC            Aa2/AA
Class D            $ 13,250,000             %               WAC            Aa3/AA-
Class E            $ 19,875,000             %               WAC             A1/A+
Class F            $ 13,250,000             %               WAC             A2/A
Class G            $ 16,562,000             %               WAC             A3/A-

                                ----------------
The certificate balances are approximate and on the closing date may vary by up to 5%.
                                ----------------
     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                ----------------
Morgan Stanley & Co. Incorporated will act as sole lead manager and sole bookrunner with respect to the offered certificates. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC, the underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to
purchasers on or about March   , 2004. The depositor expects to receive from
this offering approximately $       , plus accrued interest from the cut-off
date, before deducting expenses payable by the depositor.
                                ----------------
                                 MORGAN STANLEY

RBS GREENWICH CAPITAL                                        WACHOVIA SECURITIES

                                February   , 2004

                          MORGAN STANLEY CAPITAL 1 INC.

         Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3
                      Geographic Overview of Mortgage Pool

California                22 properties        $267,130,350       20.2% of total
Maryland                   5 properties        $200,700,955       15.1% of total
Washington                 3 properties        $114,071,429        8.6% of total
Virginia                   8 properties         $88,624,342        6.7% of total
Texas                      6 properties         $82,563,577        6.2% of total
Pennsylvania              16 properties         $74,643,628        5.6% of total
Florida                    6 properties         $71,314,056        5.4% of total
Illinois                   4 properties         $68,258,828        5.2% of total
Arizona                   11 properties         $65,803,051        5.0% of total
Colorado                   5 properties         $54,567,232        4.1% of total
Georgia                    5 properties         $45,381,946        3.4% of total
Michigan                   3 properties         $38,094,467        2.9% of total
Vermont                    1 property           $28,556,123        2.2% of total
North Carolina             2 properties         $17,228,217        1.3% of total
Indiana                    1 property           $15,297,500        1.2% of total
New York                   3 properties         $12,027,923        0.9% of total
Connecticut                2 properties         $11,808,457        0.9% of total
Missouri                   1 property           $11,666,057        0.9% of total
Tennessee                  5 properties         $11,609,722        0.9% of total
New Jersey                 2 properties         $10,702,478        0.8% of total
Nevada                     1 property            $8,880,000        0.7% of total
Iowa                       2 properties          $8,433,168        0.6% of total
District of Columbia       1 property            $5,090,018        0.4% of total
Wisconsin                  1 property            $3,960,000        0.3% of total
Ohio                       1 property            $2,290,620        0.2% of total
Delaware                   1 property            $2,215,774        0.2% of total
Oregon                     1 property            $2,039,342        0.2% of total
Kentucky                   1 property            $2,022,980        0.2% of total

             [PICTURE]



ARUNDEL MILLS, Hanover, MD



                                                     [PICTURE]



             [PICTURE]



                                       GIC OFFICE PORTFOLIO - AT&T CORPORATE
                                       CENTER & USG BUILDING, Chicago, IL



FOUR SEASONS - LOS ANGELES AT BEVERLY
HILLS, Los Angeles, CA





             [PICTURE]                               [PICTURE]





ALAMO QUARRY MARKET & QUARRY           HARBOR STEPS, Seattle, WA
CROSSING, San Antonio, TX

                                                     [PICTURE]


                                       PPG PORTFOLIO 1 - GATEWAY, Phoenix, AZ



             [PICTURE]



                                                     [PICTURE]


WELLS FARGO TOWER, Los Angeles, CA

                                       STONE RIDGE APARTMENTS, Ashburn, VA






             [PICTURE]                               [PICTURE]





INTERNATIONAL PLAZA, Tampa, FL         PPG PORTFOLIO 2 - PANORAMA, Golden, CO

The pass-through rates on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be fixed at the respective per annum rates set forth on the cover. The Class B, Class C, Class D, Class E, Class F and Class G Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or
(iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The initial pass-through rates set forth on the cover for the Class B, Class C, Class D, Class E, Class F and Class G Certificates are approximate. You should read the section entitled "Ratings" in this prospectus supplement.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

         You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.
                         ------------------------------

         This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

         The Series 2004-HQ3 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

         In this prospectus supplement, the terms "depositor," "we" and "us" refer to Morgan Stanley Capital I Inc.
                         ------------------------------

         We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.
                         ------------------------------

         Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

         The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

         The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

         Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS...............................         S-3

NOTICE TO RESIDENTS OF THE UNITED KINGDOM.........S-3

Executive Summary.................................S-7

Summary of Prospectus Supplement..................S-8

     What You Will Own............................S-8

     Relevant Parties and Dates...................S-8

     Offered Certificates........................S-10

     Information About the Mortgage Pool.........S-19
     Additional Aspects of Certificates..........S-29
Risk Factors.....................................S-33

Description of the Offered Certificates..........S-70

     General.....................................S-70

     Certificate Balances........................S-71

     Pass-Through Rates..........................S-73

     Distributions...............................S-75

     Optional Termination........................S-82

     Advances....................................S-83

     Reports to Certificateholders; Available
        Information..............................S-86

     Example of Distributions....................S-89

     The Trustee and the Fiscal Agent............S-90

     Certificate Registrar and Authenticating
        Agent....................................S-91

     Expected Final Distribution Date; Rated
        Final Distribution Date..................S-91

     Amendments to the Pooling and Servicing
        Agreement................................S-91

     Yield, Prepayment and Maturity
        Considerations...........................S-92

     General.....................................S-92

     Pass-Through Rates..........................S-93

     Rate and Timing of Principal Payments.......S-93

     Unpaid Distributable Certificate Interest...S-94

     Losses and Shortfalls.......................S-95

     Relevant Factors............................S-95

     Weighted Average Life.......................S-95

     Description of the Mortgage Pool...........S-100

     General....................................S-100

     Material Terms and Characteristics of the
        Mortgage Loans..........................S-100

     The GIC Office Portfolio Pari Passu Loan...S-107

     The Wells Fargo Tower Pari Passu Loan......S-110

     The International Plaza Pari Passu Loan....S-111

     The Alamo Quarry Market & Quarry Crossing
        Pari Passu Loan.........................S-112

     Assessments of Property Value and
        Condition...............................S-114

     Environmental Insurance....................S-115

     Additional Mortgage Loan Information.......S-115

     Standard Hazard Insurance..................S-117

     The Seller.................................S-118

     Sale of the Mortgage Loans.................S-118

     Representations and Warranties.............S-119

     Repurchases and Other Remedies.............S-120

     Changes In Mortgage Pool Characteristics...S-121

Servicing of the Mortgage Loans.................S-121

     General....................................S-121

     Servicing of the GIC Office Portfolio
        Loan Group, the Wells Fargo Tower
        Loan Group and the International
        Plaza Loan Group........................S-123

     The Master Servicer and Special Servicer...S-127

     The Master Servicer........................S-128

     Events of Default..........................S-128

     The Special Servicer.......................S-129

     The Operating Adviser......................S-131

     Mortgage Loan Modifications................S-132

     Sale of Defaulted Mortgage Loans...........S-133

     Foreclosures...............................S-134

Material Federal Income Tax Consequences........S-135

     General....................................S-135

     Original Issue Discount and Premium........S-136

     Prepayment Premiums and Yield Maintenance
        Charges.................................S-137

     Jobs and Growth Tax Relief Reconciliation
        Act of 2003.............................S-137

     Additional Considerations..................S-137

Legal Aspects of Mortgage Loans.................S-138

     California.................................S-138

ERISA Considerations............................S-138

     Plan Assets................................S-138

     Special Exemption Applicable to the
        Offered Certificates....................S-139

     Insurance Company General Accounts.........S-140

     General Investment Considerations..........S-141

Legal Investment................................S-141

Use of Proceeds.................................S-142

Plan of Distribution............................S-142

Legal Matters...................................S-143

Ratings.........................................S-144

Glossary of Terms...............................S-145

APPENDIX I - Mortgage Pool
     Information  (Tables)........................I-1

APPENDIX II - Certain Characteristics
     of the Mortgage Loans.......................II-1

APPENDIX III - Significant
     Loan Summaries.............................III-1

APPENDIX IV - Term Sheet..........................T-1

APPENDIX V - Form of Statement to
     Certificateholders...........................V-1

SCHEDULE A - Rates Used in Determination
     of Class X Pass-Through Rates................A-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                EXECUTIVE SUMMARY

        This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

------------------------------------------------------------------------------------------------------------------------------------
                                                  APPROXIMATE
APPROXIMATE                   APPROXIMATE           INITIAL                        APPROXIMATE              WEIGHTED       PRINCIPAL
  CREDIT                  INITIAL CERTIFICATE     PASS-THROUGH      RATINGS      PERCENT OF TOTAL           AVERAGE         WINDOW
 SUPPORT       CLASS            BALANCE               RATE       (MOODY'S/S&P)     CERTIFICATES            LIFE (YRS.)      (MONTHS)
------------------------------------------------------------------------------------------------------------------------------------
15.000%      CLASS A-1      $113,860,000             ___%           Aaa/AAA          8.593%                   3.45            1-58
------------------------------------------------------------------------------------------------------------------------------------
15.000%      CLASS A-2      $319,750,000             ___%           Aaa/AAA         24.132%                   5.90           58-76
------------------------------------------------------------------------------------------------------------------------------------
15.000%      CLASS A-3      $145,475,000             ___%           Aaa/AAA         10.979%                   7.75          76-111
------------------------------------------------------------------------------------------------------------------------------------
15.000%      CLASS A-4      $547,150,000             ___%           Aaa/AAA         41.295%                   9.73         111-118
------------------------------------------------------------------------------------------------------------------------------------
13.750%      CLASS B        $ 16,562,000             ___%           Aa1/AA+          1.250%                   9.86         118-118
------------------------------------------------------------------------------------------------------------------------------------
12.500%      CLASS C        $ 16,562,000             ___%           Aa2/AA           1.250%                   9.89         118-119
------------------------------------------------------------------------------------------------------------------------------------
11.500%      CLASS D        $ 13,250,000             ___%           Aa3/AA-          1.000%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
10.000%      CLASS E        $ 19,875,000             ___%           A1/A+            1.500%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
9.000%       CLASS F        $ 13,250,000             ___%           A2/A             1.000%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
7.750%       CLASS G        $ 16,562,000             ___%           A3/A-            1.250%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
6.500%       CLASS H        $ 16,562,000             ___%          Baa1/BBB+         1.250%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
5.625%       CLASS J        $ 11,594,000             ___%          Baa2/BBB          0.875%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
3.875%       CLASS K        $ 23,187,000             ___%          Baa3/BBB-         1.750%                   9.95         119-119
------------------------------------------------------------------------------------------------------------------------------------
__________   CLASSES L-S       _______            _________        ________         ________                ________       _______
------------------------------------------------------------------------------------------------------------------------------------
__________   CLASS X-1         _______            _________        Aaa/AAA          ________                ________       _______
------------------------------------------------------------------------------------------------------------------------------------
__________   CLASS X-2         _______            _________        Aaa/AAA          ________                ________       _______
------------------------------------------------------------------------------------------------------------------------------------

o The notional amount of the Class X-1 Certificates initially will be $1,324,982,421 and the notional amount of the Class X-2 Certificates initially will be $1,258,818,000.

o The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o The Class X-1 Certificates and the Class X-2 Certificates (together, the "Class X Certificates") and the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates are not offered pursuant to this prospectus supplement.

o The pass-through rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class B, Class C, Class D, Class E, Class F and Class G Certificates will accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; (iii) payment in full on the "anticipated repayment date" or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o Each Class X Certificate is an investment unit consisting of multiple REMIC regular interests.

o Each Class S Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having a hyperamortization feature.

o The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.
     Offered certificates. Certificates not offered pursuant to this prospectus supplement.

     [  ] Offered certificates            [  ] Certificates not offered pursuant
                                               to this prospectus supplement.

                         SUMMARY OF PROSPECTUS SUPPLEMENT

         This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL...................................  Your certificates (along with the privately offered certificates) will
                                            represent beneficial interests in a
                                            trust created by us on the closing
                                            date. All payments to you will come
                                            only from the amounts received in
                                            connection with the assets of the
                                            trust. The trust's assets will
                                            primarily be 89 mortgage loans
                                            secured by first mortgage liens on
                                            120 commercial, manufactured housing
                                            community and multifamily
                                            properties.

TITLE OF CERTIFICATES.....................  Commercial Mortgage Pass-Through
                                            Certificates, Series 2004-HQ3.

MORTGAGE POOL.............................  The mortgage pool consists of 89 mortgage loans with an aggregate
                                            principal balance of all mortgage
                                            loans as of March 1, 2004, of
                                            approximately $1,324,982,421, which
                                            may vary on the closing date by up
                                            to 5%. Each mortgage loan requires
                                            scheduled payments of principal
                                            and/or interest to be made monthly.
                                            For purposes of those mortgage loans
                                            that have a due date on a date other
                                            than the first of the month, we have
                                            assumed that those mortgage loans
                                            are due on the first of the month
                                            for purposes of determining their
                                            cut-off dates and cut-off date
                                            balances.


                                            As of March 1, 2004, the balances of
                                            the mortgage loans in the mortgage
                                            pool ranged from approximately
                                            $596,094 to approximately
                                            $187,000,000 and the mortgage loans
                                            had an approximate average balance
                                            of $14,887,443.

                           RELEVANT PARTIES AND DATES

ISSUER....................................  Morgan Stanley Capital I Trust
                                            2004-HQ3.

DEPOSITOR.................................  Morgan Stanley Capital I Inc.

MASTER SERVICER...........................  Wells Fargo Bank, National
                                            Association.

SPECIAL SERVICER..........................  GMAC Commercial Mortgage
                                            Corporation.

TRUSTEE...................................  LaSalle Bank National Association, a
                                            national banking association.

FISCAL AGENT..............................  ABN AMRO Bank N.V., a Netherlands
                                            banking corporation and indirect
                                            corporate parent of the trustee.

OPERATING ADVISER.........................  The holders of certificates representing more than 50% of the
                                            aggregate certificate balance of the
                                            most subordinate class of
                                            certificates, outstanding at any
                                            time of determination, or, if the
                                            certificate balance of that class of
                                            certificates is less than 25% of the
                                            initial certificate balance of that
                                            class, the next most subordinate
                                            class of certificates, may appoint a
                                            representative to act as operating
                                            adviser for the purposes described
                                            in this prospectus supplement. The
                                            initial operating adviser will be
                                            GMAC Institutional Advisors, LLC or
                                            one of its affiliates.

SELLER....................................  Morgan Stanley Mortgage Capital
                                            Inc., as to 89 mortgage loans,
                                            representing 100.0% of the initial
                                            outstanding pool balance.

UNDERWRITERS..............................  Morgan Stanley & Co. Incorporated,
                                            Greenwich Capital Markets, Inc. and
                                            Wachovia Capital Markets, LLC.

CUT-OFF DATE..............................  March 1, 2004. For purposes of the information contained in this
                                            prospectus supplement (including the
                                            appendices to this prospectus
                                            supplement), scheduled payments due
                                            in March 2004 with respect to
                                            mortgage loans not having payment
                                            dates on the first day of each month
                                            have been deemed received on March
                                            1, 2004, not the actual day on which
                                            such scheduled payments were due.

CLOSING DATE..............................  On or about March ___, 2004.

DISTRIBUTION DATE.........................  The 13th day of each month, or, if such 13th day is not a business day,
                                            the business day immediately
                                            following such 13th day, commencing
                                            in April 2004.

RECORD DATE...............................  With respect to each distribution date, the close of business on the
                                            last business day of the preceding
                                            calendar month.


                                            ------------------------ ------------------------------------------

EXPECTED FINAL DISTRIBUTION DATES........          Class A-1                    January 13, 2009
                                            ------------------------ ------------------------------------------

                                                   Class A-2                    July 13, 2010
                                            ------------------------ ------------------------------------------

                                                   Class A-3                    June 13, 2013
                                            ------------------------ ------------------------------------------

                                                   Class A-4                    January 13, 2014
                                            ------------------------ ------------------------------------------

                                                    Class B                     January 13, 2014
                                            ------------------------ ------------------------------------------

                                                    Class C                     February 13, 2014
                                            ------------------------ ------------------------------------------

                                                    Class D                     February 13, 2014
                                            ------------------------ ------------------------------------------

                                                    Class E                     February 13, 2014
                                            ------------------------ ------------------------------------------

                                                    Class F                     February 13, 2014
                                            ------------------------ ------------------------------------------

                                                    Class G                     February 13, 2014
                                            ------------------------ ------------------------------------------

                                            The Expected Final Distribution Date
                                            for each class of certificates is
                                            the date on which such class is
                                            expected to be paid in full,
                                            assuming no delinquencies, losses,
                                            modifications, extensions of
                                            maturity dates, repurchases or
                                            prepayments of the mortgage loans
                                            after the initial issuance of the
                                            certificates. Any mortgage loans
                                            with anticipated repayment dates are
                                            assumed to repay in full on such
                                            dates.


RATED FINAL DISTRIBUTION DATE.............  As to each class of certificates, the distribution date in January
                                            2041.

                              OFFERED CERTIFICATES

GENERAL...................................  We are offering the following ten
                                            (10) classes of our Series 2004-HQ3
                                            Commercial Mortgage Pass-Through
                                            Certificates:

                                            o   Class A-l
                                            o   Class A-2
                                            o   Class A-3
                                            o   Class A-4
                                            o   Class B
                                            o   Class C
                                            o   Class D
                                            o   Class E
                                            o   Class F
                                            o   Class G

                                            The entire series will consist of a
                                            total of twenty-five (25) classes,
                                            the following fifteen (15) of which
                                            are not being offered by this
                                            prospectus supplement and the
                                            accompanying prospectus: Class X-1,
                                            Class X-2, Class H, Class J, Class
                                            K, Class L, Class M, Class N, Class
                                            O, Class P, Class Q, Class S, Class
                                            R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE.......................  Your certificates will have the approximate aggregate initial
                                            certificate balance presented in the
                                            chart below and this balance below
                                            may vary by up to 5% on the closing
                                            date:

                                             ---------------------- --------------------------------------------------

                                                   Class A-1                 $113,860,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-2                 $319,750,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-3                 $145,475,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                   Class A-4                 $547,150,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class B                  $ 16,562,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class C                  $ 16,562,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class D                  $ 13,250,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class E                  $ 19,875,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class F                  $ 13,250,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                                    Class G                  $ 16,562,000 Certificate Balance
                                             ---------------------- --------------------------------------------------

                                            The certificate balance at any time
                                            is the maximum amount of principal
                                            distributable to a class and is
                                            subject to adjustment on each
                                            distribution
                                            date to reflect any reductions
                                            resulting from distributions of
                                            principal to that class or any
                                            allocations of losses to the
                                            certificate balance of that class.


                                            The Class X-1 Certificates and the
                                            Class X-2 Certificates, which are
                                            private certificates, will not have
                                            certificate balances; each such
                                            class of certificates will instead
                                            represent the right to receive
                                            distributions of interest accrued as
                                            described herein on a notional
                                            amount. The notional amount of the
                                            Class X-1 Certificates will be equal
                                            to the aggregate of the certificate
                                            balances of the classes of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time.

                                            The notional amount of the Class X-2
                                            Certificates will equal:

                                            o during the period from the closing
                                              date through and including the
                                              distribution date occurring in
                                              September 2005, the sum of (a) the
                                              lesser of $79,164,000 and the
                                              certificate balance of the Class
                                              A-1 Certificates outstanding from
                                              time to time and (b) the aggregate
                                              of the certificate balances of the
                                              Class A-2, Class A-3, Class A-4,
                                              Class B, Class C, Class D, Class
                                              E, Class F, Class G, Class H,
                                              Class J, Class K, Class L, Class M
                                              and Class N Certificates
                                              outstanding from time to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2005 through and
                                              including the distribution date
                                              occurring September 2006, the sum
                                              of (a) the lesser of $19,073,000
                                              and the certificate balance of the
                                              Class A-1 Certificates outstanding
                                              from time to time, (b) the
                                              aggregate of the certificate
                                              balances of the Class A-2, Class
                                              A-3, Class A-4, Class B, Class C,
                                              Class D, Class E, Class F, Class
                                              G, Class H, Class J, Class K and
                                              Class L Certificates outstanding
                                              from time to time and (c) the
                                              lesser of $5,970,000 and the
                                              certificate balance of the Class M
                                              Certificates outstanding from time
                                              to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2006 through and
                                              including the distribution date
                                              occurring in September 2007, the
                                              sum of (a) the lesser of
                                              $280,942,000 and the certificate
                                              balance of the Class A-2
                                              Certificates outstanding from time
                                              to time, (b) the aggregate of the
                                              certificate balances of the Class
                                              A-3, Class A-4, Class B, Class C,
                                              Class D, Class E, Class F, Class
                                              G, Class H and Class J
                                              Certificates outstanding from time
                                              to time and (c) the lesser of
                                              $10,640,000 and the certificate
                                              balance of the Class K
                                              Certificates outstanding from time
                                              to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2007 through and
                                              including the distribution date
                                              occurring in September 2008, the
                                              sum of (a) the lesser of
                                              $179,818,000 and the certificate
                                              balance of the Class A-2
                                              Certificates outstanding from time
                                              to time, (b) the aggregate of the
                                              certificate balances of the Class
                                              A-3, Class A-4, Class B, Class C,
                                              Class D, Class E, Class F and
                                              Class G Certificates outstanding
                                              from time to time and (c) the
                                              lesser of $15,751,000 and the
                                              certificate balance of the Class H
                                              Certificates outstanding from time
                                              to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2008 through and
                                              including the distribution date
                                              occurring in September 2009, the
                                              sum of (a) the lesser of
                                              $67,439,000 and the certificate
                                              balance of the Class A-2
                                              Certificates outstanding from time
                                              to time, (b) the certificate
                                              balance of the Class A-3, Class
                                              A-4, Class B, Class C, Class D,
                                              Class E and Class F Certificates
                                              outstanding from time to time and
                                              (c) the lesser of $12,178,000 and
                                              the certificate balance of the
                                              Class G Certificates outstanding
                                              from time to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2009 through and
                                              including the distribution date
                                              occurring in September 2010, the
                                              sum of (a) the lesser of
                                              $529,783,000 and the certificate
                                              balance of the Class A-4
                                              Certificates outstanding from time
                                              to time, (b) the certificate
                                              balance of the Class B, Class C,
                                              Class D and Class E Certificates
                                              outstanding from time to time and
                                              (c) the lesser of $7,966,000 and
                                              the certificate balance of the
                                              Class F Certificates outstanding
                                              from time to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2010 through and
                                              including the distribution date
                                              occurring in September 2011, the
                                              sum of (a) the lesser of
                                              $493,707,000 and the certificate
                                              balance of the Class A-4
                                              Certificates outstanding from time
                                              to time, (b) the certificate
                                              balance of the Class B, Class C
                                              and Class D Certificates
                                              outstanding from time to time and
                                              (c) the lesser of $14,994,000 and
                                              the certificate balance of the
                                              Class E Certificates outstanding
                                              from time to time;

                                            o during the period following the
                                              distribution date occurring in
                                              September 2011 through and
                                              including the distribution date
                                              occurring in March 2012, the sum
                                              of (a) the lesser of $452,183,000
                                              and the certificate balance of the
                                              Class A-4 Certificates outstanding
                                              from time to time, (b) the
                                              certificate balance of the Class
                                              B, Class C and Class D
                                              Certificates outstanding from time
                                              to time and (c) the lesser of
                                              $8,984,000 and the certificate
                                              balance of the Class E
                                              Certificates outstanding from time
                                              to time; and

                                            o following the distribution date
                                              occurring in March 2012, $0.

                                            Accordingly, the notional amount of
                                            the Class X-1 Certificates will be
                                            reduced on each distribution date by
                                            any distributions of principal
                                            actually made on, and any losses
                                            actually allocated to the
                                            certificate balance of, any class of
                                            certificates (other than the Class
                                            X-1, Class X-2, Class R-I, Class
                                            R-II and Class R-III Certificates)
                                            outstanding from time to time. The
                                            notional amount of the Class X-2
                                            Certificates will be reduced on each
                                            distribution date by any
                                            distributions of principal actually
                                            made on, and any losses actually
                                            allocated to the certificate balance
                                            of any component and any class of
                                            Certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates on
                                            such distribution date, as described
                                            above. Holders of the Class X-2
                                            Certificates will not be entitled to
                                            distributions of interest at any
                                            time following the distribution date
                                            occurring in March 2012.

PASS-THROUGH RATES........................  Your certificates will accrue interest at an annual rate called a
                                            pass-through rate. The
                                            following table lists the initial
                                            pass-through rates for each class of
                                            offered certificates:

                                            ---------------------- --------------------------------------------------

                                                  Class A-1                          ___% (Fixed)
                                            ---------------------- --------------------------------------------------

                                                  Class A-2                          ___% (Fixed)
                                            ---------------------- --------------------------------------------------

                                                  Class A-3                          ___% (Fixed)
                                            ---------------------- --------------------------------------------------

                                                  Class A-4                          ___% (Fixed)
                                            ---------------------- --------------------------------------------------

                                                   Class B                            ___% (WAC)
                                            ---------------------- --------------------------------------------------

                                                   Class C                            ___% (WAC)
                                            ---------------------- --------------------------------------------------

                                                   Class D                            ___% (WAC)
                                            ---------------------- --------------------------------------------------

                                                   Class E                            ___% (WAC)
                                            ---------------------- --------------------------------------------------

                                                   Class F                            ___% (WAC)
                                            ---------------------- --------------------------------------------------

                                                   Class G                            ___% (WAC)
                                            ---------------------- --------------------------------------------------


                                            Interest on your certificates will
                                            be calculated on the basis of a
                                            360-day year consisting of twelve
                                            30-day months, also referred to in
                                            this prospectus supplement as a
                                            30/360 basis.


                                            The pass-through rates for the Class
                                            A-1, Class A-2, Class A-3 and Class
                                            A-4 Certificates presented in the
                                            table are fixed at their respective
                                            per annum rates set forth above. The
                                            Class B, Class C, Class D, Class E,
                                            Class F and Class G Certificates
                                            will, at all times, accrue interest
                                            at a per annum rate equal to either
                                            (i) a fixed rate, (ii) a fixed rate
                                            subject to a cap equal to the
                                            weighted average net mortgage rate
                                            or (iii) a rate equal to the
                                            weighted average net mortgage rate
                                            less a specified percentage, which
                                            percentage may be zero. The initial
                                            pass-through rates shown above for
                                            the Class B, Class C, Class D, Class
                                            E, Class F and Class G Certificates
                                            are approximate.


                                            The weighted average net mortgage
                                            rate for a particular distribution
                                            date is a weighted average of the
                                            interest rates on the mortgage loans
                                            minus a weighted average annual
                                            administrative cost rate, which
                                            includes the master servicing fee
                                            rate, any excess servicing fee rate,
                                            the primary servicing fee rate, and
                                            the trustee fee rate. The relevant
                                            weighting is based upon the
                                            respective principal balances of the
                                            mortgage loans as in effect
                                            immediately prior to the relevant
                                            distribution date. For purposes of
                                            calculating the weighted average net
                                            mortgage rate, the mortgage loan
                                            interest rates will not reflect any
                                            default interest rate. The mortgage
                                            loan interest rates will also be
                                            determined without regard to any
                                            loan term modifications agreed to by
                                            the special servicer or resulting
                                            from any borrower's bankruptcy or
                                            insolvency. In addition, for
                                            purposes of calculating the weighted
                                            average net mortgage rate, if a
                                            mortgage loan does not accrue
                                            interest on a 30/360 basis, its
                                            interest rate for any month will, in
                                            general, be
                                            deemed to be the rate per annum
                                            that, when calculated on a 30/360
                                            basis, will produce the amount of
                                            interest that actually accrues on
                                            that mortgage loan in that month.


                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for the
                                            initial distribution date will equal
                                            approximately ___% per annum.


                                            The pass-through rate applicable to
                                            the Class X-1 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date will equal
                                            the weighted average of the
                                            respective strip rates (the "Class
                                            X-1 Strip Rates") at which interest
                                            accrues from time to time on the
                                            respective components of the total
                                            notional amount of the Class X-1
                                            Certificates outstanding immediately
                                            prior to the related distribution
                                            date (weighted on the basis of the
                                            respective balances of such
                                            components outstanding immediately
                                            prior to such distribution date).
                                            Each of those components will be
                                            comprised of all or a designated
                                            portion of the certificate balance
                                            of one of the classes of the
                                            Principal Balance Certificates. In
                                            general, the certificate balance of
                                            each class of Principal Balance
                                            Certificates will constitute a
                                            separate component of the total
                                            notional amount of the Class X-1
                                            Certificates; provided that, if a
                                            portion, but not all, of the
                                            certificate balance of any
                                            particular class of Principal
                                            Balance Certificates is identified
                                            under "--Certificate Balance" above
                                            as being part of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to any
                                            distribution date, then that
                                            identified portion of such
                                            certificate balance will also
                                            represent one or more separate
                                            components of the total notional
                                            amount of the Class X-1 Certificates
                                            for purposes of calculating the
                                            accrual of interest for the related
                                            distribution date, and the remaining
                                            portion of such certificate balance
                                            will represent one or more other
                                            separate components of the Class X-1
                                            Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before March 2012 on any
                                            particular component of the total
                                            notional amount of the Class X-1
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-1 Strip Rate will
                                            be calculated as follows:

                                            o if such particular component
                                              consists of the entire certificate
                                              balance (or a designated portion
                                              of that certificate balance) of
                                              any class of Principal Balance
                                              Certificates, and if such entire
                                              certificate balance (or that
                                              designated portion) also
                                              constitutes a component of the
                                              total notional amount of the
                                              Class X-2 Certificates
                                              immediately prior to the related
                                              distribution date, then the
                                              applicable Class X-1 Strip Rate
                                              will equal the excess, if any, of
                                              (a) the weighted average net
                                              mortgage rate for such
                                              distribution date, over (b)
                                              the greater of (i) the rate per
                                              annum corresponding to such
                                              distribution date as set forth on
                                              Schedule A attached to this
                                              prospectus supplement and (ii) the
                                              pass-through rate for such
                                              distribution date for such class
                                              of Principal Balance Certificates;
                                              and

                                            o if such particular component
                                              consists of the entire certificate
                                              balance (or a designated portion
                                              of that certificate balance) of
                                              any class of Principal Balance
                                              Certificates, and if such entire
                                              certificate balance (or that
                                              designated portion) does not also
                                              constitute a component of the
                                              total notional amount of the Class
                                              X-2

                                              Certificates immediately prior to
                                              the related distribution date,
                                              then the applicable Class X-1
                                              Strip Rate will equal the excess,
                                              if any, of (a) the weighted
                                              average net mortgage rate for such
                                              distribution date, over (b) the
                                              pass-through rate for such
                                              distribution date for such class
                                              of Principal Balance Certificates.

                                            For any distribution date occurring
                                            after March 2012, the certificate
                                            balance of each class of Principal
                                            Balance Certificates will constitute
                                            a separate component of the total
                                            notional amount of the Class X-1
                                            Certificates, and the applicable
                                            Class X-1 Strip Rate with respect to
                                            each such component for each such
                                            distribution date will equal the
                                            excess, if any, of (a) the weighted
                                            average net mortgage rate for such
                                            distribution date, over (b) the
                                            pass-through rate for such
                                            distribution date for such class of
                                            Principal Balance Certificates.
                                            Under no circumstances will any
                                            Class X-1 Strip Rate be less than
                                            zero.

                                            The pass-through rate applicable to
                                            the Class X-2 Certificates for the
                                            initial distribution date will equal
                                            approximately ___% per annum. The
                                            pass-through rate applicable to the
                                            Class X-2 Certificates for each
                                            distribution date subsequent to the
                                            initial distribution date and on or
                                            before the distribution date in
                                            March 2012 will equal the weighted
                                            average of the respective strip
                                            rates (the "Class X-2 Strip Rates")
                                            at which interest accrues from time
                                            to time on the respective components
                                            of the total notional amount of the
                                            Class X-2 Certificates outstanding
                                            immediately prior to the related
                                            distribution date (weighted on the
                                            basis of the respective balances of
                                            such components outstanding
                                            immediately prior to such
                                            distribution date). Each of those
                                            components will be comprised of all
                                            or a designated portion of the
                                            certificate balance of a specified
                                            class of Principal Balance
                                            Certificates. If all or a designated
                                            portion of the certificate balance
                                            of any class of Principal Balance
                                            Certificates is identified under
                                            "--Certificate Balance" above as
                                            being part of the total notional
                                            amount of the Class X-2 Certificates
                                            immediately prior to any
                                            distribution date, then that
                                            certificate balance (or designated
                                            portion of it) will represent one or
                                            more separate components of the
                                            total notional amount of the Class
                                            X-2 Certificates for purposes of
                                            calculating the accrual of interest
                                            for the related distribution date.
                                            For any distribution date occurring
                                            in or before March 2012, on any
                                            particular component of the total
                                            notional amount of the Class X-2
                                            Certificates immediately prior to
                                            the related distribution date, the
                                            applicable Class X-2 Strip Rate will
                                            equal the excess, if any, of:

                                            o the lesser of (a) the rate per
                                              annum corresponding to such
                                              distribution date as set forth on
                                              Schedule A attached to this
                                              prospectus supplement and (b) the
                                              weighted average net mortgage rate
                                              for such distribution date, over

                                            o the pass-through rate for such
                                              distribution date for the class of
                                              Principal Balance Certificates
                                              whose certificate balance, or a
                                              designated portion of it,
                                              comprises such component.

                                            Under no circumstances will any
                                            Class X-2 Strip Rate be less than
                                            zero.

                                            The Pass-Through Rate applicable to
                                            the Class H, Class J and Class K
                                            Certificates will, at all times,
                                            accrue interest at a per annum rate
                                            equal
                                            to either (i) a fixed rate, (ii)
                                            a fixed rate subject to a cap
                                            equal to the weighted average net
                                            mortgage rate or (iii) a rate equal
                                            to the weighted average net mortgage
                                            rate less a specified percentage,
                                            which percentage may be zero. The
                                            pass-through rate applicable to the
                                            Class L, Class M, Class N, Class O,
                                            Class P, Class Q and Class S
                                            Certificates will, at all times, be
                                            a per annum rate equal to the lesser
                                            of ___% and the weighted average net
                                            mortgage rate.

DISTRIBUTIONS


     A.  AMOUNT AND ORDER
            OF DISTRIBUTIONS..............  On each distribution date, funds available for distribution from the
                                            mortgage loans, net of specified
                                            trust expenses, including all
                                            servicing fees, trustee fees and
                                            related compensation, will be
                                            distributed in the following amounts
                                            and priority:


                                                   Step l/Class A and Class X:
                                            To interest on Classes A-1, A-2,
                                            A-3, A-4, X-1 and X-2, pro rata, in
                                            accordance with their interest
                                            entitlements.


                                                   Step 2/Class A: To the extent
                                            of amounts then required to be
                                            distributed as principal, (i) first,
                                            to the Class A-1 Certificates, until
                                            the Class A-1 Certificates are
                                            reduced to zero, (ii) second, to the
                                            Class A-2 Certificates, until the
                                            Class A-2 Certificates are reduced
                                            to zero, (iii) third, to the Class
                                            A-3 Certificates, until the Class
                                            A-3 Certificates are reduced to zero
                                            and (iv) fourth, to the Class A-4
                                            Certificates, until the Class A-4
                                            Certificates are reduced to zero. If
                                            the principal amount of each class
                                            of certificates other than Classes
                                            A-1, A-2, A-3 and A-4 has been
                                            reduced to zero as a result of
                                            losses on the mortgage loans or an
                                            appraisal reduction, principal will
                                            be distributed to Classes A-1, A-2,
                                            A-3 and A-4, pro rata.


                                                   Step 3/Class A and Class X:
                                            To reimburse Classes A-1, A-2, A-3
                                            and A-4 and, in respect of interest
                                            only, Classes X-1 and X-2, pro rata,
                                            for any previously unreimbursed
                                            losses on the mortgage loans that
                                            were previously borne by those
                                            classes, together with interest at
                                            the applicable pass-through rate.


                                                   Step 4/Class B: To Class B as
                                            follows: (a) to interest on Class B
                                            in the amount of its interest
                                            entitlement; (b) to the extent of
                                            amounts required to be distributed
                                            as principal, to principal on Class
                                            B in the amount of its principal
                                            entitlement until its principal
                                            balance is reduced to zero; and (c)
                                            to reimburse Class B for any
                                            previously unreimbursed losses on
                                            the mortgage loans that were
                                            previously borne by that class,
                                            together with interest at the
                                            applicable pass-through rate.


                                                   Step 5/Class C: To Class C in
                                            a manner analogous to the Class B
                                            allocations of Step 4.


                                                   Step 6/Class D: To Class D in
                                            a manner analogous to the Class B
                                            allocations of Step 4.


                                                   Step 7/Class E: To Class E in
                                            a manner analogous to the Class B
                                            allocations of Step 4.


                                                   Step 8/Class F: To Class F in
                                            a manner analogous to the Class B
                                            allocations of Step 4.


                                                   Step 9/Class G: To Class G in
                                            a manner analogous to the Class B
                                            allocations of Step 4.

                                                   Step 10/Subordinate Private
                                            Certificates: To these certificates
                                            in the amounts and order of priority
                                            described in this prospectus
                                            supplement.


                                            Each certificateholder will receive
                                            its share of distributions on its
                                            class of certificates on a pro rata
                                            basis with all other holders of
                                            certificates of the same class. See
                                            "Description of the Offered
                                            Certificates-Distributions" in this
                                            prospectus supplement.


     B.  INTEREST AND
            PRINCIPAL ENTITLEMENTS........  A description of the interest entitlement payable to each Class
                                            can be found in "Description of the
                                            Offered Certificates--Distributions"
                                            in this prospectus supplement. As
                                            described in that section, there are
                                            circumstances relating to the timing
                                            of prepayments in which your
                                            interest entitlement for a
                                            distribution date could be less than
                                            one full month's interest at the
                                            pass-through rate on your
                                            certificate's principal balance. In
                                            addition, the right of the master
                                            servicer, the special servicer, the
                                            trustee and the fiscal agent to
                                            reimbursement for payment of
                                            nonrecoverable advances will be
                                            prior to your right to receive
                                            distributions of principal or
                                            interest.


                                            The Class X Certificates will not be
                                            entitled to principal distributions.
                                            The amount of principal required to
                                            be distributed on the classes
                                            entitled to principal on a
                                            particular distribution date will,
                                            in general, be equal to:

                                            o the principal portion of all
                                              scheduled payments, other than
                                              balloon payments, to the extent
                                              received or advanced by the master
                                              servicer or other party (in
                                              accordance with the Pooling and
                                              Servicing Agreement) during the
                                              related collection period;

                                            o all principal prepayments and the
                                              principal portion of balloon
                                              payments received during the
                                              related collection period;

                                            o the principal portion of other
                                              collections on the mortgage loans
                                              received during the related
                                              collection period, such as
                                              liquidation proceeds, condemnation
                                              proceeds, insurance proceeds and
                                              income on "real estate owned"; and

                                            o the principal portion of proceeds
                                              of mortgage loan repurchases
                                              received during the related
                                              collection period,

                                            subject, however, to the adjustments
                                            described herein. See the definition
                                            of "Principal Distribution Amount"
                                            in the "Glossary of Terms."

     C.  PREPAYMENT
            PREMIUMS/YIELD MAINTENANCE
            CHARGES.......................   The manner in which any prepayment
                                             premiums and yield maintenance
                                             charges received during a
                                             particular collection period will
                                             be allocated to the Class X
                                             Certificates, on the one hand, and
                                             the classes of certificates
                                             entitled to principal, on the other
                                             hand, is described in "Description
                                             of the Offered
                                             Certificates--Distributions" in
                                             this prospectus supplement.

SUBORDINATION


     A. GENERAL..........................   The chart below describes the manner
                                            in which the rights of various
                                            classes will be senior to the rights
                                            of other classes. Entitlement to
                                            receive principal and interest
                                            (other than certain excess interest
                                            in connection with any
                                            hyperamortizing loan) on any
                                            distribution date is depicted in
                                            descending order. The manner in
                                            which mortgage loan losses
                                            (including interest other than
                                            certain excess interest in
                                            connection with any hyperamortizing
                                            loan) are allocated is depicted in
                                            ascending order.

                                            ------------------------------

                                                Class A-l, Class A-2,
                                                Class A-3, Class A-4,
                                                   Class X-1* and
                                                     Class X-2*
                                            ------------------------------


                                                       Class B
                                            ------------------------------


                                                       Class C
                                            ------------------------------


                                                       Class D
                                            ------------------------------

                                                       Class E
                                            ------------------------------

                                                       Class F
                                            ------------------------------

                                                       Class G
                                            ------------------------------

                                                     Classes H-S
                                            ------------------------------

                                            NO OTHER FORM OF CREDIT ENHANCEMENT
                                            WILL BE AVAILABLE TO YOU AS A HOLDER
                                            OF OFFERED CERTIFICATES.

                                            *Interest only certificates. No
                                            principal payments or realized loan
                                            losses in respect of principal will
                                            be allocated to the Class X-1 or
                                            Class X-2 Certificates. However, any
                                            loan losses will reduce the notional
                                            amount of the Class X-1 Certificates
                                            and loan losses allocated to any
                                            component and any class of
                                            Certificates included in the
                                            calculation of the notional amount
                                            for the Class X-2 Certificates will
                                            reduce the notional amount of the
                                            Class X-2 Certificates.

     B.  SHORTFALLS IN
            AVAILABLE FUNDS...............  Shortfalls in available funds will reduce amounts available for
                                            distribution and will be allocated
                                            in the same manner as mortgage loan
                                            losses. Among the causes of these
                                            shortfalls are the following:

                                            o shortfalls resulting from
                                              compensation which the special
                                              servicer is entitled to receive;

                                            o shortfalls resulting from interest
                                              on advances made by the master
                                              servicer, the trustee or the
                                              fiscal agent, to the extent not
                                              covered by default interest and
                                              late payment charges paid by the
                                              borrower; and

                                            o shortfalls resulting from a
                                              reduction of a mortgage loan's
                                              interest rate by a bankruptcy
                                              court or from other unanticipated,
                                              extraordinary or default-related
                                              expenses of the trust.

                                            Shortfalls in mortgage loan interest
                                            as a result of the timing of
                                            voluntary and involuntary
                                            prepayments (net of certain amounts
                                            required to be used by the master
                                            servicer to offset such shortfalls)
                                            will be allocated to each class of
                                            certificates, pro rata, in
                                            accordance with their respective
                                            interest entitlements as described
                                            herein.


                       INFORMATION ABOUT THE MORTGAGE POOL


CHARACTERISTICS OF THE MORTGAGE POOL


     A. GENERAL..........................   All numerical information in this
                                            prospectus supplement concerning the
                                            mortgage loans is approximate. All
                                            weighted average information
                                            regarding the mortgage loans
                                            reflects the weighting of the
                                            mortgage loans based upon their
                                            outstanding principal balances as of
                                            March 1, 2004. With respect to
                                            mortgage loans not having due dates
                                            on the first day of each month,
                                            scheduled payments due in March 2004
                                            have been deemed received on March
                                            1, 2004.


     B. PRINCIPAL BALANCES...............   The trust's primary assets will be
                                            89 mortgage loans with an aggregate
                                            principal balance as of March 1,
                                            2004 of approximately
                                            $1,324,982,421. It is possible that
                                            the aggregate mortgage loan balance
                                            will vary by up to 5% on the closing
                                            date. As of March 1, 2004, the
                                            principal balance of the mortgage
                                            loans in the mortgage pool ranged
                                            from approximately $596,094 to
                                            approximately $187,000,000 and the
                                            mortgage loans had an approximate
                                            average balance of $14,887,443.


     C. FEE SIMPLE/LEASEHOLD.............   One hundred eight (108) mortgaged
                                            properties, securing mortgage loans
                                            representing 86.6% of the initial
                                            outstanding pool balance, are
                                            subject to a first mortgage lien on
                                            a fee simple estate in such
                                            mortgaged properties.

                                            Three (3) mortgaged properties,
                                            securing mortgage loans representing
                                            7.5% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a fee interest in a
                                            portion of such mortgaged property
                                            and a leasehold interest in the
                                            remaining portion of such property.

                                            Nine (9) mortgaged properties,
                                            securing mortgage loans representing
                                            5.9% of the initial outstanding pool
                                            balance, are subject to a first
                                            mortgage lien on a leasehold
                                            interest in such mortgaged property.

     D. PROPERTY TYPES...................   The following table shows how the
                                            mortgage loans are secured by
                                            collateral which is distributed
                                            among different types of properties.

                                             -------------------- --------------------------------- ---------------
                                                                                                      Number of
                                                                        Percentage of Initial         Mortgaged
                                             Property Type             Outstanding Pool Balance       Properties
                                             -------------------- --------------------------------- ---------------
                                             Retail                            41.5%                      44
                                             -------------------- --------------------------------- ---------------
                                             Office                            27.7%                      37
                                             -------------------- --------------------------------- ---------------
                                             Multifamily                       10.6%                      2
                                             -------------------- --------------------------------- ---------------
                                             Industrial                         4.0%                      7
                                             -------------------- --------------------------------- ---------------
                                             Hospitality                        4.0%                      1
                                             -------------------- --------------------------------- ---------------
                                             Manufactured                        3.9%                     7
                                             Housing Community
                                             -------------------- --------------------------------- ---------------
                                             Other                              3.3%                      3
                                             -------------------- --------------------------------- ---------------
                                             Self Storage                        2.6%                     14
                                             -------------------- --------------------------------- ---------------
                                             Mixed Use                          2.4%                      5
                                             -------------------- --------------------------------- ---------------

     E. PROPERTY LOCATION................   The number of mortgaged properties,
                                            and the approximate percentage of
                                            the aggregate principal balance of
                                            the mortgage loans secured by
                                            mortgaged properties located in the
                                            geographic areas with the highest
                                            concentrations of mortgaged
                                            properties, are as described in the
                                            table below:

                                            --------------------------- -------------------------------- -------------
                                                                                                           Number of
                                                                             Percentage of Initial         Mortgaged
                                            Geographic Areas                Outstanding Pool Balance       Properties
                                            --------------------------- -------------------------------- -------------
                                            California                               20.2%                    22
                                            --------------------------- -------------------------------- -------------
                                               Southern                              18.1%                    19
                                            --------------------------- -------------------------------- -------------
                                               Northern                               2.1%                    3
                                            --------------------------- -------------------------------- -------------
                                            Maryland                                 15.1%                    5
                                            --------------------------- -------------------------------- -------------
                                            Washington                                8.6%                    3
                                            --------------------------- -------------------------------- -------------
                                            Virginia                                  6.7%                    8
                                            --------------------------- -------------------------------- -------------
                                            Texas                                     6.2%                    6
                                            --------------------------- -------------------------------- -------------
                                            Pennsylvania                              5.6%                    16
                                            --------------------------- -------------------------------- -------------
                                            Florida                                   5.4%                    6
                                            --------------------------- -------------------------------- -------------

                                            The remaining mortgaged properties
                                            are located throughout 20 other
                                            states and the District of Columbia.
                                            None of these states has a
                                            concentration of mortgaged
                                            properties that represents security
                                            for more than 5.2% of the aggregate
                                            principal balance of the mortgage
                                            loans, as of March 1, 2004.

     F.  OTHER MORTGAGE
            LOAN FEATURES.................  As of March 1, 2004, the mortgage loans had the following
                                            characteristics:

                                            o No scheduled payment of principal
                                              and interest on any mortgage loan
                                              was thirty days or more past due,
                                              and no mortgage loan had been
                                              thirty days or more delinquent in
                                              the past year.

                                            o Eight (8) groups of mortgage loans
                                              were made to the same borrower or
                                              to borrowers that are affiliated
                                              with one another through partial
                                              or complete direct or indirect
                                              common ownership. The three (3)
                                              largest groups represent 6.1%,
                                              4.3% and 3.9% respectively, of the
                                              initial outstanding pool balance.
                                              See Appendix II attached to this
                                              prospectus supplement.

                                            o Fourteen (14) of the mortgaged
                                              properties, securing mortgage
                                              loans representing 4.6% of the
                                              initial outstanding pool balance,
                                              are each 100% leased to a single
                                              tenant.

                                            o All of the mortgage loans bear
                                              interest at fixed rates.

                                            o Generally, fixed periodic payments
                                              on the mortgage loans are
                                              determined assuming interest is
                                              calculated on a 30/360 basis, but
                                              interest actually accrues and is
                                              applied on the mortgage loans on
                                              an actual/360 basis. Accordingly,
                                              there will be less amortization of
                                              the principal balance during the
                                              term of the mortgage loans,
                                              resulting in a higher final
                                              payment on the mortgage loans.

                                            o No mortgage loan permits negative
                                              amortization or the deferral of
                                              accrued interest (except excess
                                              interest that would accrue in the
                                              case of any hyperamortizing loan
                                              after the applicable anticipated
                                              repayment date for such loan).

     G. BALLOON LOANS/ARD LOANS.......... As of March 1, 2004, the mortgage loans had the following additional
                                          characteristics:

                                            o Eighty-nine (89) of the mortgage
                                              loans, representing 100% of the
                                              initial outstanding pool balance,
                                              are "balloon loans." Three (3) of
                                              these mortgage loans, representing
                                              11.3% of the initial outstanding
                                              pool balance, are ARD Loans. For
                                              purposes of this prospectus
                                              supplement, we consider a mortgage
                                              loan to be a "balloon loan" if its
                                              principal balance is not scheduled
                                              to be fully or substantially
                                              amortized by the loan's maturity
                                              date or anticipated repayment
                                              date, as applicable.


     H.  INTEREST ONLY LOANS..............  As of March 1, 2004, the mortgage loans had the following additional
                                            characteristics:

                                            o Five (5) mortgage loans,
                                              representing 23.6% of the initial
                                              outstanding pool balance, provide
                                              for monthly payments of interest
                                              only for their entire respective
                                              terms.

                                            o Thirteen (13) mortgage loans,
                                              representing 29.1% of the initial
                                              outstanding pool balance, provide
                                              for monthly payments of interest
                                              only for a portion of their
                                              respective terms and then provide
                                              for the monthly payment of
                                              principal and interest over their
                                              respective remaining terms.

     I.  PREPAYMENT/DEFEASANCE
            PROVISIONS....................   As of March 1, 2004, all of the
                                             mortgage loans restricted voluntary
                                             principal prepayments as follows:

                                            o Eighty-two (82) mortgage loans,
                                              representing 90.7% of the initial
                                              outstanding pool balance, prohibit
                                              voluntary principal prepayments
                                              for a period ending on a date
                                              determined by the related mortgage
                                              note (which may be the maturity
                                              date), which period is referred to
                                              in this prospectus supplement as a
                                              lock-out period, but permit the
                                              related borrower, after an initial
                                              period of at least two years
                                              following the date of issuance of
                                              the certificates (or, in the case
                                              of Mortgage Loan No. 22 (the
                                              "International Plaza Pari Passu
                                              Loan"), February 8, 2006), to
                                              defease the loan by pledging
                                              direct, non-callable United States
                                              Treasury obligations and obtaining
                                              the release of the mortgaged
                                              property from the lien of the
                                              mortgage.

                                            o One (1) mortgage loan,
                                              representing 4.0% of the initial
                                              outstanding pool balance,
                                              prohibits voluntary principal
                                              prepayments during a lock-out
                                              period, and following the lock-out
                                              period provides for a prepayment
                                              premium or yield maintenance
                                              charge calculated on the basis of
                                              the greater of a yield maintenance
                                              formula and 1% of the amount
                                              prepaid.

                                            o One (1) mortgage loan,
                                              representing 2.8% of the initial
                                              outstanding pool balance,
                                              prohibits voluntary principal
                                              prepayments during a lock-out
                                              period, and following the lock-out
                                              period provides for a prepayment
                                              premium or yield maintenance
                                              charge calculated on the basis of
                                              a yield maintenance formula, and
                                              after the yield maintenance period
                                              permits the related borrower to
                                              defease the loan by pledging
                                              direct, non-callable United States
                                              Treasury obligations and obtaining
                                              the release of the mortgaged
                                              property from the lien of the
                                              mortgage.

                                            o One (1) mortgage loan,
                                              representing 1.1% of the initial
                                              outstanding pool balance,
                                              prohibits voluntary principal
                                              prepayments during a lock-out
                                              period, and following the lock-out
                                              period provides for a prepayment
                                              premium or yield maintenance
                                              charge calculated on the basis of
                                              the greater of a yield maintenance
                                              formula and 1% of the amount
                                              prepaid, and also permits the
                                              related borrower, after an initial
                                              period of at least two years
                                              following the date of the issuance
                                              of the certificates, to defease
                                              the loan by pledging direct,
                                              non-callable United States
                                              Treasury obligations and obtaining
                                              the release of the mortgaged
                                              property from the lien of the
                                              mortgage.

                                            o Two (2) mortgage loans,
                                              representing 0.8% of the initial
                                              outstanding pool balance, prohibit
                                              voluntary principal prepayments
                                              during a lock-out period, and
                                              following the lock-out period
                                              provide for a prepayment premium
                                              or yield maintenance charge
                                              calculated on the basis of a yield
                                              maintenance formula.

                                            o One (1) mortgage loan,
                                              representing 0.4% of the initial
                                              outstanding pool balance,
                                              prohibits voluntary principal
                                              prepayments during a lock-out
                                              period, and following the lock-out
                                              period provides for a prepayment
                                              premium that, beginning five years
                                              from the date of the loan, is
                                              equal to 5% of the amount prepaid
                                              and decreases by 1% each
                                              succeeding year.

                                            o One (1) mortgage loan,
                                              representing 0.3% of the initial
                                              outstanding pool balance, has no
                                              lockout period and the loan
                                              permits voluntary principal
                                              prepayments at any time if
                                              accompanied by a prepayment
                                              premium or yield maintenance
                                              charge calculated on the basis of
                                              a yield maintenance formula.

                                            With respect to the prepayment and
                                            defeasance provisions set forth
                                            above, certain of the mortgage loans
                                            also include provisions described
                                            below:

                                            o Seventeen (17) mortgage loans,
                                              representing 22.9% of the initial
                                              outstanding pool balance, permit
                                              the release of a mortgaged
                                              property from the lien of the
                                              mortgage, if there is a defeasance
                                              of a portion of the mortgage loan
                                              in connection with such release.

                                            o With respect to Mortgage Loan Nos.
                                              36-38 and 48-51 (Pacific Medical
                                              Portfolio 1 Loan and Pacific
                                              Medical Portfolio 3 Loan,
                                              respectively), which represent
                                              2.6% of the initial outstanding
                                              pool balance, if Catholic
                                              Healthcare West ("CHW") elects to
                                              close a hospital directly
                                              affiliated with the subject
                                              mortgaged property at any time
                                              during the loan term, (i) CHW may
                                              assume the loan, subject to
                                              certain conditions or (ii) the
                                              borrower may repay the loan
                                              subject to a yield maintenance
                                              charge, with all related penalties
                                              and fees paid by CHW. In either
                                              case, collateral will be released
                                              from the cross-collateralization
                                              at par, subject to the conditions
                                              above.

                                            o Notwithstanding the above, the
                                              mortgage loans generally provide
                                              that the related borrower may
                                              prepay the mortgage loan without
                                              premium or defeasance requirements
                                              commencing one (1) to seven (7)
                                              payment dates prior to and
                                              including the maturity date or
                                              anticipated repayment date.

                                            See Appendix II attached to this
                                            prospectus supplement for specific
                                            yield maintenance provisions with
                                            respect to the prepayment and
                                            defeasance provisions set forth
                                            above.

     J.  MORTGAGE LOAN RANGES
            AND WEIGHTED AVERAGES.........  As of March 1, 2004, the mortgage loans had the following additional
                                            characteristics:

           I.   MORTGAGE INTEREST
                RATES Mortgage interest rates ranging from 4.205% per annum to 7.900% per annum, and a weighted average mortgage interest rate of 5.677% per annum;


           II.  REMAINING TERMS             Remaining terms to scheduled
                                            maturity ranging from 46 months to
                                            140 months, and a weighted average
                                            remaining term to scheduled maturity
                                            of 102 months;


            III.REMAINING
                AMORTIZATION TERMS          Remaining amortization terms
                                            (excluding loans which provide for
                                            interest only payments for the
                                            entire loan term) ranging from 191
                                            months to 360 months, and a
                                            weighted average remaining
                                            amortization term of 342 months;


           IV. LOAN-TO-VALUE RATIOS         Loan-to-value ratios ranging from
                                            48.5% to 80.0% and a weighted
                                            average loan-to-value ratio,
                                            calculated as described in this
                                            prospectus supplement, of 67.1%; and

            V.  DEBT SERVICE
                COVERAGE RATIOS Debt service coverage ratios, determined according to the methodology presented in this prospectus supplement, ranging from 1.19x to 3.07x and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.89x.

ADVANCES


     A.  PRINCIPAL AND
             INTEREST ADVANCES............  Subject to a recoverability determination described in this
                                            prospectus supplement, the master
                                            servicer is required to advance
                                            delinquent monthly mortgage loan
                                            payments for the mortgage loans that
                                            are part of the trust, other than
                                            with respect to the Wells Fargo
                                            Tower Pari Passu Loan as to which
                                            the Greenwich 2003-C2 Master
                                            Servicer will be obligated to make
                                            such advances. The master servicer
                                            will not be required to advance any
                                            additional interest accrued as a
                                            result of the imposition of any
                                            default rate or any rate increase
                                            after an anticipated repayment date.
                                            The master servicer also is not
                                            required to advance prepayment or
                                            yield maintenance premiums, excess
                                            interest or balloon payments. With
                                            respect to any balloon payment, the
                                            master servicer will instead be
                                            required to advance an amount equal
                                            to the scheduled payment that would
                                            have been due if the related balloon
                                            payment had not become due. If a P&I
                                            Advance is made, the master servicer
                                            will defer rather than advance its
                                            master servicing fee, the excess
                                            servicing fee and the primary
                                            servicing fee, but will advance the
                                            trustee fee.


                                            For an REO Property, the advance
                                            will equal the scheduled payment
                                            that would have been due if the
                                            predecessor mortgage loan had
                                            remained outstanding and continued
                                            to amortize in accordance with its
                                            amortization schedule in effect
                                            immediately before the REO Property
                                            was acquired.


     B. SERVICING ADVANCES...............   Subject to a recoverability
                                            determination described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer,
                                            trustee and fiscal agent may also
                                            make servicing advances to pay
                                            delinquent real estate taxes,
                                            insurance premiums and similar
                                            expenses necessary to maintain and
                                            protect the mortgaged property, to
                                            maintain the lien on the mortgaged
                                            property or to enforce the mortgage
                                            loan documents, and subject to a
                                            substantially similar recoverability
                                            determination set forth in the
                                            related Non-Serviced Mortgage Loan
                                            Pooling and Servicing Agreement,
                                            each of such parties under that
                                            agreement will be required to make
                                            servicing advances of such type with
                                            respect to any Non-Serviced Mortgage
                                            Loans.


     C. INTEREST ON ADVANCES.............   All advances made by the master
                                            servicer, the special servicer, the
                                            trustee or the fiscal agent will
                                            accrue interest at a rate equal to
                                            the "prime rate" as reported in The
                                            Wall Street Journal.


     D. BACK-UP ADVANCES.................   Pursuant to the requirements of the
                                            Pooling and Servicing Agreement, if
                                            the master servicer fails to make a
                                            required advance, the trustee will
                                            be required to make the advance, and
                                            if the trustee fails to make a
                                            required advance, the fiscal agent
                                            will be required to make the
                                            advance, each subject to the same
                                            limitations, and with the same
                                            rights of the master servicer.

     E. RECOVERABILITY...................   None of the master servicer, the
                                            special servicer, the trustee or the
                                            fiscal agent will be obligated to
                                            make any advance if it or the
                                            special servicer (or another master
                                            servicer, special servicer, trustee
                                            or fiscal
                                            agent with respect to a
                                            Non-Serviced Companion Mortgage
                                            Loan) reasonably determines that
                                            such advance would not be
                                            recoverable and the trustee and the
                                            fiscal agent may rely on any such
                                            determination made by the master
                                            servicer or the special servicer.

     F. ADVANCES DURING AN
            APPRAISAL REDUCTION EVENT.....  The occurrence of certain adverse events affecting a mortgage loan
                                            will require the special servicer to
                                            obtain a new appraisal or other
                                            valuation of the related mortgaged
                                            property. In general, if the
                                            principal amount of the mortgage
                                            loan plus all other amounts due
                                            under the mortgage loan and interest
                                            on advances made with respect to the
                                            mortgage loan exceeds 90% of the
                                            value of the mortgaged property
                                            determined by an appraisal or other
                                            valuation, an appraisal reduction
                                            may be created in the amount of the
                                            excess as described in this
                                            prospectus supplement. If there
                                            exists an appraisal reduction for
                                            any mortgage loan, the amount of
                                            interest required to be advanced on
                                            that mortgage loan will be
                                            proportionately reduced to the
                                            extent of the appraisal reduction.
                                            This will reduce the funds available
                                            to pay interest and principal on the
                                            most subordinate class or classes of
                                            certificates then outstanding.


                                            See "Description of the Offered
                                            Certificates--Advances" in this
                                            prospectus supplement.


     G.  ADVANCES IN RESPECT OF
         THE WELLS FARGO TOWER
         PARI
         PASSU LOAN.......................  The Greenwich 2003-C2 Master
                                            Servicer will be obligated to make
                                            P&I Advances on the Wells Fargo
                                            Tower Pari Passu Loan pursuant to
                                            the Greenwich 2003-C2 Pooling and
                                            Servicing Agreement as further
                                            described in this prospectus
                                            supplement.

     H.  LB-UBS 2004-C1 MASTER
         SERVICER, LB-UBS 2004-
         C1 SPECIAL SERVICER,
         GREENWICH 2003-C2
         MASTER SERVICER,
         GREENWICH 2003-C2
         SPECIAL SERVICER, 2003-
         XLF MASTER SERVICER,
         2003-XLF SPECIAL
         SERVICER
         AND OTHER NOTEHOLDERS............  The GIC Office Portfolio Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            $110,000,000 and represents 8.3% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged properties on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, the GIC Office
                                            Portfolio Companion Loans, which are
                                            not included in the trust and which
                                            have unpaid principal balances, as
                                            of the cut-off date, in the
                                            aggregate of $590,000,000. The GIC
                                            Office Portfolio Companion Loans
                                            have the same interest rate,
                                            maturity date and amortization terms
                                            as the GIC Office Portfolio Pari
                                            Passu Loan.

                                            In addition, with respect to the GIC
                                            Office Portfolio Pari Passu Loan,
                                            the mortgage on the related
                                            mortgaged properties also secures a
                                            subordinated B Note (the "GIC Office
                                            Portfolio B Note"), which had an
                                            original principal balance as of the
                                            cut-off date of $125,000,000.

                                            The GIC Office Portfolio B Note is
                                            not an asset of the trust. The GIC
                                            Office Portfolio B Note is currently
                                            owned by a third party unaffiliated
                                            with the mortgage loan seller.


                                            One of the GIC Office Portfolio
                                            Companion Loans is included in the
                                            LB-UBS Commercial Mortgage Trust
                                            2004-C1 securitization and one of
                                            the GIC Office Portfolio Companion
                                            Loans is included in the Morgan
                                            Stanley Capital I Trust 2004-TOP13
                                            securitization. In connection
                                            therewith, the GIC Office Portfolio
                                            Loan Group is serviced and
                                            administered pursuant to the LB-UBS
                                            2004-C1 Pooling and Servicing
                                            Agreement. The LB-UBS 2004-C1
                                            Pooling and Servicing Agreement
                                            provides for servicing arrangements
                                            that are similar, but not identical,
                                            to those under the Pooling and
                                            Servicing Agreement. See "Servicing
                                            of the Mortgage Loans--The GIC
                                            Office Portfolio Loan Group" in this
                                            prospectus supplement.


                                            The terms of the LB-UBS 2004-C1
                                            Pooling and Servicing Agreement
                                            provide that:

                                            o LaSalle Bank National Association,
                                              which is the trustee under the
                                              LB-UBS 2004-C1 Pooling and
                                              Servicing Agreement, will, in that
                                              capacity, be the mortgagee of
                                              record with respect to the
                                              mortgaged properties securing the
                                              GIC Office Portfolio Pari Passu
                                              Loan;

                                            o Wachovia Bank, National
                                              Association, which is the master
                                              servicer under the LB-UBS 2004-C1
                                              Pooling and Servicing Agreement,
                                              will, in that capacity, be the
                                              master servicer for the GIC Office
                                              Portfolio Pari Passu Loan, subject
                                              to replacement pursuant to the
                                              terms of the LB-UBS 2004-C1
                                              Pooling and Servicing Agreement;

                                            o Lennar Partners, Inc., which is
                                              the special servicer under the
                                              LB-UBS 2004-C1 Pooling and
                                              Servicing Agreement, will, in that
                                              capacity, be the special servicer
                                              for the GIC Office Portfolio Pari
                                              Passu Loan, subject to replacement
                                              pursuant to the terms of the
                                              LB-UBS 2004-C1 Pooling and
                                              Servicing Agreement; and

                                            o for as long as the GIC Office
                                              Portfolio Pari Passu Loan is
                                              serviced under the LB-UBS 2004-C1
                                              Pooling and Servicing Agreement
                                              and the aggregate principal amount
                                              of the GIC Office Portfolio B
                                              Note, net of any appraisal
                                              reductions and any realized
                                              losses, is equal to or greater
                                              than 27.5% of the original
                                              principal balance of the GIC
                                              Office Portfolio B Note, the
                                              holder of the GIC Office Portfolio
                                              B Note has the right to advise the
                                              LB-UBS 2004-C1 Master Servicer and
                                              the LB-UBS 2004-C1 Special
                                              Servicer with respect to, and
                                              consent to the LB-UBS 2004-C1
                                              Master Servicer's or the LB-UBS
                                              2004-C1 Special Servicer's taking,
                                              certain actions affecting all of
                                              the mortgage loans in the GIC
                                              Office Portfolio Loan Group,
                                              including the GIC Office Portfolio
                                              Pari Passu Loan, and if the holder
                                              of the GIC Office Portfolio B Note
                                              loses that right, then the
                                              operating adviser or controlling
                                              party under the LB-UBS 2004-C1
                                              securitization will acquire that
                                              right.

                                            The Wells Fargo Tower Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            $59,750,000 and represents 4.5% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged property on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, the Wells Fargo Tower
                                            Companion Loans, which are not
                                            included
                                            in the trust and which have an
                                            aggregate unpaid principal balance,
                                            as of the cut-off date, of
                                            $190,250,000.

                                            One of the Wells Fargo Tower
                                            Companion Loans is currently
                                            included in the GMAC Commercial
                                            Mortgage Securities, Inc. Series
                                            2003-C3 securitization and one is
                                            included in the Greenwich Commercial
                                            Mortgage Trust 2003-C2
                                            securitization. Two other Wells
                                            Fargo Tower Companion Loans are
                                            currently held by Greenwich Capital
                                            Financial Products, Inc. The Wells
                                            Fargo Tower Loan Group is currently
                                            being serviced and administered
                                            pursuant to the Greenwich 2003-C2
                                            Pooling and Servicing Agreement. The
                                            Greenwich 2003-C2 Pooling and
                                            Servicing Agreement provides for
                                            servicing arrangements that are
                                            similar but not identical to those
                                            under the Pooling and Servicing
                                            Agreement. In that regard:

                                            o LaSalle Bank National Association,
                                              which is the trustee under the
                                              Greenwich 2003-C2 Pooling and
                                              Servicing Agreement, will, in that
                                              capacity, be the mortgagee of
                                              record with respect to the
                                              mortgaged property securing the
                                              Wells Fargo Tower Pari Passu Loan;

                                            o Wachovia Bank, National
                                              Association, which is the master
                                              servicer under the Greenwich
                                              2003-C2 Pooling and Servicing
                                              Agreement, will, in that capacity,
                                              be the master servicer for the
                                              Wells Fargo Tower Pari Passu Loan,
                                              subject to replacement pursuant to
                                              the terms of the Greenwich 2003-C2
                                              Pooling and Servicing Agreement;
                                              and

                                            o Lennar Partners, Inc., which is
                                              the special servicer under the
                                              Greenwich 2003-C2 Pooling and
                                              Servicing Agreement, will, in that
                                              capacity, be the special servicer
                                              for the Wells Fargo Tower Pari
                                              Passu Loan, subject to replacement
                                              pursuant to the terms of the
                                              Greenwich 2003-C2 Pooling and
                                              Servicing Agreement.

                                            The International Plaza Pari Passu
                                            Loan, which, as of the cut-off date,
                                            had an unpaid principal balance of
                                            $37,366,296 and represents 2.8% of
                                            the initial outstanding pool
                                            balance, is secured by the related
                                            mortgaged property on a pari passu
                                            basis with, and pursuant to the same
                                            mortgage as, the International Plaza
                                            Companion Loans, which are not
                                            included in the trust and which have
                                            an aggregate unpaid principal
                                            balance, as of the cut-off date, of
                                            $150,927,331.

                                            One of the International Plaza
                                            Companion Loans is currently
                                            included in the Morgan Stanley
                                            Capital I Trust 2003-XLF
                                            securitization and the other is
                                            currently included in the Morgan
                                            Stanley Capital I Trust 2003-IQ5
                                            securitization. The International
                                            Plaza Loan Group is currently being
                                            serviced and administered pursuant
                                            to the 2003-XLF Pooling and
                                            Servicing Agreement. The 2003-XLF
                                            Pooling and Servicing Agreement
                                            provides for servicing arrangements
                                            that are similar but not identical
                                            to those under the Pooling and
                                            Servicing Agreement. In that regard:

                                            o Wells Fargo Bank, National
                                              Association, which is the trustee
                                              under the 2003-XLF Pooling and
                                              Servicing Agreement, will, in that
                                              capacity, be the mortgagee of
                                              record with respect to the
                                              mortgaged property securing the
                                              International Plaza Pari Passu
                                              Loan;

                                            o Midland Loan Services, Inc., which
                                              is the master servicer under the
                                              2003-XLF Pooling and Servicing
                                              Agreement, will, in that capacity,
                                              be the master servicer for the
                                              International Plaza Pari Passu
                                              Loan, subject to replacement
                                              pursuant to the terms of the
                                              2003-XLF Pooling and Servicing
                                              Agreement; and

                                            o Midland Loan Services, Inc., which
                                              is the special servicer under the
                                              2003-XLF Pooling and Servicing
                                              Agreement, will, in that capacity,
                                              be the special servicer for the
                                              International Plaza Pari Passu
                                              Loan, subject to replacement
                                              pursuant to the terms of the
                                              2003-XLF Pooling and Servicing
                                              Agreement.


                                            See "Servicing of the Mortgage
                                            Loans--The GIC Office Portfolio Loan
                                            Group", "--The Wells Fargo Tower
                                            Loan Group" and "--The International
                                            Plaza Tower Loan Group" in this
                                            prospectus supplement.


                                            References in this prospectus
                                            supplement, however, to the trustee,
                                            master servicer and special servicer
                                            will mean the trustee, master
                                            servicer and special servicer,
                                            respectively, under the Pooling and
                                            Servicing Agreement unless the
                                            context clearly indicates otherwise.

                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS...................................  The certificates offered to you will not be issued unless each of the
                                            classes of certificates being
                                            offered by this prospectus
                                            supplement receives the following
                                            ratings from Moody's Investors
                                            Service, Inc. and Standard & Poor's
                                            Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc.

                                            ------------------------------------ ----------------------------------
                                                           Class                              Ratings
                                                                                            Moody's/S&P
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Classes A-1, A-2, A-3 and A-4                     Aaa/AAA
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Class B                                           Aa1/AA+
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Class C                                           Aa2/AA
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Class D                                           Aa3/AA-
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Class E                                            A1/A+
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Class F                                            A2/A
                                            ------------------------------------ ----------------------------------
                                            ------------------------------------ ----------------------------------
                                            Class G                                            A3/A-
                                            ------------------------------------ ----------------------------------

                                            A rating agency may lower or
                                            withdraw a security rating at any
                                            time.

                                            See "Ratings" in this prospectus
                                            supplement and "Rating" in the
                                            prospectus for a discussion of the
                                            basis upon which ratings are given,
                                            the limitations of and restrictions
                                            on the ratings, and the conclusions
                                            that should not be drawn from a
                                            rating.

OPTIONAL TERMINATION......................  On any distribution date on which the aggregate principal balance of
                                            the mortgage loans is less than or
                                            equal to 1% of the initial
                                            outstanding pool balance, the
                                            holders of a majority of the
                                            controlling class, the master
                                            servicer, the special servicer and
                                            any holder of a majority interest in
                                            the Class R-I Certificates, in that
                                            order of priority, will have the
                                            option to purchase all of the
                                            remaining mortgage loans, and all
                                            property acquired through exercise
                                            of remedies in respect of any
                                            mortgage loan, at the price
                                            specified in this prospectus
                                            supplement. Exercise of this option
                                            would terminate the trust and retire
                                            the then outstanding certificates at
                                            par plus accrued interest.


DENOMINATIONS.............................  The Class A-1, Class A-2, Class A-3
                                            and Class A-4 Certificates will be
                                            offered in minimum denominations of
                                            $25,000. The remaining offered
                                            certificates will be offered in
                                            minimum denominations of $100,000.
                                            Investments in excess of the minimum
                                            denominations may be made in
                                            multiples of $1.


REGISTRATION, CLEARANCE
   AND SETTLEMENT.........................  Your certificates will be registered in the name of Cede & Co., as
                                            nominee of The Depository Trust
                                            Company, and will not be registered
                                            in your name. You will not receive a
                                            definitive certificate representing
                                            your ownership interest, except in
                                            very limited circumstances described
                                            in this prospectus supplement. As a
                                            result, you will hold your
                                            certificates only in book-entry form
                                            and will not be a certificateholder
                                            of record. You will receive
                                            distributions on your certificates
                                            and reports relating to
                                            distributions only through The
                                            Depository Trust Company,
                                            Clearstream Bank or Euroclear Bank,
                                            as operator of the

                                            Euroclear system, or through
                                            participants in The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank.


                                            You may hold your certificates
                                            through:

                                            o The Depository Trust Company in
                                              the United States; or

                                            o Clearstream Bank or Euroclear Bank
                                              in Europe.

                                            Transfers within The Depository
                                            Trust Company, Clearstream Bank or
                                            Euroclear Bank will be made in
                                            accordance with the usual rules and
                                            operating procedures of those
                                            systems. Cross-market transfers
                                            between persons holding directly
                                            through The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank will be effected in
                                            The Depository Trust Company through
                                            the relevant depositories of
                                            Clearstream Bank or Euroclear Bank.


                                            We may elect to terminate the
                                            book-entry system through The
                                            Depository Trust Company with
                                            respect to all or any portion of any
                                            class of the certificates offered to
                                            you.


                                            We expect that the certificates
                                            offered to you will be delivered in
                                            book-entry form through the
                                            facilities of The Depository Trust
                                            Company, Clearstream Bank or
                                            Euroclear Bank on or about the
                                            closing date.


TAX STATUS................................  Elections will be made to treat designated portions of the trust as
                                            four separate "real estate mortgage
                                            investment conduits"--REMIC I, REMIC
                                            II, REMIC III and the International
                                            Plaza Pari Passu Loan REMIC--for
                                            federal income tax purposes. In the
                                            opinion of counsel, each such
                                            designated portion of the trust will
                                            qualify for this treatment and each
                                            class of offered certificates will
                                            evidence "regular interests" in
                                            REMIC III. The portion of the trust
                                            consisting of the right to excess
                                            interest (above the amount of
                                            interest that would have accrued on
                                            an ARD Loan if the interest rate did
                                            not increase as a result of the ARD
                                            Loan not paying off on its
                                            anticipated repayment date) and the
                                            related sub-accounts will be treated
                                            as a grantor trust for federal
                                            income tax purposes.


                                            Pertinent federal income tax
                                            consequences of an investment in the
                                            offered certificates include:

                                            o The regular interests will be
                                              treated as newly originated debt
                                              instruments for federal income tax
                                              purposes.

                                            o Beneficial owners of offered
                                              certificates will be required to
                                              report income on the certificates
                                              in accordance with the accrual
                                              method of accounting.

                                            o We anticipate that the offered
                                              certificates will not be issued
                                              with original issue discount.

                                            See "Material Federal Income Tax
                                            Consequences" in this prospectus
                                            supplement.

CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974............  Subject to the satisfaction of important conditions described under
                                            "ERISA Considerations" in this
                                            prospectus supplement and in the
                                            accompanying prospectus, the offered
                                            certificates may be purchased by
                                            persons investing assets of employee
                                            benefit plans or individual
                                            retirement accounts.

LEGAL INVESTMENTS.........................  The offered certificates will not constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.


                                            For purposes of any applicable legal
                                            investment restrictions, regulatory
                                            capital requirements or other
                                            similar purposes, neither the
                                            prospectus nor this prospectus
                                            supplement makes any representation
                                            to you regarding the proper
                                            characterization of the certificates
                                            offered by this prospectus
                                            supplement. Regulated entities
                                            should consult their own advisors
                                            regarding these matters.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

         You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

         The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE LOANS           Payments under the mortgage loans
                                            are not insured or guaranteed by any
                                            governmental entity or mortgage
                                            insurer. Accordingly, the sources
                                            for repayment of your certificates
                                            are limited to amounts due with
                                            respect to the mortgage loans.

                                            You should consider all of the
                                            mortgage loans to be nonrecourse
                                            loans. Even in those cases where
                                            recourse to a borrower or guarantor
                                            is permitted under the related loan
                                            documents, we have not necessarily
                                            undertaken an evaluation of the
                                            financial condition of any of these
                                            persons. If a default occurs, the
                                            lender's remedies generally are
                                            limited to foreclosing against the
                                            specific properties and other assets
                                            that have been pledged to secure the
                                            loan. Such remedies may be
                                            insufficient to provide a full
                                            return on your investment. Payment
                                            of amounts due under a mortgage loan
                                            prior to its maturity or anticipated
                                            repayment date is dependent
                                            primarily on the sufficiency of the
                                            net operating income of the related
                                            mortgaged property. Payment of those
                                            mortgage loans that are balloon
                                            loans at maturity or on its
                                            anticipated repayment date is
                                            primarily dependent upon the
                                            borrower's ability to sell or
                                            refinance the property for an amount
                                            sufficient to repay the loan.

                                            In limited circumstances, the
                                            mortgage loan seller may be
                                            obligated to repurchase or replace a
                                            mortgage loan that it sold to the
                                            Depositor if the seller's
                                            representations and warranties
                                            concerning that mortgage loan are
                                            materially breached or if there are
                                            material defects in the
                                            documentation for that mortgage
                                            loan. However, there can be no
                                            assurance that the mortgage loan
                                            seller will be in a financial
                                            position to effect a repurchase or
                                            substitution. The representations
                                            and warranties address the
                                            characteristics of the mortgage
                                            loans and mortgaged properties as of
                                            the date of issuance of the
                                            certificates. They do not relieve
                                            you or the trust of the risk of
                                            defaults and losses on the mortgage
                                            loans.

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES                The mortgage loans are secured by
                                            various types of income-producing
                                            commercial, multifamily and
                                            manufactured housing community
                                            properties. Commercial lending is
                                            generally thought to expose a lender
                                            to greater risk than one-to-four
                                            family residential lending because,
                                            among other things, it typically
                                            involves larger loans.

                                            Eighty-seven (87) mortgage loans,
                                            representing 94.2% of the initial
                                            outstanding pool balance, were
                                            originated within twelve (12) months
                                            prior to the cut-off date.
                                            Consequently, these mortgage loans
                                            do not have a long-standing payment
                                            history.

                                            The repayment of a commercial
                                            mortgage loan is typically dependent
                                            upon the ability of the applicable
                                            property to produce cash flow. Even
                                            the liquidation value of a
                                            commercial property is determined,
                                            in substantial part, by the amount
                                            of the property's cash flow (or its
                                            potential to generate cash flow).
                                            However, net operating income and
                                            cash flow can be volatile and may be
                                            insufficient to cover debt service
                                            on the loan at any given time.

                                            The net operating income, cash flow
                                            and property value of the mortgaged
                                            properties may be adversely affected
                                            by any one or more of the following
                                            factors:

                                            o the age, design and construction
                                              quality of the property;

                                            o the lack of any operating history
                                              in the case of a newly built or
                                              renovated mortgaged property;

                                            o perceptions regarding the safety,
                                              convenience and attractiveness of
                                              the property;

                                            o the proximity and attractiveness
                                              of competing properties;

                                            o the inadequacy of the property's
                                              management and maintenance;

                                            o increases in operating expenses
                                              (including common area maintenance
                                              charges) at the property and in
                                              relation to competing properties;

                                            o an increase in the capital
                                              expenditures needed to maintain
                                              the property or make improvements;

                                            o the dependence upon a single
                                              tenant, or a concentration of
                                              tenants in a particular business
                                              or industry;

                                            o a decline in the financial
                                              condition of a major tenant;

                                            o an increase in vacancy rates; and

                                            o a decline in rental rates as
                                              leases are renewed or entered into
                                              with new tenants.

                                            Other factors are more general in
                                            nature, such as:

                                            o national, regional or local
                                              economic conditions (including
                                              plant closings, military base
                                              closings, industry slowdowns and
                                              unemployment rates);

                                            o local real estate conditions (such
                                              as an oversupply of competing
                                              properties, rental space or
                                              multifamily housing);

                                            o demographic factors;

                                            o decreases in consumer confidence
                                              (caused by events such as
                                              threatened or continuing military
                                              action, recent disclosures of
                                              wrongdoing or financial
                                              misstatements by major
                                              corporations and financial
                                              institutions and other factors);

                                            o changes in consumer tastes and
                                              preferences; and

                                            o retroactive changes in building
                                              codes.

                                            The volatility of net operating
                                            income will be influenced by many of
                                            the foregoing factors, as well as
                                            by:

                                            o the length of tenant leases;

                                            o the creditworthiness of tenants;

                                            o the level of tenant defaults;

                                            o the ability to convert an
                                              unsuccessful property to an
                                              alternative use;

                                            o new construction in the same
                                              market as the mortgaged property;

                                            o rent control l ws;

                                            o the number and diversity of
                                              tenants;

                                            o the rate at which new rentals
                                              occur;

                                            o the property's operating leverage
                                              (which is the percentage of total
                                              property expenses in relation to
                                              revenue), the ratio of fixed
                                              operating expenses to those that
                                              vary with revenues, and the level
                                              of capital expenditures required
                                              to maintain the property and to
                                              retain or replace tenants; and

                                            o in the case of residential
                                              cooperative properties, the
                                              payments received by the
                                              cooperative corporation from its
                                              tenants/shareholders, including
                                              any special assessments against
                                              the property.

                                            A decline in the real estate market
                                            or in the financial condition of a
                                            major tenant will tend to have a
                                            more immediate effect on the net
                                            operating income of properties with
                                            short-term revenue sources (such as
                                            short-term or month-to-month leases)
                                            and may lead to higher rates of
                                            delinquency or defaults under
                                            mortgage loans secured by such
                                            properties.

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES

                                            Some of the mortgaged properties may
                                            not be readily convertible to
                                            alternative uses if those properties
                                            were to become unprofitable for any
                                            reason. This is because:

                                            o converting commercial properties
                                              to alternate uses or converting
                                              single-tenant commercial
                                              properties to multi-tenant
                                              properties generally requires
                                              substantial capital expenditures;
                                              and

                                            o zoning or other restrictions also
                                              may prevent alternative uses.

                                            The liquidation value of a mortgaged
                                            property not readily convertible to
                                            an alternative use may be
                                            substantially less than would be the
                                            case if the mortgaged property were
                                            readily adaptable to other uses. If
                                            this type of mortgaged property were
                                            liquidated and a lower liquidation
                                            value were obtained, less funds
                                            would be available for distributions
                                            on your certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS
NO CHANGE IN CURRENT  OPERATING
INCOME Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                            o changes in governmental
                                              regulations, fiscal policy, zoning
                                              or tax laws;

                                            o potential environmental
                                              legislation or liabilities or
                                              other legal liabilities;

                                            o proximity and attractiveness of
                                              competing properties;

                                            o new construction of competing
                                              properties in the same market;

                                            o convertibility of a property to an
                                              alternative use;

                                            o the availability of refinancing;
                                              and

                                            o changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD
REDUCE PAYMENTS ON
YOUR CERTIFICATES                           A deterioration in the financial
                                            condition of a tenant can be
                                            particularly significant if a
                                            mortgaged property is leased to a
                                            single or large tenant or a small
                                            number of tenants, because rent
                                            interruptions by a tenant may cause
                                            the borrower to default on its
                                            obligations to the lender. Fourteen
                                            (14) of the mortgaged properties,
                                            securing mortgage loans representing
                                            4.6% of the initial outstanding pool
                                            balance, are 100% leased to single
                                            tenants, and in some cases the
                                            tenant is related to the borrower.
                                            Mortgaged properties leased to a
                                            single tenant or a small number of
                                            tenants also are more susceptible to
                                            interruptions of cash flow if a
                                            tenant fails to renew its lease or
                                            defaults under its lease. This is so
                                            because:

                                            o the financial effect of the
                                              absence of rental income may be
                                              severe;

                                            o more time may be required to
                                              re-lease the space; and

                                            o substantial capital costs may be
                                              incurred to make the space
                                              appropriate for replacement
                                              tenants.

                                            Another factor that you should
                                            consider is that retail, industrial
                                            and office properties also may be
                                            adversely affected if there is a
                                            concentration of tenants or of
                                            tenants in the same or similar
                                            business or industry.

                                            For further information with respect
                                            to tenant concentrations, see
                                            Appendix II.

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        If a mortgaged property has multiple
                                            tenants, re-leasing costs and costs
                                            of enforcing remedies against
                                            defaulting tenants may be more
                                            frequent than in the case of
                                            mortgaged properties with fewer
                                            tenants, thereby reducing the cash
                                            flow available for debt service
                                            payments. These costs may cause a
                                            borrower to default in its
                                            obligations to a lender which could
                                            reduce cash flow available for debt
                                            service payments. Multi-tenanted
                                            mortgaged properties also may
                                            experience higher continuing vacancy
                                            rates and greater volatility in
                                            rental income and expenses.

RE-LEASING RISKS                            Repayment of mortgage loans
                                            secured by retail, office and
                                            industrial properties will be
                                            affected by the expiration of leases
                                            and the ability of the related
                                            borrowers and property managers to
                                            renew the leases or to relet the
                                            space on comparable terms. Certain
                                            mortgaged properties may be leased
                                            in whole or in part to government
                                            sponsored tenants who have the right
                                            to cancel their leases at any time
                                            because of lack of appropriations.

                                            Even if vacated space is
                                            successfully relet, the costs
                                            associated with reletting, including
                                            tenant improvements and leasing
                                            commissions, could be substantial
                                            and could reduce cash flow from the
                                            related mortgaged properties.
                                            Sixty-three (63) of the mortgaged
                                            properties, securing mortgage loans
                                            representing approximately 56.8% of
                                            the initial outstanding pool balance
                                            (excluding multifamily, manufactured
                                            housing community, self storage
                                            properties, hospitality and certain
                                            other property types), as of the
                                            cut-off date, have reserves for
                                            tenant improvements and leasing
                                            commissions which may serve to
                                            defray such costs. There can be no
                                            assurances, however, that the funds
                                            (if any) held in such reserves for
                                            tenant improvements and leasing
                                            commissions will be sufficient to
                                            cover any of the costs and expenses
                                            associated with tenant improvements
                                            or leasing commission obligations.
                                            In addition, if a tenant defaults in
                                            its obligations to a borrower, the
                                            borrower may incur substantial costs
                                            and experience significant delays
                                            associated with enforcing rights and
                                            protecting its investment, including
                                            costs incurred in renovating or
                                            reletting the property.

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                        The effect of mortgage pool loan
                                            losses will be more severe:

                                            o if the pool is comprised of a
                                              small number of loans, each with a
                                              relatively large principal amount;
                                              or

                                            o if the losses relate to loans that
                                              account for a disproportionately
                                              large percentage of the pool's
                                              aggregate principal balance of all
                                              mortgage loans.

                                            Mortgage loans with the same
                                            borrower or related borrowers pose
                                            additional risks. Among other
                                            things, financial difficulty at one
                                            mortgaged real property could cause
                                            the owner to defer maintenance at
                                            another mortgaged real property in
                                            order to satisfy current expenses
                                            with respect to the troubled
                                            mortgaged real property; and the
                                            owner could attempt to avert
                                            foreclosure on one mortgaged real
                                            property by filing a bankruptcy
                                            petition that might have the effect
                                            of interrupting monthly payments for
                                            an indefinite period on all of the
                                            related mortgage loans.

                                            Eight (8) groups of mortgage loans
                                            are made to the same borrower or
                                            borrowers related through common
                                            ownership and where, in general, the
                                            related mortgaged properties are
                                            commonly managed. The related
                                            borrower concentrations of the three
                                            (3) largest groups represent 6.1%,
                                            4.3% and 3.9% respectively of the
                                            initial outstanding pool balance.

                                            The largest mortgage loan represents
                                            14.1% of the initial outstanding
                                            pool balance. The ten largest
                                            mortgage loans in the aggregate
                                            represent 55.6% of the initial
                                            outstanding pool balance. Each of
                                            the other mortgage loans represents
                                            no greater than 2.2% of the initial
                                            outstanding pool balance.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                                A concentration of mortgaged
                                            property types also can pose
                                            increased risks. A concentration of
                                            mortgage loans secured by the same
                                            property type can increase the risk
                                            that a decline in a particular
                                            industry will have a
                                            disproportionately large impact on
                                            the pool of mortgage loans. The
                                            following property types represent
                                            the indicated percentage of the
                                            initial outstanding pool balance:

                                            o retail properties represent 41.5%;

                                            o office properties represent 27.7%;

                                            o multifamily properties represent
                                              10.6%;

                                            o industrial properties represent
                                              4.0%;

                                            o hospitality properties represent
                                              4.0%;

                                            o manufactured housing community
                                              properties represent 3.9%;

                                            o property types other than those
                                              set forth in this paragraph
                                              represent 3.3%;

                                            o self storage properties represent
                                              2.6%; and

                                            o mixed use properties represent
                                              2.4%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Concentrations of mortgaged
                                            properties in geographic areas may
                                            increase the risk that adverse
                                            economic or other developments or a
                                            natural disaster or act of terrorism
                                            affecting a particular region of the
                                            country could increase the frequency
                                            and severity of losses on mortgage
                                            loans secured by the properties. In
                                            the past, several regions of the
                                            United States have experienced
                                            significant real estate downturns at
                                            times when other regions have not.
                                            Regional economic declines or
                                            adverse conditions in regional real
                                            estate markets could adversely
                                            affect the income from, and market
                                            value of, the mortgaged properties
                                            located in the region. Other
                                            regional factors--e.g., earthquakes,
                                            floods or hurricanes or changes in
                                            governmental rules or fiscal
                                            policies--also may adversely affect
                                            those mortgaged properties.

                                            The mortgaged properties are located
                                            in 27 different states and the
                                            District of Columbia. In particular,
                                            investors should note that
                                            approximately 20.2% of the mortgaged
                                            properties, based on the initial
                                            outstanding pool balance, are
                                            located in California. Mortgaged
                                            properties located in California may
                                            be more susceptible to some types of
                                            special hazards that may not be
                                            covered by insurance (such as
                                            earthquakes) than properties located
                                            in other parts of the country. The
                                            mortgage loans generally do not
                                            require any borrowers to maintain
                                            earthquake insurance.

                                            In addition, 15.1%, 8.6%, 6.7%,
                                            6.2%, 5.6% and 5.4% of the mortgaged
                                            properties, based on the initial
                                            outstanding pool balance, are
                                            located in Maryland, Washington,
                                            Virginia, Texas, Pennsylvania and
                                            Florida, respectively, and
                                            concentrations of mortgaged
                                            properties, in each case,
                                            representing less than 5.2% of the
                                            initial outstanding pool balance,
                                            also exist in several other states.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF RETAIL
PROPERTIES                                  Forty-four (44) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 41.5% of the initial
                                            outstanding pool balance, are retail
                                            properties. The quality and success
                                            of a retail property's tenants
                                            significantly affect the property's
                                            value. The success of retail
                                            properties can be adversely affected
                                            by local competitive conditions and
                                            changes in consumer spending
                                            patterns. A borrower's ability to
                                            make debt service payments can be
                                            adversely affected if rents are
                                            based on a percentage of the
                                            tenant's sales and sales decline.

                                            An "anchor tenant" is
                                            proportionately larger in size and
                                            is vital in attracting customers to
                                            a retail property, whether or not it
                                            is part of the
                                            mortgaged property. Twenty-seven
                                            (27) of the mortgaged properties,
                                            securing 36.8% of the initial
                                            outstanding pool balance, are
                                            properties considered by the
                                            mortgage loan seller to be leased to
                                            or are adjacent to or are occupied
                                            by anchor tenants.

                                            The presence or absence of an anchor
                                            store in a shopping center also can
                                            be important because anchor stores
                                            play a key role in generating
                                            customer traffic and making a center
                                            desirable for other tenants.
                                            Consequently, the economic
                                            performance of an anchored retail
                                            property will be adversely affected
                                            by:

                                            o an anchor store's failure to renew
                                              its lease;

                                            o termination of an anchor store's
                                              lease;

                                            o the bankruptcy or economic decline
                                              of an anchor store or self-owned
                                              anchor or its parent company; or

                                            o the cessation of the business of
                                              an anchor store at the shopping
                                              center, even if, as a tenant, it
                                              continues to pay rent.

                                            There may be retail properties with
                                            anchor stores that are permitted to
                                            cease operating at any time if
                                            certain other stores are not
                                            operated at those locations.
                                            Furthermore, there may be non-anchor
                                            tenants that are permitted to offset
                                            all or a portion of their rent, pay
                                            rent based solely on a percentage of
                                            their sales or to terminate their
                                            leases if certain anchor stores
                                            and/or major tenants are either not
                                            operated or fail to meet certain
                                            business objectives.

                                            Retail properties also face
                                            competition from sources outside a
                                            given real estate market. For
                                            example, all of the following
                                            compete with more traditional retail
                                            properties for consumer dollars:
                                            factory outlet centers, discount
                                            shopping centers and clubs,
                                            catalogue retailers, home shopping
                                            networks, internet web sites and
                                            telemarketing. Continued growth of
                                            these alternative retail outlets,
                                            which often have lower operating
                                            costs, could adversely affect the
                                            rents collectible at the retail
                                            properties included in the mortgage
                                            pool, as well as the income from,
                                            and market value of, the mortgaged
                                            properties. Moreover, additional
                                            competing retail properties may be
                                            built in the areas where the retail
                                            properties are located, which could
                                            adversely affect the rents
                                            collectible at the retail properties
                                            included in the mortgage pool, as
                                            well as the income from, and market
                                            value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF OFFICE
PROPERTIES

                                            Thirty-seven (37) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 27.7% of the initial
                                            outstanding pool balance, are office
                                            properties.

                                            A large number of factors affect the
                                            value of these office properties,
                                            including:

                                            o the quality of an office
                                              building's tenants;

                                            o the diversity of an office
                                              building's tenants (or reliance on
                                              a single or dominant tenant);

                                            o the physical attributes of the
                                              building in relation to competing
                                              buildings, e.g., age, condition,
                                              design, location, access to
                                              transportation and ability to
                                              offer certain amenities, such as
                                              sophisticated building systems;

                                            o the desirability of the area as a
                                              business location;

                                            o the strength and nature of the
                                              local economy (including labor
                                              costs and quality, tax environment
                                              and quality of life for
                                              employees); and

                                            o the concentration of tenants in a
                                              particular business or industry.
                                              For instance, certain office
                                              properties may have tenants that
                                              are technology and internet
                                              start-up companies. Technology and
                                              internet start-up companies have
                                              experienced a variety of
                                              circumstances that tend to make
                                              their businesses relatively
                                              volatile. Many of those companies
                                              have little or no operating
                                              history, their owners and
                                              management are often inexperienced
                                              and such companies may be heavily
                                              dependent on obtaining venture
                                              capital financing. In addition,
                                              technology and internet start-up
                                              companies often require
                                              significant build-out related to
                                              special technology which may
                                              adversely affect the ability of
                                              the landlord to relet the
                                              properties. The relative
                                              instability of these tenants may
                                              have an adverse impact on certain
                                              of the properties. Fourteen (14)
                                              of the mortgaged properties,
                                              securing mortgage loans
                                              representing 9.6% of the initial
                                              outstanding pool balance, are
                                              properties considered by the
                                              mortgage loan seller to have
                                              tenants with a concentration of
                                              medical offices. The performance
                                              of a medical office property may
                                              depend on the proximity of such
                                              property to a hospital or other
                                              health care establishment and on
                                              reimbursements for patient fees
                                              from private or
                                              government-sponsored insurance
                                              companies. The sudden closure of a
                                              nearby hospital may adversely
                                              affect the value of a medical
                                              office property. In addition, the
                                              performance of a medical office
                                              property may depend on
                                              reimbursements for patient fees
                                              from private or
                                              government-sponsored insurers and
                                              issues related to reimbursement
                                              (ranging from non-payment to
                                              delays in payment) from such
                                              insurers could adversely impact
                                              cash flow at such mortgaged
                                              properties. Moreover, medical
                                              office properties appeal to a
                                              narrow market of tenants and the
                                              value of a medical office property
                                              may be adversely affected by the
                                              availability of competing medical
                                              office properties.

                                            Moreover, the cost of refitting
                                            office space for a new tenant is
                                            often higher than the cost of
                                            refitting other types of property.






A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY PROPERTIES             Two (2) of the mortgaged properties,
                                            securing mortgage loans representing
                                            10.6% of the initial outstanding
                                            pool balance, are multifamily
                                            properties.

                                            A large number of factors may affect
                                            the value and successful operation
                                            of these multifamily properties,
                                            including:

                                            o the physical attributes of the
                                              apartment building, such as its
                                              age, appearance and construction
                                              quality;

                                            o the location of the property;

                                            o the ability of management to
                                              provide adequate maintenance and
                                              insurance;

                                            o the types of services and
                                              amenities provided at the
                                              property;

                                            o the property's reputation;

                                            o the level of mortgage interest
                                              rates and favorable income and
                                              economic conditions (which may
                                              encourage tenants to purchase
                                              rather than rent housing);

                                            o the presence of competing
                                              properties;

                                            o adverse local or national economic
                                              conditions which may limit the
                                              rent that may be charged and which
                                              may result in increased vacancies;

                                            o the tenant mix (such as tenants
                                              being predominantly students or
                                              military personnel or employees of
                                              a particular business or
                                              industry);

                                            o state and local regulations (which
                                              may limit the ability to increase
                                              rents); and

                                            o government assistance/rent subsidy
                                              programs (which may influence
                                              tenant mobility).

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES              Seven (7) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 4.0% of the initial
                                            outstanding pool balance, are
                                            industrial properties. Various
                                            factors may adversely affect the
                                            economic performance of these
                                            industrial properties, which could
                                            adversely affect payments on your
                                            certificates, including:

                                            o reduced demand for industrial
                                              space because of a decline in a
                                              particular industry segment;

                                            o increased supply of competing
                                              industrial space because of
                                              relative ease in constructing
                                              buildings of this type;

                                            o a property becoming functionally
                                              obsolete;

                                            o insufficient supply of labor to
                                              meet demand;

                                            o changes in access to the property,
                                              energy prices, strikes, relocation
                                              of highways or the construction of
                                              additional highways;

                                            o location of the property in
                                              relation to access to
                                              transportation;

                                            o suitability for a particular
                                              tenant;

                                            o building design and adaptability;

                                            o a change in the proximity of
                                              supply sources; and

                                            o environmental hazards.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY PROPERTIES             Hospitality properties secure one
                                            (1) mortgage loan, representing 4.0%
                                            of the initial outstanding pool
                                            balance. Various factors may
                                            adversely affect the economic
                                            performance of a hospitality
                                            property, including:

                                            o adverse economic and social
                                              conditions, either local,
                                              regional, national or
                                              international which may limit the
                                              amount that can be charged for a
                                              room and reduce occupancy levels;

                                            o the construction of competing
                                              hotels or resorts;

                                            o continuing expenditures for
                                              modernizing, refurbishing, and
                                              maintaining existing facilities
                                              prior to the expiration of their
                                              anticipated useful lives;

                                            o a deterioration in the financial
                                              strength or managerial
                                              capabilities of the owner and/or
                                              operator of a hotel; and

                                            o changes in travel patterns,
                                              increases in energy prices,
                                              strikes, relocation of highways or
                                              the construction of additional
                                              highways.

                                            Because hotel rooms generally are
                                            rented for short periods of time,
                                            the financial performance of hotels
                                            tends to be affected by adverse
                                            economic conditions and competition
                                            more quickly than other types of
                                            commercial properties.

                                            Moreover, the hotel and lodging
                                            industry is generally seasonal in
                                            nature. This seasonality can be
                                            expected to cause periodic
                                            fluctuations in a hotel property's
                                            revenues, occupancy levels, room
                                            rates and operating expenses.

                                            The laws and regulations relating to
                                            liquor licenses generally prohibit
                                            the transfer of such license to any
                                            other person. In the event of a
                                            foreclosure of a hotel property with
                                            a liquor license, the trustee or a
                                            purchaser in a foreclosure sale
                                            would likely have to apply for a new
                                            license. There can be no assurance
                                            that a new liquor license could be
                                            obtained promptly or at all. The
                                            lack of a liquor license in a full
                                            service hotel could have an adverse
                                            impact on the revenue generated by
                                            the hotel.

                                            Certain of the mortgage loans
                                            secured by hotel properties may be
                                            affiliated with a franchise company
                                            through a franchise agreement or a
                                            hotel management company through a
                                            management agreement. The
                                            performance of a hotel property
                                            affiliated with a franchise or hotel
                                            management company depends in part
                                            on the continued existence and
                                            financial strength of the franchisor
                                            or hotel management company and,
                                            with respect to a franchise company
                                            only,

                                            o the public perception of the
                                              franchise or hotel chain service
                                              mark; and








                                            o the duration of the franchise
                                              licensing agreement.

                                            Any provision in a franchise
                                            agreement providing for termination
                                            because of the bankruptcy of a
                                            franchisor generally will not be
                                            enforceable. Replacement franchises
                                            may require significantly higher
                                            fees. The transferability of
                                            franchise license agreements is
                                            restricted. In the event of a
                                            foreclosure, the lender or its agent
                                            would not have the right to use the
                                            franchise license without the
                                            franchisor's consent.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES               Certain of the tenants at some of
                                            the mortgaged properties may have
                                            been, may currently be, or may in
                                            the future become a party in a
                                            bankruptcy proceeding. The
                                            bankruptcy or insolvency of a major
                                            tenant, or a number of smaller
                                            tenants, in retail, industrial and
                                            office properties may adversely
                                            affect the income produced by the
                                            property. Under the federal
                                            bankruptcy code, a tenant/debtor has
                                            the option of affirming or rejecting
                                            any unexpired lease. If the tenant
                                            rejects the lease, the landlord's
                                            claim for breach of the lease would
                                            be a general unsecured claim against
                                            the tenant, absent collateral
                                            securing the claim. The claim would
                                            be limited to the unpaid rent under
                                            the lease for the periods prior to
                                            the bankruptcy petition, or earlier
                                            surrender of the leased premises,
                                            plus the rent under the lease for
                                            the greater of one year, or 15%, not
                                            to exceed three years, of the
                                            remaining term of such lease and the
                                            actual amount of the recovery could
                                            be less than the amount of the
                                            claim.

ENVIRONMENTAL LAWS
ENTAIL RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Various environmental laws may make
                                            a current or previous owner or
                                            operator of real property liable for
                                            the costs of removal or remediation
                                            of hazardous or toxic substances on,
                                            under or adjacent to such property.
                                            Those laws often impose liability
                                            whether or not the owner or operator
                                            knew of, or was responsible for, the
                                            presence of the hazardous or toxic
                                            substances. For example, certain
                                            laws impose liability for release of
                                            asbestos-containing materials into
                                            the air or require the removal or
                                            containment of asbestos-containing
                                            materials. In some states,
                                            contamination of a property may give
                                            rise to a lien on the property to
                                            assure payment of the costs of
                                            cleanup. In some states, this lien
                                            has priority over the lien of a
                                            pre-existing mortgage. Additionally,
                                            third parties may seek recovery from
                                            owners or operators of real
                                            properties for cleanup costs,
                                            property damage or personal injury
                                            associated with releases of, or
                                            other exposure to hazardous
                                            substances related to the
                                            properties.

                                            The owner's liability for any
                                            required remediation generally is
                                            not limited by law and could,
                                            accordingly, exceed the value of the
                                            property and/or the aggregate assets
                                            of the owner. The presence of
                                            hazardous or toxic substances also
                                            may adversely affect the owner's
                                            ability to refinance the property or
                                            to sell the property to a third
                                            party. The presence of, or strong
                                            potential for contamination by,
                                            hazardous substances consequently
                                            can have a materially adverse effect
                                            on the value of the property and a
                                            borrower's ability to repay its
                                            mortgage loan.

                                            In addition, under certain
                                            circumstances, a lender (such as the
                                            trust) could be liable for the costs
                                            of responding to an environmental
                                            hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Except for mortgaged properties
                                            securing mortgage loans that are the
                                            subject of a secured creditor
                                            impaired property policy, all of the
                                            mortgaged properties securing the
                                            mortgage loans have been subject to
                                            environmental site assessments, or
                                            in some cases an update of a
                                            previous assessment, in connection
                                            with the origination or
                                            securitization of the loans. In all
                                            cases, the environmental site
                                            assessment was a Phase I
                                            environmental assessment, although
                                            in some cases a Phase II site
                                            assessment was also performed. The
                                            mortgage loan seller has either (a)
                                            represented that with respect to the
                                            mortgaged properties securing the
                                            mortgage loans that were not the
                                            subject of an environmental site
                                            assessment within eighteen months
                                            prior to the cut-off date (i) no
                                            hazardous material is present on the
                                            mortgaged property and (ii) the
                                            mortgaged property is in material
                                            compliance with all applicable
                                            federal, state and local laws
                                            pertaining to hazardous materials or
                                            environmental hazards, in each case
                                            subject to limitations of
                                            materiality and the other
                                            qualifications set forth in the
                                            representation, or (b) provided
                                            secured creditor impaired property
                                            policies providing coverage for
                                            certain losses that may arise from
                                            adverse environmental conditions
                                            that may exist at the related
                                            mortgaged property. These reports
                                            generally did not disclose the
                                            presence or risk of environmental
                                            contamination that is considered
                                            material and adverse to the
                                            interests of the holders of the
                                            certificates; however, in certain
                                            cases, these assessments did reveal
                                            conditions that resulted in
                                            requirements that the related
                                            borrowers establish operations and
                                            maintenance plans, monitor the
                                            mortgaged property or nearby
                                            properties, abate or remediate the
                                            condition, and/or provide additional
                                            security such as letters of credit,
                                            reserves or stand-alone secured
                                            creditor impaired property policies.

                                            Two (2) mortgaged properties,
                                            securing mortgage loans representing
                                            0.8% of the initial outstanding pool
                                            balance, have the benefit of
                                            stand-alone secured creditor
                                            impaired property policies that
                                            provide coverage for selected
                                            environmental matters with respect
                                            to the related property. We describe
                                            these policies under "Description of
                                            the Mortgage Pool--Environmental
                                            Insurance" in this prospectus
                                            supplement.

                                            We cannot assure you, however, that
                                            the environmental assessments
                                            revealed all existing or potential
                                            environmental risks or that all
                                            adverse environmental conditions
                                            have been completely abated or
                                            remediated or that any reserves,
                                            insurance or operations and
                                            maintenance plans will be sufficient
                                            to remediate the environmental
                                            conditions. Moreover, we cannot
                                            assure you that:

                                            o future laws, ordinances or
                                              regulations will not impose any
                                              material environmental liability;
                                              or

                                            o the current environmental
                                              condition of the mortgaged
                                              properties will not be adversely
                                              affected by tenants or by the
                                              condition of land or operations in
                                              the vicinity of the mortgaged
                                              properties (such as underground
                                              storage tanks).

                                            Portions of some of the mortgaged
                                            properties securing the mortgage
                                            loans may include tenants which
                                            operate as on-site dry-cleaners and
                                            gasoline stations. Both types of
                                            operations involve the use and
                                            storage of hazardous substances,
                                            leading to an increased risk of
                                            liability to the tenant, the
                                            landowner and, under certain
                                            circumstances, a lender (such as the
                                            trust) under environmental laws.
                                            Dry-cleaners and gasoline station
                                            operators may be required to obtain
                                            various environmental permits and
                                            licenses in connection with their
                                            operations and activities and comply
                                            with various environmental laws,
                                            including those governing the use
                                            and storage of hazardous substances.
                                            These operations incur ongoing costs
                                            to comply with environmental laws
                                            governing, among other things,
                                            containment systems and underground
                                            storage tank systems. In addition,
                                            any liability to borrowers under
                                            environmental laws, including in
                                            connection with releases into the
                                            environment of gasoline,
                                            dry-cleaning solvents or other
                                            hazardous substances from
                                            underground storage tank systems or
                                            otherwise, could adversely impact
                                            the related borrower's ability to
                                            repay the related mortgage loan.

                                            In addition, problems associated
                                            with mold may pose risks to real
                                            property and may also be the basis
                                            for personal injury claims against a
                                            borrower. Although the mortgaged
                                            properties are required to be
                                            inspected periodically, there are no
                                            generally accepted standards for the
                                            assessment of any existing mold. If
                                            left unchecked, problems associated
                                            with mold could result in the
                                            interruption of cash flow,
                                            remediation expenses and litigation
                                            which could adversely impact
                                            collections from a mortgaged
                                            property. In addition, many of the
                                            insurance policies presently
                                            covering the mortgaged properties
                                            may specifically exclude losses due
                                            to mold.

                                            Before the special servicer acquires
                                            title to a mortgaged property on
                                            behalf of the trust or assumes
                                            operation of the property, it must
                                            obtain an environmental assessment
                                            of the property, or rely on a recent
                                            environmental assessment. This
                                            requirement will decrease the
                                            likelihood that the trust will
                                            become liable under any
                                            environmental law. However, this
                                            requirement may effectively preclude
                                            foreclosure until a satisfactory
                                            environmental assessment is
                                            obtained, or until any required
                                            remedial action is thereafter taken.
                                            There is accordingly some risk that
                                            the mortgaged property will decline
                                            in value while this assessment is
                                            being obtained. Moreover, we cannot
                                            assure you that this requirement
                                            will effectively insulate the trust
                                            from potential liability under
                                            environmental laws. Any such
                                            potential liability could reduce or
                                            delay payments to
                                            certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS                   Eighty-nine (89) mortgage loans,
                                            representing 100% of the initial
                                            outstanding pool balance, are
                                            balloon loans. Three (3) of these
                                            mortgage loans, representing 11.3%
                                            of the initial outstanding pool
                                            balance, are ARD Loans. For purposes
                                            of this prospectus supplement, we
                                            consider a mortgage loan to be a
                                            "balloon loan" if its principal
                                            balance is not scheduled to be fully
                                            or substantially amortized by the
                                            loan's respective anticipated
                                            repayment date (in the case of a
                                            hyperamortizing loan) or maturity
                                            date. We cannot assure you that each
                                            borrower will have the ability to
                                            repay the principal balance
                                            outstanding on the pertinent date.
                                            Balloon loans involve greater risk
                                            than fully amortizing loans because
                                            a borrower's ability to repay the
                                            loan on its Anticipated Repayment
                                            Date or stated maturity date
                                            typically will depend upon its
                                            ability either to refinance the loan
                                            or to sell the mortgaged property at
                                            a price sufficient to permit
                                            repayment. A borrower's ability to
                                            achieve either of these goals will
                                            be affected by a number of factors,
                                            including:

                                            o the availability of, and
                                              competition for, credit for
                                              commercial real estate projects;

                                            o prevailing interest rates;

                                            o the fair market value of the
                                              related mortgaged property;

                                            o the borrower's equity in the
                                              related mortgaged property;

                                            o the borrower's financial
                                              condition;

                                            o the operating history and
                                              occupancy level of the mortgaged
                                              property;

                                            o tax laws; and

                                            o prevailing general and regional
                                              economic conditions.

                                            The availability of funds in the
                                            credit markets fluctuates over time.

                                            Neither the mortgage loan seller or
                                            any of its respective affiliates is
                                            under any obligation to refinance
                                            any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES                Six (6) of the mortgage loans,
                                            representing 32.4% of the initial
                                            outstanding pool balance, currently
                                            have additional financing in place
                                            that is secured by the mortgaged
                                            property or properties related to
                                            such mortgage loan. Mortgage Loan
                                            Nos. 2-13 (the "GIC Office Portfolio
                                            Pari Passu Loan") are secured by the
                                            related mortgaged properties on a
                                            pari passu basis with other notes
                                            that had an aggregate original
                                            principal balance of $590,000,000.
                                            In addition, another note that had
                                            an original principal balance of
                                            $125,000,000 is subordinate in right
                                            of payment to the GIC Office
                                            Portfolio Pari Passu Loan and the
                                            related GIC Office Portfolio
                                            Companion Loans. See "Description of
                                            the Mortgage Pool--The GIC Office
                                            Portfolio Pari Passu Loan." Mortgage
                                            Loan No. 16 (the "Wells Fargo Tower
                                            Pari Passu Loan") is secured by the
                                            related mortgaged property on a pari
                                            passu basis with other notes that
                                            had an aggregate original principal
                                            balance of $190,250,000. See
                                            "Description of the Mortgage
                                            Pool--The Wells Fargo Tower Pari
                                            Passu Loan." Mortgage Loan No. 22
                                            (the "International Plaza Pari Passu
                                            Loan") is secured by the related
                                            mortgaged property on a pari passu
                                            basis with other notes that had an
                                            aggregate original principal balance
                                            of $153,898,186. See "Description of
                                            the Mortgage Pool--The International
                                            Plaza Pari Passu Loan." Mortgage
                                            Loan No. 15 (the "Alamo Quarry






                                            Market & Quarry Crossing Pari Passu
                                            Loan") is secured by the related
                                            mortgaged property on a pari passu
                                            basis with other notes that had an
                                            aggregate original principal balance
                                            of $40,000,000. See "Description of
                                            the Mortgage

                                            Pool--The Alamo Quarry Market &
                                            Quarry Crossing Pari Passu Loan."
                                            Mortgage Loan No. 14 (the "Harbor
                                            Steps Mortgage Loan") is secured by
                                            a mortgage on the related property
                                            that also secures a subordinated
                                            mortgage loan with an original
                                            principal balance of $23,000,000.
                                            See "Description of the Mortgage
                                            Pool--Harbor Steps Mortgage Loan."
                                            Mortgage Loan No. 17 (the "Four
                                            Seasons-Los Angeles at Beverly Hills
                                            Loan") is secured by liens on both
                                            the leasehold estate (on a
                                            first-priority basis) of the
                                            borrower as tenant under a ground
                                            lease, and on the fee estate (on a
                                            second-priority basis) of the
                                            landlord with respect to that ground
                                            lease. The fee estate also secures a
                                            mortgage loan that had an initial
                                            principal amount of $20,000,000 and
                                            that is senior to the Four
                                            Seasons-Los Angeles at Beverly Hills
                                            Loan, and to future refinancings of
                                            that indebtedness. See "Risk
                                            Factors--The Fee Property Lien of
                                            One Mortgage Is Not First Priority;
                                            Foreclosure By The Senior Lender
                                            Could Adversely Impact Repayment Of
                                            That Mortgage Loan."


                                            Six (6) of the mortgage loans,
                                            representing 19.4% of the initial
                                            outstanding pool balance, are
                                            secured by mortgaged properties that
                                            currently have additional financing
                                            in place that is not secured by that
                                            mortgaged property related to such
                                            mortgage loan. With respect to the
                                            GIC Office Portfolio Pari Passu
                                            Loan, there is a related mezzanine
                                            financing in the amount of
                                            $75,000,000. With respect to
                                            Mortgage Loan Nos. 18-20 and 23-25
                                            (collectively, the "PPG Portfolio
                                            Loans"), there is a related
                                            fixed-rate preferred equity loan in
                                            the amount $16,203,946. With respect
                                            to Mortgage Loan No. 26 (the
                                            "Centerville Galleria Mall Loan"),
                                            there is related mezzanine financing
                                            in the amount of $2,500,000. With
                                            respect to Mortgage Loan No. 27 (the
                                            "Diamond Run Mall Loan"), there is
                                            related mezzanine financing in the
                                            amount of $2,500,000. With respect
                                            to Mortgage Loan Nos. 71 and 72
                                            (collectively, the "Park Avenue
                                            Portfolio Loans"), the borrower has
                                            issued a note with an original
                                            balance of $800,000 payable to the
                                            borrower's majority owner. In
                                            general, borrowers that have not
                                            agreed to certain special purpose
                                            covenants in the related mortgage
                                            loan documents may have also
                                            incurred additional financing that
                                            is not secured by the mortgaged
                                            property.


                                            Four (4) of the mortgage loans,
                                            representing 15.4% of the initial
                                            outstanding pool balance, permit the
                                            borrower to enter into additional
                                            financing that is not secured by the
                                            mortgaged property (or to retain
                                            unsecured debt existing at the time
                                            of the origination of such loan)
                                            and/or permit the owners of the
                                            borrower to enter into financing
                                            that is secured by a pledge of
                                            equity interests in the borrower. In
                                            general, borrowers that have not
                                            agreed to certain special purpose
                                            covenants in the related mortgage
                                            loan documents may also be permitted
                                            to incur additional financing that
                                            is not secured by the mortgaged
                                            property. See "Description of the
                                            Mortgage Pool--Subordinate and Other
                                            Financing."


                                            We make no representation as to
                                            whether any other secured
                                            subordinate financing currently
                                            encumbers any mortgaged property or
                                            whether a third-party holds debt
                                            secured by a pledge of equity
                                            ownership interests in a related
                                            borrower. Debt that is incurred by
                                            the owner of equity in one or more
                                            borrowers and is secured by a
                                            guaranty of the borrower or by a
                                            pledge of the equity ownership
                                            interests in such borrowers
                                            effectively reduces the equity
                                            owners' economic stake in the
                                            related mortgaged property. The
                                            existence of such debt may reduce
                                            cash flow on the related borrower's
                                            mortgaged property after the payment
                                            of debt service and may increase the
                                            likelihood that the owner of a
                                            borrower will permit the value or
                                            income producing potential of a
                                            mortgaged property to suffer by not
                                            making capital infusions to support
                                            the mortgaged property.

                                            Generally all of the mortgage loans
                                            also permit the related borrower to
                                            incur other unsecured indebtedness,
                                            including but not limited to trade
                                            payables, in the ordinary course of
                                            business and to incur indebtedness
                                            secured by equipment or other
                                            personal property located at the
                                            mortgaged property.

                                            When a mortgage loan borrower, or
                                            its constituent members, also has
                                            one or more other outstanding loans,
                                            even if the loans are subordinated
                                            or are mezzanine loans not directly
                                            secured by the mortgaged property,
                                            the trust is subjected to additional
                                            risks. For example, the borrower may
                                            have difficulty servicing and
                                            repaying multiple loans. Also, the
                                            existence of another loan generally
                                            will make it more difficult for the
                                            borrower to obtain refinancing of
                                            the mortgage loan and may thus
                                            jeopardize the borrower's ability to
                                            repay any balloon payment due under
                                            the mortgage loan at maturity.
                                            Moreover, the need to service
                                            additional debt may reduce the cash
                                            flow available to the borrower to
                                            operate and maintain the mortgaged
                                            property.

                                            Additionally, if the borrower, or
                                            its constituent members, are
                                            obligated to another lender, actions
                                            taken by other lenders could impair
                                            the security available to the trust.
                                            If the other lender files an
                                            involuntary bankruptcy petition
                                            against the borrower, or the
                                            borrower files a voluntary
                                            bankruptcy petition to stay
                                            enforcement by that lender, the
                                            trust's ability to foreclose on the
                                            property will be automatically
                                            stayed, and principal and interest
                                            payments might not be made during
                                            the course of the bankruptcy case.
                                            The bankruptcy of the other lender
                                            also may operate to stay foreclosure
                                            by the trust.

                                            Further, if another loan secured by
                                            the mortgaged property is in
                                            default, the other lender may
                                            foreclose on the mortgaged property,
                                            absent an agreement to the contrary,
                                            thereby causing a delay in payments
                                            and/or an involuntary repayment of
                                            the mortgage loan prior to maturity.
                                            The trust may also be subject to the
                                            costs and administrative burdens of
                                            involvement in foreclosure
                                            proceedings or related litigation.

                                            For further information with respect
                                            to subordinate and other financing,
                                            see Appendix II.

THE FEE PROPERTY LIEN OF ONE
MORTGAGE IS NOT FIRST PRIORITY;
FORECLOSURE BY THE SENIOR
LENDER COULD ADVERSELY IMPACT
REPAYMENT OF THAT MORTGAGE
LOAN As noted above, the Four Seasons-Los Angeles at Beverly Hills Loan is secured by liens on both the leasehold estate (on a first-priority basis) of the borrower as tenant under a ground lease, and on the fee estate (on a second-priority basis) of the landlord with respect to that ground lease. The fee estate also secures a mortgage loan (the "Senior Fee

                                            Mortgage Loan") that had an initial
                                            principal amount of $20,000,000 and
                                            that is senior in payment and
                                            priority to the Four Seasons-Los
                                            Angeles at Beverly Hills Loan, as
                                            well as future refinancings of the
                                            Senior Fee Mortgage Loan (up to a
                                            maximum refinancing of $20,000,000).
                                            If the borrower defaults under the
                                            Senior Fee Mortgage Loan and the
                                            lender under such loan (the "Senior
                                            Fee Mortgage Lender") forecloses,
                                            then the lien of the Four
                                            Seasons-Los Angeles at Beverly Hills
                                            Loan would thereafter be secured
                                            solely by the mortgage on the
                                            leasehold estate. Pursuant to an
                                            intercreditor agreement and a
                                            nondisturbance agreement with the
                                            Senior Fee Mortgage Lender, however,
                                            the Senior Fee Mortgage Lender has
                                            agreed (i) to provide the Trust with
                                            notice and cure rights with respect
                                            to any defaults under the Senior Fee
                                            Mortgage Loan, (ii) to recognize the
                                            Trust as the lessee under the ground
                                            lease in the event the Senior Fee
                                            Mortgage Lender forecloses on its
                                            fee mortgage and the Trust
                                            forecloses on the tenant's interest
                                            in the ground lease, (iii) to grant
                                            the Trust the option to purchase the
                                            Senior Fee Mortgage Loan at a price
                                            set forth in the intercreditor
                                            agreement and (iv) immediately prior
                                            to a foreclosure of the Senior Fee
                                            Mortgage Loan, to permit the Trust
                                            to acquire the Four Seasons-Los
                                            Angeles at Beverly Hills Property
                                            and assume the Senior Fee Mortgage
                                            Loan. The Senior Fee Mortgage Loan
                                            matures January 1, 2009, which is
                                            prior to the maturity date of the
                                            Four Seasons-Los Angeles at Beverly
                                            Hills Loan. Thus, the fee owner of
                                            the Four Seasons-Los Angeles at
                                            Beverly Hills Property will be
                                            required to refinance the Senior Fee
                                            Mortgage Loan during the term of the
                                            Four Seasons-Los Angeles at Beverly
                                            Hills Loan.


BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER
AND THE ACCELERATION OF THE
RELATED MORTGAGE LOAN AND CAN
OTHERWISE ADVERSELY IMPACT
REPAYMENT OF THE
RELATED MORTGAGE LOAN                       Under the federal bankruptcy code,
                                            the filing of a bankruptcy petition
                                            by or against a borrower will stay
                                            the commencement or continuation of
                                            a foreclosure action. In addition,
                                            if a court determines that the value
                                            of the mortgaged property is less
                                            than the principal balance of the
                                            mortgage loan it secures, the court
                                            may reduce the amount of secured
                                            indebtedness to the then current
                                            value of the mortgaged property.
                                            Such an action would make the lender
                                            a general unsecured creditor for the
                                            difference between the then current
                                            value and the amount of its
                                            outstanding mortgage indebtedness. A
                                            bankruptcy court also may:

                                            o grant a debtor a reasonable time
                                              to cure a payment default on a
                                              mortgage loan;

                                            o reduce monthly payments due under
                                              a mortgage loan;

                                            o change the rate of interest due on
                                              a mortgage loan; or

                                            o otherwise alter the mortgage
                                              loan's repayment schedule.







                                            Additionally, the trustee of the
                                            borrower's bankruptcy or the
                                            borrower, as debtor-in-possession,
                                            has special powers to avoid,
                                            subordinate or disallow debts. In
                                            some circumstances, the claims of
                                            the mortgage
                                            lender may be subordinated to
                                            financing obtained by a
                                            debtor-in-possession subsequent to
                                            its bankruptcy.

                                            The filing of a bankruptcy petition
                                            will also stay the lender from
                                            enforcing a borrower's assignment of
                                            rents and leases. The federal
                                            bankruptcy code also may interfere
                                            with the trustee's ability to
                                            enforce any lockbox requirements.
                                            The legal proceedings necessary to
                                            resolve these issues can be time
                                            consuming and costly and may
                                            significantly delay or reduce the
                                            lender's receipt of rents. A
                                            bankruptcy court may also permit
                                            rents otherwise subject to an
                                            assignment and/or lock-box
                                            arrangement to be used by the
                                            borrower to maintain the mortgaged
                                            property or for other court
                                            authorized expenses.

                                            As a result of the foregoing, the
                                            recovery with respect to borrowers
                                            in bankruptcy proceedings may be
                                            significantly delayed, and the
                                            aggregate amount ultimately
                                            collected may be substantially less
                                            than the amount owed.

                                            A number of the borrowers under the
                                            mortgage loans are limited or
                                            general partnerships. Under some
                                            circumstances, the bankruptcy of a
                                            general partner of the partnership
                                            may result in the dissolution of
                                            that partnership. The dissolution of
                                            a borrower partnership, the winding
                                            up of its affairs and the
                                            distribution of its assets could
                                            result in an early repayment of the
                                            related mortgage loan.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        While many of the borrowers have
                                            agreed to certain special purpose
                                            covenants to limit the bankruptcy
                                            risk arising from activities
                                            unrelated to the operation of the
                                            property, some borrowers are not
                                            special purpose entities, and these
                                            borrowers and their owners generally
                                            do not have an independent director
                                            whose consent would be required to
                                            file a bankruptcy petition on behalf
                                            of such borrower. One of the
                                            purposes of an independent director
                                            is to avoid a bankruptcy petition
                                            filing that is intended solely to
                                            benefit a borrower's affiliate and
                                            is not justified by the borrower's
                                            own economic circumstances.
                                            Borrowers that are not special
                                            purpose entities may be more likely
                                            to file or be subject to voluntary
                                            or involuntary bankruptcy petitions
                                            with the effects set forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                       The successful operation of a real
                                            estate project depends upon the
                                            property manager's performance and
                                            viability. The property manager is
                                            generally responsible for:

                                            o responding to changes in the local
                                              market;

                                            o planning and implementing the
                                              rental structure;

                                            o operating the property and
                                              providing building services;

                                            o managing operating expenses; and

                                            o assuring that maintenance and
                                              capital improvements are carried
                                              out in a timely fashion.

                                            Properties deriving revenues
                                            primarily from short-term sources
                                            are generally more
                                            management-intensive than properties
                                            leased to creditworthy tenants under
                                            long-term leases.

                                            A property manager, by controlling
                                            costs, providing appropriate service
                                            to tenants and seeing to property
                                            maintenance and general upkeep, can
                                            improve cash flow, reduce vacancy,
                                            leasing and repair costs and
                                            preserve building value. On the
                                            other hand, management errors can,
                                            in some cases, impair short-term
                                            cash flow and the long-term
                                            viability of an income producing
                                            property.

                                            We make no representation or
                                            warranty as to the skills of any
                                            present or future managers of the
                                            mortgaged properties. Additionally,
                                            we cannot assure you that the
                                            property managers will be in a
                                            financial condition to fulfill their
                                            management responsibilities
                                            throughout the terms of their
                                            respective management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                              Provisions requiring yield
                                            maintenance charges or lockout
                                            periods may not be enforceable in
                                            some states and under federal
                                            bankruptcy law. Provisions requiring
                                            yield maintenance charges also may
                                            be interpreted as constituting the
                                            collection of interest for usury
                                            purposes. Accordingly, we cannot
                                            assure you that the obligation to
                                            pay any yield maintenance charge
                                            will be enforceable. Also, we cannot
                                            assure you that foreclosure proceeds
                                            will be sufficient to pay an
                                            enforceable yield maintenance
                                            charge.

                                            Additionally, although the
                                            collateral substitution provisions
                                            related to defeasance do not have
                                            the same effect on the
                                            certificateholders as prepayment, we
                                            cannot assure you that a court would
                                            not interpret those provisions as
                                            requiring a yield maintenance
                                            charge. In certain jurisdictions,
                                            those collateral substitution
                                            provisions might be deemed
                                            unenforceable under applicable law
                                            or public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Most of the mortgage loans in the
                                            trust do not require the related
                                            borrower to cause rent and other
                                            payments to be made into a lockbox
                                            account maintained on behalf of the
                                            mortgagee. If rental payments are
                                            not required to be made directly
                                            into a lockbox account, there is a
                                            risk that the borrower will divert
                                            such funds for other purposes.

ENFORCEABILITY OF CROSS-
COLLATERALIZATION PROVISIONS MAY
BE CHALLENGED AND THE BENEFITS
OF THESE PROVISIONS MAY
OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Twelve (12) groups of either
                                            cross-collateralized or
                                            multi-property mortgage loans,
                                            representing 24.0% of the initial
                                            outstanding pool balance, are
                                            secured by multiple real properties,
                                            through cross-collateralization with
                                            other mortgage loans or otherwise.
                                            These arrangements attempt to reduce
                                            the risk that one mortgaged real
                                            property may not generate enough net
                                            operating income to pay debt
                                            service. However, arrangements of
                                            this type involving more than one
                                            borrower (i.e., in the case of
                                            cross-collateralized mortgage loans)
                                            could be challenged as a fraudulent
                                            conveyance if:

                                            o one of the borrowers were to
                                              become a debtor in a bankruptcy
                                              case, or were to become subject to
                                              an action brought by one or more
                                              of its creditors outside a
                                              bankruptcy case;

                                            o the related borrower did not
                                              receive fair consideration or
                                              reasonably equivalent value in
                                              exchange for allowing its
                                              mortgaged real property to be
                                              encumbered; and

                                            o at the time the lien was granted,
                                              the borrower was (i) insolvent,
                                              (ii) inadequately capitalized or
                                              (iii) unable to pay its debts.

                                            Furthermore, when multiple real
                                            properties secure a mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans, the amount of the
                                            mortgage encumbering any particular
                                            one of those properties may be less
                                            than the full amount of the related
                                            mortgage loan or group of
                                            cross-collateralized mortgage loans,
                                            generally, to minimize recording
                                            tax. This mortgage amount may equal
                                            the appraised value or allocated
                                            loan amount for the mortgaged real
                                            property and will limit the extent
                                            to which proceeds from the property
                                            will be available to offset declines
                                            in value of the other properties
                                            securing the same mortgage loan or
                                            group of cross-collateralized
                                            mortgage loans.

                                            Moreover, nine (9) groups of either
                                            cross-collateralized or
                                            multi-property mortgage loans,
                                            representing 21.0% of the initial
                                            outstanding pool balance, are
                                            secured by mortgaged properties
                                            located in various states.
                                            Foreclosure actions are brought in
                                            state court and the courts of one
                                            state cannot exercise jurisdiction
                                            over property in another state. Upon
                                            a default under any of these
                                            mortgage loans, it may not be
                                            possible to foreclose on the related
                                            mortgaged real properties
                                            simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Although many of the mortgage loans
                                            require that funds be put aside for
                                            specific reserves, certain mortgage
                                            loans do not require any reserves.
                                            Furthermore, we cannot assure you
                                            that any reserve amounts will be
                                            sufficient to cover the actual costs
                                            of the items for which the
                                            reserves were established. We also
                                            cannot assure you that cash flow
                                            from the properties will be
                                            sufficient to fully fund the ongoing
                                            monthly reserve requirements.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        Title insurance for a mortgaged
                                            property generally insures a lender
                                            against risks relating to a lender
                                            not having a first lien with respect
                                            to a mortgaged property, and in some
                                            cases can insure a lender against
                                            specific other risks. The protection
                                            afforded by title insurance depends
                                            on the ability of the title insurer
                                            to pay claims made upon it. We
                                            cannot assure you that:

                                            o a title insurer will have the
                                              ability to pay title insurance
                                              claims made upon it;

                                            o the title insurer will maintain
                                              its present financial strength; or

                                            o a title insurer will not contest
                                              claims made upon it.

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH
ZONING AND BUILDING CODE
REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                                Noncompliance with zoning and
                                            building codes may cause the
                                            borrower to experience cash flow
                                            delays and shortfalls that would
                                            reduce or delay the amount of
                                            proceeds available for distributions
                                            on your certificates. The mortgage
                                            loan seller has taken steps to
                                            establish that the use and operation
                                            of the mortgaged properties securing
                                            the mortgage loans are in compliance
                                            in all material respects with all
                                            applicable zoning, land-use and
                                            building ordinances, rules,
                                            regulations, and orders. Evidence of
                                            this compliance may be in the form
                                            of legal opinions, confirmations
                                            from government officials, title
                                            policy endorsements and/or
                                            representations by the related
                                            borrower in the related mortgage
                                            loan documents. These steps may not
                                            have revealed all possible
                                            violations.

                                            Some violations of zoning, land use
                                            and building regulations may be
                                            known to exist at any particular
                                            mortgaged property, but the mortgage
                                            loan seller generally does not
                                            consider those defects known to it
                                            to be material. In some cases, the
                                            use, operation and/or structure of a
                                            mortgaged property constitutes a
                                            permitted nonconforming use and/or
                                            structure as a result of changes in
                                            zoning laws after such mortgaged
                                            properties were constructed and the
                                            structure may not be rebuilt to its
                                            current state or be used for its
                                            current purpose if a material
                                            casualty event were to occur.
                                            Insurance proceeds may not be
                                            sufficient to pay the mortgage loan
                                            in full if a material casualty event
                                            were to occur, or the mortgaged
                                            property, as rebuilt for a
                                            conforming use, may not generate
                                            sufficient income to service the
                                            mortgage loan and the value of the
                                            mortgaged property or its revenue
                                            producing potential may not be the
                                            same as it was before the casualty.
                                            If a mortgaged property could not be







                                            rebuilt to its current state or its
                                            current use were no longer permitted
                                            due to building violations or
                                            changes in zoning or other
                                            regulations, then the borrower might
                                            experience cash flow delays and
                                            shortfalls or be subject to
                                            penalties that would reduce or delay
                                            the amount of proceeds available for
                                            distributions on your certificates.

                                            Certain mortgaged properties may be
                                            subject to use restrictions pursuant
                                            to reciprocal easement or operating
                                            agreements which could limit the
                                            borrower's right to operate certain
                                            types of facilities within a
                                            prescribed radius. These limitations
                                            could adversely affect the ability
                                            of the borrower to lease the
                                            mortgaged property on favorable
                                            terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           From time to time, there may be
                                            condemnations pending or threatened
                                            against one or more of the mortgaged
                                            properties. There can be no
                                            assurance that the proceeds payable
                                            in connection with a total
                                            condemnation will be sufficient to
                                            restore the related mortgaged
                                            property or to satisfy the remaining
                                            indebtedness of the related mortgage
                                            loan. The occurrence of a partial
                                            condemnation may have a material
                                            adverse effect on the continued use
                                            of the affected mortgaged property,
                                            or on an affected borrower's ability
                                            to meet its obligations under the
                                            related mortgage loan. Therefore, we
                                            cannot assure you that the
                                            occurrence of any condemnation will
                                            not have a negative impact upon the
                                            distributions on your certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND
YOUR INVESTMENT                             On September 11, 2001, the United
                                            States was subjected to multiple
                                            terrorist attacks, resulting in the
                                            loss of many lives and massive
                                            property damage and destruction in
                                            New York City, the Washington, D.C.
                                            area and Pennsylvania. In its
                                            aftermath, there was considerable
                                            uncertainty in the world financial
                                            markets. The full impact of these
                                            events on financial markets is not
                                            yet known but could include, among
                                            other things, increased volatility
                                            in the price of securities,
                                            including the certificates. It is
                                            impossible to predict whether, or
                                            the extent to which, future
                                            terrorist activities may occur in
                                            the United States. According to
                                            publicly available reports, the
                                            financial markets have in the past
                                            responded to the uncertainty with
                                            regard to the scope, nature and
                                            timing of current and possible
                                            future military responses led by the
                                            United States, as well as to the
                                            disruptions in air travel,
                                            substantial losses reported by
                                            various companies including
                                            airlines, insurance providers and
                                            aircraft makers, the need for
                                            heightened security across the
                                            country and decreases in consumer
                                            confidence that can cause a general
                                            slowdown in economic growth.

                                            In addition, on March 19, 2003 the
                                            government of the United States
                                            implemented full scale military
                                            operations against Iraq. The
                                            military operations against Iraq and
                                            the continued presence of United
                                            States military personnel in Iraq
                                            may prompt further terrorist attacks
                                            against the United States.

                                            It is uncertain what effects the
                                            aftermath of the recent military
                                            operations of the United States in
                                            Iraq, any future terrorist
                                            activities in the United States or
                                            abroad and/or any consequent actions
                                            on the part
                                            of the United States Government and
                                            others, including military action,
                                            will have on: (a) United States and
                                            world financial markets, (b) local,
                                            regional and national economies, (c)
                                            real estate markets across the
                                            United States, (d) particular
                                            business segments, including those
                                            that are important to the
                                            performance of the mortgaged
                                            properties that secure the mortgage
                                            loans and/or (e) insurance costs and
                                            the availability of insurance
                                            coverage for terrorist acts,
                                            particularly for large mortgaged
                                            properties, which could adversely
                                            affect the cash flow at such
                                            mortgaged properties. In particular,
                                            the decrease in air travel may have
                                            a negative effect on certain of the
                                            mortgaged properties, including
                                            hotel mortgaged properties and those
                                            mortgaged properties in tourist
                                            areas which could reduce the ability
                                            of such mortgaged properties to
                                            generate cash flow. As a result, the
                                            ability of the mortgaged properties
                                            to generate cash flow may be
                                            adversely affected. These
                                            disruptions and uncertainties could
                                            materially and adversely affect the
                                            value of, and your ability to
                                            resell, your certificates.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               The mortgaged properties may suffer
                                            casualty losses due to risks that
                                            are not covered by insurance
                                            (including acts of terrorism) or for
                                            which insurance coverage is not
                                            adequate or available at
                                            commercially reasonable rates. In
                                            addition, some of the mortgaged
                                            properties are located in California
                                            and in other coastal areas of
                                            certain states, which are areas that
                                            have historically been at greater
                                            risk of acts of nature, including
                                            earthquakes, hurricanes and floods.
                                            The mortgage loans generally do not
                                            require borrowers to maintain
                                            earthquake, hurricane or flood
                                            insurance and we cannot assure you
                                            that borrowers will attempt or be
                                            able to obtain adequate insurance
                                            against such risks. If a borrower
                                            does not have insurance against such
                                            risks and a casualty occurs at a
                                            mortgaged property, the borrower may
                                            be unable to generate income from
                                            the mortgaged property in order to
                                            make payments on the related
                                            mortgage loan.

                                            Moreover, if reconstruction or major
                                            repairs are required following a
                                            casualty, changes in laws that have
                                            occurred since the time of original
                                            construction may materially impair
                                            the borrower's ability to effect
                                            such reconstruction or major repairs
                                            or may materially increase their
                                            cost.

                                            As a result of these factors, the
                                            amount available to make
                                            distributions on your certificates
                                            could be reduced.

                                            In light of the September 11, 2001
                                            terrorist attacks in New York City,
                                            the Washington, D.C. area and
                                            Pennsylvania, the comprehensive
                                            general liability and business
                                            interruption or rent loss insurance
                                            policies required by typical
                                            mortgage loans, which are generally
                                            subject to periodic renewals during
                                            the term of the related mortgage
                                            loans, have been affected. To give
                                            time for private markets to develop
                                            a pricing mechanism and to build
                                            capacity to absorb future losses
                                            that may occur due to terrorism, on
                                            November 26, 2002 the Terrorism Risk
                                            Insurance Act of 2002 was enacted,
                                            which established the Terrorism
                                            Insurance Program. The Terrorism
                                            Insurance Program is administered by
                                            the Secretary of the Treasury and
                                            through December 31, 2004 (with a
                                            potential to extend to December 31,
                                            2005) will provide some financial
                                            assistance from the United States
                                            Government to insurers in the event
                                            of another terrorist attack that
                                            results in an insurance claim. The
                                            program applies to United States
                                            risks only and to acts that are
                                            committed by an individual or
                                            individuals acting on behalf of a
                                            foreign person or foreign interest
                                            as an effort to influence or coerce
                                            United States civilians or the
                                            United States Government.

                                            The Treasury Department will
                                            establish procedures for the program
                                            under which the federal share of
                                            compensation will be equal to 90
                                            percent of that portion of insured
                                            losses that exceeds an applicable
                                            insurer deductible required to be
                                            paid during each program year. The
                                            federal share in the aggregate in
                                            any program year may not exceed $100
                                            billion (and the insurers will not
                                            be liable for any amount that
                                            exceeds this cap).

                                            Through December 2004, insurance
                                            carriers are required under the
                                            program to provide terrorism
                                            coverage in their basic "all-risk"
                                            policies. By September 1, 2004, the
                                            Secretary of the Treasury will
                                            determine whether mandatory
                                            participation should be extended
                                            through December 2005. Any
                                            commercial property and casualty
                                            terrorism insurance exclusion that
                                            was in force on November 26, 2002 is
                                            automatically voided to the extent
                                            that it excludes losses that would
                                            otherwise be insured losses. Any
                                            state approval of such types of
                                            exclusions in force on November 26,
                                            2002 are also voided.

                                            The Terrorism Insurance Program
                                            required that each insurer for
                                            policies in place prior to November
                                            26, 2002 provide its insureds with a
                                            statement of the proposed premiums
                                            for terrorism coverage, identifying
                                            the portion of the risk that the
                                            federal government will cover,
                                            within 90 days after November 26,
                                            2002. Insureds then had 30 days to
                                            accept the continued coverage and
                                            pay the premium. If an insured did
                                            not pay the premium, insurance for
                                            acts of terrorism may have been
                                            excluded from the policy. All
                                            policies for insurance issued after
                                            November 26, 2002 must make similar
                                            disclosure. The Terrorism Risk
                                            Insurance Act of 2002 does not
                                            require insureds to purchase the
                                            coverage and does not stipulate the
                                            pricing of the coverage.

                                            There can be no assurance that upon
                                            its expiration subsequent terrorism
                                            insurance legislation will be
                                            passed. Furthermore, because this
                                            program has only been recently
                                            passed into law, there can be no
                                            assurance that it or state
                                            legislation will substantially lower
                                            the cost of obtaining terrorism
                                            insurance. Because it is a temporary
                                            program, there is no assurance that
                                            it will create any long-term changes
                                            in the availability and cost of such
                                            insurance.

                                            To the extent that uninsured or
                                            underinsured casualty losses occur
                                            with respect to the related
                                            mortgaged properties, losses on
                                            commercial mortgage loans may
                                            result. In addition, the failure to
                                            maintain such insurance may
                                            constitute a default under a
                                            commercial mortgage loan, which
                                            could result in the acceleration and
                                            foreclosure of such commercial
                                            mortgage loan. Alternatively, the
                                            increased costs of maintaining such
                                            insurance could have an adverse
                                            effect on the financial condition of
                                            the mortgage loan borrowers.

                                            Certain of the mortgage loans are
                                            secured by mortgaged properties that
                                            are not insured for acts of
                                            terrorism. If such casualty losses
                                            are not covered by standard casualty
                                            insurance policies, then in the
                                            event of a
                                            casualty from an act of terrorism,
                                            the amount available to make
                                            distributions on your certificates
                                            could be reduced.

CLAIMS UNDER BLANKET
INSURANCE POLICIES MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Some of the mortgaged properties are
                                            covered by blanket insurance
                                            policies which also cover other
                                            properties of the related borrower
                                            or its affiliates. In the event that
                                            such policies are drawn on to cover
                                            losses on such other properties, the
                                            amount of insurance coverage
                                            available under such policies may
                                            thereby be reduced and could be
                                            insufficient to cover each mortgaged
                                            property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE
PROPERTY Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition has been or is required to be remedied to the seller's satisfaction, or funds as deemed necessary by the seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                        A FIRREA appraisal was conducted in
                                            respect of each mortgaged property
                                            in connection with the origination
                                            or securitization of the related
                                            mortgage loan. The resulting
                                            estimates of value are the basis of
                                            the March 1, 2004 loan-to-value
                                            ratios referred to in this
                                            prospectus supplement. Those
                                            estimates represent the analysis and
                                            opinion of the person performing the
                                            appraisal or market analysis and are
                                            not guarantees of present or future
                                            values. The appraiser may have
                                            reached a different conclusion of
                                            value than the conclusion that would
                                            be reached by a different appraiser
                                            appraising the same property.
                                            Moreover, the values of the
                                            mortgaged properties may have
                                            changed significantly since the
                                            appraisal or market study was
                                            performed. In addition, appraisals
                                            seek to establish the amount a
                                            typically motivated buyer would pay
                                            a typically motivated seller. Such
                                            amount could be significantly higher
                                            than the amount obtained from the
                                            sale of a mortgaged property under a
                                            distress or liquidation sale. The
                                            estimates of value reflected in the
                                            appraisals and the related
                                            loan-to-value ratios are presented
                                            for illustrative purposes only in
                                            Appendix I and Appendix II to this
                                            prospectus supplement. In each case
                                            the estimate presented is the one
                                            set forth in the most recent
                                            appraisal available to us as of
                                            March 1, 2004, although we generally
                                            have not obtained updates to the
                                            appraisals. There is no assurance
                                            that the appraised
                                            values indicated accurately reflect
                                            past, present or future market
                                            values of the mortgaged properties.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                                As principal payments or prepayments
                                            are made on mortgage loans, the
                                            remaining mortgage pool may be
                                            subject to increased concentrations
                                            of property types, geographic
                                            locations and other pool
                                            characteristics of the mortgage
                                            loans and the mortgaged properties,
                                            some of which may be unfavorable.
                                            Classes of certificates that have a
                                            lower payment priority are more
                                            likely to be exposed to this
                                            concentration risk than are
                                            certificate classes with a higher
                                            payment priority. This occurs
                                            because realized losses are
                                            allocated to the class outstanding
                                            at any time with the lowest payment
                                            priority and principal on the
                                            certificates entitled to principal
                                            is generally payable in sequential
                                            order or alphabetical order, with
                                            such classes generally not being
                                            entitled to receive principal until
                                            the preceding class or classes
                                            entitled to receive principal have
                                            been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                                As described in this prospectus
                                            supplement, the rights of the
                                            holders of each class of subordinate
                                            certificates to receive payments of
                                            principal and interest otherwise
                                            payable on their certificates will
                                            be subordinated to such rights of
                                            the holders of the more senior
                                            certificates having an earlier
                                            alphabetical class designation.
                                            Losses on the mortgage loans will be
                                            allocated to the Class S, Class Q,
                                            Class P, Class O, Class N, Class M,
                                            Class L, Class K, Class J, Class H,
                                            Class G, Class F, Class E, Class D,
                                            Class C and Class B Certificates, in
                                            that order, reducing amounts
                                            otherwise payable to each class. Any
                                            remaining losses would then be
                                            allocated or cause shortfalls to the
                                            Class A-1 Certificates, Class A-2
                                            Certificates, Class A-3 Certificates
                                            and the Class A-4 Certificates, pro
                                            rata, and, solely with respect to
                                            losses of interest, to the Class X
                                            Certificates, in proportion to the
                                            amounts of interest or principal
                                            payable thereon.

THE OPERATION OF THE
MORTGAGED PROPERTY FOLLOWING
FORECLOSURE OF THE MORTGAGE
LOAN MAY AFFECT THE TAX STATUS
OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                        If the trust acquires a mortgaged
                                            property as a result of a
                                            foreclosure or deed in lieu of
                                            foreclosure, the special servicer
                                            will generally retain an independent
                                            contractor to operate the property.
                                            Any net income from operations other
                                            than qualifying "rents from real
                                            property", or any rental income
                                            based on the net profits derived by
                                            any person from such property or
                                            allocable to a non-customary
                                            service, will subject the trust to a
                                            federal tax on such income at the
                                            highest marginal corporate tax rate,
                                            which is currently 35%, and, in
                                            addition, possible state or local
                                            tax. In this event, the net proceeds
                                            available for distribution on your
                                            certificates will be reduced. The
                                            special servicer may permit the
                                            trust to earn such above described
                                            "net income from foreclosure
                                            property" but only if it determines
                                            that the net after-tax benefit to
                                            certificateholders is greater than
                                            under another method of operating or
                                            leasing the mortgaged property.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                           Some states, including California,
                                            have laws prohibiting more than one
                                            "judicial action" to enforce a
                                            mortgage obligation. Some courts
                                            have construed the term "judicial
                                            action" broadly. In the case of any
                                            mortgage loan secured by mortgaged
                                            properties located in multiple
                                            states, the master servicer or
                                            special servicer may be required to
                                            foreclose first on mortgaged
                                            properties located in states where
                                            these "one action" rules apply (and
                                            where non-judicial foreclosure is
                                            permitted) before foreclosing on
                                            properties located in states where
                                            judicial foreclosure is the only
                                            permitted method of foreclosure. As
                                            a result, the ability to realize
                                            upon the mortgage loans may be
                                            limited by the application of state
                                            laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Eight (8) groups of mortgage loans,
                                            the three (3) largest of which
                                            represent 6.1%, 4.3% and 3.9%,
                                            respectively, of the initial
                                            outstanding pool balance, were made
                                            to borrowers that are affiliated
                                            through common ownership of
                                            partnership or other equity
                                            interests and where, in general, the
                                            related mortgaged properties are
                                            commonly managed.

                                            The bankruptcy or insolvency of any
                                            such borrower or respective
                                            affiliate could have an adverse
                                            effect on the operation of all of
                                            the related mortgaged properties and
                                            on the ability of such related
                                            mortgaged properties to produce
                                            sufficient cash flow to make
                                            required payments on the related
                                            mortgage loans. For example, if a
                                            person that owns or controls several
                                            mortgaged properties experiences
                                            financial difficulty at one such
                                            property, it could defer maintenance
                                            at one or more other mortgaged
                                            properties in order to satisfy
                                            current expenses with respect to the
                                            mortgaged property experiencing
                                            financial difficulty, or it could
                                            attempt to avert foreclosure by
                                            filing a bankruptcy petition that
                                            might have the effect of
                                            interrupting monthly payments for an
                                            indefinite period on all the related
                                            mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                        In certain jurisdictions, if tenant
                                            leases are subordinate to the liens
                                            created by the mortgage and do not
                                            contain attornment provisions which
                                            require the tenant to recognize a
                                            successor owner, following
                                            foreclosure, as landlord under the
                                            lease, the leases may terminate upon
                                            the transfer of the property to a
                                            foreclosing lender or purchaser at
                                            foreclosure. Not all leases were
                                            reviewed to ascertain the existence
                                            of these provisions. Accordingly, if
                                            a mortgaged property is located in
                                            such a jurisdiction and is leased to
                                            one or more desirable tenants under
                                            leases that are subordinate to the
                                            mortgage and do not contain
                                            attornment provisions, such
                                            mortgaged property could experience
                                            a further decline in value if such
                                            tenants' leases were terminated.
                                            This is particularly likely if such
                                            tenants were paying above-market
                                            rents or could not be replaced.

                                            Some of the leases at the mortgaged
                                            properties securing the mortgage
                                            loans included in the trust may not
                                            be subordinate to the related
                                            mortgage. If a lease is not
                                            subordinate to a mortgage, the trust
                                            will not possess the right to
                                            dispossess the tenant upon
                                            foreclosure of the mortgaged
                                            property unless it has otherwise
                                            agreed with the tenant. If the lease
                                            contains provisions inconsistent
                                            with the mortgage, for example,
                                            provisions relating to application
                                            of insurance proceeds or
                                            condemnation awards, or which could
                                            affect the enforcement of the
                                            lender's rights, for example, a
                                            right of first refusal to purchase
                                            the property, the provisions of the
                                            lease will take precedence over the
                                            provisions of the mortgage.

                                            Additionally, with respect to
                                            certain of the mortgage loans, the
                                            related borrower may have granted
                                            certain tenants a right of first
                                            refusal in the event a sale is
                                            contemplated or a purchase option to
                                            purchase all or a portion of the
                                            mortgaged property. Such provisions,
                                            if not waived or subordinated, may
                                            impede the lender's ability to sell
                                            the related mortgaged property at
                                            foreclosure or adversely affect the
                                            foreclosure bid price.


TENANCIES IN COMMON MAY
HINDER RECOVERY                             Certain of the mortgage loans that
                                            we intend to include in the trust
                                            fund may have borrowers that own the
                                            related mortgaged real properties as
                                            tenants-in-common. The bankruptcy,
                                            dissolution or action for partition
                                            by one or more of the
                                            tenants-in-common could result in an
                                            early repayment of the related
                                            mortgage loan, a significant delay
                                            in recovery against the
                                            tenant-in-common mortgagors, a
                                            material impairment in property
                                            management and a substantial
                                            decrease in the amount recoverable
                                            upon the related mortgage loan. Not
                                            all tenants-in-common for these
                                            types of mortgage loans will be
                                            special purpose entities.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           There may be pending or threatened
                                            legal actions, suits or proceedings
                                            against the borrowers and managers
                                            of the mortgaged properties and
                                            their respective affiliates arising
                                            out of their ordinary business. We
                                            cannot assure you that any such
                                            actions, suits or proceedings would
                                            not have a material adverse effect
                                            on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES        Under the Americans with
                                            Disabilities Act of 1990, public
                                            accommodations are required to meet
                                            certain federal requirements related
                                            to access and use by disabled
                                            persons. Borrowers may incur costs
                                            complying with the Americans with
                                            Disabilities Act. In addition,
                                            noncompliance could result in the
                                            imposition of fines by the federal
                                            government or an award of damages to
                                            private litigants. If a borrower
                                            incurs such costs or fines, the
                                            amount available to pay debt service
                                            would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                                Conflicts between various
                                            certificateholders. The special
                                            servicer is given considerable
                                            latitude in determining whether and
                                            in what manner to liquidate or
                                            modify defaulted mortgage loans. The
                                            operating adviser will have the
                                            right to replace the special
                                            servicer upon satisfaction of
                                            certain conditions set forth in the
                                            Pooling and Servicing Agreement. At
                                            any given time, the operating
                                            adviser will be controlled generally
                                            by the holders of the most
                                            subordinate, or, if its certificate
                                            principal balance is less than 25%
                                            of its original certificate balance,
                                            the next most subordinate, class of
                                            certificates, that is, the
                                            controlling class, outstanding from
                                            time to time, and such holders may
                                            have interests in conflict with
                                            those of the holders of the other
                                            certificates. For instance, the
                                            holders of certificates of the
                                            controlling class might desire to
                                            mitigate the potential for loss to
                                            that class from a troubled mortgage
                                            loan by deferring enforcement in the
                                            hope of maximizing future proceeds.
                                            However, the interests of the trust
                                            may be better served by prompt
                                            action, since delay followed by a
                                            market downturn could result in less
                                            proceeds to the trust than would
                                            have been realized if earlier action
                                            had been taken.

                                            The master servicer, any primary
                                            servicer, the special servicer or an
                                            affiliate of any of them may acquire
                                            certain of the most subordinated
                                            certificates, including those of the
                                            initial controlling class. Under
                                            such circumstances, the master
                                            servicer, a primary servicer and the
                                            special servicer may have interests
                                            that conflict with the interests of
                                            the other holders of the
                                            certificates. However, the Pooling
                                            and Servicing Agreement and the
                                            primary servicing agreements each
                                            provide that the mortgage loans are
                                            to be serviced in accordance with
                                            the servicing standard and without
                                            regard to ownership of any
                                            certificates by the master servicer,
                                            the primary servicers or the special
                                            servicer, as applicable. The initial
                                            special servicer under the Pooling
                                            and Servicing Agreement will be GMAC
                                            Commercial Mortgage Corporation; the
                                            initial operating adviser under the
                                            Pooling and Servicing Agreement will
                                            be GMAC Institutional Advisors, LLC
                                            or one of its affiliates.

                                            Conflicts between certificateholders
                                            and the Non-Serviced Mortgage Loan
                                            Master Servicer and/or the
                                            Non-Serviced Mortgage Loan Special
                                            Servicer. Any Non-Serviced Mortgage
                                            Loan will be serviced and
                                            administered pursuant to the related
                                            Non-Serviced Mortgage Loan Pooling
                                            and Servicing Agreement, which
                                            provides for servicing arrangements
                                            that are similar but not identical
                                            to those under the Pooling and
                                            Servicing Agreement. Consequently,
                                            Non-Serviced Mortgage Loans will not
                                            be serviced and administered
                                            pursuant to the terms of the Pooling
                                            and Servicing Agreement. In
                                            addition, the legal and/or
                                            beneficial owners of the other
                                            mortgage loans secured by the
                                            mortgaged property securing
                                            Non-Serviced Mortgage Loans,
                                            directly or through representatives,
                                            have certain rights under the
                                            related Non-Serviced Mortgage Loan
                                            Pooling and Servicing Agreement and
                                            the related intercreditor agreement
                                            that affect such mortgage loans,
                                            including with respect to the
                                            servicing of such mortgage loans and
                                            the appointment of a special
                                            servicer with respect to such
                                            mortgage loans.

                                            Those legal and/or beneficial owners
                                            may have interests that conflict
                                            with your interests.

                                            Conflicts between borrowers and
                                            property managers. It is likely that
                                            many of the property managers of the
                                            mortgaged properties, or their
                                            affiliates, manage additional
                                            properties, including properties
                                            that may compete with the mortgaged
                                            properties. Affiliates of the
                                            managers, and managers themselves,
                                            also may own other properties,
                                            including competing properties. The
                                            managers of the mortgaged properties
                                            may accordingly experience conflicts
                                            of interest in the management of
                                            such mortgaged properties.

                                            Conflicts between the trust and
                                            seller. The activities of the seller
                                            and its affiliates may involve
                                            properties which are in the same
                                            markets as the mortgaged properties
                                            underlying the certificates. In such
                                            case, the interests of the seller or
                                            such affiliates may differ from, and
                                            compete with, the interests of the
                                            trust, and decisions made with
                                            respect to those assets may
                                            adversely affect the amount and
                                            timing of distributions with respect
                                            to the certificates. Conflicts of
                                            interest may arise between the trust
                                            and the seller or its affiliates
                                            that engage in the acquisition,
                                            development, operation, financing
                                            and disposition of real estate if
                                            such seller acquires any
                                            certificates. In particular, if
                                            certificates held by the seller are
                                            part of a class that is or becomes
                                            the controlling class the seller as
                                            part of the holders of the
                                            controlling class would have the
                                            ability to influence certain actions
                                            of the special servicer under
                                            circumstances where the interests of
                                            the trust conflict with the
                                            interests of the seller or its
                                            affiliates as acquirors, developers,
                                            operators, financers or sellers of
                                            real estate related assets.

                                            The seller or its affiliates may
                                            acquire a portion of the
                                            certificates. Under such
                                            circumstances, they may become the
                                            controlling class, and as such have
                                            interests that may conflict with
                                            their interests as the seller of the
                                            mortgage loans.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES

                                            The yield to maturity on your
                                            certificates will depend, in
                                            significant part, upon the rate and
                                            timing of principal payments on the
                                            mortgage loans. For this purpose,
                                            principal payments include both
                                            voluntary prepayments, if permitted,
                                            and involuntary prepayments, such as
                                            prepayments resulting from casualty
                                            or condemnation of mortgaged
                                            properties, defaults and
                                            liquidations by borrowers, or
                                            repurchases as a result of the
                                            seller's breach of representations
                                            and warranties or material defects
                                            in a mortgage loan's documentation.

                                            The investment performance of your
                                            certificates may vary materially and
                                            adversely from your expectations if
                                            the actual rate of prepayment is
                                            higher or lower than you anticipate.

                                            Voluntary prepayments under some of
                                            the mortgage loans require payment
                                            of a prepayment premium or a yield
                                            maintenance charge unless the
                                            prepayment occurs within generally
                                            one (1) to seven (7) payments prior
                                            to and including the anticipated
                                            repayment date or the stated
                                            maturity date, as the case may be.
                                            Nevertheless, we cannot assure you
                                            that the related borrowers will
                                            refrain from prepaying their
                                            mortgage loans due to the existence
                                            of a prepayment premium or a yield
                                            maintenance charge or that the
                                            amount of such premium or charge
                                            will be sufficient to compensate you
                                            for shortfalls in payments on your
                                            certificates on account of such
                                            prepayments. We also cannot assure
                                            you that involuntary prepayments
                                            will not occur. The rate at which
                                            voluntary prepayments occur on the
                                            mortgage loans will be affected by a
                                            variety of factors, including:

                                            o the terms of the mortgage loans;

                                            o the length of any prepayment
                                              lockout period;

                                            o the level of prevailing interest
                                              rates;

                                            o the availability of mortgage
                                              credit;

                                            o the applicable yield maintenance
                                              charges or prepayment premiums and
                                              the ability of the master
                                              servicer, primary servicer or
                                              special servicer to enforce the
                                              related provisions;

                                            o the failure to meet requirements
                                              for release of escrows/reserves
                                              that result in a prepayment;

                                            o the occurrence of casualties or
                                              natural disasters; and

                                            o economic, demographic, tax or
                                              legal factors.

                                            Generally, no yield maintenance
                                            charge or prepayment premium will be
                                            required for prepayments in
                                            connection with a casualty or
                                            condemnation unless an event of
                                            default has occurred. In addition,
                                            if the seller repurchases any
                                            mortgage loan from the trust due to
                                            the material breach of a
                                            representation or warranty or a
                                            material document defect or such
                                            mortgage loan is otherwise purchased
                                            from the trust (including certain
                                            purchases by the holder of a B Note
                                            or mezzanine loan), the repurchase
                                            price paid will be passed through to
                                            the holders of the certificates with
                                            the same effect as if the mortgage
                                            loan had been prepaid in part or in
                                            full, except that no yield
                                            maintenance charge or prepayment
                                            premium will be payable. Such a
                                            repurchase or purchase may,
                                            therefore, adversely affect the
                                            yield to maturity on your
                                            certificates.

                                            Although all of the mortgage loans
                                            have prepayment protection in the
                                            form of lockout periods, defeasance
                                            provisions, yield maintenance
                                            provisions and/or prepayment premium
                                            provisions, there can be no
                                            assurance that borrowers will
                                            refrain from prepaying mortgage
                                            loans due to the existence of a
                                            yield maintenance charge or
                                            prepayment premium or that
                                            involuntary prepayments or
                                            repurchases will not occur.

                                            Also, the description in the
                                            mortgage notes of the method of
                                            calculation of prepayment premiums
                                            and yield maintenance charges is
                                            complex and subject to legal
                                            interpretation and it is possible
                                            that another person would interpret
                                            the methodology differently from the
                                            way we did in estimating an assumed
                                            yield to maturity on your
                                            certificates as described in this
                                            prospectus supplement. See Appendix
                                            II attached to this prospectus
                                            supplement for a description of the
                                            various prepayment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE,
TIMING AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                            The yield on any certificate will
                                            depend on (1) the price at which
                                            such certificate is purchased by you
                                            and (2) the rate, timing and amount
                                            of distributions on your
                                            certificate. The rate, timing and
                                            amount of distributions on any
                                            certificate will, in turn, depend
                                            on, among other things:

                                            o the interest rate for such
                                              certificate;

                                            o the rate and timing of principal
                                              payments (including principal
                                              prepayments) and other principal
                                              collections (including loan
                                              purchases in connection with
                                              breaches of representations and
                                              warranties) on or in respect of
                                              the mortgage loans and the extent
                                              to which such amounts are to be
                                              applied or otherwise result in a
                                              reduction of the certificate
                                              balance of such certificate;

                                            o the rate, timing and severity of
                                              losses on or in respect of the
                                              mortgage loans or unanticipated
                                              expenses of the trust;

                                            o the rate and timing of any
                                              reimbursement of the master
                                              servicer, the special servicer,
                                              the trustee or the fiscal agent,
                                              as applicable, out of the
                                              Certificate Account of
                                              nonrecoverable advances or
                                              advances remaining unreimbursed on
                                              a modified mortgage loan on the
                                              date of such modification;

                                            o the timing and severity of any
                                              interest shortfalls resulting from
                                              prepayments to the extent not
                                              offset by a reduction in master
                                              servicer compensation as described
                                              in this prospectus supplement;

                                            o the timing and severity of any
                                              reductions in the appraised value
                                              of any mortgaged property in a
                                              manner that has an effect on the
                                              amount of advancing required on
                                              the related mortgage loan; and

                                            o the method of calculation of
                                              prepayment premiums and yield
                                              maintenance charges and the extent
                                              to which prepayment premiums and
                                              yield maintenance charges are
                                              collected and, in turn,
                                              distributed on such certificate.

                                            In addition, any change in the
                                            weighted average life of a
                                            certificate may adversely affect
                                            yield. Prepayments resulting in a
                                            shortening of weighted average lives
                                            of certificates may be made at a
                                            time of lower interest rates when
                                            you may be unable to reinvest the
                                            resulting payment of principal at a
                                            rate comparable to the effective
                                            yield anticipated when making the
                                            initial investment in certificates.
                                            Delays and extensions resulting in a
                                            lengthening of the weighted average
                                            lives of the certificates may occur
                                            at a time of higher interest rates
                                            when you may have been able to
                                            reinvest principal payments that
                                            would otherwise have been received
                                            by you at higher rates.




YOU BEAR THE RISK OF
BORROWER DEFAULTS                           The rate and timing of delinquencies
                                            or defaults on the mortgage loans
                                            could affect the following aspects
                                            of the offered certificates:

                                            o the aggregate amount of
                                              distributions on them;

                                            o their yields to maturity;

                                            o their rates of principal payments;
                                              and

                                            o their weighted average lives.

                                            The rights of holders of each class
                                            of subordinate certificates to
                                            receive payments of principal and
                                            interest otherwise payable on their
                                            certificates will be subordinated to
                                            such rights of the holders of the
                                            more senior certificates having an
                                            earlier alphabetical class
                                            designation. Losses on the mortgage
                                            loans will be allocated to the Class
                                            S, Class Q, Class P, Class O, Class
                                            N, Class M, Class L, Class K, Class
                                            J, Class H, Class G, Class F, Class
                                            E, Class D, Class C and Class B
                                            Certificates, in that order,
                                            reducing amounts otherwise payable
                                            to each class. Any remaining losses
                                            would then be allocated to the Class
                                            A-1 Certificates, Class A-2
                                            Certificates, Class A-3 Certificates
                                            and the Class A-4 Certificates, pro
                                            rata and, with respect to losses of
                                            interest only, the Class X
                                            Certificates based on their
                                            respective entitlements.

                                            If losses on the mortgage loans
                                            exceed the aggregate certificate
                                            balance of the classes of
                                            certificates subordinated to a
                                            particular class, that particular
                                            class will suffer a loss equal to
                                            the full amount of that excess up to
                                            the outstanding certificate balance
                                            of such class.

                                            If you calculate your anticipated
                                            yield based on assumed rates of
                                            default and losses that are lower
                                            than the default rate and losses
                                            actually experienced and such losses
                                            are allocable to your certificates,
                                            your actual yield to maturity will
                                            be lower than the assumed yield.
                                            Under extreme scenarios, such yield
                                            could be negative. In general, the
                                            earlier a loss is borne by your
                                            certificates, the greater the effect
                                            on your yield to maturity.

                                            Additionally, delinquencies and
                                            defaults on the mortgage loans may
                                            significantly delay the receipt of
                                            distributions by you on your
                                            certificates, unless advances are
                                            made to cover delinquent payments or
                                            the subordination of another class
                                            of certificates fully offsets the
                                            effects of any such delinquency or
                                            default.

                                            Also, if the related borrower does
                                            not repay a mortgage loan with a
                                            hyperamortization feature by its
                                            anticipated repayment date, the
                                            effect will be to increase the
                                            weighted average life of your
                                            certificates and may reduce your
                                            yield to maturity.

                                            Furthermore, if P&I Advances and/or
                                            Servicing Advances are made with
                                            respect to a mortgage loan after
                                            default and the mortgage loan is
                                            thereafter worked out under terms
                                            that do not provide for the
                                            repayment of those advances in full
                                            at the time of the workout, then any
                                            reimbursements of those advances
                                            prior to the actual collection of
                                            the amount for which the advance was
                                            made may also result in reductions
                                            in distributions of principal to the
                                            holders of the offered certificates
                                            for the current month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS
ON YOUR CERTIFICATES                        To the extent described in this
                                            prospectus supplement, the master
                                            servicer, the special servicer, the
                                            trustee or the fiscal agent (and the
                                            related master servicer, the special
                                            servicer, the trustee or the fiscal
                                            agent in respect of any Non-Serviced
                                            Mortgage Loans) will be entitled to
                                            receive interest at the "Prime Rate"
                                            on unreimbursed advances they have
                                            made with respect to defaulted
                                            monthly payments or that are made
                                            with respect to the preservation and
                                            protection of the related mortgaged
                                            property. This interest will
                                            generally accrue from the date on
                                            which the related advance is made or
                                            the related expense is incurred to
                                            the date of reimbursement. This
                                            interest may be offset in part by
                                            default interest and late payment
                                            charges paid by the borrower or by
                                            certain other amounts. In addition,
                                            under certain circumstances,
                                            including delinquencies in the
                                            payment of principal and interest, a
                                            mortgage loan will be serviced by a
                                            special servicer, and the special
                                            servicer is entitled to compensation
                                            for special servicing activities.
                                            The right to receive interest on
                                            advances and special servicing
                                            compensation is senior to the rights
                                            of certificateholders to receive
                                            distributions. The payment of
                                            interest on advances and the payment
                                            of compensation to the special
                                            servicer may result in shortfalls in
                                            amounts otherwise distributable on
                                            certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           Nine (9) of the mortgaged
                                            properties, securing mortgage loans
                                            representing 5.9% of the initial
                                            outstanding pool balance, are
                                            subject to a first mortgage lien on
                                            a leasehold interest under a ground
                                            lease. Three (3) mortgaged
                                            properties, securing mortgage loans
                                            representing 7.5% of the initial
                                            outstanding pool balance, are
                                            subject to a first mortgage lien on
                                            both a fee interest and a leasehold
                                            interest in income-producing real
                                            property.

                                            Leasehold mortgage loans are subject
                                            to certain risks not associated with
                                            mortgage loans secured by a lien on
                                            the fee estate of the borrower. The
                                            most significant of these risks is
                                            that if the borrower's leasehold
                                            were to be terminated upon a lease
                                            default, the lender would lose its
                                            security. Generally, each related
                                            ground lease requires the lessor to
                                            give the lender notice of the
                                            borrower's defaults under the ground
                                            lease and an opportunity to cure
                                            them, permits the leasehold interest
                                            to be assigned to the lender or the
                                            purchaser at a foreclosure sale, in
                                            some cases only upon the consent of
                                            the lessor, and contains certain
                                            other protective provisions
                                            typically included in a
                                            "mortgageable" ground lease.

                                            Upon the bankruptcy of a lessor or a
                                            lessee under a ground lease, the
                                            debtor entity has the right to
                                            assume or reject the lease. If a
                                            debtor lessor rejects the lease, the
                                            lessee has the right to remain in
                                            possession of its leased premises
                                            for the rent otherwise payable under
                                            the lease for the term of the lease
                                            (including renewals). If a debtor
                                            lessee/borrower rejects any or all
                                            of the lease, the leasehold lender
                                            could succeed to the
                                            lessee/borrower's position under the
                                            lease only if the lessor
                                            specifically
                                            grants the lender such right. If
                                            both the lessor and the
                                            lessee/borrowers are involved in
                                            bankruptcy proceedings, the trustee
                                            may be unable to enforce the
                                            bankrupt lessee/borrower's right to
                                            refuse to treat a ground lease
                                            rejected by a bankrupt lessor as
                                            terminated. In such circumstances, a
                                            lease could be terminated
                                            notwithstanding lender protection
                                            provisions contained therein or in
                                            the mortgage.

                                            Most of the ground leases securing
                                            the mortgaged properties provide
                                            that the ground rent increases
                                            during the term of the lease. These
                                            increases may adversely affect the
                                            cash flow and net income of the
                                            borrower from the mortgaged
                                            property.

THE SELLER OF THE MORTGAGE
LOANS IS SUBJECT TO BANKRUPTCY
OR INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP OF
THE MORTGAGE LOANS                          In the event of the insolvency of
                                            the seller, it is possible the
                                            trust's right to payment from or
                                            ownership of the mortgage loans
                                            could be challenged, and if such
                                            challenge were successful, delays or
                                            reductions in payments on your
                                            certificates could occur.

                                            Based upon opinions of counsel that
                                            the conveyance of the mortgage loans
                                            would generally be respected in the
                                            event of insolvency of the seller,
                                            which opinions are subject to
                                            various assumptions and
                                            qualifications, the seller believes
                                            that such a challenge will be
                                            unsuccessful, but there can be no
                                            assurance that a bankruptcy trustee,
                                            if applicable, or other interested
                                            party will not attempt to assert
                                            such a position. Even if actions
                                            seeking such results were not
                                            successful, it is possible that
                                            payments on the certificates would
                                            be delayed while a court resolves
                                            the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES               Your certificates will not be listed
                                            on any securities exchange or traded
                                            on any automated quotation systems
                                            of any registered securities
                                            association, and there is currently
                                            no secondary market for the
                                            certificates. While the Underwriters
                                            currently intend to make a secondary
                                            market in the certificates, none of
                                            them is obligated to do so.
                                            Accordingly, you may not have an
                                            active or liquid secondary market
                                            for your certificates, which could
                                            result in a substantial decrease in
                                            the market value of your
                                            certificates. The market value of
                                            your certificates also may be
                                            affected by many other factors,
                                            including then-prevailing interest
                                            rates. Furthermore, you should be
                                            aware that the market for securities
                                            of the same type as the certificates
                                            has in the past been volatile and
                                            offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                           The interest rates on one or more
                                            classes of certificates may be based
                                            on a weighted average of the
                                            mortgage loan interest rates net of
                                            the administrative cost rate, which
                                            is calculated based upon the
                                            respective principal balances of the
                                            mortgage loans. Alternatively, the
                                            interest rate on one or more classes
                                            of the certificates may be capped at
                                            such weighted average rate. This
                                            weighted average rate is further
                                            described in this prospectus
                                            supplement under the definition of
                                            "Weighted

                                            Average Net Mortgage Rate." Any
                                            class of certificates that is either
                                            fully or partially based upon the
                                            weighted average net mortgage rate
                                            may be adversely affected by
                                            disproportionate principal payments,
                                            prepayments, defaults and other
                                            unscheduled payments on the mortgage
                                            loans. Because some mortgage loans
                                            will amortize their principal more
                                            quickly than others, the rate may
                                            fluctuate over the life of those
                                            classes of your certificates.

                                            In general, mortgage loans with
                                            relatively high mortgage interest
                                            rates are more likely to prepay than
                                            mortgage loans with relatively low
                                            mortgage interest rates. For
                                            instance, varying rates of
                                            unscheduled principal payments on
                                            mortgage loans which have interest
                                            rates above the weighted average net
                                            mortgage rate may have the effect of
                                            reducing the interest rate of your
                                            certificates.

         This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         Capitalized terms are defined in the "Glossary of Terms" attached to this prospectus supplement.

GENERAL

         The Series 2004-HQ3 Commercial Mortgage Pass-Through Certificates will be issued on or about March __, 2004 pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the fiscal agent and the trustee.

         The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

o the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date;

o any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

o a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

o certain rights of the Depositor under, or assigned to the Depositor pursuant to, the Mortgage Loan Purchase Agreement relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the seller regarding its mortgage loans.

         The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

         The certificates will consist of various classes, to be designated as:

         o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates;

         o    the Class X-1 Certificates and the Class X-2 Certificates;

         o the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class Q Certificates and the Class S Certificates; and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D, Class E, Class F and Class G Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.


         Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The Certificates--Book-Entry Registration and Definitive Certificates." Unless and until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.


         All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

         Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and Euroclear Bank, respectively.

         Because of time-zone differences, credits of securities received in Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or Euroclear Bank cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

         Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%:

                                                         APPROXIMATE
                              INITIAL AGGREGATE      PERCENT OF INITIAL          RATINGS            APPROXIMATE
             CLASS           CERTIFICATE BALANCE        POOL BALANCE          (MOODY'S/S&P)        CREDIT SUPPORT
             -----           -------------------        ------------          -------------        --------------
      Class A-1                 $113,860,000               8.593%                Aaa/AAA              15.00%

      Class A-2                 $319,750,000              24.132%                Aaa/AAA              15.00%

      Class A-3                 $145,475,000              10.979%                Aaa/AAA              15.00%

      Class A-4                 $547,150,000              41.295%                Aaa/AAA              15.00%

      Class B                   $ 16,562,000               1.250%                Aa1/AA+              13.75%

      Class C                   $ 16,562,000               1.250%                 Aa2/AA              12.50%

      Class D                   $ 13,250,000               1.000%                Aa3/AA-              11.50%

      Class E                   $ 19,875,000               1.500%                 A1/A+               10.00%

      Class F                   $ 13,250,000               1.000%                  A2/A                 9.00%

      Class G                   $ 16,562,000               1.250%                 A3/A-                 7.75%

         The percentages indicated under the columns "Approximate Credit Support" with respect to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates in the aggregate.

         The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of such certificate on such Distribution Date. See "--Distributions" and "--Distributions--Subordination; Allocation of Losses and Certain Expenses" below.

         The Interest Only Certificates will not have a Certificate Balance. Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

         The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance Certificates outstanding from time to time. The Notional Amount of the Class X-2 Certificates will equal:

    o during the period from the Closing Date through and including the Distribution Date occurring in September 2005, the sum of (a) the lesser of $79,164,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2005 through and including the Distribution Date occurring in September 2006, the sum of (a) the lesser of $19,073,000 and the Certificate Balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time and (c) the lesser of $5,970,000 and the Certificate Balance of the Class M Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2006 through and including the Distribution Date occurring in September 2007, the sum of (a) the lesser of $280,942,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time and (c) the lesser of $10,640,000 and the Certificate Balance of the Class K Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2007 through and including the Distribution Date occurring in September 2008, the sum of (a) the lesser of $179,818,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and (c) the lesser of $15,751,000 and the Certificate Balance of the Class H Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2008 through and including the Distribution Date occurring in September 2009, the sum of (a) the lesser of $67,439,000 and the Certificate Balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the Certificate Balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $12,178,000 and the Certificate Balance of the Class G Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2009 through and including the Distribution Date occurring in September 2010, the sum of (a) the lesser of $529,783,000 and the

         Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the Certificate Balance of the Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $7,966,000 and the Certificate Balance of the Class F Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2010 through and including the Distribution Date occurring in September 2011, the sum of (a) the lesser of $493,707,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the Certificate Balance of the Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $14,994,000 and the Certificate Balance of the Class E Certificates outstanding from time to time;

    o during the period following the Distribution Date occurring in September 2011 through and including the Distribution Date occurring in March 2012, the sum of (a) the lesser of $452,183,000 and the Certificate Balance of the Class A-4 Certificates outstanding from time to time, (b) the Certificate Balance of the Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $8,984,000 and the Certificate Balance of the Class E Certificates outstanding from time to time; and

    o    following the Distribution Date occurring in March 2012, $0.

         Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any class of Principal Balance Certificates. The Notional Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in March 2012. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,324,982,421 and $1,258,818,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

         The Residual Certificates will not have Certificate Balances or Notional Amounts.

PASS-THROUGH RATES

         The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates for each Distribution Date will be equal to ___%, ___%, ___% and ___% per annum, respectively. The Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

         The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of one of the classes of the Principal Balance Certificates. In general, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before March 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class X-1 Strip Rate will be calculated as follows:

    o if such particular component consists of the entire Certificate Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates;

    o if such particular component consists of the entire Certificate Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

         For any Distribution Date occurring after March 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in March 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before March 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

    o the lesser of (a) the rate per annum corresponding to such Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

    o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

         Under no circumstances will any Class X-2 Strip Rate be less than zero.

         The Pass-Through Rate applicable to the Class H, Class J and Class K Certificates will, at all times, accrue interest at a per annum rate equal to either (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net Mortgage Rate less a specified percentage, which percentage may be zero. The Pass-Through Rate applicable to the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will, at all times, equal the lesser of ___% per annum and the Weighted Average Net Mortgage Rate.

         The Administrative Cost Rate for each mortgage loan is presented in Appendix II. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan. Notwithstanding the foregoing, in the case of the GIC Office Portfolio Pari Passu Loan, the Pari Passu Loan Servicing Fee Rate applicable in any month will be determined on a 30/360 basis. All calculations relating to the GIC Office Portfolio Pari Passu Loan will be adjusted accordingly.

DISTRIBUTIONS

General

         Distributions on or with respect to the certificates will be made by the trustee, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each Distribution Date, commencing in April 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder.

         The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage Interests in such Class.

The Available Distribution Amount

         With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution Amount for that Distribution Date.

         With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms." With respect to the Distribution Date occurring in March of each year (commencing in 2005), the trustee will withdraw an amount from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Application of the Available Distribution Amount

         On each Distribution Date, except as described under "--Optional Termination" below, for so long as any class of offered certificates remains outstanding, the trustee will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

         (i) to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 and Class X-2 Certificates, the Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

         (ii) to the holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-1 Certificates has been reduced to zero;

         (iii) upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 Certificates;

         (iv) upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1 and Class A-2 Certificates;

         (v) upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A-1, Class A-2 and Class A-3 Certificates;

         (vi) to the holders of the Class A Certificates and the Class X Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (vii) to the holders of the Class B Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (viii) upon payment in full of the aggregate Certificate Balance of the Class A-4 Certificates, to the holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class B Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Certificates;

         (ix) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (x) to the holders of the Class C Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xi) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class C Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A and Class B Certificates;

         (xii) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (xiii) to the holders of the Class D Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xiv) upon payment in full of the aggregate Certificate Balance of the Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B and Class C Certificates;

         (xv) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (xvi) to the holders of the Class E Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xvii) upon payment in full of the aggregate Certificate Balance of the Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B, Class C and Class D Certificates;

         (xviii) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (xix) to the holders of the Class F Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xx) upon payment in full of the aggregate Certificate Balance of the Class E Certificates, to the holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class F Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B, Class C, Class D and Class E Certificates;

         (xxi) to the holders of the Class F Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate;

         (xxii) to the holders of the Class G Certificates, the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (xxiii) upon payment in full of the aggregate Certificate Balance of the Class F Certificates, to the holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class G Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A, Class B, Class C, Class D, Class E and Class F Certificates;

         (xxiv) to the holders of the Class G Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

         (xxv) to make payments to the holders of the private certificates (other than the Class X Certificates) as contemplated below.

         Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all Classes of Subordinate Certificates has been reduced to zero, or the aggregate Appraisal Reduction in effect is greater than or equal to the aggregate Certificate Balance of all Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed:

o first, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o second, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

         On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X Certificates and Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class H Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates:

         (1) to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable Certificate Interest Amount in respect of such class of certificates for such Distribution Date;

         (2) if the aggregate Certificate Balance of each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution Date; and

         (3) to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

         Any portion of the Available Distribution Amount for any Distribution Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I Certificates, and any amount of Excess Interest on deposit in the Excess Interest Sub-account for the related Collection Period will be paid to holders of the Class S Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

         Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

         On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the aggregate amount of such Prepayment Premiums or Yield Maintenance Charges collected during the related Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the Distribution Date in _______, __% of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and ___% of the Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in ________ __, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates.

         No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates or the Residual Certificates. Any Prepayment Premiums or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

         Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Excess Servicing Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO

Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

         Not later than the earliest Appraisal Event with respect to any mortgage loan or Loan Pair serviced under the Pooling and Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan or Loan Pair is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

         As a result of such appraisal or internal valuation, an Appraisal Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan or Loan Pair is brought current under the then current terms of the mortgage loan or Loan Pair for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan or Loan Pair that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain --at the Operating Adviser's expense-- an updated appraisal, with a corresponding adjustment to the amount of the Appraisal Reduction.

         The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See "--Advances--P&I Advances" below.

         Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances (including any advances to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

         As and to the extent described herein, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of Class A Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Certificates.

         Similarly, but to decreasing degrees and in alphabetical order of Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the Class S Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

         Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will generally have the effect of reducing the Certificate Balance of those Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances. Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Certificates by the Subordinate Certificates.

         Following retirement of the Class A Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

         Realized Losses of principal and interest on the mortgage loans and Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata and, solely with respect to losses of interest (other than as a reduction of the Notional Amount), to the Class X-1 and Class X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

         Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the "Glossary of Terms" to this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. At such time as a final recovery determination is made in regard to any mortgage loan as to which the master servicer had previously reimbursed (from general collections on the mortgage loans on deposit in the collection account) advances determined to be nonrecoverable, the master servicer will compute the realized loss attributable to such reimbursements and such losses will then be allocated (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance Certificates (without accompanying principal distributions).

         Any shortfall in the amount of the Distributable Certificate Interest Amount paid to the Certificateholders of any class of certificates on any Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

         Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion Mortgage Loans. Any additional trust expenses under the related Non-Serviced Mortgage

Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

         Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

         If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such Distribution Date, in each case reducing interest otherwise payable thereon. The Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such class of certificates. See "Servicing of the Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

         On any Distribution Date, to the extent that the aggregate Prepayment Interest Excesses on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

         In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon Payments that are received by the master servicer (from the borrower or a primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

         The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to 1% of the Initial Pool Balance.

         The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the Code.

         Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered Certificates--Distributions--Application of the Available Distribution Amount" in this prospectus supplement. Notice of any optional termination must be mailed by the trustee to the Certificateholders and the Rating Agencies upon the receipt of written notice of such optional termination by the trustee.

         ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

         P&I Advances

         On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan (except the Wells Fargo Tower Pari Passu Loan, unless the Greenwich 2003-C2 Master Servicer fails to do so for reasons other than nonrecoverablility), subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

         In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on the Wells Fargo Tower Pari Passu Loan other than as set forth above, or on any B Note, any Non-Serviced Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

         The Greenwich 2003-C2 Master Servicer is obligated to make Advances with respect to the Wells Fargo Tower Pari Passu Loan to the extent set forth in the Greenwich 2003-C2 Pooling and Servicing Agreement. Such Advances will be made on generally the same terms and conditions described above. The master servicer will be required to make any P&I Advance with respect to the Wells Fargo Tower Pari Passu Loan that the Greenwich 2003-C2 Master Servicer is required but fails to make, unless the Greenwich 2003-C2 Master Servicer or the master servicer under the Pooling and Servicing Agreement has determined that such advance would not be recoverable from collections on the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loan, as applicable. The Greenwich 2003-C2 Master Servicer will be entitled to reimbursement from those collections, with interest, for advances made by it with respect to the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loan, as the case may be, on an equal and pro rata basis. The amount of those advances may be reduced based on an appraisal performed by the Greenwich 2003-C2 Special Servicer, which reduction will be calculated with respect to the Wells Fargo Tower Pari Passu Loan, in a manner substantially similar to the calculation described in the second preceding paragraph.

         With respect to any mortgage loan that is delinquent in respect of its Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

         The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate Account and Distribution Account as described under "--Reimbursement of Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

         Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer. Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

         Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

         With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o other costs and expenses necessary to maintain, manage or operate such REO Property.

         Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

         The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced Companion Mortgage Loan, any B Note or the administration of REO Property. Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan (and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, and if the trustee fails to make a required Servicing Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

         In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing Agreement. Those advances will be made by the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

         Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance, unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced. Any provision in the Pooling and Servicing Agreement for any Servicing Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

         The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies and us (and the holders of the Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Trustee Reports

         Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or make available to each Certificateholder on each Distribution Date:

         (a) A statement (in the form of Appendix V) setting forth, to the extent applicable:

                  (i) the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to reduce the aggregate Certificate Balance of such class;

                  (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and
                           (B) Prepayment Premiums or Yield Maintenance Charges;

                  (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the mortgage loans at the close of business on the related Determination Date;

                  (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                           (A) delinquent 30 to 59 days,

                           (B) delinquent 60 to 89 days,

                           (C) delinquent 90 days or more,

                           (D) as to which foreclosure proceedings have been
                               commenced, or

                           (E) as to which bankruptcy proceedings have been
                               commenced;

                  (v) with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance of the mortgage loan;

                  (vi)     as of the related Determination Date:

                           (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the special servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and

                           (B) the aggregate amount of other revenues collected by the special servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related mortgage loan;

                  (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

                  (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

                  (ix) the Pass-Through Rate applicable to each class of certificates for such Distribution Date;

                  (x) the aggregate amount of servicing fees paid to the master servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

                  (xi) the amount of Unpaid Interest, Realized Losses or Expense Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

                  (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer, the trustee and the fiscal agent and the aggregate amount of Servicing Advances and P&I Advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the Non-Serviced Mortgage Loans;

                  (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date; and

                  (xiv) such other information and in such form as will be specified in the Pooling and Servicing Agreement.

         (b) A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

         The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

         In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

         The trustee will make the foregoing reports and certain other information available each month to any interested party via the trustee's website, which shall initially be located at www.etrustee.net. In addition, the trustee will also make certain other additional reports available via the trustee's website on a restricted basis to the Depositor and its designees, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and any prospective investors or beneficial owners of certificates who provide the trustee with an investor certification satisfactory to the trustee. The trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee may disclaim responsibility for any information of which it is not the original source.

         In connection with providing access to the trustee's website, the trustee may require registration and the acceptance of a disclaimer. The trustee will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

         On an annual basis, the master servicer is required to deliver the Annual Report to the trustee, which will make such report available as described above to the Underwriters, the Certificateholders, the Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

         The trustee shall make available at its corporate trust offices (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating Agency, the special servicer, the Depositor and the holder of any Serviced Companion Mortgage Loan, originals or copies of, among other things, the following items:
(i) the most recent property inspection reports in the possession of the trustee in respect of each mortgaged property and REO Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the trustee, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the trustee shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

         The Pooling and Servicing Agreement generally requires that the trustee make available, at its corporate trust offices or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the trustee since the Closing Date;

o    all accountants' reports delivered to the trustee since the Closing Date;

o    the mortgage loan files;

o any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o any and all officer's certificates and other evidence delivered to the trustee to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

         Copies of any and all of the foregoing items and any servicer reports will be available from the trustee upon request; however, the trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the trustee). Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

                  Book-Entry Certificates

         Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the trustee. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         The master servicer, the special servicer and the Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                  EXAMPLE OF DISTRIBUTIONS

         The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in March 2004:

                 The close of business on

                 March 1                              (A)      Cut-off Date.

                 March 31                             (B)      Record Date for all Classes of Certificates.

                 March 2 - April 7                    (C)      The Collection Period. The master servicer
                                                               receives Scheduled Payments due after the
                                                               Cut-off Date and any Principal Prepayments
                                                               made after the Cut-off Date and on or prior
                                                               to April 7. April 7 (D) Determination Date.

                 April 12                             (E)      Master Servicer Remittance Date.

                 April 13                             (F)      Distribution Date.

         Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

         (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

         (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

         (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to April 7, 2004 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

         (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

         (E) The master servicer will remit to the trustee no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such Distribution Date.

         (F) The trustee will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

         LaSalle Bank National Association will act as the trustee. LaSalle Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and
(iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "A+" by S&P and "Aa3" by Moody's, provided that, if the Fiscal Agent is rated at least "AA-" by S&P (or "A+" by S&P if such institution's short-term debt obligations are rated at least "A-1" by S&P) and "Aa3" by Moody's, then the Trustee must be rated not less than "A-" by S&P and "A3" by Moody's, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3. As of September 30, 2003, the trustee had assets of approximately $62 billion. See "Description of the Agreements--Duties of the Trustee", "Description of the Agreements--Matters Regarding the Trustee" and "Description of the Agreements--Resignation and Removal of the Trustee" in the prospectus.

The Fiscal Agent

         ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a Nonrecoverable Advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of September 30, 2003, the fiscal agent had consolidated assets of approximately $697 billion. The long-term unsecured debt of ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by Fitch. In the event that LaSalle Bank National Association shall, for any reason, cease to act as trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

         LaSalle Bank National Association will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). LaSalle Bank National Association maintains an office at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for certificate transfers and exchanges.

         The trustee, the fiscal agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution Date" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates) will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

         The Rated Final Distribution Date of each class of certificates is the Distribution Date in January 2041.

         The ratings assigned by the Rating Agencies to each class of Principal Balance Certificates reflects an assessment of the likelihood that the Certificateholders of such Class will receive, on or before the Rated Final Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

         The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o to modify, add to or eliminate the provisions in the Pooling and Servicing Agreement relating to transfers of residual certificates;

o to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange;

o to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

         No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

         The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o no such amendment may eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the Code; or

o adversely affect the status of any REMIC for federal income tax purposes, without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders). The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

         In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

         The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

         The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of the seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

         Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated Repayment Date. The failure of the borrower to prepay an

ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

         Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan Modifications" in this prospectus supplement.

         The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

         In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class X-1 and Class X-2 Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

         Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

         If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

         The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class S Certificates, and then to the other respective Classes of Principal Balance Certificates, in ascending -- from Q to A -- alphabetical order of Class designation. As to each of such classes, Realized Losses and Expense Losses will reduce (i) first, the Certificate Balance of such class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates);
(ii) second, Unpaid Interest owing to such class and (iii) third, Distributable Certificate Interest owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

         The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

         The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans. We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

         The following tables indicate the percent of the initial Certificate Balance of each class of offered certificates after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

         The mortgage loans do not have all of the characteristics of the Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

         For the purposes of each table, the weighted average life of a certificate is determined by:

o multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such certificate.

         The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                  92%          92%          92%           92%          92%
March 2006                                  83%          83%          83%           83%          83%
March 2007                                  72%          72%          72%           72%          72%
March 2008                                  29%          29%          29%           29%          29%
March 2009                                  0%           0%            0%           0%           0%
Weighted average life (years)              3.45         3.44          3.43         3.42         3.35

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                  75%          74%          74%           74%          73%
March 2010                                  70%          69%          69%           68%          68%
March 2011                                  0%           0%            0%           0%           0%
Weighted average life (years)              5.90         5.89          5.87         5.86         5.73



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                  63%          61%          60%           59%          59%
March 2012                                  51%          48%          45%           42%          21%
March 2013                                  12%          9%            8%           7%           0%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              7.75         7.67          7.63         7.60         7.44



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.73         9.70          9.68         9.64         9.41

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.86         9.86          9.86         9.86         9.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR


DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.89         9.86          9.86         9.86         9.61



           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.95         9.90          9.86         9.86         9.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.95         9.95          9.91         9.86         9.61




           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS F CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.95         9.95          9.95         9.87         9.64


           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS G CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                           0%           25%          50%           75%         100%
---------------------------          -------------- ------------ ------------ ------------ -------------
Closing Date                               100%         100%          100%         100%         100%
March 2005                                 100%         100%          100%         100%         100%
March 2006                                 100%         100%          100%         100%         100%
March 2007                                 100%         100%          100%         100%         100%
March 2008                                 100%         100%          100%         100%         100%
March 2009                                 100%         100%          100%         100%         100%
March 2010                                 100%         100%          100%         100%         100%
March 2011                                 100%         100%          100%         100%         100%
March 2012                                 100%         100%          100%         100%         100%
March 2013                                 100%         100%          100%         100%         100%
March 2014                                  0%           0%            0%           0%           0%
Weighted average life (years)              9.95         9.95          9.95         9.95         9.70

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of eighty-nine (89) fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of $1,324,982,421 subject to a permitted variance of plus or minus 5%. The Cut-off Date Balances of the mortgage loans range from $596,094 to $187,000,000, and the mortgage loans have an average Cut-off Date Balance of $14,887,443. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

         The mortgage loans were originated between July 2002 and February 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached.

         One hundred eight (108) mortgaged properties, securing mortgage loans representing 86.6% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Nine (9) mortgaged properties, securing mortgage loans representing 5.9% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien in a leasehold interest in such mortgaged property. Three (3) mortgaged properties, securing mortgage loans representing 7.5% of the Initial Pool Balance, are subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in a portion of that same property.

         On the Closing Date, we will acquire the mortgage loans from the seller, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Seller" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

         Mortgage Rates; Calculations of Interest

         The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than any ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Eighty-nine (89) mortgage loans, representing 100% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.

Property Types

         The mortgage loans consist of the following property types:

         o Retail - Forty-four (44) of the mortgaged properties, which secure 41.5% of the Initial Pool Balance, are retail properties;

         o Office - Thirty-seven (37) of the mortgaged properties, which secure 27.7% of the Initial Pool Balance, are office properties;

         o Multifamily - Two (2) of the mortgaged properties, which secure 10.6% of the Initial Pool Balance, are multifamily properties;

         o Industrial - Seven (7) of the mortgaged properties, which secure 4.0% of the Initial Pool Balance, are industrial properties;

         o Hospitality - One (1) of the mortgaged properties, which secures 4.0% of the Initial Pool Balance, is a hospitality property;

         o Other - Three (3) of the mortgaged properties, which secure 3.3% of the Initial Pool Balance, are property types other than those set forth in this paragraph;

         o Manufactured Housing Community - Seven (7) of the mortgaged properties, which secure 3.9% of the Initial Pool Balance, are manufactured housing community properties;

         o Self Storage - Fourteen (14) of the mortgaged properties, which secure 2.6% of the Initial Pool Balance, are self storage properties; and

         o Mixed Use - Five (5) of the mortgaged properties, which secure 2.4% of the Initial Pool Balance, are mixed use properties.

Property Location

         The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Maryland, Washington, Virginia, Texas, Pennsylvania and Florida.

         o Twenty-two (22) mortgaged properties, representing security for 20.2% of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, nineteen (19) of such mortgaged properties, representing security for 18.1% of the Initial Pool Balance, are located in Southern California, and three (3) mortgaged properties, representing security for 2.1% of the Initial Pool Balance, are located in Northern California;

         o Five (5) mortgaged properties, representing security for 15.1% of the Initial Pool Balance are located in Maryland;

         o Three (3) mortgaged properties, representing security for 8.6% of the Initial Pool Balance are located in Washington;

         o Eight (8) mortgaged properties, representing security for 6.7% of the Initial Pool Balance are located in Virginia;

         o Six (6) mortgaged properties, representing security for 6.2% of the Initial Pool Balance are located in Texas;

         o Sixteen (16) mortgaged properties, representing security for 5.6% of the Initial Pool Balance are located in Pennsylvania; and

         o Six (6) mortgaged properties, representing security for 5.4% of the Initial Pool Balance are located in Florida.

Due Dates

         Seventy-two (72) of the mortgage loans, representing 44.1% of the Initial Pool Balance, have Due Dates on the first day of each calendar month. Two (2) mortgage loans, representing 4.5% of the Initial Pool Balance, have a

Due Date on the 5th day of each calendar month. One (1) mortgage loan, representing 4.0% of the Initial Pool Balance, has a Due Date on the 7th day of each calendar month. Ten (10) mortgage loans, representing 31.8% of the Initial Pool Balance, have a Due Date on the 8th day of each calendar month. Four (4) mortgage loans, representing 15.6% of the Initial Pool Balance, have a Due Date on the 9th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges including eighty-one
(81) mortgage loans, representing 95.5% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days, seven (7) mortgage loans, representing 3.9% of the Initial Pool Balance, with a grace period of 10 days, and one (1) mortgage loan, representing 0.6% of the Initial Pool Balance, with a grace period prior to the imposition of late payment charges of 15 calendar days.

Amortization

         The mortgage loans have the following amortization features:

         o Eighty-nine (89) of the mortgage loans, representing 100% of the Initial Pool Balance, are Balloon Loans. Those Balloon Loans accrue interest on an actual/360 basis. The amount of the Balloon Payments on those mortgage loans will be greater, and the actual amortization terms will be longer, than would be the case if those mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See "Risk Factors."

Prepayment Restrictions

         As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

          o Eighty-two (82) of the mortgage loans, representing 90.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates (or, in the case of the International Plaza Pari Passu Loan, February 8, 2006)) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o One (1) of the mortgage loans, representing 4.0% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following the Lock-out Period provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o One (1) mortgage loan, representing 2.8% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of a yield maintenance formula, and after the yield maintenance period permits the related borrower to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

          o One (1) of the mortgage loans, representing 1.1% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and thereafter provides for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

          o Two (2) of the mortgage loans, representing 0.8% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment Premiums or Yield Maintenance Charges calculated on the basis of a yield maintenance formula.

          o One (1) mortgage loan, representing 0.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provides for a Prepayment Premium that, beginning five years from the date of the loan, is equal to 5% of the amount prepaid and decreases by 1% each succeeding year.

          o One (1) mortgage loan, representing 0.3% of the Initial Pool Balance, has no lockout period and the loan permits voluntary principal prepayments at any time if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of a yield maintenance formula.

         With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

         o Seventeen (17) of the mortgage loans, representing 22.9% of the Initial Pool Balance, permit the release of a mortgaged property from the lien of the mortgage if there is a defeasance of a portion of the mortgage loan in connection with such release.

         o With respect to Mortgage Loan Nos. 36-38 and 48-51 (Pacific Medical Portfolio 1 Loan and Pacific Medical Portfolio 3 Loan, respectively), which represent 2.6% of the Initial Pool Balance, if Catholic Healthcare West ("CHW") elects to close a hospital directly affiliated with the subject mortgaged property at any time during the loan term, (i) CHW may assume the loan, subject to certain conditions or (ii) the borrower may repay the loan subject to a Yield Maintenance Charge, with all related penalties and fees paid by CHW. In either case, collateral will be released from the cross-collateralization at par, subject to the conditions above.

         o Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to seven (7) payment dates prior to and including the maturity date or Anticipated Repayment Date.

         The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

         The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by the mortgage loan seller or any of its affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

         The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

         In addition, some of the mortgage loans, any Serviced Companion Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion Mortgage Loan or B Note documents and/or as determined by the master servicer. The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan (other than with respect to a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

         Six (6) of the mortgage loans, representing 32.4% of the Initial Pool Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. The GIC Office Portfolio Pari Passu Loan is secured by the related mortgaged properties on a pari passu basis with other notes that had an aggregate original principal balance of $590,000,000. In addition, another note that had an original principal balance of $125,000,000 is subordinate in right of payment to the GIC Office Portfolio Pari Passu Loan and the related GIC Office Portfolio Companion Loans. The Wells Fargo Tower Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $190,250,000. The International Plaza Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $153,898,186. The Alamo Quarry Market & Quarry Crossing Pari Passu Loan is secured by the related mortgaged property on a pari passu basis with other notes that had an aggregate original principal balance of $40,000,000. See "--The GIC Office Portfolio Pari Passu Loan," "--The Wells Fargo Tower Pari Passu Loan", "--The International Plaza Pari Passu Loan" and "--The Alamo Quarry Market & Quarry Crossing Pari Passu Loan" in this prospectus supplement. Mortgage Loan No. 14 (the "Harbor Steps Mortgage Loan") is secured by a mortgage on the related property that also secures a subordinated mortgage loan with an original principal balance of $23,000,000. See "--Harbor Steps Mortgage Loan" below. Mortgage Loan No. 17 (the "Four Seasons-Los Angeles at Beverly Hills Loan") is secured by liens on both the leasehold estate (on a first-priority basis) of the borrower as tenant under a ground lease, and on the fee estate (on a second-priority basis) of the landlord with respect to that ground lease. The fee estate also secures a mortgage loan that had an initial principal amount of $20,000,000 and that is senior to the Four Seasons-Los Angeles at Beverly Hills Loan, and to future refinancings of that indebtedness.

         Six (6) of the mortgage loans, representing 19.4% of the Initial Pool Balance, are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans, there is a related mezzanine financing in the amount of $75,000,000. With respect to Mortgage Loan Nos. 18-20 and 23-25 (collectively, the "PPG Portfolio Loans"), there is a related fixed-rate preferred equity loan in the amount of $16,203,946. With respect to Mortgage Loan No. 26 (the "Centerville Galleria Mall Loan"), there is a related mezzanine financing in the amount of $2,500,000. With respect to Mortgage Loan No. 27 (the "Diamond Run Mall Loan"), there is a related mezzanine financing in the amount of $2,500,000. With respect to Mortgage Loan Nos. 71 and 72 (collectively, the "Park Avenue Portfolio Loans"), the borrower has issued a note with an original balance of $800,000 payable to the borrower's majority owner. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

         Four (4) of the mortgage loans, representing 15.4% of the Initial Pool Balance, explicitly permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property. With respect to Mortgage Loan No. 1 (the "Arundel Mills Loan"), $40,000,000 of mezzanine financing is permitted, subject to certain conditions in the loan agreement. With respect to Mortgage Loan No. 77 (the "North Duke Crossing Loan"), the borrower is allowed to incur up to $385,000 of unsecured indebtedness; provided that the unsecured lender delivers a subordination and standstill agreement. With respect to Mortgage Loan No. 81 (the "Canyon Country
Plaza Loan"), upon sale of the property additional financing up to 80% is allowed, subject to an intercreditor agreement acceptable to the lender. With respect to Mortgage Loan No. 109 (the "Meridian Building Loan"), mezzanine financing in connection with a sale of the property and the assumption of the loan is allowed if the mezzanine borrower contributes cash equity in an amount equal to or greater than 23% of the purchase price of the property, the combined LTV does not exceed 78% and the DSCR on the Meridian Building Loan and the mezzanine loan collectively is no less than 1.25x for the trailing 12 months. In addition, the mezzanine lender must enter into a subordination and standstill agreement.

         We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects Of The Mortgage Loans And The Leases--Subordinate Financing" in the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The Mortgaged Property Which May Adversely Affect Payment On Your Certificates" in this prospectus supplement.

         Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Harbor Steps Mortgage Loan

         The Harbor Steps Mortgage Loan, which, as of the Cut-off Date, had an unpaid principal balance of $100,000,000 and represents 7.5% of the Initial Pool Balance, is secured by a mortgaged property on a senior basis. The mortgage on the related mortgage property also secures a subordinated mortgage loan (the "Harbor Steps Subordinated Mortgage Loan"), which had an original principal balance of $23,000,000. The Harbor Steps Subordinated Mortgage Loan is owned by a third party and is not an asset of the trust. In addition to the subordinated mortgage on the related property, the Harbor Steps Subordinated Mortgage Loan is also secured by a pledge agreement that grants the holder of the Harbor Steps Subordinated Mortgage Loan a first priority perfected security interest in the ownership interests of the sole member of the borrower (the "Harbor Steps Subordinated Loan Separate Collateral"). The Harbor Steps Subordinated Loan Separate Collateral does not provide any credit support for the Harbor Steps Mortgage Loan.

                  The holders of the Harbor Steps Mortgage Loan and the Harbor Steps Subordinated Mortgage Loan entered into an intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

        o the right of the holder of the Harbor Steps Subordinated Mortgage Loan to receive payments of principal and interest is generally subordinate to the right of the holder of the Harbor Steps Mortgage Loan to receive payments of principal and interest;

        o if securities backed by and payable from the proceeds of the Harbor Steps Mortgage Loan are outstanding, the holder of the Harbor Steps Subordinated Mortgage Loan will not take certain actions without receiving confirmations from the rating agencies rating those securities that such action will not result in the downgrade, withdrawal or qualification of the then current ratings assigned to those securities, including exercising its rights to obtain title to or foreclose on the Harbor Steps Subordinated Loan Separate Collateral unless certain conditions are satisfied, including that the transferee of the title to the Harbor Steps Subordinated Loan Separate Collateral is a qualifying institutional investor and that the property will be managed by a qualified manager (as such term is defined in the intercreditor agreement);

        o before any enforcement action is sought, the holder of the Harbor Steps Subordinated Mortgage Loan has the right to receive notice of any event of default under the Harbor Steps Mortgage Loan and the right to cure any monetary default within a period ending five
              (5) business days after receipt of such notice; provided, however, that the holder of the Harbor Steps Subordinated Mortgage Loan shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six (6) consecutive months unless the holder of the Harbor Steps Subordinated Mortgage Loan has commenced and is continuing to diligently pursue its rights against the Harbor Steps Subordinated Loan Separate Collateral. In addition, if the default is of a non-monetary nature, the holder of the Harbor Steps Subordinated Mortgage Loan will have the same period of time as the borrower under the Harbor Steps Mortgage Loan and the Harbor Steps Subordinated Mortgage Loan loan documents to cure such non-monetary default; provided, further that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the holder of the Harbor Steps Subordinated Mortgage Loan will be given an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default;

       o subject to certain conditions, upon an event of default under the Harbor Steps Subordinated Mortgage Loan, the holder of the Harbor Steps Subordinated Mortgage Loan will have the right to select a replacement manager (including any asset manager) or leasing agent for the related mortgaged property, which replacement manager, asset manager and/or leasing agent must, if securities backed by and payable from the proceeds of the Harbor Steps Mortgage Loan are outstanding, either meet certain specified criteria or be approved by the holder of the Harbor Steps Mortgage Loan or be subject to a ratings confirmation;

       o the Harbor Steps Subordinated Mortgage Loan loan documents may be modified without the Harbor Steps Mortgage Loan holder's consent, subject to certain restrictions that generally protect the interests of the holder of the Harbor Steps Mortgage Loan;

       o if the Harbor Steps Mortgage Loan has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the Harbor Steps Mortgage Senior Loan has been commenced, the holder of the Harbor Steps Subordinated Mortgage Loan has the right to purchase the Harbor Steps Mortgage Loan in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, protective advances, all costs and expenses (including legal fees and expenses) actually incurred by the holder of the Harbor Steps Mortgage Loan in enforcing the terms of the Harbor Steps Mortgage Loan documents and any fees and expenses (other than yield maintenance or prepayments fees or premiums) payable to any servicer, trustee, fiscal agent or special servicer. This purchase option will generally expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the related mortgaged property; and

         o the transfer of the ownership of more than 49% of the Harbor Steps Subordinated Mortgage Loan to any person or entity other than institutional lenders, investment funds or their affiliates or to trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited, unless rating agency confirmation has been given with respect to such transfer.

Additional Collateral; Property Substitution

         Three (3) mortgage loans, representing 3.8% of the Initial Pool Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II.

         Three (3) of the mortgage loans, representing 11.0% of the Initial Pool Balance, permit the substitution of one of the related mortgaged properties in accordance with the conditions set forth in the related mortgage loan documents.

THE GIC OFFICE PORTFOLIO PARI PASSU LOAN

         Mortgage Loan Nos. 2-13 (the "GIC Office Portfolio Pari Passu Loan") is evidenced by a note (described below) that is secured by the mortgaged properties on a pari passu basis with the other notes described below, the "GIC Office Portfolio Companion Loans") that are not included in the trust. The GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans are collectively referred to herein as the "GIC Office Portfolio A Notes".

         The GIC Office Portfolio A Notes had outstanding principal balances as of the Cut-off Date as follows:

                           Note                                             Principal Balance
                           ----                                             -----------------
                           A-1A                                              $200,000,000
                           A-1B                                              $150,000,000
                           A-2A                                               $90,000,000
                           A-2B                                              $110,000,000
                           A-2C                                               $85,000,000
                           A-2D                                               $65,000,000

Note A-1A is included in a REMIC trust known as the LB-UBS Commercial Mortgage Trust 2004-C1. Note A-1B is currently held by Lehman Brothers Bank, FSB and it or a portion of it may in the future be transferred to a separate REMIC trust. Note A-2A is included in a REMIC trust known as the Morgan Stanley Capital I Trust 2004-TOP13. Note A-2B comprises the GIC Office Portfolio Pari Passu Loan and will be included in the trust. Each of Note A-2C and Note A-2D is currently held by MSMC and each or a portion of each such note may in the future be transferred to a separate REMIC trust. Except for the principal balances, the payment and other terms of the GIC Office Portfolio A Notes are substantially the same.

         In addition, with respect to the GIC Office Portfolio Pari Passu Loan, the mortgage on the related mortgaged properties also secures a subordinated B Note (the "GIC Office Portfolio B Note"), which has an original principal balance of $125,000,000. The GIC Office Portfolio B Note is owned by an unrelated third party and is not an asset of the trust. The GIC Office Portfolio A Notes and the GIC Office Portfolio B Note are collectively referred to herein as the "GIC Office Portfolio Loan Group." The GIC Office Portfolio Loan Group is serviced pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement. The LB-UBS 2004-C1 Master Servicer is responsible for making Servicing Advances in respect of the mortgaged properties, maintaining required escrows and remitting collections on the GIC Office Portfolio Pari Passu Loan to, or on behalf of, the trust, the owners of the GIC Office Portfolio Companion Loans and the GIC Office Portfolio B Note, as required by the LB-UBS 2004-C1 Pooling and Servicing Agreement and the co-lender agreement described below.

         The underwritten DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF set forth herein are based on the aggregate indebtedness evidenced by the GIC Office Portfolio A Notes.

         The GIC Office Portfolio B Note has the same maturity date as the GIC Office Portfolio Pari Passu Loan and a fixed interest rate. Principal payments on the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio B Note are made on the basis of a 360-month amortization schedule. On the eighth day of each month (or the succeeding business day if such eighth day is not a business day) ending prior to the stated maturity date, the related borrower is required to make a payment of principal and interest in arrears on the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio B Note. Such payments will be applied in accordance with the co-lender agreement described below.

          With respect to the GIC Office Portfolio Loan Group, the holders of the GIC Office Portfolio A Notes and the GIC Office Portfolio B Note will be parties to a co-lender agreement. That co-lender agreement will provide, among other things, for the following:

          o it is anticipated that the GIC Office Portfolio A Notes and the GIC Office Portfolio B Note will be serviced under the LB-UBS 2004-C1 Pooling and Servicing Agreement by the LB-UBS 2004-C1

              Master Servicer and the LB-UBS 2004-C1 Special Servicer, in general, as if each loan in the GIC Office Portfolio Loan Group were a mortgage loan in the LB-UBS 2004-C1 trust;

         o the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o all payments, proceeds and other recoveries on or in respect of the GIC Office Portfolio Pari Passu Loan and/or the GIC Office Portfolio Companion Loans (in each case, subject to the rights of the LB-UBS 2004-C1 Master Servicer, the LB-UBS 2004-C1 Special Servicer, the LB-UBS 2004-C1 Depositor, the LB-UBS 2004-C1 Trustee or the LB-UBS 2004-C1 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the LB-UBS 2004-C1 Pooling and Servicing Agreement) will be applied to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans on a pari passu basis;

         o the right of the holder of the GIC Office Portfolio B Note to receive payments of principal and interest is generally subordinate to the right of the holders of the GIC Office Portfolio A Notes to receive payments of principal and interest;

         o prior to an event of default under, or an acceleration on account of any other event of default of, the GIC Office Portfolio Loan Group or if the holder of the GIC Office Portfolio B Note is exercising the cure rights described below, the holder of the GIC Office Portfolio B Note will generally be entitled to receive its payments of interest and payments of principal after the holders of the GIC Office Portfolio A Notes receive their payments of interest (other than default interest) and payments of principal;

         o upon the occurrence and continuance of an event of default or an acceleration of the GIC Office Portfolio Loan Group on account of any other event of default, provided that the holder of the GIC Office Portfolio B Note is not exercising the cure rights described below, the holder of the GIC Office Portfolio B Note will not be entitled to receive payments of principal or interest until the holders of the GIC Office Portfolio A Notes receive all their accrued interest (other than default interest) and outstanding principal in full (and servicer advances are fully repaid);

         o the holder of the GIC Office Portfolio B Note has the right, following the transfer to special servicing of all of the mortgage loans in the GIC Office Portfolio Loan Group (provided that either
              (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the holder of the GIC Office Portfolio B Note losing its designation as the Lead Lender (provided that either a mortgage event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the GIC Office Portfolio A Notes, at a price generally equal to the unpaid principal balance of each of the GIC Office Portfolio A Notes, plus accrued unpaid interest on each such GIC Office Portfolio A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the GIC Office Portfolio Loan Group pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement;

         o the holder of the GIC Office Portfolio Pari Passu Loan will have the right directly or through a representative (which includes the master servicer), to consult the LB-UBS 2004-C1 Special Servicer with respect to various servicing matters affecting the GIC Office Portfolio Loan Group;

         o the holder of the GIC Office Portfolio B Note has the right to cure events of default with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by the holder of the GIC Office Portfolio B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the GIC Office Portfolio B Note may not cure a mortgage event of default more than (a) nine times over the life of such loans, (b) four consecutive times or (c) five times in any twelve-month period;

         o the Lead Lender is entitled to advise the LB-UBS 2004-C1 Master Servicer and the LB-UBS 2004-C1 Special Servicer with respect to, and consent to the LB-UBS 2004-C1 Master Servicer's or the LB-UBS 2004-C1 Special Servicer's taking (as the case may be), subject to the servicing standard under the LB-UBS 2004-C1 Pooling and Servicing Agreement (which servicing standard is substantially similar to the servicing standard applicable to the certificates), certain actions with respect to the GIC

              Office Portfolio Loan Group, including, without limitation, foreclosure upon the related mortgaged properties, modification of any monetary term or material non-monetary term of the GIC Office Portfolio Loan Group, the renewal, replacement or waiver of certain insurance requirements, the sale of the related mortgaged properties, approval or adoption of a plan in bankruptcy of the borrower, release of any collateral, acceptance of a discounted payoff, and waiver of a "due-on-sale" or "due-on-encumbrance" clause. However, the foregoing consent rights of the holder of the GIC Office Portfolio B Note will terminate at the time that the holder of the GIC Office Portfolio B Note ceases to be the "Lead Lender," which is defined as the holder of the GIC Office Portfolio B Note, initially, for so long as the principal amount of the GIC Office Portfolio B Note (net of any appraisal reduction) is equal to or greater than 27.5% of an amount equal to the original principal amount of the GIC Office Portfolio B Note less any principal payments allocated to, and received on, the GIC Office Portfolio B Note made by the borrower;

       o for so long as the GIC Office Portfolio Pari Passu Loan is serviced under the LB-UBS 2004-C1 Pooling and Servicing Agreement, and so long as the holder of the GIC Office Portfolio B Note is the Lead Lender of the GIC Office Portfolio Loan Group, the holder of the GIC Office Portfolio B Note will generally be entitled to exercise (with respect to the GIC Office Portfolio Loan Group only) the rights and powers granted to the controlling class representative under the LB-UBS 2004-C1 Pooling and Servicing Agreement, other than the right to terminate and replace the LB-UBS 2004-C1 Special Servicer, as to which the GIC Office Portfolio B Note has only consultation rights; and

       o the transfer of the ownership of the GIC Office Portfolio Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

Mezzanine Financing. Prime Mezz, Inc. (the "GIC Office Portfolio Mezzanine Borrower") has incurred mezzanine financing (the "GIC Office Portfolio Mezzanine Loan") in the initial principal amount of $75,000,000, which accrues interest at a fixed rate. The GIC Office Portfolio Mezzanine Loan is secured by a pledge of the ownership interests of the GIC Office Portfolio Mezzanine Borrower in each borrower under the GIC Office Portfolio Loan Group (together, the "GIC Office Portfolio Mezzanine Collateral"). The GIC Office Portfolio Mezzanine Loan matures on January 8, 2014.

         The GIC Office Portfolio Loan Group lender and the lender on the GIC Office Portfolio Mezzanine Loan (the "GIC Office Portfolio Mezzanine Lender") have entered into an intercreditor agreement (the "GIC Office Portfolio Intercreditor Agreement") that sets forth the relative priorities between the GIC Office Portfolio Loan Group and the GIC Office Portfolio Mezzanine Loan. The GIC Office Portfolio Intercreditor Agreement provides that, among other things:

         o if securities backed by and payable from the proceeds of the GIC Office Portfolio Loan Group are outstanding, the GIC Office Portfolio Mezzanine Lender shall not take certain actions without receiving ratings confirmations from the rating agencies rating those securities that such action will not in itself result in the downgrade, withdrawal or qualification of the then current ratings assigned to those securities, including exercising its rights to obtain title to or foreclose upon any of the GIC Office Portfolio Mezzanine Collateral unless certain conditions are satisfied, including that the transferee of the title to the GIC Office Portfolio Mezzanine Collateral is a qualifying institutional investor and that the properties will be managed by a qualified manager (as defined);

         o subject to certain conditions, upon an "event of default" under the GIC Office Portfolio Mezzanine Loan, the GIC Office Portfolio Mezzanine Lender will have the right to select a replacement manager (including any asset manager) or leasing agent for the related mortgaged properties, which replacement manager, asset manager and/or leasing agent must either meet certain specified criteria or be approved by the lender under the GIC Office Portfolio Loan Group or be subject to a ratings confirmation;

         o the GIC Office Portfolio Mezzanine Lender has the right pursuant to the GIC Office Portfolio Intercreditor Agreement to receive notice of any event of default under any loan in the GIC Office Portfolio Loan Group and the right to cure any monetary default within a period ending five (5) business days after receipt of such notice; provided, however, that the GIC Office Portfolio Mezzanine Lender shall not have the right to cure with respect to monthly scheduled debt service payments for a period of more than six (6) consecutive months unless the GIC Office Portfolio Mezzanine Lender has commenced and is continuing to diligently pursue its rights against the GIC Office Portfolio Mezzanine Collateral. In addition, if the default is of a non-monetary nature, the GIC Office Portfolio Mezzanine Lender will have the same period of time as the GIC Office Portfolio Borrower under the GIC Office Portfolio Loan Group loan documents to cure such non-monetary default; provided, however, if such non-monetary default is susceptible of cure but cannot reasonably be cured within such period then, subject to certain conditions, the GIC Office Portfolio Mezzanine Lender will be given, subject to certain conditions, an additional period of time as is reasonably necessary in the exercise of due diligence to cure such non-monetary default;

         o if the GIC Office Portfolio Loan Group has been accelerated, or any proceeding to foreclose or otherwise enforce the mortgages or other security for the GIC Office Portfolio Loan Group has been commenced, the GIC Office Portfolio Mezzanine Lender has the right to purchase the GIC Office Portfolio Loan Group in whole for a price equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, any protective advances or cure payments made by the mortgagee and any interest charged by the mortgagee on any advances for monthly payments of principal and/or interest on the GIC Office Portfolio Loan Group and/or on any protective advances or cure payments, and all costs and expenses (including legal fees and expenses) actually incurred by the GIC Office Portfolio Loan Group lender in enforcing the terms of the GIC Office Portfolio Loan Group documents and certain special servicer fees in connection therewith. This purchase option will generally expire upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure of the related mortgaged properties; and

         o the GIC Office Portfolio Mezzanine Loan loan documents may be modified without the GIC Office Portfolio Loan Group lender's consent, subject to certain restrictions that generally protect the interests of the holder of the GIC Office Portfolio Loan Group lender.

THE WELLS FARGO TOWER PARI PASSU LOAN

         Mortgage Loan No. 16 (the "Wells Fargo Tower Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with other notes (the "Wells Fargo Tower Companion Loans"), which are not included in the trust and which had an aggregate original principal balance of $190,250,000. One of the Wells Fargo Tower Companion Loans, with an original principal balance of $65,000,000, is currently included in the GMAC Commercial Mortgage Securities, Inc. Series 2003-C3 securitization and another, with an original principal balance of $38,812,500 is currently included in the Greenwich Commercial Mortgage Trust 2003-C2 securitization. Two other Wells Fargo Tower Companion Loans, with an aggregate original principal balance of $86,437,500 are currently held by Greenwich Capital Financial Products, Inc. The Wells Fargo Tower Companion Loans have the same weighted average interest rate as the Wells Fargo Pari Passu Loan, and each of the Wells Fargo Companion Loans and the Wells Fargo Tower Pari Passu Loan have the same maturity date. For purposes of the information presented in this prospectus supplement with respect to the Wells Fargo Tower Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans.

         The holders of the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans entered into a co-lender agreement. That co-lender agreement provides, among other things, for the following:

         o the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans will be serviced under the Greenwich 2003-C2 Pooling and Servicing Agreement, in general, as if such loans were a single mortgage loan;

         o the Greenwich 2003-C2 Pooling and Servicing Agreement will govern the servicing and administration of the Wells Fargo

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              Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans
              (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans will be effected in accordance with the Greenwich 2003-C2 Pooling and Servicing Agreement);

        o all payments, proceeds and other recoveries on or in respect of the Wells Fargo Tower Pari Passu Loan and/or the Wells Fargo Tower Companion Loans (in each case, subject to the rights of the Greenwich 2003-C2 Master Servicer, the Greenwich 2003-C2 Special Servicer, the Greenwich 2003-C2 Trustee or the Greenwich 2003-C2 Fiscal Agent to payments and reimbursements pursuant to and in accordance with the terms of the Greenwich 2003-C2 Pooling and Servicing Agreement and the rights of the master servicer and the trustee (and with respect to the Wells Fargo Tower Companion Loans that have not been deposited into a securitization, any related subsequent master servicer, special servicer and trustee with respect to such companion loans, if such companion loans have been deposited into a securitization) to payments and reimbursements pursuant to and in accordance with the terms of the Greenwich 2003-C2 Pooling and Servicing Agreement and any subsequent pooling and servicing agreement relating to the securitization of one or more of the Wells Fargo Tower Companion Loans, if such companion loans have been deposited in a securitization) will be applied to the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loans on a pari passu basis according to their respective outstanding principal balances;

        o Greenwich Capital Financial Products, Inc., as the holder of the Wells Fargo Tower Companion Loans that are not included in the trust fund established pursuant to the GMAC 2003-C3 Pooling and Servicing Agreement or the Greenwich 2003-C2 Pooling and Servicing Agreement, will be the directing holder under the Greenwich 2003-C2 Pooling and Servicing Agreement with respect to the Wells Fargo Tower Pari Passu Loan. Such directing holder will have the right to remove the Greenwich 2003-C2 Special Servicer and to withhold its consent with respect to certain actions proposed by the Greenwich 2003-C2 Special Servicer. The holders of the other Wells Fargo Tower Companion Loans and the majority certificateholder of the controlling class will have consultation rights with respect to certain proposed actions proposed by the Greenwich 2003-C2 Special Servicer. Such consultation rights will not be binding on the Greenwich 2003-C2 Special Servicer; and

        o the transfer of the ownership of more than 49% of the Wells Fargo Tower Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

THE INTERNATIONAL PLAZA PARI PASSU LOAN

         Mortgage Loan No. 22 (the "International Plaza Pari Passu Loan") is secured by a mortgaged property on a pari passu basis with two other notes, which are not included in the trust and which had an aggregate original principal balance of $153,898,186 (the "International Plaza Companion Loans"). One of the International Plaza Companion Loans, with an original principal balance of $115,796,372, is currently included in the Morgan Stanley Capital I Trust 2003-XLF securitization and the other International Plaza Companion Loan, with an original principal balance of $38,101,814, is currently included in the Morgan Stanley Capital I Trust 2003-IQ5 securitization. The International Plaza Companion Loans have the same interest rate, maturity date and amortization term as the International Plaza Pari Passu Loan. For purposes of the information presented in this prospectus supplement with respect to the International Plaza Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the International Plaza Pari Passu Loan and the International Plaza Companion Loans.

         The holders of the International Plaza Pari Passu Loan and the International Plaza Companion Loans, together with the 2003-XLF Master Servicer and 2003-XLF Special Servicer, entered into an intercreditor agreement. That intercreditor agreement generally provides among other things for the following:

         o the International Plaza Pari Passu Loan and the International Plaza Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other;

         o the International Plaza Pari Passu Loan and the International Plaza Companion Loans will be serviced under the 2003-XLF Pooling and Servicing Agreement, in general, as if such loans were a single mortgage loan;

         o the 2003-XLF Pooling and Servicing Agreement and the related intercreditor agreement will exclusively govern the servicing and administration of the International Plaza Pari Passu Loan and the International Plaza Companion Loans (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the International Plaza Pari Passu Loan and the International Plaza Companion Loans will be effected in accordance with the 2003-XLF Pooling and Servicing Agreement) and the 2003-XLF Trustee has the exclusive right to exercise remedies with respect to the International Plaza Pari Passu Loan and the International Plaza Companion Loans, including, without limitation, seeking foreclosure; provided, that the trustee, may, upon the occurrence of an event of default with respect to the 2003-XLF Special Servicer under the 2003-XLF Pooling and Servicing Agreement that relates solely to the International Plaza Pari Passu Loan and the International Plaza Companion Loans, be entitled to direct the 2003-XLF Trustee to terminate the 2003-XLF Special Servicer solely with respect to the International Plaza Pari Passu Loan and the International Plaza Companion Loans and, upon such termination, the 2003-XLF Trustee shall appoint a successor special servicer that meets the eligibility requirements of the Pooling and Servicing Agreement, and subject to any required rating agency confirmation under the Pooling and Servicing Agreement;

        o the 2003-XLF Special Servicer is required to consult the special servicer and will provide the special servicer and the Operating Adviser an opportunity to review certain proposed actions with respect to various servicing matters affecting the International Plaza Pari Passu Loan and the International Plaza Companion Loans; provided however, in the event that the 2003-XLF Special Servicer determines in accordance with the applicable servicing standard that immediate action is necessary, then the 2003-XLF Special Servicer may take any such action without waiting for the special servicer to respond;

        o all payments, proceeds and other recoveries on or in respect of the International Plaza Pari Passu Loan and/or the International Plaza Companion Loans (in each case, subject to the rights of the 2003-XLF Master Servicer, the 2003-XLF Special Servicer, the 2003-XLF Depositor or the 2003-XLF Trustee to payments and reimbursements pursuant to and in accordance with the terms of the 2003-XLF Pooling and Servicing Agreement and the rights of the master servicer, the trustee or the fiscal agent pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the International Plaza Pari Passu Loan and the International Plaza Companion Loans on a pari passu basis according to their respective outstanding principal balances;

        o late fees and certain other fees payable in respect of the International Plaza Pari Passu Loan will be paid to the 2003-XLF Master Servicer or the 2003-XLF Special Servicer pursuant to the 2003-XLF Pooling and Servicing Agreement; and

        o the transfer of the ownership of the International Plaza Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited unless rating agency confirmation has been given with respect to such transfer.

THE ALAMO QUARRY MARKET & QUARRY CROSSING PARI PASSU LOAN

         Mortgage Loan No. 15 (the "Alamo Quarry Market & Quarry Crossing Plaza Pari Passu Loan"), which, as of the Cut-off Date, had a combined unpaid principal balance of $68,853,435 and represents 5.2% of the Initial Pool Balance, is secured by a mortgaged property on a pari passu basis with two other notes with principal balances as of the Cut-off Date of $20,336,710 and $19,578,324 (the "Alamo Quarry Market & Quarry Crossing Companion Loans") that are not included in the trust. The Alamo Quarry Market & Quarry Crossing Companion Loans will initially be held by the seller, which may sell or transfer such Alamo Quarry Market & Quarry Crossing Companion Loans at any time. The Alamo Quarry Market & Quarry Crossing Companion Loans have the same interest rate, maturity date and amortization term as the Alamo Quarry Market & Quarry Crossing Pari Passu Loan. The Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will be serviced pursuant to the pooling and servicing agreement. For purposes of the information presented in this prospectus supplement with respect to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan, the DSCR, LTV, Cut-off Date Balance per SF, Balloon LTV, and UCF reflect the aggregate indebtedness evidenced by the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans.

         The holders of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans entered into a intercreditor agreement. That intercreditor agreement provides, among other things, for the following:

         o the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over any of the others;

         o the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will be serviced under the Pooling and Servicing Agreement, in general, as if each loan was a mortgage loan in the trust;

         o the holders of the Alamo Quarry Market & Quarry Crossing Companion Loans will have consultation rights with respect to certain proposed actions of the special servicer, but such consultation rights will not be binding on the special servicer;

         o the Pooling and Servicing Agreement will govern the servicing and administration of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans and all decisions, consents, waivers, approvals and other actions on the part off the holder of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans will be effected in accordance with the Pooling and Servicing Agreement;

         o all payments, proceeds and other recoveries on or in respect of the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and/or the Alamo Quarry Market & Quarry Crossing Companion Loans (in each case, subject to the rights of the master servicer, the special servicer, the depositor or the trustee to payments and reimbursements pursuant to and in accordance with the terms of the Pooling and Servicing Agreement) will be applied to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Companion Loans on a pari passu basis;

         o upon the occurrence of an event of default with respect to the special servicer that relates solely to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans, the special servicer under any subsequent securitization that includes an Alamo Quarry Market & Quarry Crossing Companion Loan will be entitled to direct the trustee to terminate the special servicer solely with respect to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans and, upon such termination, the trustee shall appoint, subject to any required rating agency confirmation, a successor special servicer that meets certain eligibility requirements;

         o if any Alamo Quarry Market & Quarry Crossing Companion Loan is included in a subsequent securitization, then the special servicer will be required to consult with the special servicer under that securitization with respect to various servicing matters affecting the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loans; provided however, in the event that the special servicer determines in accordance with the applicable servicing standard that immediate action is necessary, the special servicer may take any such action without waiting for the special servicer under the subsequent securitization that includes the Alamo Quarry Market & Quarry Crossing Companion Loan(s) to respond; and

         o the transfer of the ownership of the Alamo Quarry Market & Quarry Crossing Companion Loans to any person or entity other than certain institutional lenders, investment funds or their affiliates or to certain trusts or other entities established to acquire mortgage loans and issue securities backed by and payable from the proceeds of such loans is generally prohibited.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

         In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

         An environmental site assessment was performed with respect to each mortgaged property generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders. However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

Property Condition Assessments

         In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

         In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

         The seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

         In the case of two (2) mortgaged properties, securing mortgage loans representing 0.8% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

         Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool" section and (b) under "Legal Aspects Of The Mortgage Loans And The Leases" in the prospectus.

         For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

         (1) References to "DSCR" are references to "Debt Service Coverage Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

                  In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                  Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

                  The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

         (2) References in the tables to "Cut-off Date LTV" are references to "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the loan-to-value ratio reflects (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.

                  The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

                  No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

         (3) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

         The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

         Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

         The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

         If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an amount representing coverage of at least the lesser of:

        o     the outstanding principal balance of the related mortgage loan;
              and

        o the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

        If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

         In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to

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maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan), obtain the approval or disapproval of the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing Agreement. The master servicer will be entitled to rely on the determination of the Operating Adviser made in connection with such approval or disapproval. If any such approval has not been expressly denied within 7 business days of receipt by the Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

THE SELLER

Morgan Stanley Mortgage Capital Inc.

         MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. MSMC's telephone number is (212) 761-4700.

SALE OF THE MORTGAGE LOANS

         On the Closing Date, the seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by the mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, the seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

         The trustee will be required to review the documents delivered by the seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File", are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the seller.

         The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

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REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, the seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

         (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

         (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

         (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

         (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

         (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

         (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

         (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

         (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

         (10) the related mortgaged property is covered by an American Land Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

         (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

         (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

         (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

         (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

         (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

         (16) the related borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding;

         (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

         (18) there exists no material default, breach, violation or event of acceleration and, to the seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

         (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term (including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan; and

         (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

                  REPURCHASES AND OTHER REMEDIES

         If any mortgage loan document required to be delivered to the trustee by the seller with respect to its mortgage loans as described under "--Sale of the Mortgage Loans" above has a Material Document Defect, or if


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there is a Material Breach by the seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then the seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the mortgage loan seller to pay an amount sufficient to pay such expenses.

         If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the seller will be obligated, not later than the last day of such Permitted Cure Period, to:

        o repurchase the affected mortgage loan from the trust at the Purchase Price; or,

        o at its option, if within the two-year period commencing on the Closing Date, replace such mortgage loan with a Qualifying Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

         The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

         The foregoing obligations of the seller to cure a Material Document Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of us or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the seller defaults on its obligation to do so. The seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

                             SERVICING OF THE MORTGAGE LOANS

GENERAL

         The master servicer and the special servicer, either directly or through sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The servicing standard for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

         Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer and the special servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer or the special servicer, as the case may be.

         Any such interest of the master servicer or the special servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer or the special servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer or the special servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

         Each of the master servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer or the special servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

         The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon notice to the trustee, provided that:

         o a successor master servicer or special servicer is available and willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation;

         o the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

         o the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

         The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

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


         The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

         The master servicer initially will be responsible for the servicing and administration of the entire pool of mortgage loans and the special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans (in each case, other than the Non-Serviced Mortgage Loans).

         Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to and prepare reports for the trustee with respect to such mortgage loan. If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

         A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage Loan to which the master servicer will re-assume all servicing responsibilities.

         The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered Certificates--Advances--Servicing Advances" in this prospectus supplement.

         The master servicer and the special servicer and any director, officer, employee or agent of either of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

         Each of the Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally requires the consent of the trustee, as holder of the Non-Serviced Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE GIC OFFICE PORTFOLIO LOAN GROUP, THE WELLS FARGO TOWER LOAN GROUP AND THE INTERNATIONAL PLAZA LOAN GROUP

The GIC Office Portfolio Loan Group

         It is anticipated that the GIC Office Portfolio Loan Group and any related REO Property will be serviced under the LB-UBS 2004-C1 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the Series 2004-HQ3 securitization. The servicing arrangements under the LB-UBS 2004-C1 Pooling and Servicing Agreement are anticipated to be generally similar to the servicing arrangements under the Pooling and Servicing Agreement.

Rights of the Holder of the GIC Office Portfolio B Note

         The holder of the GIC Office Portfolio B Note has certain rights under the related co-lender agreement, including, among others, the following:

         Option to Cure Defaults Under GIC Office Portfolio Loan Group. The holder of the GIC Office Portfolio B Note has the right to cure events of default with respect to the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loans that may be cured by the payment of money, within 10 business days of the later of (a) receipt by such holder of the GIC Office Portfolio B Note of notice of the subject event of default and (b) the expiration of any applicable grace period for the subject event of default. The holder of the GIC Office Portfolio B Note may not cure a monetary mortgage event of default more than (a) nine times over the life of such loans, (b) four consecutive times or (c) five times in any twelve-month period.

         Option to Purchase GIC Office Portfolio A Notes. The holder of the GIC Office Portfolio B Note has the ability, following the transfer to special servicing of all of the mortgage loans in the GIC Office Portfolio Loan Group (provided that either (i) there has been a failure to make a monthly payment that is at least 60 days past due or (ii) such transfer is immediately prior to the holder of the GIC Office Portfolio B Note losing its designation as the Lead Lender (provided that either a mortgage event of default has occurred and is continuing or is reasonably foreseeable)), to purchase the GIC Office Portfolio A Notes, at a price generally equal to the unpaid principal balance of each such GIC Office Portfolio A Note, plus accrued unpaid interest on each such GIC Office Portfolio A Note at the related net mortgage interest rate (other than default interest), plus any servicing compensation, servicing advances and interest on advances payable with respect to the GIC Office Portfolio Loan Group pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement.

         Additional Rights of the Holder of the GIC Office Portfolio B Note. Pursuant to the related co-lender agreement, for so long as the holder of the GIC Office Portfolio B Note is the Lead Lender under the related co-lender agreement (as described above), the holder of the GIC Office Portfolio B Note may advise the applicable master servicer and special servicer with respect to the GIC Office Portfolio Loan Group with respect to the following actions of such master servicer or special servicer, as applicable, and no such servicer will be permitted to take any of the following actions with respect to the GIC Office Portfolio Loan Group, unless and until that servicer has notified each holder of a loan in the GIC Office Portfolio Loan Group in writing and the Lead Lender has not objected in writing within ten (10) business days of having been so notified and having been provided with all reasonably requested information (and if such written objection has not been received by the applicable master servicer or special servicer within such ten (10) business day period, then the Lead Lender's approval will be deemed to have been given):

        o any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the mortgaged properties relating to the GIC Office Portfolio Pari Passu Loan and the other collateral securing the GIC Office Portfolio Loan Group;

        o any modification, extension, amendment or waiver of a monetary term (including the timing of payments) or any material non-monetary term (including any material term relating to insurance) of any loan in the GIC Office Portfolio Loan Group;

        o any proposed sale of any mortgaged properties relating to the GIC Office Portfolio Loan Group after it becomes an REO Property for less than the aggregate unpaid principal balance of the loans in the GIC Office Portfolio Loan Group (plus interest and unreimbursed servicing advances);

        o     any acceptance of a discounted payoff;

        o any determination to bring the mortgaged properties relating to the GIC Office Portfolio Loan Group into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged properties relating to the GIC Office Portfolio Loan Group;

        o any release of collateral for the GIC Office Portfolio Loan Group (other than in accordance with the terms of, or upon satisfaction of, the loans in the GIC Office Portfolio Loan Group) including, but not limited to, the termination or release of any reserves or escrows;

        o any acceptance of substitute or additional collateral for the GIC Office Portfolio Loan Group (other than in accordance with its terms);

        o any waiver of a "due-on-sale" or "due-on-encumbrance" clause for the GIC Office Portfolio Loan Group;

        o any acceptance of an assumption agreement releasing the related borrower from liability under the GIC Office Portfolio Loan Group;

        o any renewal or replacement of the then existing insurance policies (to the extent that such renewal or replacement policy does not comply with the terms of the related GIC Office Portfolio Loan Group loan documents) or any waiver, modification or amendment of any insurance requirements under the GIC Office Portfolio Loan Group loan documents;

        o any approval of a material capital expenditure, if approval is required under the GIC Office Portfolio Loan Group loan documents;

        o any replacement of the related property manager, if approval is required under the GIC Office Portfolio Loan Group loan documents;

        o any approval of additional indebtedness secured by a mortgaged properties relating to the GIC Office Portfolio Loan Group, if approval is required under the GIC Office Portfolio Loan Group loan documents; and

        o any adoption or approval of a plan in bankruptcy of the related borrower.

         Notwithstanding the foregoing, if the applicable servicer determines that immediate action is necessary to protect the interest of the holders of any loan in the GIC Office Portfolio Loan Group (as a collective whole), then such applicable servicer may take any such action without waiting for the response of the Lead Lender.

         In addition, for so long as the holder of the GIC Office Portfolio B
Note is the Lead Lender with respect to the GIC Office Portfolio Loan Group, the holder of the GIC Office Portfolio B Note may direct the applicable servicer to take, or to refrain from taking, such actions as the holder of the GIC Office Portfolio B Note may deem consistent with the related co-lender agreement or as to which provision is otherwise made in the related co-lender agreement. Upon reasonable request, the applicable servicer will, with respect to the GIC Office Portfolio Loan Group, provide the holder of the GIC Office Portfolio B Note with any information in the possession of such servicer with respect to such matters, including its reasons for determining to take a proposed action.

         However, no advice, direction or objection from or by the Lead Lender, as contemplated by the related co-lender agreement, may (and the applicable servicer is obligated to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the applicable servicer to violate any provision of the related co-lender agreement, the applicable servicing agreement (including the applicable servicer's obligation to act in accordance with the servicing standard described therein) or the terms of the GIC Office Portfolio Loan Group loan documents or applicable law or result in an adverse REMIC event or an adverse grantor trust event. The applicable servicer will not be obligated to seek approval from the Lead Lender, as contemplated above, for any actions to be taken by such servicer if (i) such servicer has, as described above, notified the Lead Lender in writing of various actions that such servicer proposes to take with respect to the workout or liquidation of the Lead Lender's loan and (ii) for 60 days following the first such notice, the Lead Lender has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the servicing standard described in the applicable servicing agreement.

The Wells Fargo Tower Loan Group

         The Wells Fargo Tower Loan Group and any related REO Property are being serviced under the Greenwich 2003-C2 Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions generally similar in nature to the servicing under the Pooling and Servicing Agreement.

The International Plaza Loan Group

         The International Plaza Loan Group and any related REO Property are being serviced under the 2003-XLF Pooling and Servicing Agreement. That agreement provides for servicing in a manner acceptable for rated transactions generally similar in nature to the servicing under the Pooling and Servicing Agreement.

Successor Servicing Agreements

         If the GIC Office Portfolio Companion Loan that is anticipated to become an asset of the trust to be established by the LB-UBS 2004-C1 Pooling and Servicing Agreement is no longer subject to the LB-UBS 2004-C1 Pooling and Servicing Agreement following such securitization, then the GIC Office Portfolio Pari Passu Loan will be serviced and administered under one or more new servicing agreements (collectively, a "Successor Servicing Agreement") on terms substantially similar to those in the LB-UBS 2004-C1 Pooling and Servicing Agreement, unless the holders of the loans in the GIC Office Portfolio Loan Group otherwise agree.

         The LB-UBS 2004-C1 Trustee, on behalf of (i) itself as holder of the GIC Office Portfolio Companion Loan that is in the LB-UBS 2004-C1 securitization, (ii) the holders of the other GIC Office Portfolio Loan Group loans and (iii) the trustee as holder of the GIC Office Portfolio Pari Passu Loan (for the benefit of the Series 2004-HQ3 Certificateholders), is required to negotiate the terms and conditions of any Successor Servicing Agreement. The related co-lender agreement among the holders of the loans in the GIC Office Portfolio Loan Group requires that the Successor Servicing Agreement, unless the other holders of the loans in the GIC Office Portfolio Loan Group otherwise consent in writing, (i) not be materially inconsistent with the co-lender agreement, (ii) require the subject servicer(s) to service and administer the loans in the GIC Office Portfolio Loan Group and, if applicable, the mortgaged properties relating to the GIC Office Portfolio Loan in accordance with (A) any and all applicable laws, (B) the express terms of the related co-lender agreement (and any other applicable co-lender agreements), the Successor Servicing Agreement and the terms of those loans and (C) to the extent consistent with the foregoing, a servicing standard that is to be substantially the same as the servicing standard provided for in the LB-UBS 2004-C1 Pooling and Servicing Agreement, (iii) provide for the establishment of accounts in respect of the loans in the GIC Office Portfolio Loan Group and the mortgaged properties relating to the GIC Office Portfolio Loan Group substantially the same as those provided for in the LB-UBS 2004-C1 Pooling and Servicing Agreement and for the making of deposits to and withdrawals from such accounts consistent with the provisions of the LB-UBS 2004-C1 Pooling and Servicing Agreement, (iv) provide for servicing and special servicing compensation that is no less advantageous to the holder of the GIC Office Portfolio B Note than provided for in the LB-UBS 2004-C1 Pooling and Servicing Agreement, (v) provide for standard Commercial Mortgage Securities Association reporting, (vi) provide for "events of default" on the part of the subject servicer(s), and for related rights on the part of the holders of the loans in the GIC Office Portfolio Loan Group substantially similar to those provided for in the LB-UBS 2004-C1 Pooling and Servicing Agreement, (vii) contain requirements regarding when and what type of appraisals are to be obtained with respect to the mortgaged properties relating to the GIC Office Portfolio Loan Group and provisions regarding the calculation of appraisal reductions that are substantially similar to the corresponding requirements and provisions in the LB-UBS 2004-C1 Pooling and Servicing Agreement, (viii) provide for the making and reimbursement (with interest) of advances with respect to the loans in the GIC Office Portfolio Loan Group and/or the mortgaged properties relating to the GIC Office Portfolio Pari Passu Loan in a manner substantially similar to the making and reimbursement (with interest) of advances with respect to the GIC Office Portfolio Loan Group in the LB-UBS 2004-C1 Pooling and Servicing Agreement so long as any loan in the GIC Office Portfolio Loan Group is included in a securitization, (ix) provide for the loans in the GIC Office Portfolio Loan Group to be specially serviced under circumstances substantially similar to those set forth in the LB-UBS 2004-C1 Pooling and Servicing Agreement and (x) otherwise recognize the respective rights and obligations of the holders of the loans in the GIC Office Portfolio Loan Group under the co-lender agreement; provided, that prior to entering into any Successor Servicing Agreement, a confirmation is obtained from each applicable rating agency that the servicing and administration of the GIC Office Portfolio Loan Group under the Successor Servicing Agreement will not result in the qualification, downgrade or withdrawal of any rating then assigned by any rating agency with respect to any certificates evidencing a direct beneficial ownership interest in any loan in the GIC Office Portfolio Loan Group,

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except that such confirmation will not be required from any rating agency under certain circumstances described in the related co-lender agreement.

         Notwithstanding the foregoing, if, at such time as (i) neither the GIC Office Portfolio Companion Loan that is anticipated to become an asset of the LB-UBS 2004-C1 commercial mortgage securitization, nor, following foreclosure or acceptance of a deed in lieu of foreclosure, any mortgaged property relating to the GIC Office Portfolio Loan Group, is an asset of the trust established by the LB-UBS 2004-C1 Pooling and Servicing Agreement and (ii) a separate Successor Servicing Agreement with respect to the loans in the GIC Office Portfolio Loan Group has thereafter not been entered into, then, until such time as a separate Successor Servicing Agreement is entered into, and notwithstanding that neither the GIC Office Portfolio Companion Loan referred to in this sentence nor, if applicable, any mortgaged property relating to the GIC Office Portfolio Pari Passu Loan is at that time an asset of the LB-UBS 2004-C1 securitization, the LB-UBS 2004-C1 Master Servicer and, if applicable, the LB-UBS 2004-C1 Special Servicer will be required to continue to service and administer the loans in the GIC Office Portfolio Loan Group and/or, if applicable, the mortgaged properties relating to the GIC Office Portfolio Pari Passu Loan, for the benefit of the holders of those loans, under the LB-UBS 2004-C1 Pooling and Servicing Agreement as if it were a separate servicing agreement, with the loans in the GIC Office Portfolio Loan Group or, if applicable, the mortgaged properties relating to the GIC Office Portfolio Pari Passu Loan constituting the sole assets covered by it.

         Wells Fargo Tower Loan Group. At such time as the Wells Fargo Tower Companion Loan that is currently included in the Greenwich 2003-C2 trust is no longer in a securitization, the holder of such Wells Fargo Tower Companion Loan will cause the loans in the Wells Fargo Tower Loan Group to be serviced pursuant to a servicing agreement that is agreed upon by the holders of the Wells Fargo Tower Companion Loans and Wells Fargo Tower Pari Passu Loan (and provided that the rating agencies have given written confirmation that such change in servicing will not result in a downgrade, qualification or withdrawal of the ratings assigned to the certificates) and that is substantially similar to the Greenwich 2003-C2 Pooling and Servicing Agreement. Until a replacement servicing agreement has been entered into (and such written confirmation has been obtained), the holder of the Wells Fargo Tower Companion Loan currently included in the Greenwich 2003-C2 trust will cause the loans in the Wells Fargo Tower Loan Group to be serviced pursuant to the provisions of the Greenwich 2003-C2 Pooling and Servicing Agreement as if such agreement were still in full force and effect with respect to the Wells Fargo Tower Loan Group; provided, however, that until a replacement servicing agreement is in place, the actual servicing of the loans in the Wells Fargo Tower Loan Group may be performed by an entity appointed by the holder of the Wells Fargo Tower Companion Loan currently included in the Greenwich 2003-C2 trust and does not have to be performed by the service providers set forth under the Greenwich 2003-C2 Pooling and Servicing Agreement.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

         Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers.

         Wells Fargo's principal servicing offices are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

         As of December 31, 2003, Wells Fargo was responsible for servicing approximately 6,325 commercial and multifamily mortgage loans, totaling approximately $41.76 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

         Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

         The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

         GMAC Commercial Mortgage Corporation, a California corporation, will initially be appointed as special servicer under the Pooling and Servicing Agreement. The principal executive offices of the special servicer are located at 200 Witmer Road, Horsham, Pennsylvania 19044.

         As of December 31, 2003, GMAC Commercial Mortgage Corporation was responsible for performing certain special servicing functions with respect to commercial and multifamily loans totaling approximately $98.6 billion in aggregate outstanding principal balance. GMAC Commercial Mortgage Corporation will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Series 2004-HQ3 certificates, the mortgage loans or this prospectus supplement.

         The information presented herein concerning GMAC Commercial Mortgage Corporation has been provided by GMAC Commercial Mortgage Corporation. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

         The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the Pooling and Servicing Agreement.

         The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest Shortfall will be allocated as presented under "Description of the Offered Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment Interest Excesses" in this prospectus supplement. If Prepayment Interest Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

         In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master Servicing Fee as compensation.

EVENTS OF DEFAULT

         If an Event of Default described under the third, fourth or ninth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate, immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee.

         The events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

         Upon termination of the master servicer under the Pooling and Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

         However, if the master servicer is terminated solely due to an Event of Default described in the eighth or ninth bullet of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

         The special servicer will oversee the resolution of Specially Serviced Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the trustee.

Special Servicer Compensation

         The special servicer will be entitled to receive:

         o    a Special Servicing Fee;

         o    a Workout Fee; and

         o    a Liquidation Fee.

         The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

         The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the trust and will represent Expense Losses. The Special Servicer Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

         In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation. The special servicer will be entitled to, and the master servicer shall forward to the special servicer, 50% of any modification fees collected with respect to a consent, waiver, modification or amendment executed or granted by the master servicer if the approval or consent of the special servicer was required in connection therewith. The special servicer will also be entitled to 100% of the extension fees for any extensions of non-Specially Serviced Mortgage Loans granted by the special servicer.

           As described in this prospectus supplement under "--The Operating Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

         If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

         The trustee may terminate the special servicer upon a Special Servicer Event of Default. However, if the special servicer is terminated solely due to a Special Servicer Event of Default described in the eighth or ninth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and Servicing Agreement.

         The special servicer events of default under any Non-Serviced Mortgage Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special Servicer Events of Default and termination provisions set forth above.

         In addition to the termination of the special servicer upon a Special Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

         An Operating Adviser appointed by the holders of a majority of the Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

          o any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o any proposed sale of a defaulted Mortgage Loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

          o any determination to bring an REO Property into compliance with applicable environmental laws;

          o any release of or acceptance of substitute or additional collateral for a mortgage loan that is not otherwise expressly provided for under the mortgage loan;

          o    any acceptance of a discounted payoff;

          o any waiver or consent to a waiver of a "due-on-sale" or "due-on-encumbrance" clause;

          o any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan;

          o any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o any franchise changes or management company changes to which the special servicer is required to consent;

          o certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

         In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with

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the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

         At any time, the holders of a majority of the Controlling Class may direct the trustee in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

         The Operating Adviser shall be responsible for its own expenses.

         Except as may be described in the Pooling and Servicing Agreement, the Operating Adviser will not have any rights under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

         Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement, the Master Servicer may, without the consent of any other person, extend the maturity date of any Balloon Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original maturity date if in the master servicer's sole judgment exercised in good faith (and evidenced by an officer's certificate), a default in the payment of the balloon payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the certificateholders and the holders of the related Serviced Companion Mortgage Loan (as a collective whole) on a net present value basis than liquidation of such mortgage loan and the mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the mortgage loan or purchase of the related mortgaged property. In addition, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or any B Note that is not a Specially Serviced Mortgage Loan and may otherwise (with the consent of the Operating Adviser) extend the maturity date of any Balloon Loan, other than a Specially Serviced Mortgage Loan, for up to one year (but for no more than two (2) such one-year extensions). Following any such two extensions of the maturity of any mortgage loan that is not a Specially Serviced Mortgage Loan, the special servicer, and not the master servicer, shall be responsible for determining whether to further extend and, if so, processing the extension of, the maturity of such mortgage loan, provided that it will not be a Servicing Transfer Event with respect to any such extension (if at such time no other circumstance referred to in the definition of "Servicing Transfer Event" then exists) unless and until the special servicer has approved three (3) such extensions (of up to one year each) and the borrower has defaulted at the end of such third extension.

         In addition, subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

         o reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium or Yield Maintenance Charge;

         o reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

         o forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

         o extend the maturity date of any Specially Serviced Mortgage Loan; and/or

         o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the

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reasonable judgment of the special servicer, such modification, waiver or amendment would increase the recovery to Certificateholders (or if the related mortgage loan relates to a Serviced Companion Mortgage Loan or B Note, increase the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, as demonstrated in writing by the special servicer to the trustee.

         In no event, however, will the special servicer be permitted to:

         o extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; and

         o if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

         Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination; Allocation of Losses and Expenses" in this prospectus supplement.

         The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

         The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

         The Pooling and Servicing Agreement grants to each of (a) the holder of certificates representing the greatest percentage interest in the Controlling Class, (b) the special servicer, and (c) the seller with respect to mortgage loans it originated, in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than the GIC Office Portfolio Pari Passu Loan) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The Option Purchase Price for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

         The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

         The LB-UBS 2004-C1 Pooling and Servicing Agreement provides for a comparable fair value call for the GIC Office Portfolio Pari Passu Loan, and anyone exercising the right to purchase the GIC Office Portfolio Companion Loans under the LB-UBS 2004-C1 Pooling and Servicing Agreement must also purchase the GIC Office Portfolio Pari Passu Loan from the trust. In addition, anyone exercising the Option with respect to the Alamo

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Quarry Market & Quarry Crossing Pari Passu Loan under the Pooling and
Servicing Agreement must also purchase the Alamo Quarry Market & Quarry Crossing Companion Loans.

FORECLOSURES

         The special servicer may at any time, with notification to and consent of the Operating Adviser (or the B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

         If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its reasonable best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

         If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property" do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                         MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

         For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the prospectus. Four separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

        o    the making of proper elections;

        o the accuracy of all representations made with respect to the mortgage loans;

        o ongoing compliance with all provisions of the Pooling and Servicing Agreement and other related documents and no amendments to them;

        o ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

        o compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III and the International Plaza Pari Passu Loan REMIC will qualify as a REMIC under the Code; (2) the Residual Certificates will represent four separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II, REMIC III and the International Plaza Pari Passu Loan REMIC; (3) the REMIC Regular Certificates (other than the beneficial interest of the Class S Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest Grantor Trust will be treated as a grantor trust for federal income tax purposes and (5) each Class S Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

         The offered certificates will be REMIC Regular Certificates issued by REMIC III. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

         The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. Obligations.

         Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

         The offered certificates will be treated as assets described in Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property (including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through 7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

         We anticipate that the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be issued with amortizable bond premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

         The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates.

         Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

         If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of a certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such certificate exceeds the maximum amount of future payments to which such certificateholder is entitled, assuming no further prepayments of the mortgage loans. Any such loss might be treated as a capital loss.

         Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

         Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each such class of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus. To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the prospectus.

         The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

         Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under "Description of the Offered Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a class of certificates entitled to a Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance Charges.

JOBS AND GROWTH TAX RELIEF RECONCILIATION ACT OF 2003

         Under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Tax Act"), U.S. Persons (as defined in the prospectus) who are individuals generally will be subject to U.S. federal income taxes at a maximum rate of 15% on long-term capital gains for taxable dispositions of the offered certificates occurring before January 1, 2009. Beginning on January 1, 2009, the U.S. federal income tax rates applicable to long-term capital gains are scheduled to return to the tax rates in effect prior to the enactment of the 2003 Tax Act. In addition, the 2003 Tax Act provides that the backup withholding rates in effect during the years 2003-2010 will be 28%.

ADDITIONAL CONSIDERATIONS

         The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

         Under certain circumstances, as described under the headings "Federal Income Tax Consequences--Grantor Trust Funds--Information Reporting and Backup Withholding" and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Information Reporting and Backup Withholding" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

         For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" and "State Tax Considerations" in the prospectus.

                      LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 20.2% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

         Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                               ERISA CONSIDERATIONS

         ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

         Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to the mortgage loans and other trust assets.

         Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the trustee, the fiscal agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section 4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

         In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

         With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

        o the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

        o transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

         The Exemptions as applicable to the offered certificates (and as modified by PTCE 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

        o the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        o the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

        o the trustee cannot be an affiliate of any member of the Restricted Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

        o the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        o the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

         A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

         Before purchasing any such class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "certificates" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

         o the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

         o the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

         Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

         Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b) actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

         Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as "plan assets" of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c) Regulations became final.

         Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the fiscal agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

         Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                              LEGAL INVESTMENT

         The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

         No representations are made as to the proper characterization of the offered certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. The uncertainties referred to above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                              USE OF PROCEEDS

         We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the seller and to the payment of expenses in connection with the issuance of the certificates.

                             PLAN OF DISTRIBUTION

         We have entered into an Underwriting Agreement with the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance of each class of offered certificates presented below.


                     UNDERWRITERS        CLASS A-1       CLASS A-2       CLASS A-3       CLASS A-4        CLASS B
                     ------------        ---------       ---------       ---------       ---------        -------

                Morgan Stanley & Co.
                   Incorporated           $______         $______         $______         $______         $______

                Greenwich Capital
                   Markets, Inc.          $______         $______         $______         $______         $______

                Wachovia Capital
                   Markets, LLC           $______         $______         $______         $______         $______

                     Total...........   $113,860,000    $319,750,000    $145,475,000    $547,150,000    $16,562,000


                     UNDERWRITERS         CLASS C         CLASS D         CLASS E         CLASS F         CLASS G
                     ------------         -------         -------         -------         -------         -------

                Morgan Stanley & Co.
                   Incorporated           $______         $______         $______         $______         $______

                Greenwich Capital
                   Markets, Inc.          $______         $______         $______         $______         $______

                Wachovia Capital
                   Markets, LLC           $______         $______         $______         $______         $______

                     Total...........   $16,562,000     $13,250,000     $19,875,000     $13,250,000     $16,562,000


         Morgan Stanley & Co. Incorporated will act as sole manager and sole bookrunner with respect to the offered certificates.

         The Underwriting Agreement provides that the obligations of the Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting Agreement provides that the purchase commitment of the non-defaulting Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $______, plus accrued interest.

         The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

         The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March __, 2004, which is the _____ business day following the date of pricing of the certificates.

         Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

         The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

         We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

         The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

         The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an Underwriter, and Morgan Stanley Mortgage Capital Inc., the seller.


                                  LEGAL MATTERS


         The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Morgan Stanley Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York.

                                     RATINGS

         It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Moody's and S&P.

CLASS                                               MOODY'S            S&P
-------------------------------------------      -------------      ----------
Class A-1..................................           Aaa              AAA
Class A-2..................................           Aaa              AAA
Class A-3..................................           Aaa              AAA
Class A-4..................................           Aaa              AAA
Class B....................................           Aa1              AA+
Class C....................................           Aa2               AA
Class D....................................           Aa3              AA-
Class E....................................           A1                A+
Class F....................................           A2                A
Class G....................................           A3                A-

         The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                GLOSSARY OF TERMS

         The certificates will be issued pursuant to the Pooling and Servicing Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and Servicing Agreement, without exhibits and schedules.

         Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

         "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note included in the trust.

         "A/B Mortgage Loan" means, any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. There are no A/B Mortgage Loans in the trust.

         "Accrued Certificate Interest" means, in respect of each class of Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         "Administrative Cost Rate" will equal the sum of the related Master Servicing Fee Rate, the Excess Servicing Fee Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement (and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in Appendix II.

         "Advance Rate" means a rate equal to the "Prime Rate" as reported in The Wall Street Journal from time to time.

         "Advances" means Servicing Advances and P&I Advances, collectively.

         "Alamo Quarry Market & Quarry Crossing Companion Loan" means the loans that, in the aggregate, are secured by the Alamo Quarry Market & Quarry Crossing Pari Passu Mortgage on a pari passu basis with the Alamo Quarry Market & Quarry Crossing Pari Passu Loan.

         "Alamo Quarry Market & Quarry Crossing Pari Passu Loan" means Mortgage Loan No. 15, which is secured on a pari passu basis with the Alamo Quarry Market & Quarry Crossing Companion Loan pursuant to the Alamo Quarry Market & Quarry Crossing Pari Passu Mortgage.

         "Alamo Quarry Market & Quarry Crossing Pari Passu Mortgage" means the mortgage securing the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loan.

         "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation, Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

         "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

         "Appraisal Event" means not later than the earliest of the following:

o the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan if such delinquency remains uncured;

o the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o the effective date of any modification to a Money Term of a mortgage loan, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o the date 30 days following the date a mortgaged property becomes an REO Property.

         "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO Property, an amount that is equal to the excess, if any, of:

     the sum, as of the first Determination Date that is at least 15 days after the date on which the appraisal or internal valuation is obtained or performed, of:

o the Scheduled Principal Balance of such mortgage loan or in the case of an REO Property, the related REO Mortgage Loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o all related unreimbursed Advances and interest on such Advances at the Advance Rate; and

o to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be, over

o 90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan according to their respective principal balances.

         "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

         "Assumed Scheduled Payment" means an amount deemed due in respect of:

o any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date; or

o any mortgage loan as to which the related mortgaged property has become an REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

         "Available Distribution Amount" means in general, for any Distribution
Date:

         (1) all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

                  o Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

                  o Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

                  o amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the trustee and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

                  o    amounts deposited in the Certificate Account in error;

                  o if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited into the Interest Reserve Account;

                  o in the case of the REO Property related to an A/B Mortgage Loan, all amounts received with respect to such A/B Mortgage Loan that are required to be paid to the holder of the related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

                  o any portion of such amounts payable to the holders of any Serviced Companion Mortgage Loan or B Note;

         (2) to the extent not already included in clause (1), any P&I Advances made, any advances of principal and interest made by the Greenwich 2003-C2 Master Servicer in respect of the Wells Fargo Tower Pari Passu Loan and any Compensating Interest Payment paid with respect to such Distribution Date; and

         (3) if such Distribution Date occurs during March of any year (commencing in 2005), the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

         "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or anticipated repayment date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

         "Balloon LTV" - See "Balloon LTV Ratio."

         "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, in the case of an ARD Loan, the principal balance on its related Anticipated Repayment Date to the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

         "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to the principal prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield Maintenance Charge with respect to that principal prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

         "B Note" means, with respect to any A/B Mortgage Loan, the subordinated mortgage note that is not included in the trust. There are no B Notes in the trust.

         "Certificate Account" means one or more separate accounts established and maintained by the master servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

         "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

         "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

         "Certificate Owner" means an entity acquiring an interest in an offered certificate.

         "Certificate Registrar" means the trustee, in its capacity as the certificate registrar.

         "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

         "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates.

         "Class X Certificates" means the Class X-1 Certificates and Class X-2 Certificates.

         "Clearstream Bank" means Clearstream Bank, societe anonyme.

         "Closing Date" means March __, 2004.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

         "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

         "Compensating Interest Payment" means any payment of Compensating Interest.

         "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable) its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

         "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

         "Controlling Class" means the most subordinate class of Subordinate Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than 25% of the initial aggregate Certificate Balance of such Class as of the Closing Date, the Controlling Class will be the next most subordinate class of certificates.

         "CPR" - See "Constant Prepayment Rate" above.

         "Cut-off Date" means March 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in March 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on March 1, 2004, not the actual day which such scheduled payments were due.

         "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date Balances.

         "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

         "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

         "Debt Service Coverage Ratio" or "DSCR" means, the ratio of Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

         "Depositor" means Morgan Stanley Capital I Inc.

         "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 9th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii) the 4th business day prior to the related Distribution Date.

         "Discount Rate" means, for the purposes of the distribution of Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

         "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

        o any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

        o Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the terms of the Pooling and Servicing Agreement; plus

o the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate; plus

o if the aggregate Certificate Balance is reduced because of a diversion of principal in accordance with the terms of the Pooling and Servicing Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

         "Distribution Account" means the distribution account maintained by the trustee, in accordance with the Pooling and Servicing Agreement.

         "Distribution Date" means the 13th day of each month, or if any such 13th day is not a business day, on the next succeeding business day.

         "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

         "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

         "DSCR" - See "Debt Service Coverage Ratio."

         "DTC" means The Depository Trust Company.

         "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced Companion Mortgage Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means one or more custodial accounts established and maintained by the master servicer pursuant to the Pooling and Servicing Agreement.

         "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

         "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the master servicer to remit to the trustee any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

o any failure by the master servicer to make a required deposit to the Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o the master servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the master servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the master servicer as the sole or material factor in such rating action.

         "Excess Interest" means in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of the Revised Rate over the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

         "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

         "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received.

         "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

         "Excess Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

         "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

         "Expense Losses" means, among other things:

o any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

         "FASIT" means a financial asset securitization investment trust.

         "Fitch"  means Fitch, Inc.

         "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company General Accounts.

         "GIC Office Portfolio B Note" means, with respect to the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio B Note, which is a subordinated mortgage note that is not included in the trust and is not serviced under the Pooling and Servicing Agreement.

         "GIC Office Portfolio Companion Loan" means the loans secured by the GIC Office Portfolio Pari Passu Mortgage on a pari passu basis with the GIC Office Portfolio Pari Passu Loan.

         "GIC Office Portfolio Loan Group" means, collectively, the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio Companion Loans and the GIC Office Portfolio B Note.

         "GIC Office Portfolio Pari Passu Loan" means Mortgage Loan Nos. 2-13, which is secured on a pari passu basis with the GIC Office Portfolio Companion Loans pursuant to the GIC Office Portfolio Pari Passu Mortgage.

         "GIC Office Portfolio Pari Passu Mortgage" means the mortgage securing the GIC Office Portfolio Companion Loans, the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio B Note.

         "Greenwich 2003-C2 Fiscal Agent" means the "fiscal agent" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "Greenwich 2003-C2 Master Servicer" means the "master servicer" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

         "Greenwich 2003-C2 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of December 23, 2003, between Greenwich Capital Commercial Funding Corp., as depositor, the Greenwich 2003-C2 Master Servicer, the Greenwich 2003-C2 Special Servicer, the Greenwich 2003-C2 Trustee and the Greenwich 2003-C2 Fiscal Agent.

         "Greenwich 2003-C2 Special Servicer" means the "special servicer" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

         "Greenwich 2003-C2 Trustee" means the "trustee" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

         "Initial Pool Balance" means the aggregate Cut-off Date Balance of $1,324,982,421.

         "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

         "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage Loan or B Note, other than amounts required to be paid to the related borrower. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the Certificateholders.

         "Interest Accrual Period" means, for each class of REMIC Regular Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Interest Only Certificates" means the Class X Certificates.

         "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

         "Interest Reserve Amount" means all amounts deposited in the Interest Reserve Account with respect to Scheduled Payments due in any applicable January and February.

         "Interest Reserve Loan" - See "Non-30/360 Loan" below.

         "International Plaza Companion Loans" means the loans that, in aggregate, are secured by the International Plaza Pari Passu Mortgage on a pari passu basis with the International Plaza Pari Passu Loan.

         "International Plaza Loan Group" means, collectively, the International Plaza Pari Passu Loan and the International Plaza Companion Loan.

         "International Plaza Pari Passu Loan" means Mortgage Loan No. 22, which is secured on a pari passu basis with the International Plaza Companion Loan pursuant to the International Plaza Pari Passu Mortgage.

         "International Plaza Pari Passu Loan REMIC" means a separate REMIC comprised of the International Plaza Pari Passu Loan, proceeds of that loan and the applicable portion of any related REO Property.

         "International Plaza Pari Passu Mortgage" means the mortgage securing the International Plaza Pari Passu Loan and the International Plaza Companion Loan.

         "LB-UBS 2004-C1 Fiscal Agent" means the "fiscal agent" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

         "LB-UBS 2004-C1 Master Servicer" means the "master servicer" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

         "LB-UBS 2004-C1 Operating Adviser" means the operating adviser appointed under the LB-UBS 2004-C1 Pooling and Servicing Agreement.

         "LB-UBS 2004-C1 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement entered into between Structured Asset Securities Corporation II, as depositor, the LB-UBS 2004-C1 Master Servicer, the LB-UBS 2004-C1 Special Servicer, the LB-UBS 2004-C1 Trustee and the LB-UBS 2004-C1 Fiscal Agent.

         "LB-UBS 2004-C1 Special Servicer" means the "special servicer" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

         "LB-UBS 2004-C1 Trustee" means the "trustee" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association, a national banking association.

         "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust (other than Liquidation Proceeds received in connection with any Non-Serviced Mortgage Loan) for distribution to the Certificateholders and the holders of any Serviced Companion Mortgage Loans and B Notes in connection with a Specially Serviced Mortgage Loan or related REO Property.

         "Liquidation Proceeds" means proceeds from the sale or liquidation of a mortgage loan, a Serviced Companion Mortgage Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

         "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, collectively.

         "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

         "Master Servicer Remittance Date" means in each month the business day preceding the Distribution Date; provided, however, that for purposes of distributions to the trust with respect to the Wells Fargo Tower Pari Passu Loan, the Master Servicer Remittance Date shall be the master servicer remittance date under the Greenwich 2003-C2 Pooling and Servicing Agreement.

         "Master Servicing Fee" means the monthly amount, based on the Master Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B Note.

         "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

         "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Material Document Defect" means a Document Defect that either (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan.

         "Money Term" means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge (but does not include late fee or default interest provisions).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage File" means the following documents, among others:

o the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

         "Mortgage Loan Purchase Agreement" means the agreement entered into between the Depositor and the seller.

         "Mortgage Pool" means the eighty-nine (89) mortgage loans with an aggregate principal balance, as of March 1, 2004, of approximately $1,324,982,421, which may vary on the Closing Date by up to 5%.

         "MSMC" means Morgan Stanley Mortgage Capital Inc.

         "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

         "Net Aggregate Prepayment Interest Shortfall" means, for the related Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

         "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date) minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or excess interest). However, with respect to each Non-30/360 Loan:

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year) and February of each year will be adjusted to take into account the applicable Interest Reserve Amount; and

o the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (commencing in 2005) will be adjusted to take into account the related withdrawal from the Interest Reserve Account for the preceding January (if applicable) and February.

         "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related Non-Serviced Mortgage Loan, and in this securitization means the GIC Office Portfolio Companion Loans, the International Plaza Companion Loans and the Wells Fargo Tower Companion Loans.

         "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loans in the trust are the GIC Office Portfolio Pari Passu Loan, the International Plaza Pari Passu Loan and the Wells Fargo Tower Pari Passu Loan.

         "Non-Serviced Mortgage Loan B Note" means the GIC Office Portfolio B Note.

         "Non-Serviced Mortgage Loan Group" means the GIC Office Portfolio Loan Group, the International Plaza Loan Group and the Wells Fargo Tower Loan Group.

         "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-Serviced Mortgage Loan Mortgage" means the GIC Office Portfolio Pari Passu Mortgage, the International Plaza Pari Passu Mortgage and the Wells Fargo Tower Pari Passu Mortgage.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the LB-UBS 2004-C1 Pooling and Servicing Agreement, the 2003-XLF Pooling and Servicing Agreement and the Greenwich 2003-C2 Pooling and Servicing Agreement, as applicable.

         "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12 30-day months.

         "Notional Amount" means the notional principal amount of the Class X Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

         "OID" means original issue discount.

         "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions.

         "P&I Advance" means the amount of any Scheduled Payments or Assumed Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing Fees and other servicing fees payable from such Scheduled Payments or Assumed Scheduled Payments), other than any Balloon Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

         "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

         "Participants" means DTC's participating organizations.

         "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code).

         "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

         "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

         "Permitted Cure Period" means, for the purposes of any Material Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the seller or receipt by the seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

         "Plans" means (a) employee benefit plans as defined in Section 3(3) of ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of March 1, 2004, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

         "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due Date to the date such payment was made, net of the Trustee Fee, the Master Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if the related mortgage loan is a Specially Serviced Mortgage Loan, net of the Special Servicing Fee.

         "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o the aggregate amount of interest that would have accrued at the Net Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

         "Prepayment Premium" means, with respect to any mortgage loan, Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage Loan or B Note.

         "Principal Balance Certificates" means, upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

         "Principal Distribution Amount" equals, in general, for any Distribution Date, the aggregate of the following:

o the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o all payments (including Principal Prepayments and the principal portion of Balloon Payments (but not in respect of any Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

         The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

         "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion Mortgage Loan or B Note in advance of its scheduled Due Date.

         "PTCE" means a DOL Prohibited Transaction Class Exemption.

         "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by the seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the Depositor or the trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

         "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

         "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

         "Rating Agencies" means Moody's and S&P.

         "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense Losses.

         If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. Reimbursements and payments made during any collection period may result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the Principal Balance Certificates upon the final liquidation of that mortgage loan or related REO Property.

         "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated Mortgage Loan unless its related B Note would also constitute a Rehabilitated Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Companion Mortgage Loan would also constitute a Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

         "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

         "REMIC Regular Certificates" means the Senior Certificates and the Subordinate Certificates.

         "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

         "REO Property" means any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

         "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

         "Reserve Account" means an account in the name of the trustee for the deposit of any Excess Liquidation Proceeds.

         "Residual Certificates" means the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates.

         "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "Scheduled Payment" means, in general, for any mortgage loan, Serviced Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

         "Scheduled Principal Balance" means, in respect of any mortgage loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

         "Senior Certificates" means the Class A Certificates and the Class X Certificates.

         "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. The Serviced Companion Mortgage Loan serviced under the Pooling and Servicing Agreement is the Alamo Quarry Market & Quarry Crossing Companion Loan.

         "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The Serviced Pari Passu Mortgage Loan included in the trust is the Alamo Quarry Market & Quarry Crossing Pari Passu Loan.

         "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no Serviced Pari Passu Mortgage Loan B Notes related to the trust.

         "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

         "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of, special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at a rate, taking into account the related Net Mortgage Rate in the case of the mortgage loans and the weighted average of the mortgage rates on the related A Note and the B Note and the risk of collection, in the case of any A/B

Mortgage Loan and its related B Note, and on the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan
Pair); and without regard to:

      i. any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

      ii. the ownership of any certificate or any interest in any Serviced Companion Mortgage Loan, any Non-Serviced Companion Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

      iii. the master servicer's obligation to make Advances;

      iv. the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

      v. any obligation of the master servicer (or any of its affiliates) to repurchase any mortgage loan from the trust.

         "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If an A Note is not considered a Specially Serviced Mortgage Loan due to the related B Note holder's exercise of its cure rights, the related B Note will not be considered a Specially Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to a Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

         "Specially Serviced Mortgage Loan" means the following with respect to any mortgage loan or Loan Pair serviced under the Pooling and Servicing
Agreement:

o    any mortgage loan (other than an A/B Mortgage Loan or Non-Serviced Mortgage
     Loan), Serviced Companion Mortgage Loan or B Note as to which a Balloon Payment is past due; provided, however, that pursuant to the terms of the Pooling and Servicing Agreement, the master servicer shall have the right (without any person's consent) to extend the maturity date of any Balloon Loan for not more than 60 days beyond the original maturity date if the borrower has obtained a written commitment for refinancing of the mortgage loan or purchase of the related mortgaged property and provided, further that the master servicer (with the consent of the Operating Adviser) and the special servicer, in certain other circumstances set forth in the Pooling and Servicing Agreement, will have the authority to otherwise extend the maturity date of any Balloon Loan and, in the case of such an extension, a Servicing Transfer Event will not occur with respect to such Balloon Loan;

o any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which the master servicer, the special servicer or the Operating Adviser has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer or the special servicer (with the consent of the Operating Adviser), materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

o any mortgage loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer or the special servicer (with the consent of the Operating Adviser), (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer or the special servicer (with the consent of the Operating Adviser) is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be); or

o with respect to any A/B Mortgage Loan, in the event of (a) the failure of the holder of the B Note to cure a monetary default (and expiration of the holder of the B Note's cure period that occurs in the next calendar month),
     (b) the expiration of the holder of the B Note's cure period in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the immediately preceding calendar month or (c) the expiration of the grace period that the borrower has under the mortgage loan for a monetary default in a month if the applicable holder of the B Note exercised its right to cure a monetary default in the three immediately preceding calendar months.

         "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

         "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o any failure by the special servicer to remit to the trustee or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing Agreement;

o any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o a servicing officer of the special servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) placed one or more classes of certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a servicing officer of the special servicer obtained such actual knowledge), and, in the case of either of clauses (i) or (ii), citing servicing concerns with the special servicer as the sole or material factor in such rating action.

         "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled Principal Balance of each Specially Serviced Mortgage Loan.

         "Structuring Assumptions" means the following assumptions:

o the mortgage rate on each mortgage loan in effect as of the Closing Date remains in effect until maturity or its Anticipated
     Repayment Date;

o the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is March 2, 2004;

o distributions on the certificates are made on the 13th day of each month, commencing in April 2004;

o there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o no Principal Prepayment on any mortgage loan is made during its Lock-out Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance Charge, Prepayment Premium or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

         "Subordinate Certificates" means the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

         "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

         "Trustee Fee" means a monthly fee as set forth in the Pooling and Servicing Agreement to be paid from the Distribution Account to the trustee as compensation for the performance of its duties.

         "2003-XLF Depositor" means the "depositor" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

         "2003-XLF Master Servicer" means the "master servicer" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

         "2003-XLF Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of July 9, 2003, between the 2003-XLF Depositor, the 2003-XLF Master Servicer, the 2003-XLF Special Servicer, Lennar Partners, Inc. and GMAC Commercial Mortgage Corporation, each as a special servicer to a certain mortgage loan as described thereunder, the 2003-XLF Trustee and certain junior participants and noteholders, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-XLF, were issued.

         "2003-XLF Special Servicer" means the "special servicer" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

         "2003-XLF Trustee" means the "trustee," the "certificate registrar" and the "authenticating agent" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

         "UCF" - See "Underwritable Cash Flow."

         "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

         "Underwriters" means Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC.

         "Underwriting Agreement" means that agreement, dated February ___, 2004, entered into by the Depositor and the Underwriters.

         "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

         "WAC" - See "Weighted Average Net Mortgage Rate."

         "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Mortgage Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

         "Wells Fargo Tower Companion Loan" means the loans that, in aggregate, are secured by the Wells Fargo Tower Pari Passu Mortgage on a pari passu basis with the Wells Fargo Tower Pari Passu Loan.

         "Wells Fargo Tower Loan Group" means, collectively, the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loan.

         "Wells Fargo Tower Pari Passu Loan" means Mortgage Loan No. 16, which is secured on a pari passu basis with the Wells Fargo Tower Companion Loan pursuant to the Wells Fargo Tower Pari Passu Mortgage.

         "Wells Fargo Tower Pari Passu Mortgage" means the mortgage securing the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loan.

         "Workout Fee" means that fee, payable with respect to any Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

            [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLER

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED  WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE   AVERAGE
                              NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
LOAN SELLER                MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)        LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Mortgage
  Capital Inc.                   89         1,324,982,421         100.0      5.677          102       1.89           67.1      59.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           89        $1,324,982,421         100.0%     5.677%         102       1.89x          67.1%     59.8%
====================================================================================================================================

CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                             PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED  WEIGHTED
                                                AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE   AVERAGE
                              NUMBER OF      CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE   BALLOON
CUT-OFF DATE BALANCE ($)   MORTGAGE LOANS      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)        LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
<= 1,000,000                      1               596,094           0.0      6.130          116       1.40           70.2      52.3
1,000,001 - 2,000,000             1             1,967,285           0.1      5.990          118       1.42           74.2      57.8
2,000,001 - 3,000,000            25            61,483,319           4.6      5.897          114       1.52           69.1      56.8
3,000,001 - 4,000,000             5            16,511,135           1.2      6.029          116       1.45           70.1      57.5
4,000,001 - 5,000,000             6            27,885,991           2.1      6.002          110       1.52           71.6      63.8
5,000,001 - 6,000,000             8            43,599,136           3.3      5.590          108       1.44           75.8      63.5
6,000,001 - 7,000,000             4            26,452,090           2.0      5.933          117       1.52           74.2      61.1
7,000,001 - 8,000,000             3            22,199,047           1.7      5.909          116       1.55           75.0      60.2
8,000,001 - 9,000,000             7            60,887,529           4.6      5.886          105       1.46           73.9      59.4
9,000,001 - 10,000,000            2            19,388,816           1.5      6.008          129       1.39           75.3      64.9
10,000,001 - 15,000,000           6            73,686,074           5.6      5.852          108       1.38           77.5      66.3
15,000,001 - 20,000,000           6           102,626,475           7.7      5.890          117       1.50           73.0      61.9
20,000,001 - 30,000,000           5           130,658,481           9.9      6.152          119       1.48           69.6      56.4
30,000,001 >=                    10           737,040,950          55.6      5.469           92       2.22           62.5      59.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           89        $1,324,982,421         100.0%     5.677%         102       1.89x          67.1%     59.8%
====================================================================================================================================

Minimum: $596,094
Maximum: $187,000,000
Average: $14,887,443

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

STATES

------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                         NUMBER OF           AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
                         MORTGAGED        CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
STATE                   PROPERTIES          BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California - Southern        19            239,239,102          18.1      5.674          107        1.59           68.8        60.6
California - Northern         3             27,891,429           2.1      5.570          119        2.23           63.0        56.6
Maryland                      5            200,700,955          15.1      4.692           78        2.96           62.9        61.9
Washington                    3            114,071,429           8.6      7.613          114        1.32           64.5        59.3
Virginia                      8             88,624,342           6.7      5.768          110        1.99           62.9        56.8
Texas                         6             82,563,577           6.2      5.696          116        1.34           75.6        63.7
Pennsylvania                 16             74,643,628           5.6      5.762          117        1.75           67.6        55.3
Florida                       6             71,314,056           5.4      4.984           71        1.76           68.4        62.1
Illinois                      4             68,258,828           5.2      5.365          118        2.66           52.8        47.8
Arizona                      11             65,803,051           5.0      5.534           92        1.65           74.9        67.7
Colorado                      5             54,567,232           4.1      5.055           65        1.88           74.2        73.3
Georgia                       5             45,381,946           3.4      6.386          118        1.37           68.9        51.5
Michigan                      3             38,094,467           2.9      6.272          118        1.60           67.6        54.9
Vermont                       1             28,556,123           2.2      6.400          119        1.28           67.7        53.3
North Carolina                2             17,228,217           1.3      5.871          117        1.55           72.1        58.9
Indiana                       1             15,297,500           1.2      4.930           58        1.91           74.9        74.9
New York                      3             12,027,923           0.9      5.326          118        2.65           51.7        46.5
Connecticut                   2             11,808,457           0.9      5.713          117        2.36           60.1        54.1
Missouri                      1             11,666,057           0.9      5.980          118        1.27           75.8        59.0
Tennessee                     5             11,609,722           0.9      6.142          116        1.39           72.4        56.2
New Jersey                    2             10,702,478           0.8      6.208          117        1.39           72.2        60.4
Nevada                        1              8,880,000           0.7      5.715           80        1.55           80.0        73.3
Iowa                          2              8,433,168           0.6      5.250          115        1.31           77.5        59.2
District of Columbia          1              5,090,018           0.4      6.100          118        1.30           69.8        59.6
Wisconsin                     1              3,960,000           0.3      5.247          118        2.91           48.8        45.6
Ohio                          1              2,290,620           0.2      6.150          117        1.31           70.5        55.3
Delaware                      1              2,215,774           0.2      5.940          118        1.33           69.4        49.6
Oregon                        1              2,039,342           0.2      6.110          117        1.28           74.7        63.9
Kentucky                      1              2,022,980           0.2      5.960          117        1.60           69.0        56.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                      120         $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
====================================================================================================================================

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                            PERCENT BY   WEIGHTED     WEIGHTED                  WEIGHTED   WEIGHTED
                               NUMBER OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED        AVERAGE    AVERAGE
                               MORTGAGED    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   CUT-OFF DATE    BALLOON
PROPERTY TYPE                 PROPERTIES      BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (x)        LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail
  Regional Mall                     3        244,511,632          18.5      5.028           85       2.66           63.6       60.2
  Anchored                         13        202,795,829          15.3      5.541          104       1.50           72.4       60.6
  Unanchored                       17         62,280,912           4.7      5.767          113       1.50           74.2       61.6
  Shadow Anchored                   5         26,485,301           2.0      5.846          118       1.47           76.5       66.1
  Free Standing                     6         13,454,266           1.0      6.004          118       1.52           62.4       46.2
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      44        549,527,940          41.5%     5.365%          98       2.01x          68.6%      60.5%
------------------------------------------------------------------------------------------------------------------------------------
Office
  Urban                            16        207,400,281          15.7      5.235          106       2.27           60.1       54.8
  Medical                          14        127,499,236           9.6      5.284           83       1.75           75.1       70.6
  Suburban                          7         32,248,814           2.4      5.152          102       2.34           60.5       55.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      37        367,148,331          27.7%     5.244%          97       2.10x          65.3%      60.4%
------------------------------------------------------------------------------------------------------------------------------------
Multifamily
  High-rise                         1        100,000,000           7.5      7.900          114       1.19           64.9       59.9
  Garden                            1         40,000,000           3.0      5.640          101       2.55           49.1       49.1
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       2        140,000,000          10.6%     7.254%         110       1.58x          60.4%      56.8%
------------------------------------------------------------------------------------------------------------------------------------
Industrial
  Flex Industrial                   3         30,135,004           2.3      5.929          117       1.56           76.5       65.3
  Warehouse/Office                  3         21,135,003           1.6      5.894          117       1.44           74.5       62.1
  Light Industrial                  1          1,967,285           0.1      5.990          118       1.42           74.2       57.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       7         53,237,292           4.0%     5.917%         117       1.51x          75.6%      63.8%
------------------------------------------------------------------------------------------------------------------------------------
Hospitality
  Full-Service                      1         53,051,487           4.0      6.600          119       1.39           56.7       50.1
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       1         53,051,487           4.0%     6.600%         119       1.39x          56.7%      50.1%
------------------------------------------------------------------------------------------------------------------------------------
Manufactured Housing Community
  Manufactured Housing Community    7         51,802,954           3.9      5.750           88       1.43           79.5       72.4
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       7         51,802,954           3.9%     5.750%          88       1.43x          79.5%      72.4%
------------------------------------------------------------------------------------------------------------------------------------
Other
  Fitness Center                    2         26,926,933           2.0      6.430          118       1.68           62.6       49.5
  Design Center and Showroom        1         17,419,532           1.3      6.090          115       1.80           65.7       56.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       3        $44,346,465           3.3%     6.296%         117       1.73x          63.8%      52.2%
------------------------------------------------------------------------------------------------------------------------------------
Self Storage
  Self Storage                     14         34,555,169           2.6      6.038          116       1.50           70.4       56.6
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                      14         34,555,169           2.6%     6.038%         116       1.50x          70.4%      56.6%
------------------------------------------------------------------------------------------------------------------------------------
Mixed Use
  Retail/Office                     4         27,839,930           2.1      5.810          119       1.41           73.1       56.9
  Industrial/Retail                 1          3,472,854           0.3      5.800          112       1.42           74.3       63.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:                       5        $31,312,784           2.4%     5.809%         118       1.41x          73.3%      57.6%
------------------------------------------------------------------------------------------------------------------------------------
Total:                            120      1,324,982,421         100.0%     5.677%         102       1.89x          67.1%      59.8%
====================================================================================================================================

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

MORTGAGE RATES

------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                             NUMBER OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
                             MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
MORTGAGE RATE (%)              LOANS        BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
<= 5.500                         18        541,932,055          40.9      4.851           82        2.49           63.3        60.6
5.501 - 6.000                    40        403,015,465          30.4      5.775          114        1.56           72.8        62.2
6.001 - 6.500                    26        208,803,563          15.8      6.253          119        1.46           69.3        56.5
6.501 - 7.000                     4         71,231,338           5.4      6.598          119        1.38           59.8        49.8
7.501 >=                          1        100,000,000           7.5      7.900          114        1.19           64.9        59.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           89     $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
====================================================================================================================================

Minimum: 4.205%
Maximum: 7.900%
Weighted Average: 5.677%

ORIGINAL TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                             NUMBER OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
ORIGINAL TERM TO STATED      MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
MATURITY (MOS.)                LOANS        BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                            6        138,131,088          10.4      4.794           54        1.89           71.0        69.1
61 - 120                         80      1,119,101,952          84.5      5.734          106        1.91           66.9        59.0
121 - 180                         3         67,749,380           5.1      6.541          124        1.40           61.6        54.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           89     $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
====================================================================================================================================

Minimum: 60 mos.
Maximum: 144 mos.
Weighted Average: 107 mos.

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY

------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                             NUMBER OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
REMAINING TERM TO STATED     MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
MATURITY (MOS.)                LOANS        BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 - 60                            6        138,131,088          10.4      4.794           54        1.89           71.0        69.1
61 - 120                         81      1,172,153,440          88.5      5.773          107        1.89           66.5        58.6
121 - 180                         2         14,697,893           1.1      6.327          140        1.42           79.5        69.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           89     $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
====================================================================================================================================

Minimum: 46 mos.
Maximum: 140 mos.
Weighted Average: 102 mos.

ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                            NUMBER OF      AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
ORIGINAL AMORTIZATION       MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Balloon Loans
Interest Only                    5       312,719,732          23.6      4.835           74        2.70           63.2        63.2
181 - 240                        2        11,126,996           0.8      6.511          119        1.41           60.3        32.8
241 - 300                       23       188,067,112          14.2      6.108          117        1.42           70.0        54.5
301 - 360                       59       813,068,581          61.4      5.890          109        1.69           68.0        60.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          89    $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
==================================================================================================================================

Minimum: 192 mos.
Maximum: 360 mos.
Weighted Average:  344 mos.

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------------------------------------
                                                        PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                            NUMBER OF      AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
REMAINING AMORTIZATION      MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
TERM (MOS.)                   LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Balloon
Interest Only                    5       312,719,732          23.6      4.835           74        2.70           63.2        63.2
181 - 240                        2        11,126,996           0.8      6.511          119        1.41           60.3        32.8
241 - 300                       23       188,067,112          14.2      6.108          117        1.42           70.0        54.5
301 - 360                       59       813,068,581          61.4      5.890          109        1.69           68.0        60.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          89    $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
==================================================================================================================================

Minimum: 191 mos.
Maximum: 360 mos.
Weighted Average:  342 mos.

DEBT SERVICE COVERAGE RATIOS

---------------------------------------------------------------------------------------------------------------------------------
                                                       PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                           NUMBER OF      AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
DEBT SERVICE               MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
COVERAGE RATIO (x)           LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1.11 - 1.20                     1       100,000,000           7.5      7.900          114        1.19           64.9        59.9
1.21 - 1.30                     7       145,723,315          11.0      5.871          112        1.29           74.1        62.1
1.31 - 1.40                    24       232,924,892          17.6      6.176          119        1.37           69.3        56.7
1.41 - 1.50                    19       106,618,059           8.0      5.828          116        1.45           74.1        61.8
1.51 - 1.60                    19       118,711,552           9.0      5.735          112        1.56           75.1        64.7
1.61 - 1.70                     8        73,794,415           5.6      6.001          113        1.66           71.4        59.4
1.71 - 1.80                     2        25,076,826           1.9      6.096          115        1.79           67.9        56.6
1.81 >=                         9       522,133,362          39.4      4.864           82        2.62           60.7        59.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL:                         89    $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
=================================================================================================================================

Minimum: 1.19x
Maximum: 3.07x
Weighted Average: 1.89x

                                                             APPENDIX I
                                                      MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                                          PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                             NUMBER OF       AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
                             MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
LOAN-TO-VALUE RATIO (%)        LOANS        BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
40.1 - 50.0                      5         159,292,062          12.0      5.376          114        2.77           48.9        46.3
50.1 - 60.0                      2          56,042,052           4.2      6.539          117        1.40           56.7        50.0
60.1 - 70.0                     23         553,296,239          41.8      5.692           93        2.06           64.9        58.9
70.1 - 80.0                     59         556,352,068          42.0      5.662          105        1.51           75.6        65.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                          89      $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
====================================================================================================================================

Minimum: 48.5%
Maximum: 80.0%
Weighted Average: 67.1%

BALLOON LOAN-TO-VALUE RATIOS

-----------------------------------------------------------------------------------------------------------------------------------
                                                         PERCENT BY   WEIGHTED     WEIGHTED                   WEIGHTED    WEIGHTED
                             NUMBER OF      AGGREGATE     AGGREGATE    AVERAGE      AVERAGE    WEIGHTED        AVERAGE     AVERAGE
BALLOON LOAN-TO-             MORTGAGE    CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING     AVERAGE   CUT-OFF DATE     BALLOON
VALUE RATIO (%)                LOANS       BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)    DSCR (x)        LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
30.1 - 40.0                       2        11,126,996           0.8      6.511          119        1.41           60.3        32.8
40.1 - 50.0                       7       193,184,556          14.6      5.533          114        2.57           51.6        47.1
50.1 - 60.0                      34       423,720,588          32.0      6.367          111        1.43           66.6        56.5
60.1 - 70.0                      38       573,945,488          43.3      5.310           99        2.03           70.9        64.1
70.1 - 80.0                       8       123,004,793           9.3      5.164           64        1.76           75.7        73.5
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:                           89    $1,324,982,421         100.0%     5.677%         102        1.89x          67.1%       59.8%
===================================================================================================================================

Minimum: 32.7%
Maximum: 74.9%
Weighted Average: 59.8%

                                                      APPENDIX I
                                               MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                         MAR-04              MAR-05                MAR-06              MAR-07
---------------------------------------------------------------------------------------------------------------------
Locked Out                                      99.74%              95.75%                94.69%              94.69%
Yield Maintenance Total                          0.26%               4.25%                 5.31%               5.31%
Open                                             0.00%               0.00%                 0.00%               0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%             100.00%               100.00%             100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $1,324,982,421      $1,315,893,450        $1,305,373,328      $1,292,859,032
% Initial Pool Balance                         100.00%              99.31%                98.52%              97.58%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                         MAR-08              MAR-09                MAR-10              MAR-11
---------------------------------------------------------------------------------------------------------------------
Locked Out                                      94.56%              92.80%                87.77%              90.57%
Yield Maintenance Total                          5.44%               6.78%                 6.77%               8.86%
Open                                             0.00%               0.42%                 5.46%               0.56%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%             100.00%               100.00%             100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $1,244,305,961      $1,130,559,989        $1,114,498,661        $837,009,128
% Initial Pool Balance                          93.91%              85.33%                84.11%              63.17%
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Prepayment Restrictions                         MAR-12              MAR-13                MAR-14
-------------------------------------------------------------------------------------------------
Locked Out                                      85.68%              86.07%               100.00%
Yield Maintenance Total                          8.88%               9.35%                 0.00%
Open                                             5.45%               4.57%                 0.00%
-------------------------------------------------------------------------------------------------
TOTALS                                         100.00%             100.00%               100.00%
-------------------------------------------------------------------------------------------------
Pool Balance Outstanding                  $820,507,823        $762,818,519           $13,281,154
% Initial Pool Balance                          61.93%              57.57%                 1.00%
-------------------------------------------------------------------------------------------------

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

--------------------------------------------------------------------------------------------------------------------
  MORTGAGE      CMSA          CMSA       MORTGAGE
  LOAN NO.    LOAN NO.    PROPERTY NO.   LOAN SELLER(1)  PROPERTY NAME(2)
--------------------------------------------------------------------------------------------------------------------
     1            1           1-001      MSMC            Arundel Mills
                  2                                      GIC Portfolio Roll-up
     2                        2-001      MSMC            GIC Portfolio - AT&T Corporate Center (I)
     3                        2-002      MSMC            GIC Portfolio - USG Building (I)
     4                        2-003      MSMC            GIC Portfolio - One Bush Plaza (I)
     5                        2-004      MSMC            GIC Portfolio - Greenwich American Center (I)
     6                        2-005      MSMC            GIC Portfolio - Cityspire Center (I)
     7                        2-006      MSMC            GIC Portfolio - 520 Pike Tower (I)
     8                        2-007      MSMC            GIC Portfolio - 595 Market Street (I)
     9                        2-008      MSMC            GIC Portfolio - Three Bala Plaza (I)
     10                       2-009      MSMC            GIC Portfolio - Plaza East (I)
     11                       2-010      MSMC            GIC Portfolio - One Bala Plaza (I)
     12                       2-011      MSMC            GIC Portfolio - 40 Broad Street (I)
     13                       2-012      MSMC            GIC Portfolio - Two Bala Plaza (I)
     14           3           3-001      MSMC            Harbor Steps
     15           4           4-001      MSMC            Alamo Quarry Market & Quarry Crossing
     16           5           5-001      MSMC            Wells Fargo Tower
     17           6           6-001      MSMC            Four Seasons - Los Angeles at Beverly Hills
                  7                                      PPG Portfolio 1 Roll-up
     18                       7-001      MSMC            PPG Portfolio 1 - Longmont (II)
     19                       7-002      MSMC            PPG Portfolio 1 - Gateway (II)
     20                       7-003      MSMC            PPG Portfolio 1 - Centennial (II)
     21           8           8-001      MSMC            Stone Ridge Apartments
     22           9           9-001      MSMC            International Plaza
                 10                                      PPG Portfolio 2 Roll-up
     23                      10-001      MSMC            PPG Portfolio 2 - South Bend (III)
     24                      10-002      MSMC            PPG Portfolio 2 - Panorama (III)
     25                      10-003      MSMC            PPG Portfolio 2 - Preston (III)
     26          11          11-001      MSMC            Galleria at Centerville Mall
     27          12          12-001      MSMC            Diamond Run Mall
                 13                                      Lifetime Portfolio Roll-up
     28                      13-001      MSMC            Lifetime Portfolio - Rochester Hills (IV)
     29                      13-002      MSMC            Lifetime Portfolio - Canton (IV)
     30          14          14-001      MSMC            3699 Wilshire Blvd
     31          15          15-001      MSMC            The Byrd Center
                 16                                      DDC Portfolio Roll-up
     32                      16-001      MSMC            DDC Portfolio - 8th & Main Street (V)
     33                      16-002      MSMC            DDC Portfolio - 1023 31st Street (V)
     34                      16-003      MSMC            DDC Portfolio - 629 E. Main Street (V)
     35                      16-004      MSMC            DDC Portfolio - 119-121 N. Washington Street (V)
                 17                                      Pacific Medical Portfolio 1 Roll-up
     36                      17-001      MSMC            Pacific Medical Portfolio 1 - 18350 Roscoe Blvd (VI)
     37                      17-002      MSMC            Pacific Medical Portfolio 1 - Gilbert Health Ctr (VI)
     38                      17-003      MSMC            Pacific Medical Portfolio 1 - Sun Lakes Health Ctr (VI)
     39          18          18-001      MSMC            Market Place Design Center
     40          19          19-001      MSMC            All Seasons Storage Portfolio - Lionville (A)
     41          20          20-001      MSMC            All Seasons Storage Portfolio - East Stroudsburg (A)
     42          21          21-001      MSMC            All Seasons Storage Portfolio - Chalfont (A)
     43          22          22-001      MSMC            All Seasons Storage Portfolio - York (White Rose) (A)
     44          23          23-001      MSMC            All Seasons Storage Portfolio - Scranton (Dunmore) (A)
     45          24          24-001      MSMC            All Seasons Storage Portfolio - York North (A)
     46          25          25-001      MSMC            All Seasons Storage Portfolio - Owensboro (A)
     47          26          26-001      MSMC            Union Square
                 27                                      Pacific Medical Portfolio 3 Roll-up
     48                      27-001      MSMC            Pacific Medical Portfolio 3  - Ahwatukee Foothills (VII)
     49                      27-002      MSMC            Pacific Medical Portfolio 3 - Chandler Med Bldg (VII)
     50                      27-003      MSMC            Pacific Medical Portfolio 3 - 18546 Roscoe Blvd (VII)
     51                      27-004      MSMC            Pacific Medical Portfolio 3 - 18460 Roscoe Blvd (VII)
     52          28          28-001      MSMC            Tri-City Shopping Center
     53          29          29-001      MSMC            Yucaipa Valley Center
     54          30          30-001      MSMC            Center Martinez
     55          31          31-001      MSMC            11600 Wilshire Boulevard
     56          32          32-001      MSMC            Wildwood Crossings Shopping Center
     57          33          33-001      MSMC            West Ridge Shopping Center
     58          34          34-001      MSMC            MHC - Bulow Plantation
     59          35          35-001      MSMC            MHC - Lakewood Village
     60          36          36-001      MSMC            Oak Ridge Commons
                 37                                      Schomac Portfolio Roll-up
     61                      37-001      MSMC            Schomac Portfolio - Unicorn (VIII) (B)
     62                      37-002      MSMC            Schomac Portfolio - Central (VIII) (B)
     63                      37-003      MSMC            Schomac Portfolio - Chapman (VIII) (B)
     64                      37-004      MSMC            Schomac Portfolio - Airport (VIII) (B)
     65          38          38-001      MSMC            Schomac Portfolio - Rowlett (B)
     66          39          39-001      MSMC            Hanover Technical Center
     67          40          40-001      MSMC            MHC - Boulder Cascade
     68          41          41-001      MSMC            Buford Plaza
     69          42          42-001      MSMC            Lyons Medical Office Building
     70          43          43-001      MSMC            MHC - Palm Shadows
                 44                                      Park Avenue Portfolio Roll-up
     71                      44-001      MSMC            Park Avenue Portfolio - Park Avenue Warehouse (IX)
     72                      44-002      MSMC            Park Avenue Portfolio - Wells Fargo Office (IX)
     73          45          45-001      MSMC            North Duke Crossing
     74          46          46-001      MSMC            Danville Towne Center
     75          47          47-001      MSMC            Columbus Village East
     76          48          48-001      MSMC            Canyon Country Plaza
     77          49          49-001      MSMC            Lincoln Distribution Center
                 50                                      Paul Fried Retail Portfolio Roll-up
     78                      50-001      MSMC            Paul Fried Retail Portfolio - Huffman Koos (X)
     79                      50-002      MSMC            Paul Fried Retail Portfolio - Office Max (X)
     80                      50-003      MSMC            Paul Fried Retail Portfolio - Eckerds (X)
     81          51          51-001      MSMC            The Bank United Building
     82          52          52-001      MSMC            Storage Etc. - Long Beach
     83          53          53-001      MSMC            Michaels Plaza
     84          54          54-001      MSMC            Alameda Market Place
     85          55          55-001      MSMC            Home Depot Plaza
     86          56          56-001      MSMC            Franklin Village
     87          57          57-001      MSMC            MHC - Fairview Manor
     88          58          58-001      MSMC            Mesquite Tweeters
     89          59          59-001      MSMC            Paradise Valley Shopping Center
     90          60          60-001      MSMC            2401 & 2406 South 24th Street
     91          61          61-001      MSMC            MHC - Bear Creek Village
     92          62          62-001      MSMC            Amherst Tower
                 63                                      Woodland Hills Portfolio Roll-up
     93                      63-001      MSMC            Woodland Hills Portfolio - Warner Center (XI)
     94                      63-002      MSMC            Woodland Hills Portfolio - Cost Plus Imports (XI)
     95          64          64-001      MSMC            Clarks Hill Plaza
     96          65          65-001      MSMC            MHC - Hillcrest
     97          66          66-001      MSMC            Laurel Commerce Center
     98          67          67-001      MSMC            3423 North Drake Avenue
     99          68          68-001      MSMC            Eckerd - Orlando
    100          69          69-001      MSMC            Gwinnett Walk
    101          70          70-001      MSMC            Kenichi Retail
    102          71          71-001      MSMC            Shops at Dana Park
    103          72          72-001      MSMC            Blanco Crossing
    104          73          73-001      MSMC            The Meridian Building
    105          74          74-001      MSMC            Jennings Farm Retail Center
    106          75          75-001      MSMC            Northview Plaza
    107          76          76-001      MSMC            5500 Walnut Street
    108          77          77-001      MSMC            Eckerd - Forest Hills
    109          78          78-001      MSMC            Spring Centre
    110          79          79-001      MSMC            9400 Reisterstown Road
    111          80          80-001      MSMC            Town Park Plaza
    112          81          81-001      MSMC            Eckerd - Chesapeake
    113          82          82-001      MSMC            Eckerd - Tempe
    114          83          83-001      MSMC            Oliveye Retail
    115          84          84-001      MSMC            1578 Flatbush Avenue
    116          85          85-001      MSMC            Corners Plaza
    117          86          86-001      MSMC            Streetside Market
    118          87          87-001      MSMC            Shoreline Mini-Storage
    119          88          88-001      MSMC            Tanasbourne West Shops
    120          89          89-001      MSMC            Sterling Auto Center

                                                         TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.   STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
     1       7000 Arundel Mills Circle

     2       227 West Monroe Street
     3       222 West Adams Street
     4       1 Bush Street
     5       1 American Lane
     6       156 West 56th Street
     7       520 Pike Street
     8       595 Market Street
     9       251 St. Asaphs Road
     10      330 E. Kilbourn Avenue
     11      231 St. Asaphs Road
     12      40 Broad Street
     13      333 East City Line Avenue
     14      1221 First Avenue
     15      NEC of Highway 281 and E. Basse Road
     16      333 South Grand Avenue
     17      300 South Doheny Drive

     18      1551 Professional Parkway
     19      690 Cofco Center Court
     20      14000 East Arapahoe Road
     21      19900 Broad Vista Terrace
     22      International Plaza and Bay Street

     23      53880 & 53990 Carmichael Drive
     24      660 Golden Ridge Road
     25      2809 East Harmony Road
     26      N/W/C Watson @ Houston Lake Blvds
     27      One Route 7 South (at Route 4)

     28      200 West Avon Road
     29      1700 Haggerty Road North
     30      3699 Wilshire Blvd
     31      5719 South Laburnum Avenue

     32      7 North Eigth Street & 800 East Main Street
     33      1023 31st Street
     34      629 East Main Street
     35      119-121 North Washington Street

     36      18350 Roscoe Boulevard
     37      1501 North Gilbert Road
     38      10440 East Riggs Road
     39      2330-2414 Market Street
     40      321 W. Uwchlan Avenue
     41      Route 209
     42      329 West Butler Avenue
     43      900 Vogelsong Road
     44      1030 Reeves Street
     45      2199 Parklyn Lane
     46      2440 O'Bryan Blvd.
     47      58 West Bridge Street

     48      4545 East Chandler Boulevard
     49      485 South Dobson Road
     50      18546 Roscoe Boulevard
     51      18460 Roscoe Boulevard
     52      1350-1398 Industrial Park Avenue; 1460-1478 Industrial Park Avenue; 1515 Industrial Park Avenue; 801-839 Tri City
               Center; 830-848 Tri City Center
     53      33562-33694 Yucaipa Valley Boulevard
     54      1027-1037 Arnold Drive
     55      11600 Wilshire Boulevard
     56      3535 Missouri Boulevard
     57      35585 Warren Road
     58      178 Osprey Lane/3345 Old Kings Road
     59      3171 Hanson Avenue
     60      2205 Oak Ridge Road

     61      8713 Unicorn Drive
     62      4811 Central Avenue Pike
     63      4709 Chapman Highway
     64      142 Airport Plaza Drive
     65      9900 Rowlett Road
     66      45 Horse Hill Road
     67      1601 South Sandhill Road
     68      5600 Buford Highway
     69      24355 Lyons Avenue
     70      7300 North 51st Avenue

     71      5016-5150 Park Avenue
     72      12001 Ridgemont Drive
     73      3600 North Duke Street
     74      2 East Main Street
     75      4421 Virginia Beach Boulevard
     76      27532-27596 Sierra Highway and 18402 Soledad Canyon Road
     77      5808-6012 South 196th Street

     78      477 Lancaster Avenue
     79      1350 North Dupont Highway
     80      702 Browning Road
     81      900 S.E. Third Avenue
     82      2911 Redondo Avenue
     83      3320-3300 South Price Road
     84      5600-5668 The Alameda
     85      1401, 1485 & 1497 East Valley Parkway
     86      2650 Brandt School Road
     87      3115 North Fairview Avenue
     88      18661 Interstate Highway 635
     89      6905-6919 Paradise Valley Road
     90      2401 & 2406 South 24th Street
     91      3500 South King Street
     92      5410 Wilshire Boulevard

     93      6020 Canoga Avenue
     94      21825 Erwin Street
     95      814 East Main Street
     96      2346 Druid Road East
     97      14709-14713 Baltimore Avenue
     98      3423 North Drake Avenue
     99      3212 Curry Ford Road
    100      3505 & 3525 Gwinnett Place Drive
    101      107 W 5th Street & 401-419 Colorado Street
    102      1940 S. Val Vista Drive
    103      19179 Blanco Road
    104      1448 15th Street
    105      2400 West Stone Drive
    106      4771 McKnight Road
    107      5500 Walnut Street
    108      23 Yost Boulevard
    109      6512 Mechanicsville Turnpike
    110      9400 Reisterstown Road
    111      741 Townpark Lane NW
    112      1415 Cedar Road
    113      1750 East Broadway Road
    114      15 West 6th Street, 1st Floor
    115      1578-1582 Flatbush Avenue
    116      124 W. Main Street
    117      940 Buford Highway
    118      5120 Rocky Creek Park Road
    119      22055-22135 NW Imbrie Drive
    120      112 Holsum Way

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE
  LOAN NO.   CITY                                 STATE         ZIP CODE    PROPERTY TYPE              PROPERTY SUB-TYPE
------------------------------------------------------------------------------------------------------------------------------------
     1       Hanover                              MD             21076      Retail                     Regional Mall

     2       Chicago                              IL             60606      Office                     Urban
     3       Chicago                              IL             60606      Office                     Urban
     4       San Francisco                        CA             94104      Office                     Urban
     5       Greenwich                            CT             06831      Office                     Suburban
     6       New York                             NY             10019      Office                     Urban
     7       Seattle                              WA             98101      Office                     Urban
     8       San Francisco                        CA             94105      Office                     Urban
     9       Bala Cynwyd                          PA             19004      Office                     Suburban
     10      Milwaukee                            WI             53202      Office                     Urban
     11      Bala Cynwyd                          PA             19004      Office                     Suburban
     12      New York                             NY             10004      Office                     Urban
     13      Bala Cynwyd                          PA             19004      Office                     Suburban
     14      Seattle                              WA             98101      Multifamily                High-rise
     15      San Antonio                          TX             78209      Retail                     Anchored
     16      Los Angeles                          CA             90071      Office                     Urban
     17      Los Angeles                          CA             90048      Hospitality                Full-Service

     18      Longmont                             CO             80501      Office                     Medical
     19      Phoenix                              AZ             85008      Office                     Medical
     20      Centennial                           CO             80112      Office                     Medical
     21      Ashburn                              VA             20147      Multifamily                Garden
     22      Tampa                                FL             33607      Retail                     Anchored

     23      South Bend                           IN             46635      Office                     Medical
     24      Golden                               CO             80401      Office                     Medical
     25      Fort Collins                         CO             80525      Office                     Suburban
     26      Centerville                          GA             31028      Retail                     Regional Mall
     27      Rutland                              VT             05701      Retail                     Regional Mall

     28      Rochester Hills                      MI             48187      Other                      Fitness Center
     29      Canton                               MI             48187      Other                      Fitness Center
     30      Los Angeles                          CA             90010      Office                     Urban
     31      Richmond                             VA             23281      Industrial/Warehouse       Flex Industrial

     32      Richmond                             VA             23219      Office                     Urban
     33      Georgetown                           DC             20007      Office                     Urban
     34      Richmond                             VA             23219      Office                     Urban
     35      Alexandria                           VA             22314      Office                     Urban

     36      Northridge                           CA             91324      Office                     Medical
     37      Gilbert                              AZ             85234      Office                     Medical
     38      Sun Lakes                            AZ             85048      Office                     Medical
     39      Philadelphia                         PA             19103      Other                      Design Center and Showroom
     40      Dowingtown                           PA             19335      Self Storage               Self Storage
     41      Marshalls Creek                      PA             18335      Self Storage               Self Storage
     42      Chalfont                             PA             18914      Self Storage               Self Storage
     43      York                                 PA             17404      Self Storage               Self Storage
     44      Dunmore                              PA             18512      Self Storage               Self Storage
     45      York                                 PA             17404      Self Storage               Self Storage
     46      Owensboro                            KY             42301      Self Storage               Self Storage
     47      New Hope                             PA             18938      Mixed Use                  Retail/Office

     48      Phoenix                              AZ             85048      Office                     Medical
     49      Chandler                             AZ             85224      Office                     Medical
     50      Northridge                           CA             91324      Office                     Medical
     51      Northridge                           CA             91324      Office                     Medical
     52      Redlands                             CA             92374      Retail                     Anchored
     53      Yucaipa                              CA             92399      Retail                     Anchored
     54      Martinez                             CA             94553      Retail                     Shadow Anchored
     55      Los Angeles                          CA             90025      Office                     Medical
     56      Jefferson City                       MO             65109      Retail                     Anchored
     57      Westland                             MI             48185      Retail                     Anchored
     58      Flagler Beach                        FL             32136      Manufactured Housing       Manufactured Housing
     59      Melbourne                            FL             32901      Manufactured Housing       Manufactured Housing
     60      Oak Ridge                            NC             27310      Retail                     Anchored

     61      Knoxville                            TN             37923      Self Storage               Self Storage
     62      Knoxville                            TN             37912      Self Storage               Self Storage
     63      Knoxville                            TN             37920      Self Storage               Self Storage
     64      Alcoa                                TN             37701      Self Storage               Self Storage
     65      Houston                              TX             77075      Self Storage               Self Storage
     66      Cedar Knolls                         NJ             07927      Industrial/Warehouse       Warehouse/Office
     67      Las Vegas                            NV             89104      Manufactured Housing       Manufactured Housing
     68      Doraville (North Atlanta)            GA             30340      Retail                     Anchored
     69      Valencia, City of Santa Clarita      CA             91355      Office                     Medical
     70      Glendale                             AZ             85301      Manufactured Housing       Manufactured Housing

     71      Des Moines                           IA             50322      Industrial/Warehouse       Warehouse/Office
     72      Urbandale                            IA             50322      Office                     Suburban
     73      Durham                               NC             27704      Retail                     Anchored
     74      Danville                             IL             61832      Mixed Use                  Retail/Office
     75      Virginia Beach                       VA             23462      Retail                     Anchored
     76      Santa Clarita                        CA             91351      Retail                     Unanchored
     77      Kent                                 WA             98032      Industrial/Warehouse       Warehouse/Office

     78      Frazer                               PA             19355      Retail                     Free Standing
     79      Dover                                DE             19901      Retail                     Free Standing
     80      Brooklawn                            NJ             08030      Retail                     Free Standing
     81      Ft. Lauderdale                       FL             33316      Office                     Urban
     82      Long Beach                           CA             90806      Self Storage               Self Storage
     83      Tempe                                AZ             85282      Retail                     Unanchored
     84      Baltimore                            MD             21212      Retail                     Anchored
     85      Escondido                            CA             92027      Retail                     Shadow Anchored
     86      Wexford                              PA             15090      Retail                     Unanchored
     87      Tucson                               AZ             85705      Manufactured Housing       Manufactured Housing
     88      Mesquite                             TX             75150      Retail                     Unanchored
     89      San Diego                            CA             92139      Retail                     Unanchored
     90      Phoenix                              AZ             85034      Industrial/Warehouse       Flex Industrial
     91      Sheridan                             CO             80236      Manufactured Housing       Manufactured Housing
     92      Los Angeles                          CA             90036      Office                     Urban

     93      Woodland Hills                       CA             91367      Retail                     Unanchored
     94      Woodland Hills                       CA             91367      Retail                     Anchored
     95      Stamford                             CT             06901      Retail                     Unanchored
     96      Clearwater                           FL             33764      Manufactured Housing       Manufactured Housing
     97      Laurel                               MD             20707      Mixed Use                  Industrial/Retail
     98      Chicago                              IL             60618      Industrial/Warehouse       Flex Industrial
     99      Orlando                              FL             32806      Retail                     Anchored
    100      Duluth                               GA             30096      Retail                     Unanchored
    101      Austin                               TX             78701      Retail                     Unanchored
    102      Mesa                                 AZ             85213      Retail                     Unanchored
    103      San Antonio                          TX             78258      Retail                     Unanchored
    104      Santa Monica                         CA             90404      Office                     Suburban
    105      Kingsport                            TN             37660      Retail                     Shadow Anchored
    106      Ross Township                        PA             15237      Retail                     Unanchored
    107      Pittsburgh                           PA             15232      Retail                     Unanchored
    108      Forest Hills                         PA             15221      Retail                     Free Standing
    109      Mechanicsville                       VA             23111      Retail                     Unanchored
    110      Owings Mills                         MD             21117      Retail                     Unanchored
    111      Kennesaw                             GA             30144      Retail                     Unanchored
    112      Chesapeake                           VA             23322      Retail                     Free Standing
    113      Tempe                                AZ             85282      Retail                     Free Standing
    114      Cincinnatti                          OH             45202      Retail                     Unanchored
    115      Brooklyn                             NY             11210      Mixed Use                  Retail/Office
    116      El Cajon                             CA             92020      Mixed Use                  Retail/Office
    117      Cumming                              GA             30041      Retail                     Shadow Anchored
    118      Crowley                              TX             76036      Self Storage               Self Storage
    119      Hillsboro                            OR             97124      Retail                     Shadow Anchored
    120      Glen Burnie                          MD             21060      Industrial/Warehouse       Light Industrial

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                                                  PERCENT   PERCENT LEASED
  LOAN NO.     UNITS/SF(3)                      YEAR BUILT                             YEAR RENOVATED      LEASED(4)   AS OF DATE(4)
------------------------------------------------------------------------------------------------------------------------------------
     1          1,285,244                          2000                                     NAP               95.4%     12/01/2003

     2          1,547,337                          1989                                     NAP               97.7%     12/01/2003
     3            928,141                          1992                                     NAP              100.0%     12/01/2003
     4            327,254                          1959                                  1988-1990            96.5%     12/01/2003
     5            595,648                          1970                                     NAP               80.6%     12/01/2003
     6            342,811                          1987                                     NAP               93.9%     12/01/2003
     7            376,295                          1983                                     NAP               77.6%     12/01/2003
     8            416,909                          1979                                     NAP               81.1%     12/01/2003
     9            373,745                          1982                                     NAP               93.6%     12/01/2003
     10           473,597                       1982, 1984                                  NAP               79.1%     12/01/2003
     11           365,282                          1967                                     NAP               99.4%     12/01/2003
     12           284,183                          1984                                     NAP               79.4%     12/01/2003
     13           358,669                          1969                                     NAP               88.5%     12/01/2003
     14               738                       1994-2000                                   NAP               90.8%     12/17/2003
     15           589,977                       1997, 1999                                  NAP               97.3%     11/01/2003
     16         1,380,674                          1982                                     NAP               83.8%     06/30/2003
     17               285                          1987                                     1998              70.8%     10/31/2003

     18           103,542                          2002                                     NAP               73.9%     01/01/2004
     19            76,731                          2002                                     NAP               91.9%     01/01/2004
     20            56,173                          1998                                     NAP               94.0%     01/01/2004
     21               630                          2001                                     NAP               97.0%     11/10/2003
     22         1,225,466                          2001                                     NAP               96.6%     05/01/2003

     23            77,393                          2000                                     NAP              100.0%     01/01/2004
     24            64,568                          2000                                     NAP              100.0%     01/01/2004
     25            56,939                          2001                                     NAP               94.2%     01/01/2004
     26           455,270                       1989, 1994                                  NAP               90.9%     11/21/2003
     27           377,692                          1995                                     NAP               94.1%     11/21/2003

     28           170,092                    1971, 1987, 2002                               2002             100.0%     09/30/2003
     29           108,890                          2002                                     NAP              100.0%     09/30/2003
     30           316,909                          1982                                     NAP               95.3%     01/01/2004
     31           475,730           1975, 1978, 1981, 1988, 2001-2003                       NAP               86.1%     12/01/2003

     32           159,855                          1925                                     NAP              100.0%     11/01/2003
     33            27,801                          1980                                     NAP               79.8%     11/01/2003
     34           116,315                          1922                                     NAP               97.5%     11/01/2003
     35            22,563                          1950                                     1998              78.5%     11/01/2003

     36            68,117                          1978                                     NAP               94.5%     10/28/2003
     37            37,926                          1997                                     NAP              100.0%     10/28/2003
     38            39,821                          1997                                     NAP               82.6%     10/31/2003
     39           299,617                          1920                                  1975, 1998           97.0%     10/31/2003
     40            63,600                          2000                                     NAP               93.0%     09/30/2003
     41            40,050                          1991                                     NAP               99.1%     09/24/2003
     42            52,675                          1990                                     NAP               86.2%     09/30/2003
     43            65,024                          1980                                     NAP               96.7%     09/30/2003
     44            43,775                          1986                                     NAP               98.3%     09/24/2003
     45            46,840                          1998                                     NAP               89.0%     10/10/2003
     46            66,100                          2000                                     NAP               74.8%     09/30/2003
     47           132,304                          2003                                     NAP               89.0%     01/09/2004

     48            47,867                          1994                                     NAP               92.1%     10/28/2003
     49            41,500                          1984                                     NAP              100.0%     10/28/2003
     50            41,659                          1992                                     NAP               80.6%     10/28/2003
     51            27,000                          1991                                     NAP              100.0%     10/28/2003
     52           145,555                          1985                                     NAP               92.7%     01/01/2004
     53           122,079                          2002                                     NAP               96.3%     10/31/2003
     54           114,258                       1989, 1991                                  NAP              100.0%     10/01/2003
     55            54,085                          1961                                     2000              95.8%     10/27/2003
     56           146,434                          2001                                     NAP              100.0%     01/13/2004
     57           167,459                          1989                                     NAP               97.7%     12/01/2003
     58               569     RV Outparcel 1965, 1973, 1985; Plantation 1961                NAP               97.5%     10/07/2003
     59               349                          1975                                     1982              92.8%     10/07/2003
     60            96,647                          2002                                     NAP               76.5%     11/06/2003

     61            97,098                          1978                                     NAP               90.7%     08/11/2003
     62            64,040                          1975                                     NAP               89.1%     08/11/2003
     63            53,494                          1988                                     NAP               86.5%     08/11/2003
     64            42,550                       1986, 1996                                  NAP               90.4%     08/11/2003
     65            62,470                          1984                                     NAP               54.7%     08/11/2003
     66           144,140                       1987, 1988                                  NAP               95.1%     01/28/2004
     67               299                          1971                                     NAP               76.6%     10/07/2003
     68           200,081                          1967                                     2003             100.0%     12/01/2003
     69            48,996                          1989                                     NAP               99.9%     10/31/2003
     70               294                          1970                            1990, 1995, 1998, 2000     82.7%     10/07/2003

     71           169,640                       1981, 1996                                  NAP               95.3%     11/05/2003
     72            37,800                          2002                                     NAP              100.0%     11/05/2003
     73           173,909                          1971                                     NAP               91.3%     10/08/2003
     74           191,128                          1983                                     NAP               95.5%     12/01/2003
     75            54,213                          2000                                     NAP              100.0%     11/03/2003
     76            51,874                          1986                                     NAP              100.0%     10/14/2003
     77           169,635                          1982                                     NAP              100.0%     11/25/2003

     78            35,600                          1988                                     NAP              100.0%     10/23/2003
     79            23,500                          1998                                     NAP              100.0%     11/10/2003
     80            10,908                          1998                                     NAP              100.0%     12/01/2003
     81            46,792                          2000                                     NAP              100.0%     07/01/2003
     82            57,141                          1965                                     2002              87.8%     01/22/2004
     83            67,493                          1986                                     NAP               93.1%     11/10/2003
     84           110,230                          1952                                     2003             100.0%     02/02/2004
     85            26,568                    1964, 1985, 2002                            2002-2003           100.0%     11/07/2003
     86            34,106                          2002                                     NAP              100.0%     12/31/2003
     87               235                          1965                                     NAP               81.7%     10/07/2003
     88            26,626                          2003                                     NAP               93.7%     09/10/2003
     89            39,564                          1988                                     NAP               92.3%     11/01/2003
     90           102,013                       1977-1979                                   2001              82.3%     12/31/2003
     91               126                          1969                                     1982              96.0%     10/07/2003
     92            72,515                          1931                                  1999-2001            81.4%     10/31/2003

     93             5,440                          1978                                     2001             100.0%     10/10/2003
     94            21,594                          1978                                     NAP              100.0%     09/30/2003
     95            21,961                          1965                                     NAP               95.4%     07/31/2003
     96               279                          1960                                     1970              80.3%     10/07/2003
     97            58,822                          1986                                     NAP               96.5%     09/01/2003
     98            47,441                          2000                                     NAP              100.0%     01/01/2004
     99            13,824                    2004 (expected)                                NAP              100.0%     11/25/2003
    100            25,367                          1984                                     NAP              100.0%     11/01/2003
    101            28,917                          1910                                     2003             100.0%     12/01/2003
    102            12,047                          2002                                     NAP              100.0%     09/24/2003
    103            23,120                          2002                                     NAP              100.0%     11/25/2003
    104            20,439                          1981                                     NAP              100.0%     11/01/2003
    105            26,912                          2002                                     NAP              100.0%     11/19/2003
    106            20,980                          1960                                     1996             100.0%     10/20/2003
    107            17,085                          1980                                     NAP               88.7%     01/29/2004
    108            10,908                          2003                                     NAP              100.0%     12/19/2003
    109            30,372                          1991                                     NAP              100.0%     09/30/2003
    110            22,820                          1975                                     NAP               98.5%     10/02/2003
    111            12,800                          2001                                     NAP              100.0%     10/14/2003
    112            13,813                          2003                                     NAP              100.0%     12/22/2003
    113            13,813                          2003                                     NAP              100.0%     12/01/2003
    114            17,993                       1946-1948                                   1994             100.0%     11/26/2003
    115            12,000                          1925                                     2000             100.0%     09/04/2003
    116            15,233                          2001                                     NAP              100.0%     10/07/2003
    117             9,100                          2003                                     NAP              100.0%     09/03/2003
    118           198,744                       1994-2001                                   NAP               86.4%     11/30/2003
    119            10,191                          2002                                     NAP               88.4%     09/30/2003
    120            15,500                          1970                                     2002             100.0%     11/30/2003

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                              RELATED                 ORIGINAL       CUT-OFF DATE    CUT-OFF DATE BALANCE
  LOAN NO.   SECURITY TYPE       LIEN POSITION       BORROWER LIST               BALANCE          BALANCE(5)         PER UNIT OR SF
------------------------------------------------------------------------------------------------------------------------------------
     1       Fee                     First                NAP               $187,000,000       $187,000,000                    $146

     2       Fee                     First                NAP                $37,462,857        $37,462,857                    $110
     3       Fee                     First                NAP                $20,020,000        $20,020,000                    $110
     4       Fee                     First                NAP                 $7,747,143         $7,747,143                    $110
     5       Fee                     First                NAP                 $7,448,571         $7,448,571                    $110
     6       Fee                     First                NAP                 $7,385,714         $7,385,714                    $110
     7       Fee                     First                NAP                 $7,071,429         $7,071,429                    $110
     8       Fee                     First                NAP                 $6,144,286         $6,144,286                    $110
     9       Fee                     First                NAP                 $4,808,571         $4,808,571                    $110
     10      Fee                     First                NAP                 $3,960,000         $3,960,000                    $110
     11      Fee                     First                NAP                 $2,970,000         $2,970,000                    $110
     12      Fee                     First                NAP                 $2,545,714         $2,545,714                    $110
     13      Fee                     First                NAP                 $2,435,714         $2,435,714                    $110
     14      Fee                     First                NAP               $100,000,000       $100,000,000                $135,501
     15      Fee                     First                NAP                $69,000,000        $68,853,435                    $184
     16      Fee                     First                NAP                $59,750,000        $59,750,000                    $181
     17      Fee / Leasehold         First                NAP                $53,145,923        $53,051,487                $256,124

     18      Fee                     First        19, 20, 23, 24, 25         $18,947,232        $18,947,232                    $189
     19      Fee                     First        18, 20, 23, 24, 25         $16,035,000        $16,035,000                    $189
     20      Fee                     First        18, 19, 23, 24, 25          $9,697,500         $9,697,500                    $189
     21      Fee                     First                NAP                $40,000,000        $40,000,000                 $63,492
     22      Leasehold               First                NAP                $38,101,814        $37,366,296                    $154

     23      Fee                     First        18, 19, 20, 24, 25         $15,297,500        $15,297,500                    $183
     24      Fee                     First        18, 19, 20, 23, 25         $12,710,000        $12,710,000                    $183
     25      Fee                     First        18, 19, 20, 23, 24          $8,332,500         $8,332,500                    $183
     26      Fee / Leasehold         First                27                 $29,000,000        $28,955,509                     $64
     27      Fee                     First                26                 $28,600,000        $28,556,123                     $76

     28      Fee                     First                NAP                $15,340,000        $15,298,487                     $97
     29      Fee                     First                NAP                $11,660,000        $11,628,446                     $97
     30      Fee                     First                NAP                $24,500,000        $24,469,916                     $77
     31      Fee                     First                NAP                $21,750,000        $21,750,000                     $46

     32      Fee                     First                NAP                 $8,100,000         $8,084,147                     $61
     33      Fee                     First                NAP                 $5,100,000         $5,090,018                     $61
     34      Fee                     First                NAP                 $3,500,000         $3,493,150                     $61
     35      Fee                     First                NAP                 $3,300,000         $3,293,541                     $61

     36      Leasehold               First      37, 38, 48, 49, 50, 51        $8,863,000         $8,863,000                    $122
     37      Leasehold               First      36, 38, 48, 49, 50, 51        $4,880,000         $4,880,000                    $122
     38      Leasehold               First      36, 37, 48, 49, 50, 51        $4,089,000         $4,089,000                    $122
     39      Fee / Leasehold         First                NAP                $17,500,000        $17,419,532                     $58
     40      Fee                     First      41, 42, 43, 44, 45, 46        $3,150,000         $3,139,107                     $45
     41      Fee                     First      40, 42, 43, 44, 45, 46        $2,790,000         $2,780,352                     $45
     42      Fee                     First      40, 41, 43, 44, 45, 46        $2,570,000         $2,561,112                     $45
     43      Fee                     First      40, 41, 42, 44, 45, 46        $2,490,000         $2,481,389                     $45
     44      Fee                     First      40, 41, 42, 43, 45, 46        $2,140,000         $2,132,599                     $45
     45      Fee                     First      40, 41, 42, 43, 44, 46        $2,080,000         $2,072,807                     $45
     46      Fee                     First      40, 41, 42, 43, 44, 45        $2,030,000         $2,022,980                     $45
     47      Fee                     First                NAP                $16,300,000        $16,272,792                    $123

     48      Leasehold               First      36, 37, 38, 49, 50, 51        $5,591,000         $5,591,000                    $102
     49      Leasehold               First      36, 37, 38, 48, 50, 51        $5,409,000         $5,409,000                    $102
     50      Leasehold               First      36, 37, 38, 48, 49, 51        $3,572,000         $3,572,000                    $102
     51      Leasehold               First      36, 37, 38, 48, 49, 50        $1,500,000         $1,500,000                    $102
     52      Fee                     First                NAP                $15,100,000        $15,069,295                    $104
     53      Fee                     First                NAP                $14,200,000        $14,118,240                    $116
     54      Fee                     First                NAP                $14,000,000        $14,000,000                    $123
     55      Fee                     First                NAP                $12,400,000        $12,364,508                    $229
     56      Fee                     First                NAP                $11,700,000        $11,666,057                     $80
     57      Fee                     First                NAP                $11,200,000        $11,167,534                     $67
     58      Fee                     First      59, 67, 70, 87, 91, 96       $10,415,384        $10,369,735                 $18,224
     59      Fee                     First      58, 67, 70, 87, 91, 96        $9,817,893         $9,817,893                 $28,132
     60      Fee                     First                NAP                 $9,600,000         $9,570,923                     $99

     61      Fee                     First          62, 63, 64, 65            $3,202,023         $3,181,176                     $29
     62      Fee                     First          61, 63, 64, 65            $2,535,963         $2,519,453                     $29
     63      Fee                     First          61, 62, 64, 65            $1,680,114         $1,669,176                     $29
     64      Fee                     First          61, 62, 63, 65            $1,381,900         $1,372,903                     $29
     65      Fee                     First          61, 62, 63, 64              $600,000           $596,094                     $29
     66      Fee                     First                NAP                 $9,000,000         $8,975,888                     $62
     67      Fee                     First      58, 59, 70, 87, 91, 96        $8,880,000         $8,880,000                 $29,699
     68      Fee                     First                NAP                 $8,860,000         $8,832,269                     $44
     69      Fee                     First                NAP                 $8,625,000         $8,543,496                    $174
     70      Fee                     First      58, 59, 67, 87, 91, 96        $8,480,000         $8,480,000                 $28,844

     71      Fee                     First                NAP                 $5,200,000         $5,159,115                     $41
     72      Fee                     First                NAP                 $3,300,000         $3,274,054                     $41
     73      Fee                     First                NAP                 $7,700,000         $7,657,294                     $44
     74      Leasehold               First                NAP                 $7,400,000         $7,378,663                     $39
     75      Fee                     First                NAP                 $7,200,000         $7,163,090                    $132
     76      Fee                     First                NAP                 $7,000,000         $7,000,000                    $135
     77      Fee                     First                NAP                 $7,000,000         $7,000,000                     $41

     78      Fee                     First                NAP                 $2,336,000         $2,327,360                     $90
     79      Fee                     First                NAP                 $2,224,000         $2,215,774                     $90
     80      Fee                     First                NAP                 $1,733,000         $1,726,590                     $90
     81      Fee                     First                NAP                 $6,200,000         $6,182,366                    $132
     82      Fee                     First                NAP                 $6,000,000         $5,983,293                    $105
     83      Fee                     First                NAP                 $6,000,000         $5,950,549                     $88
     84      Fee                     First                NAP                 $5,800,000         $5,790,664                     $53
     85      Fee                     First                NAP                 $5,500,000         $5,493,090                    $207
     86      Fee                     First                107                 $5,230,000         $5,180,072                    $152
     87      Fee                     First      58, 59, 67, 70, 91, 96        $5,120,000         $5,097,559                 $21,692
     88      Fee                     First                NAP                 $5,120,000         $5,095,157                    $191
     89      Fee                     First                NAP                 $5,063,000         $5,008,751                    $127
     90      Fee                     First                NAP                 $5,000,000         $4,987,697                     $49
     91      Fee                     First      58, 59, 67, 70, 87, 96        $4,880,000         $4,880,000                 $38,730
     92      Fee                     First                NAP                 $4,700,000         $4,700,000                     $65

     93      Fee                     First                NAP                 $2,450,000         $2,439,909                    $173
     94      Fee                     First                NAP                 $2,250,000         $2,240,733                    $173
     95      Fee                     First                NAP                 $4,375,000         $4,359,885                    $199
     96      Fee                     First      58, 59, 67, 70, 87, 91        $4,296,599         $4,277,767                 $15,333
     97      Fee                     First                NAP                 $3,500,000         $3,472,854                     $59
     98      Fee                     First                NAP                 $3,420,000         $3,397,308                     $72
     99      Fee                     First                NAP                 $3,300,000         $3,300,000                    $239
    100      Fee                     First                111                 $3,215,000         $3,201,867                    $126
    101      Fee                     First                NAP                 $3,000,000         $2,990,565                    $103
    102      Fee                     First                NAP                 $3,000,000         $2,988,519                    $248
    103      Fee                     First                NAP                 $3,000,000         $2,985,598                    $129
    104      Fee                     First                NAP                 $3,000,000         $2,979,403                    $146
    105      Fee                     First                NAP                 $2,880,000         $2,867,014                    $107
    106      Fee                     First                NAP                 $2,800,000         $2,780,623                    $133
    107      Fee                     First                86                  $2,700,000         $2,689,118                    $157
    108      Fee                     First                NAP                 $2,600,000         $2,592,480                    $238
    109      Fee                     First                NAP                 $2,550,000         $2,543,080                     $84
    110      Fee                     First                NAP                 $2,500,000         $2,470,153                    $108
    111      Fee                     First                100                 $2,315,000         $2,306,447                    $180
    112      Fee                     First                NAP                 $2,300,000         $2,297,334                    $166
    113      Fee                     First                NAP                 $2,300,000         $2,294,727                    $166
    114      Fee                     First                NAP                 $2,300,000         $2,290,620                    $127
    115      Fee                     First                NAP                 $2,100,000         $2,096,495                    $175
    116      Fee                     First                NAP                 $2,100,000         $2,091,980                    $137
    117      Fee                     First                NAP                 $2,100,000         $2,085,854                    $229
    118      Fee                     First                NAP                 $2,065,000         $2,042,728                     $10
    119      Fee                     First                NAP                 $2,045,000         $2,039,342                    $200
    120      Fee                     First                NAP                 $1,973,000         $1,967,285                    $127

                                                                          $1,327,640,345     $1,324,982,421

------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                      FIRST PAYMENT       FIRST PAYMENT                            DUE       GRACE
  LOAN NO.      NOTE DATE        DATE (P&I)           DATE (IO)        MATURITY DATE(6)     DATE     PERIOD(7)     ARD LOAN
------------------------------------------------------------------------------------------------------------------------------
     1          5/22/2003            NAP              7/09/2003            6/09/2010         9th         0            No

     2         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     3         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     4         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     5         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     6         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     7         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     8         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     9         12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     10        12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     11        12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     12        12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     13        12/10/2003        02/08/2009           02/08/2004          01/08/2014         8th         0            No
     14        08/28/2003        10/08/2005           10/08/2003          09/08/2013         8th         0            No
     15        12/31/2003        02/08/2004              NAP              01/08/2014         8th         0           Yes
     16        06/26/2003        07/01/2006           08/01/2003          07/01/2010         1st         0            No
     17        01/01/2004        02/07/2004              NAP              02/07/2014         7th         0            No

     18        12/22/2003            NAP              02/08/2004          01/08/2009         8th         0           Yes
     19        12/22/2003            NAP              02/08/2004          01/08/2009         8th         0           Yes
     20        12/22/2003            NAP              02/08/2004          01/08/2009         8th         0           Yes
     21        07/31/2002            NAP              09/05/2002          08/05/2012         5th         0            No
     22        12/23/2002        02/11/2003              NAP              01/08/2008         8th         0            No

     23        12/22/2003            NAP              02/08/2004          01/08/2009         8th         0           Yes
     24        12/22/2003            NAP              02/08/2004          01/08/2009         8th         0           Yes
     25        12/22/2003            NAP              02/08/2004          01/08/2009         8th         0           Yes
     26        02/02/2004        03/01/2004              NAP              02/01/2014         1st         0            No
     27        02/02/2004        03/01/2004              NAP              02/01/2014         1st         0            No

     28        12/22/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     29        12/22/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     30        01/21/2004        03/01/2004              NAP              02/01/2014         1st         5            No
     31        12/22/2003        07/01/2005           02/01/2004          01/01/2014         1st         5            No

     32        12/12/2003        02/05/2004              NAP              01/05/2014         5th         3            No
     33        12/12/2003        02/05/2004              NAP              01/05/2014         5th         3            No
     34        12/12/2003        02/05/2004              NAP              01/05/2014         5th         3            No
     35        12/12/2003        02/05/2004              NAP              01/05/2014         5th         3            No

     36        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     37        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     38        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     39        09/04/2003        11/01/2003              NAP              10/01/2013         1st         0            No
     40        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     41        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     42        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     43        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     44        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     45        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     46        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     47        01/16/2004        03/01/2004              NAP              02/01/2014         1st         5           NAP

     48        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     49        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     50        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     51        10/31/2003        12/01/2006           12/01/2003          11/01/2013         1st         5            No
     52        12/31/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     53        08/12/2003        10/01/2003              NAP              09/01/2013         1st         5            No
     54        01/27/2004        03/01/2007           03/01/2004          02/01/2014         1st         5            No
     55        11/13/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     56        12/23/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     57        12/08/2003        01/09/2004              NAP              12/09/2013         9th         0            No
     58        10/17/2003        12/01/2003              NAP              11/01/2008         1st         10           No
     59        10/17/2003        12/01/2006           12/01/2003          11/01/2015         1st         10           No
     60        11/14/2003        01/01/2004              NAP              12/01/2013         1st         5            No

     61        10/13/2003        12/01/2003              NAP              11/01/2013         1st         5            No
     62        10/13/2003        12/01/2003              NAP              11/01/2013         1st         5            No
     63        10/13/2003        12/01/2003              NAP              11/01/2013         1st         5            No
     64        10/13/2003        12/01/2003              NAP              11/01/2013         1st         5            No
     65        10/13/2003        12/01/2003              NAP              11/01/2013         1st         5            No
     66        11/12/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     67        10/17/2003        12/01/2004           12/01/2003          11/01/2010         1st         10           No
     68        01/02/2004        03/01/2004              NAP              02/01/2014         1st         5            No
     69        05/22/2003        07/01/2003              NAP              06/01/2013         1st         5            No
     70        10/17/2003        12/01/2004           12/01/2003          11/01/2010         1st         10           No

     71        09/08/2003        11/01/2003              NAP              10/01/2013         1st         5            No
     72        09/08/2003        11/01/2003              NAP              10/01/2013         1st         5            No
     73        10/10/2003        12/08/2003              NAP              11/01/2013         8th         15           No
     74        12/31/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     75        10/01/2003        11/01/2003              NAP              10/01/2013         1st         5            No
     76        10/14/2003        11/01/2004           12/01/2003          11/01/2013         1st         5            No
     77        11/26/2003        01/01/2005           01/01/2004          12/01/2013         1st         5            No

     78        12/04/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     79        12/04/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     80        12/04/2003        02/01/2004              NAP              01/01/2014         1st         5            No
     81        11/03/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     82        11/24/2003        01/08/2004              NAP              12/01/2013         8th         0            No
     83        07/24/2003        09/01/2003              NAP              08/01/2013         1st         5            No
     84        01/14/2004        03/01/2004              NAP              02/01/2014         1st         5            No
     85        01/15/2004        03/08/2004              NAP              02/08/2014         8th         0            No
     86        08/12/2003        10/09/2003              NAP              09/09/2013         9th         0            No
     87        10/17/2003        12/01/2003              NAP              11/01/2008         1st         10           No
     88        09/30/2003        11/01/2003              NAP              10/01/2013         1st         5            No
     89        03/13/2003        05/01/2003              NAP              04/01/2013         1st         5            No
     90        11/04/2003        01/01/2004              NAP              12/01/2013         1st         5            No
     91        10/17/2003        12/01/2006           12/01/2003          11/01/2015         1st         10           No
     92        04/02/2003            NAP              06/01/2003          05/01/2013         1st         5            No

     93        10/29/2003        12/08/2003              NAP              11/01/2013         8th         0            No
     94        10/29/2003        12/08/2003              NAP              11/01/2013         8th         0            No
     95        10/01/2003        12/01/2003              NAP              11/01/2013         1st         5            No
     96        10/17/2003        12/01/2003              NAP              11/01/2008         1st         10           No
     97        06/06/2003        08/01/2003              NAP              07/01/2013         1st         5            No
     98        07/10/2003        09/01/2003              NAP              08/01/2013         1st         5            No
     99        02/03/2004        04/01/2004              NAP              03/01/2014         1st         5            No
    100        11/14/2003        01/01/2004              NAP              12/01/2013         1st         5            No
    101        12/15/2003        02/01/2004              NAP              01/01/2011         1st         5            No
    102        10/02/2003        12/01/2003              NAP              11/01/2013         1st         5            No
    103        09/24/2003        11/01/2003              NAP              10/01/2013         1st         5            No
    104        08/01/2003        10/01/2003              NAP              09/01/2013         1st         5            No
    105        09/24/2003        11/01/2003              NAP              10/01/2013         1st         5            No
    106        08/20/2003        10/01/2003              NAP              09/01/2013         1st         5            No
    107        11/07/2003        01/09/2004              NAP              12/09/2013         9th         0            No
    108        12/24/2003        02/01/2004              NAP              01/01/2014         1st         5            No
    109        11/10/2003        01/01/2004              NAP              12/01/2013         1st         5            No
    110        06/02/2003        08/01/2003              NAP              07/01/2013         1st         5            No
    111        10/24/2003        12/01/2003              NAP              11/01/2013         1st         5            No
    112        01/16/2004        03/01/2004              NAP              02/01/2014         1st         5            No
    113        01/09/2004        03/01/2004              NAP              02/01/2014         1st         5            No
    114        11/26/2003        01/01/2004              NAP              12/01/2013         1st         5            No
    115        01/14/2004        03/01/2004              NAP              02/01/2014         1st         5            No
    116        10/23/2003        12/01/2003              NAP              11/01/2013         1st         5            No
    117        07/24/2003        09/01/2003              NAP              08/01/2013         1st         5            No
    118        06/30/2003        08/01/2003              NAP              07/01/2013         1st         5            No
    119        11/13/2003        01/01/2004              NAP              12/01/2013         1st         5            No
    120        12/23/2003        02/01/2004              NAP              01/01/2014         1st         5            No

---------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE     LOCKBOX      LOCKBOX      ORIGINAL TERM       REMAINING TERM           ORIGINAL          REMAINING       MORTGAGE
  LOAN NO.     STATUS        TYPE         TO MATURITY          TO MATURITY         AMORT. TERM(8)      AMORT. TERM          RATE
---------------------------------------------------------------------------------------------------------------------------------
     1        In-Place       Hard             84                   75                    IO                IO             4.606%

     2        In-Place       Hard             120                  118                   360               360            5.247%
     3        In-Place       Hard             120                  118                   360               360            5.247%
     4        In-Place       Hard             120                  118                   360               360            5.247%
     5        In-Place       Hard             120                  118                   360               360            5.247%
     6        In-Place       Hard             120                  118                   360               360            5.247%
     7        In-Place       Hard             120                  118                   360               360            5.247%
     8        In-Place       Hard             120                  118                   360               360            5.247%
     9        In-Place       Hard             120                  118                   360               360            5.247%
     10       In-Place       Hard             120                  118                   360               360            5.247%
     11       In-Place       Hard             120                  118                   360               360            5.247%
     12       In-Place       Hard             120                  118                   360               360            5.247%
     13       In-Place       Hard             120                  118                   360               360            5.247%
     14       In-Place       Hard             120                  114                   360               360            7.900%
     15       In-Place       Soft             120                  118                   360               358            5.670%
     16       In-Place       Hard             84                   76                    360               360            4.680%
     17       In-Place       Hard             121                  119                   360               358            6.600%

     18       In-Place       Hard             60                   58                    IO                IO             4.930%
     19       In-Place       Hard             60                   58                    IO                IO             4.930%
     20       In-Place       Hard             60                   58                    IO                IO             4.930%
     21       Springing      Hard             120                  101                   IO                IO             5.640%
     22       In-Place       Hard             60                   46                    360               346            4.205%

     23       In-Place       Hard             60                   58                    IO                IO             4.930%
     24       In-Place       Hard             60                   58                    IO                IO             4.930%
     25       In-Place       Hard             60                   58                    IO                IO             4.930%
     26       In-Place       Hard             120                  119                   300               299            6.400%
     27       In-Place       Hard             120                  119                   300               299            6.400%

     28       In-Place       Hard             120                  118                   300               298            6.430%
     29       In-Place       Hard             120                  118                   300               298            6.430%
     30       In-Place       Soft             120                  119                   360               359            5.610%
     31       In-Place       Soft             120                  118                   336               336            5.760%

     32       In-Place       Hard             120                  118                   360               358            6.100%
     33       In-Place       Hard             120                  118                   360               358            6.100%
     34       In-Place       Hard             120                  118                   360               358            6.100%
     35       In-Place       Hard             120                  118                   360               358            6.100%

     36       In-Place       Hard             120                  116                   324               324            5.750%
     37       In-Place       Hard             120                  116                   324               324            5.750%
     38       In-Place       Hard             120                  116                   324               324            5.750%
     39         None          NAP             120                  115                   360               355            6.090%
     40         None          NAP             120                  117                   330               327            5.960%
     41         None          NAP             120                  117                   330               327            5.960%
     42         None          NAP             120                  117                   330               327            5.960%
     43         None          NAP             120                  117                   330               327            5.960%
     44         None          NAP             120                  117                   330               327            5.960%
     45         None          NAP             120                  117                   330               327            5.960%
     46         None          NAP             120                  117                   330               327            5.960%
     47         None          NAP             120                  119                   300               299            5.700%

     48       In-Place       Hard             120                  116                   324               324            5.750%
     49       In-Place       Hard             120                  116                   324               324            5.750%
     50       In-Place       Hard             120                  116                   324               324            5.750%
     51       In-Place       Hard             120                  116                   324               324            5.750%
     52         None          NAP             120                  118                   360               358            5.900%
     53         None          NAP             120                  114                   360               354            5.960%
     54         None          NAP             120                  119                   324               324            5.890%
     55         None          NAP             120                  117                   360               357            5.950%
     56       In-Place       Soft             120                  118                   300               298            5.980%
     57       Springing      Hard             120                  117                   360               357            5.890%
     58       In-Place       Hard             60                   56                    360               356            5.350%
     59       In-Place       Hard             144                  140                   360               360            6.327%
     60         None          NAP             120                  117                   360               357            5.680%

     61         None          NAP             120                  116                   276               272            6.130%
     62         None          NAP             120                  116                   276               272            6.130%
     63         None          NAP             120                  116                   276               272            6.130%
     64         None          NAP             120                  116                   276               272            6.130%
     65         None          NAP             120                  116                   276               272            6.130%
     66         None          NAP             120                  117                   360               357            6.260%
     67       In-Place       Hard             84                   80                    360               360            5.715%
     68       In-Place       Soft             120                  119                   192               191            6.600%
     69         None          NAP             120                  111                   360               351            5.480%
     70       In-Place       Hard             84                   80                    360               360            5.715%

     71       In-Place       Soft             120                  115                   300               295            5.250%
     72       In-Place   Soft to Hard         120                  115                   300               295            5.250%
     73         None          NAP             120                  116                   300               296            6.110%
     74       In-Place       Soft             120                  118                   300               298            6.020%
     75         None          NAP             120                  115                   360               355            5.580%
     76       Springing      Hard             120                  116                   348               348            5.920%
     77       Springing      Hard             120                  117                   348               348            5.900%

     78         None          NAP             120                  118                   264               262            5.940%
     79         None          NAP             120                  118                   264               262            5.940%
     80         None          NAP             120                  118                   264               262            5.940%
     81         None          NAP             120                  117                   360               357            5.980%
     82         None          NAP             120                  117                   360               357            6.080%
     83         None          NAP             120                  113                   360               353            4.910%
     84       Springing      Hard             120                  119                   300               299            6.000%
     85         None          NAP             120                  119                   360               359            5.450%
     86         None          NAP             120                  114                   300               294            5.230%
     87       In-Place       Hard             60                   56                    360               356            5.350%
     88         None          NAP             120                  115                   360               355            5.840%
     89         None          NAP             120                  109                   360               349            5.850%
     90         None          NAP             120                  117                   360               357            6.650%
     91       In-Place       Hard             144                  140                   360               360            6.327%
     92         None          NAP             120                  110                   IO                IO             5.440%

     93         None          NAP             120                  116                   360               356            5.660%
     94         None          NAP             120                  116                   360               356            5.660%
     95         None          NAP             120                  116                   360               356            6.510%
     96       In-Place       Hard             60                   56                    360               356            5.350%
     97         None          NAP             120                  112                   360               352            5.800%
     98         None          NAP             120                  113                   360               353            5.950%
     99       In-Place       Soft             120                  120                   300               300            6.310%
    100         None          NAP             120                  117                   300               297            6.140%
    101         None          NAP             84                   82                    300               298            5.450%
    102       In-Place       Soft             120                  116                   360               356            6.020%
    103       Springing      Hard             120                  115                   360               355            5.890%
    104         None          NAP             120                  114                   360               354            5.100%
    105         None          NAP             120                  115                   360               355            6.180%
    106         None          NAP             120                  114                   360               354            5.060%
    107         None          NAP             120                  117                   300               297            6.220%
    108         None          NAP             120                  118                   300               298            6.000%
    109       Springing      Hard             120                  117                   360               357            6.200%
    110         None          NAP             120                  112                   300               292            5.550%
    111         None          NAP             120                  116                   360               356            6.190%
    112       In-Place       Hard             120                  119                   360               359            6.020%
    113         None          NAP             120                  119                   240               239            6.170%
    114         None          NAP             120                  117                   300               297            6.150%
    115         None          NAP             120                  119                   300               299            5.700%
    116         None          NAP             120                  116                   360               356            6.030%
    117       In-Place       Soft             120                  113                   360               353            5.880%
    118         None          NAP             120                  112                   300               292            6.150%
    119         None          NAP             120                  117                   360               357            6.110%
    120         None          NAP             120                  118                   300               298            5.990%

                                              107                  102                   344               342            5.677%

----------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                 MONTHLY            MONTHLY       UNDERWRITABLE        UNDERWRITABLE      NOI           NCF
  LOAN NO.            PAYMENT (P&I)       PAYMENT (IO)                NOI            CASH FLOW     DSCR(9)       DSCR(9)
----------------------------------------------------------------------------------------------------------------------------
     1                         NAP           $727,737         $28,217,656          $26,774,598     3.23           3.07

     2                    $202,349           $166,530         $41,669,158          $38,670,017     3.19           2.91
     3                    $108,135            $88,993         $18,246,495          $16,558,056     3.19           2.91
     4                     $41,845            $34,438          $7,239,383           $6,684,149     3.19           2.91
     5                     $40,232            $33,110          $9,343,418           $8,784,620     3.19           2.91
     6                     $39,893            $32,831          $8,332,841           $7,582,838     3.19           2.91
     7                     $38,195            $31,434          $6,326,079           $5,790,139     3.19           2.91
     8                     $33,187            $27,313          $4,757,431           $4,098,630     3.19           2.91
     9                     $25,973            $21,375          $6,983,793           $6,289,374     3.19           2.91
     10                    $21,389            $17,603          $5,102,375           $4,569,776     3.19           2.91
     11                    $16,042            $13,202          $4,794,908           $4,169,458     3.19           2.91
     12                    $13,750            $11,316          $2,693,619           $2,328,600     3.19           2.91
     13                    $13,156            $10,827          $3,669,868           $3,287,163     3.19           2.91
     14                   $726,805           $667,477          $9,810,427           $9,505,012     1.22           1.19
     15                   $399,165                NAP         $10,179,257           $9,854,754     1.35           1.30
     16                   $309,168           $236,261         $25,117,479          $23,705,990     2.12           2.00
     17                   $339,421                NAP          $7,631,174           $5,660,501     1.87           1.39

     18                        NAP            $78,923          $1,983,246           $1,805,154     2.13           1.94
     19                        NAP            $66,792          $1,763,977           $1,631,999     2.13           1.94
     20                        NAP            $40,394          $1,002,218             $905,601     2.13           1.94
     21                        NAP           $190,611          $5,988,480           $5,830,980     2.62           2.55
     22                   $186,436                NAP         $24,683,737          $24,047,181     2.19           2.13

     23                        NAP            $63,720          $1,591,250           $1,458,134     2.10           1.91
     24                        NAP            $52,942          $1,355,030           $1,243,973     2.10           1.91
     25                        NAP            $34,708            $863,035             $765,100     2.10           1.91
     26                   $194,002                NAP          $3,307,152           $3,157,694     1.42           1.36
     27                   $191,326                NAP          $3,064,836           $2,940,588     1.33           1.28

     28                   $102,907                NAP          $2,106,658           $2,072,640     1.71           1.68
     29                    $78,220                NAP          $1,601,060           $1,579,282     1.71           1.68
     30                   $140,804                NAP          $2,929,678           $2,524,582     1.73           1.49
     31                   $130,516           $105,850          $2,216,384           $2,071,201     1.74           1.63

     32                    $49,086                NAP            $969,597             $768,180     1.56           1.30
     33                    $30,906                NAP            $478,859             $478,543     1.56           1.30
     34                    $21,210                NAP            $483,566             $341,662     1.56           1.30
     35                    $19,998                NAP            $337,458             $306,037     1.56           1.30

     36                    $53,929            $43,058            $906,230             $807,668     1.73           1.57
     37                    $29,693            $23,708            $501,524             $463,945     1.73           1.57
     38                    $24,880            $19,865            $393,796             $359,731     1.73           1.57
     39                   $105,936                NAP          $2,513,068           $2,285,500     1.98           1.80
     40                    $19,434                NAP            $321,180             $311,640     1.64           1.60
     41                    $17,213                NAP            $346,449             $340,412     1.64           1.60
     42                    $15,856                NAP            $319,101             $311,200     1.64           1.60
     43                    $15,362                NAP            $334,812             $325,059     1.64           1.60
     44                    $13,203                NAP            $265,770             $259,204     1.64           1.60
     45                    $12,833                NAP            $280,444             $273,418     1.64           1.60
     46                    $12,524                NAP            $229,704             $219,789     1.64           1.60
     47                   $102,052                NAP          $1,887,854           $1,722,161     1.54           1.41

     48                    $34,020            $27,162            $517,187             $471,234     1.72           1.55
     49                    $32,912            $26,278            $523,719             $473,546     1.72           1.55
     50                    $21,735            $17,354            $380,680             $328,696     1.72           1.55
     51                     $9,127             $7,287            $188,130             $182,730     1.72           1.55
     52                    $89,564                NAP          $1,577,744           $1,459,294     1.47           1.36
     53                    $84,771                NAP          $1,422,074           $1,371,452     1.40           1.35
     54                    $86,399            $69,671          $1,329,127           $1,295,005     1.59           1.55
     55                    $73,946                NAP          $1,366,099           $1,221,684     1.54           1.38
     56                    $75,240                NAP          $1,256,818           $1,142,664     1.39           1.27
     57                    $66,360                NAP          $1,245,733           $1,133,535     1.56           1.42
     58                    $58,161                NAP            $885,199             $871,399     1.27           1.25
     59                    $60,943            $52,484            $899,485             $882,035     1.43           1.40
     60                    $55,597                NAP            $978,419             $919,464     1.47           1.38

     61                    $21,666                NAP            $379,866             $361,418     1.48           1.40
     62                    $17,159                NAP            $300,480             $288,312     1.48           1.40
     63                    $11,368                NAP            $200,350             $190,187     1.48           1.40
     64                     $9,351                NAP            $162,742             $154,501     1.48           1.40
     65                     $4,060                NAP             $83,174              $71,305     1.48           1.40
     66                    $55,473                NAP          $1,060,783             $930,198     1.59           1.40
     67                    $51,624            $42,878            $814,750             $799,800     1.58           1.55
     68                    $74,837                NAP          $1,343,743           $1,193,582     1.50           1.33
     69                    $48,864                NAP          $1,000,162             $890,492     1.71           1.52
     70                    $49,299            $40,947            $840,757             $826,057     1.71           1.68

     71                    $31,161                NAP            $593,947             $512,966     1.48           1.31
     72                    $19,775                NAP            $311,763             $285,888     1.48           1.31
     73                    $50,130                NAP          $1,089,265           $1,056,239     1.81           1.76
     74                    $47,769                NAP            $870,227             $753,312     1.52           1.31
     75                    $41,243                NAP            $819,103             $774,106     1.66           1.56
     76                    $42,134            $35,013            $732,808             $679,896     1.74           1.62
     77                    $42,046            $35,334            $709,651             $676,171     1.67           1.59

     78                    $15,874                NAP            $269,700             $246,204     1.41           1.33
     79                    $15,113                NAP            $252,589             $242,014     1.41           1.33
     80                    $11,776                NAP            $202,588             $195,388     1.41           1.33
     81                    $37,092                NAP            $747,349             $668,739     1.68           1.50
     82                    $36,282                NAP            $603,321             $594,681     1.39           1.37
     83                    $31,880                NAP            $684,461             $611,569     1.79           1.60
     84                    $37,369                NAP            $671,317             $596,361     1.50           1.33
     85                    $31,056                NAP            $550,640             $524,603     1.48           1.41
     86                    $31,279                NAP            $555,732             $516,309     1.48           1.38
     87                    $28,591                NAP            $497,419             $485,669     1.45           1.42
     88                    $30,172                NAP            $577,844             $547,487     1.60           1.51
     89                    $29,869                NAP            $588,189             $544,154     1.64           1.52
     90                    $32,098                NAP            $577,962             $519,992     1.50           1.35
     91                    $30,292            $26,087            $460,256             $453,956     1.47           1.45
     92                        NAP            $21,603            $709,924             $591,724     2.74           2.28

     93                    $14,158                NAP            $236,936             $227,170     1.43           1.37
     94                    $13,002                NAP            $229,808             $219,560     1.43           1.37
     95                    $27,682                NAP            $497,080             $470,726     1.50           1.42
     96                    $23,993                NAP            $368,912             $354,962     1.28           1.23
     97                    $20,536                NAP            $379,767             $349,767     1.54           1.42
     98                    $20,395                NAP            $388,793             $346,122     1.59           1.41
     99                    $21,892                NAP            $370,733             $354,144     1.41           1.35
    100                    $20,990                NAP            $386,966             $366,669     1.54           1.46
    101                    $18,333                NAP            $375,421             $341,010     1.71           1.55
    102                    $18,025                NAP            $339,699             $321,749     1.57           1.49
    103                    $17,775                NAP            $365,185             $334,666     1.71           1.57
    104                    $16,288                NAP            $290,105             $258,524     1.48           1.32
    105                    $17,602                NAP            $304,423             $286,400     1.44           1.36
    106                    $15,134                NAP            $319,234             $299,303     1.76           1.65
    107                    $17,761                NAP            $307,364             $287,968     1.44           1.35
    108                    $16,752                NAP            $286,889             $285,253     1.43           1.42
    109                    $15,618                NAP            $300,941             $274,821     1.61           1.47
    110                    $15,427                NAP            $326,092             $305,869     1.76           1.65
    111                    $14,164                NAP            $256,691             $242,227     1.51           1.43
    112                    $13,819                NAP            $339,466             $326,067     2.05           1.97
    113                    $16,704                NAP            $357,120             $341,373     1.78           1.70
    114                    $15,031                NAP            $264,592             $236,343     1.47           1.31
    115                    $13,148                NAP            $246,960             $225,840     1.57           1.43
    116                    $12,631                NAP            $279,133             $256,679     1.84           1.69
    117                    $12,429                NAP            $220,251             $211,060     1.48           1.42
    118                    $13,495                NAP            $266,561             $243,545     1.65           1.50
    119                    $12,406                NAP            $199,762             $191,061     1.34           1.28
    120                    $12,700                NAP            $218,590             $217,040     1.43           1.42

                                                                                                   2.03           1.89

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE         CUT-OFF DATE       BALLOON         BALLOON        APPRAISED  VALUATION
  LOAN NO.                  LTV           LTV         BALANCE            VALUE   DATE(10)     LARGEST TENANT(11)
------------------------------------------------------------------------------------------------------------------------------------
     1                    62.1%         62.1%    $187,000,000     $301,000,000  04/26/2003    Bass Pro Shops Outdoor

     2                    48.8%         45.6%     $35,026,140     $487,500,000  12/31/2003    AT&T Corporation
     3                    48.8%         45.6%     $18,717,828     $260,400,000  12/31/2003    William Blair
     4                    48.8%         45.6%      $7,243,241     $100,750,000  12/31/2003    JP Morgan Chase
     5                    48.8%         45.6%      $6,964,090     $101,000,000  12/31/2003    Crompton Corp.
     6                    48.8%         45.6%      $6,905,321      $96,000,000  12/31/2003    The Carson Group
     7                    48.8%         45.6%      $6,611,478      $92,000,000  12/31/2003    Acordia Northwest
     8                    48.8%         45.6%      $5,744,640      $80,000,000  12/31/2003    Mellon Capital Management
     9                    48.8%         45.6%      $4,495,805      $62,800,000  12/31/2003    Primavera Systems
     10                   48.8%         45.6%      $3,702,428      $51,500,000  12/31/2003    GSA / FBI
     11                   48.8%         45.6%      $2,776,821      $38,700,000  12/31/2003    Philadelphia Insurance
     12                   48.8%         45.6%      $2,380,132      $33,200,000  12/31/2003    Frank Crystal & Company
     13                   48.8%         45.6%      $2,277,287      $31,600,000  12/31/2003    Judge, Inc.
     14                   64.9%         59.9%     $92,200,852     $154,000,000  07/28/2003    NAP
     15                   76.6%         64.6%     $58,059,456     $142,000,000  11/10/2003    Regal Cinemas (Act III Theaters)
     16                   69.4%         65.0%     $55,913,689     $360,000,000  05/30/2003    Gibson Dunn & Crutcher
     17                   56.7%         50.1%     $45,852,118     $128,800,000  09/01/2003    NAP

     18                   72.7%         72.7%     $18,947,232      $27,700,000  01/01/2004    Longmont United Hospital
     19                   72.7%         72.7%     $16,035,000      $21,000,000  12/01/2003    Phoenix Orthopaedic Ambulatory Center
     20                   72.7%         72.7%      $9,697,500      $12,750,000  01/01/2004    Colorado Allergy & Asthma
     21                   49.1%         49.1%     $40,000,000      $81,500,000  08/01/2002    NAP
     22                   60.7%         56.5%     $34,758,056     $310,000,000  11/30/2002    Dillard's

     23                   74.9%         74.9%     $15,297,500      $20,000,000  01/01/2004    Allied Physicians Surgery Ctr
     24                   74.9%         74.9%     $12,710,000      $17,700,000  01/01/2004    Panorama Orthopedics, P.C.
     25                   74.9%         74.9%      $8,332,500      $10,800,000  01/01/2004    Poudre Valley Health
     26                   69.6%         54.9%     $22,823,283      $41,600,000  10/27/2003    Sears
     27                   67.7%         53.3%     $22,508,479      $42,200,000  10/29/2003    K Mart

     28                   62.6%         49.5%     $12,086,151      $24,400,000  11/13/2003    Life Time Fitness
     29                   62.6%         49.5%      $9,186,734      $18,600,000  11/13/2003    Life Time Fitness
     30                   70.9%         59.6%     $20,575,940      $34,500,000  12/10/2003    Bonne, Bridges, Mueller
     31                   79.1%         67.3%     $18,512,439      $27,500,000  11/12/2003    Barnett Brass

     32                   69.8%         59.6%      $6,902,677      $11,500,000  09/03/2003    Department of Social Services
     33                   69.8%         59.6%      $4,346,131       $6,800,000  09/06/2003    Hickock Warner Cole
     34                   69.8%         59.6%      $2,982,638       $5,100,000  09/03/2003    Department of Environmental Quality
     35                   69.8%         59.6%      $2,812,201       $5,200,000  09/06/2003    Orincon Industries

     36                   79.9%         69.9%      $7,757,064      $11,090,000  09/05/2003    Mitchell C. Shultz MD and Andrew M.
                                                                                                Chang, MD
     37                   79.9%         69.9%      $4,271,068       $6,090,000  09/15/2003    Catholic Healthcare West
     38                   79.9%         69.9%      $3,578,770       $5,150,000  09/15/2003    Catholic Healthcare
     39                   65.7%         56.3%     $14,913,393      $26,500,000  07/07/2003    Qwest Communications
     40                   69.0%         56.6%      $2,571,996       $4,400,000  09/10/2003    NAP
     41                   69.0%         56.6%      $2,278,054       $3,940,000  09/09/2003    NAP
     42                   69.0%         56.6%      $2,098,423       $3,760,000  09/10/2003    NAP
     43                   69.0%         56.6%      $2,033,101       $3,480,000  09/09/2003    NAP
     44                   69.0%         56.6%      $1,747,325       $3,020,000  09/09/2003    NAP
     45                   69.0%         56.6%      $1,698,334       $3,250,000  09/08/2003    NAP
     46                   69.0%         56.6%      $1,657,508       $3,050,000  09/15/2003    NAP
     47                   74.0%         57.0%     $12,533,416      $22,000,000  04/01/2004    Advanced Biologics

     48                   74.9%         65.5%      $4,893,347       $5,690,000  09/15/2003    Catholic Healthcare
     49                   74.9%         65.5%      $4,734,059       $5,820,000  09/15/2003    Caduceus, LLC
     50                   74.9%         65.5%      $3,126,282       $5,850,000  09/05/2003    Kidney Center, Inc.
     51                   74.9%         65.5%      $1,312,828       $4,100,000  09/05/2003    Facey Clinic
     52                   74.6%         63.3%     $12,793,175      $20,200,000  10/31/2003    Ross Dress for Less
     53                   76.1%         64.9%     $12,052,416      $18,560,000  04/01/2003    Vons
     54                   77.0%         67.6%     $12,288,463      $18,180,000  09/28/2003    Yardbirds Home Center
     55                   77.8%         66.2%     $10,523,939      $15,900,000  10/03/2003    The Lasik Spa Inc.
     56                   75.8%         59.0%      $9,082,998      $15,400,000  10/23/2003    Goody's
     57                   79.8%         67.8%      $9,488,712      $14,000,000  08/07/2003    Tec Furniture
     58                   78.9%         73.5%      $9,670,336      $13,150,000  09/15/2003    NAP
     59                   79.2%         69.4%      $8,603,798      $12,400,000  09/11/2003    NAP
     60                   71.4%         60.3%      $8,082,331      $13,400,000  08/11/2003    Lowe's

     61                   70.2%         52.3%      $2,370,325       $4,200,000  06/18/2003    NAP
     62                   70.2%         52.3%      $1,877,273       $3,450,000  06/18/2003    NAP
     63                   70.2%         52.3%      $1,243,722       $2,370,000  06/18/2003    NAP
     64                   70.2%         52.3%      $1,022,967       $1,860,000  06/18/2003    NAP
     65                   70.2%         52.3%        $444,153       $1,420,000  07/23/2003    NAP
     66                   72.7%         62.5%      $7,707,036      $12,340,000  01/01/2004    Pliva
     67                   80.0%         73.3%      $8,141,820      $11,100,000  09/10/2003    NAP
     68                   63.1%         32.7%      $4,584,209      $14,000,000  10/22/2003    Atlanta Oriental Food Wholesale
                                                                                                Company
     69                   74.3%         62.8%      $7,216,606      $11,500,000  01/29/2003    Valencia Outpatient Surgical Center
                                                                                                Partner LP
     70                   80.0%         73.3%      $7,775,037      $10,600,000  09/11/2003    NAP

     71                   77.5%         59.2%      $3,937,793       $6,600,000  07/16/2003    Airborne Express, Inc.
     72                   77.5%         59.2%      $2,498,985       $4,280,000  07/16/2003    Wells Fargo
     73                   72.9%         57.2%      $6,003,770      $10,500,000  05/28/2003    Roses (Variety Wholesale)
     74                   75.3%         58.7%      $5,752,479       $9,800,000  09/02/2003    County Market
     75                   77.0%         65.0%      $6,043,497       $9,300,000  09/01/2003    Petsmart
     76                   77.8%         66.5%      $5,985,995       $9,000,000  08/21/2003    Boot Barn
     77                   74.5%         63.8%      $5,995,209       $9,400,000  09/09/2003    Alternative Distribution

     78                   69.4%         49.6%      $1,663,598       $3,100,000  10/27/2003    Huffman Koos, Inc. dba Goods Furniture
     79                   69.4%         49.6%      $1,583,837       $3,200,000  10/27/2003    OfficeMax, Inc.
     80                   69.4%         49.6%      $1,234,168       $2,730,000  11/13/2003    Eckerd Corporation
     81                   74.5%         63.5%      $5,266,597       $8,300,000  07/17/2003    RMS Network, Inc.
     82                   74.8%         63.9%      $5,111,565       $8,000,000  10/06/2003    NAP
     83                   78.3%         64.9%      $4,930,140       $7,600,000  06/19/2003    Michaels Stores #5004
     84                   74.2%         57.8%      $4,505,120       $7,800,000  09/24/2003    Stop, Shop & Save
     85                   74.2%         62.1%      $4,596,540       $7,400,000  11/11/2003    Transitions Day Spa
     86                   75.3%         57.6%      $3,956,813       $6,875,000  07/08/2003    Eat 'n Park Restaurant
     87                   79.6%         74.3%      $4,753,737       $6,400,000  09/15/2003    NAP
     88                   78.4%         66.6%      $4,331,372       $6,500,000  09/10/2003    Tweeter Home Entertainment Group
     89                   71.8%         61.4%      $4,283,996       $6,975,000  01/02/2003    Fresenius Dialysis
     90                   69.3%         60.1%      $4,328,421       $7,200,000  09/29/2003    Mayor Pharmaceutical
     91                   80.0%         70.1%      $4,276,506       $6,100,000  08/22/2003    NAP
     92                   48.5%         48.5%      $4,700,000       $9,700,000  12/27/2002    Reborne Sales

     93                   74.3%         62.8%      $2,060,951       $3,300,000  07/08/2003    Koo Koo Roo Inc.
     94                   74.3%         62.8%      $1,892,711       $3,000,000  07/08/2003    Cost Plus Imports
     95                   79.3%         68.6%      $3,771,784       $5,500,000  01/01/2003    Warehouse Wines & Liquors
     96                   79.2%         73.9%      $3,989,237       $5,400,000  09/09/2003    NAP
     97                   74.3%         63.3%      $2,957,735       $4,675,000  04/09/2003    A. Anthony's Mobile Service, inc.
     98                   70.8%         60.5%      $2,902,221       $4,800,000  07/01/2003    Novak Construction Company
     99                   64.9%         51.0%      $2,591,388       $5,085,000  11/24/2003    Eckerd Corporation
    100                   71.2%         55.8%      $2,509,942       $4,500,000  10/07/2003    David's Bridal
    101                   57.0%         48.5%      $2,545,135       $5,250,000  11/20/2003    Miguel Alvarez, Jr.
    102                   71.2%         60.7%      $2,550,690       $4,200,000  07/18/2003    Washington Mutual Bank
    103                   71.1%         60.5%      $2,541,676       $4,200,000  06/03/2003    Sake Cafe and Sushi Bar
    104                   70.9%         59.0%      $2,480,076       $4,200,000  05/29/2003    Doerken Properties, Inc.
    105                   79.1%         67.9%      $2,460,687       $3,625,000  07/17/2003    Dollar Tree
    106                   75.2%         62.5%      $2,311,768       $3,700,000  08/11/2003    Kinko's Inc.
    107                   79.1%         62.2%      $2,113,451       $3,400,000  08/11/2003    Walnut Grill
    108                   68.7%         53.5%      $2,019,793       $3,775,000  11/26/2003    Eckerd Corporation
    109                   72.7%         62.3%      $2,179,929       $3,500,000  09/30/2002    Mio's Restaurant
    110                   70.6%         54.7%      $1,913,442       $3,500,000  02/27/2003    NTB (Ground Lease)
    111                   72.1%         61.8%      $1,977,952       $3,200,000  10/09/2003    Dunkin Donuts
    112                   49.2%         41.9%      $1,955,272       $4,670,000  10/30/2003    Eckerd Corporation
    113                   49.6%         33.0%      $1,526,132       $4,625,000  12/02/2003    Eckerd Drug
    114                   70.5%         55.3%      $1,796,198       $3,250,000  11/12/2003    Sahari Restaurant
    115                   65.5%         50.5%      $1,614,734       $3,200,000  09/04/2003    SUNY - Down State Medical Center
    116                   66.4%         56.7%      $1,786,003       $3,150,000  09/12/2003    Priest Development Corp
    117                   77.3%         65.9%      $1,778,397       $2,700,000  06/26/2003    Washington Mutual
    118                   70.4%         55.6%      $1,612,973       $2,900,000  05/19/2003    NAP
    119                   74.7%         63.9%      $1,743,703       $2,730,000  09/18/2003    Ronald A. Maple, DMD
    120                   74.2%         57.8%      $1,532,200       $2,650,000  10/31/2003    Sterling Collision Centers, Inc.

                          67.1%         59.8%

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE          LEASE                                                                                               LEASE
  LOAN NO.     EXPIRATION DATE       % NSF   SECOND LARGEST TENANT(11)                                             EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
     1           10/03/2016           9.9%   Muvico Theaters                                                          12/31/2020

     2           03/31/2009          46.0%   McDermott, Will & Emery                                                  04/30/2017
     3           07/31/2011          30.6%   USG                                                                      06/30/2007
     4           12/31/2005          39.6%   Hellmuth, Obata, & Kassabaum                                             11/30/2012
     5           11/30/2014          24.2%   Amaranth                                                                 12/31/2015
     6           04/30/2007          14.2%   Windels, Marx, Dav                                                       09/30/2007
     7           12/31/2009          13.6%   Amazon.com                                                               10/31/2007
     8           11/30/2007          11.6%   SelectQuote Insurance Services                                           03/31/2005
     9           07/31/2007          23.5%   Promissor, Inc.                                                          04/30/2011
     10          11/22/2012          17.0%   Aon                                                                      05/20/2005
     11          02/28/2008          18.7%   Healthcare Business Resources                                            09/30/2008
     12          03/31/2006          16.9%   The Davidsohn Group, Inc.                                                12/31/2009
     13          10/31/2004          10.0%   Primavera Systems                                                        07/31/2007
     14              NAP               NAP   NAP                                                                         NAP
     15          03/01/2018          12.3%   Bed Bath & Beyond                                                        01/01/2013
     16          11/28/2017          21.2%   Wells Fargo Bank                                                         02/28/2013
     17              NAP               NAP   NAP                                                                         NAP

     18          05/31/2017          17.4%   Front Range Orthopedic Center                                            03/31/2017
     19          10/31/2017          25.4%   Arizona Orthopaedic Associates, PC                                       11/30/2017
     20          01/31/2018          16.1%   Colorado Sports Medicine                                                 02/28/2005
     21              NAP               NAP   NAP                                                                         NAP
     22              NAP             19.6%   Nordstrom                                                                   NAP

     23          12/14/2018          53.1%   South Bend Ortho                                                         12/14/2018
     24          05/30/2015          48.2%   Panorama Surgery Center LLC                                              06/30/2015
     25          09/30/2008          33.3%   Comcast of Colorado                                                      11/30/2009
     26          11/30/2014          21.4%   Belk's                                                                   11/07/2014
     27          06/30/2025          25.1%   Sears                                                                    07/31/2010

     28          10/31/2023         100.0%   NAP                                                                         NAP
     29          10/31/2023         100.0%   NAP                                                                         NAP
     30          02/28/2008          14.5%   Kaiser Foundation Health                                                 10/31/2006
     31          07/31/2004           4.4%   Mark Trece Inc.                                                          04/30/2006

     32          12/31/2008         100.0%   NAP                                                                         NAP
     33          10/31/2007          79.8%   NAP                                                                         NAP
     34          10/31/2006          92.4%   Ferris Baker Watts                                                       07/31/2004
     35          03/31/2004          21.5%   Healthy Mothers & Healthy Babies                                         04/30/2005

     36          04/30/2013           7.4%   Family Medical Assoc. of Northridge                                      09/30/2005
     37          10/31/2013          29.4%   Gilbert Primary Care, P.C.                                               12/31/2003
     38          10/31/2013          23.1%   Sun Lakes Family Physicians                                              04/30/2006
     39          09/30/2008           9.9%   Baker, Knapp & Tubbs                                                     09/30/2010
     40              NAP               NAP   NAP                                                                         NAP
     41              NAP               NAP   NAP                                                                         NAP
     42              NAP               NAP   NAP                                                                         NAP
     43              NAP               NAP   NAP                                                                         NAP
     44              NAP               NAP   NAP                                                                         NAP
     45              NAP               NAP   NAP                                                                         NAP
     46              NAP               NAP   NAP                                                                         NAP
     47          12/31/2008          19.0%   Triumph Brewing Company                                                  04/30/2013

     48          10/31/2013          21.2%   Ahwatukee Pediatrics, P.C.                                               09/30/2007
     49          07/04/2007          10.9%   Goodman & Partridge, OB/GYN                                              07/31/2004
     50          08/31/2009          17.1%   Jirar Konialian, MD dba Womens Health Center Institute Medical Center    12/31/2004
     51          09/30/2004         100.0%   NAP                                                                         NAP
     52          01/31/2006          15.8%   Millers Outpost                                                          01/31/2007
     53          01/22/2022          45.6%   Longs Drugs                                                              01/22/2022
     54          03/31/2009          87.8%   Fubars Cue & Brew                                                        06/30/2006
     55          10/31/2008           7.1%   Back Management Corporation                                              11/30/2003
     56          05/16/2013          20.7%   TJ Maxx                                                                  06/30/2013
     57          11/30/2008          15.4%   Tile Mart                                                                01/31/2014
     58              NAP               NAP   NAP                                                                         NAP
     59              NAP               NAP   NAP                                                                         NAP
     60          04/30/2022          42.5%   Blockbuster                                                              11/30/2009

     61              NAP               NAP   NAP                                                                         NAP
     62              NAP               NAP   NAP                                                                         NAP
     63              NAP               NAP   NAP                                                                         NAP
     64              NAP               NAP   NAP                                                                         NAP
     65              NAP               NAP   NAP                                                                         NAP
     66          01/18/2009          25.5%   Niagara Conservation                                                     12/31/2018
     67              NAP               NAP   NAP                                                                         NAP
     68          02/29/2008          41.5%   GAAP - Bowling                                                           10/31/2009
     69          11/30/2011          19.9%   Santa Clarita Imaging                                                    06/30/2009
     70              NAP               NAP   NAP                                                                         NAP

     71          11/30/2006          19.1%   Eagle Sign & Advertising                                                 12/31/2004
     72          12/31/2011         100.0%   Wells Fargo Parking                                                      12/31/2011
     73          04/29/2005          28.8%   Staples                                                                  08/31/2012
     74          06/30/2008          21.7%   Cannon Cochran Mgmt Services                                             10/31/2008
     75          07/31/2020          39.8%   Thomasville Home Furnishings                                             01/31/2016
     76          02/28/2007          16.8%   Just 99 Cents Store                                                      05/31/2008
     77          07/31/2005          40.3%   Imprints Wholesale, LLC                                                  12/14/2005

     78          10/31/2008          50.0%   Huffman Koos, Inc. (Basement)                                            10/31/2008
     79          04/30/2013         100.0%   NAP                                                                         NAP
     80          01/03/2019         100.0%   NAP                                                                         NAP
     81          07/20/2010          45.8%   Xentel                                                                   03/31/2005
     82              NAP               NAP   NAP                                                                         NAP
     83          07/31/2007          37.0%   Naturally Women's Fitness                                                12/31/2007
     84          01/31/2010          19.0%   Rite Aid                                                                 04/30/2006
     85          12/31/2010          24.0%   Banner Mattress, Inc.                                                    12/31/2013
     86          09/30/2022          22.7%   RE/Max Realty                                                            03/31/2007
     87              NAP               NAP   NAP                                                                         NAP
     88          09/30/2018          31.9%   Rockler                                                                  08/01/2008
     89          06/30/2011          20.6%   McDonald's (pad)                                                         10/31/2008
     90          12/31/2023          30.8%   Vitamist                                                                 12/31/2023
     91              NAP               NAP   NAP                                                                         NAP
     92          11/30/2009          17.5%   Express Bistro                                                           09/30/2008

     93          01/28/2011          44.1%   Premier America Credit Union                                             02/27/2008
     94          02/28/2014         100.0%   NAP                                                                         NAP
     95          10/31/2004          38.4%   Brandman & Sons, Inc.                                                    05/31/2008
     96              NAP               NAP   NAP                                                                         NAP
     97          11/30/2005          11.4%   Mr. Tire, Inc.                                                           09/30/2011
     98          08/31/2018          46.0%   Brook Electric Distribution Company                                      01/31/2006
     99          01/31/2024         100.0%   NAP                                                                         NAP
    100          08/31/2007          45.4%   Ritz Camera                                                              09/30/2009
    101          06/30/2005          26.0%   Austin Cinema Draft House, Inc.                                          06/30/2007
    102          02/28/2008          29.3%   Wedding Ring & Gold Gallery                                              05/31/2008
    103          10/31/2007          13.0%   Kennedy's Public Place                                                   10/31/2007
    104          11/30/2014          18.4%   Garrard & Davis                                                          03/31/2008
    105          10/31/2007          30.0%   Blockbuster                                                              06/30/2009
    106          06/30/2011          33.4%   The Laser Vision Institute                                               04/30/2005
    107          11/30/2010          25.3%   Walnut Capital Management                                                09/30/2018
    108          11/30/2023         100.0%   NAP                                                                         NAP
    109          08/31/2010          22.5%   Mechanicsville Animal Hospital                                           09/30/2007
    110          05/30/2010          48.8%   The Vitamin Shoppe                                                       07/31/2009
    111          07/31/2012          31.3%   Panda Express                                                            06/30/2012
    112          12/03/2023         100.0%   NAP                                                                         NAP
    113          04/15/2023         100.0%   NAP                                                                         NAP
    114          07/30/2007          23.2%   Wendel's Bootery                                                         12/31/2008
    115          01/09/2010          58.3%   Flatbush Ave Foods, Inc. dba Pizza Hut & Taco Bell                       12/31/2014
    116          12/08/2015          31.3%   First American Title                                                     05/31/2007
    117          06/30/2008          38.5%   The Original Honey Baked Ham Co. of Georgia, Inc.                        11/30/2012
    118              NAP               NAP   NAP                                                                         NAP
    119          09/30/2012          25.2%   The UPS Store                                                            08/31/2007
    120          02/28/2017         100.0%   NAP                                                                         NAP

------------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                                                                                             LEASE
  LOAN NO.       % NSF    THIRD LARGEST TENANT(11)                                                                EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
     1            8.3%    Burlington Coat Factory                                                                    01/31/2011

     2           15.3%    C.S. First Boston                                                                          09/30/2013
     3           28.4%    AT Kearney                                                                                 08/31/2007
     4           10.7%    McMorgan & Company                                                                         06/30/2008
     5           20.7%    Paloma Partners                                                                            04/01/2014
     6           12.6%    Intershoe, Inc.                                                                            05/31/2013
     7            9.1%    American International Group                                                               03/31/2007
     8            8.6%    CA Dept. of Transportation                                                                 07/31/2008
     9           17.8%    United National Insurance Co.                                                              12/31/2008
     10           5.2%    EMC Corporation                                                                            04/30/2006
     11          10.5%    Keystone Shipping                                                                          04/30/2010
     12          10.0%    Northern Trust Co. of New York                                                             05/31/2009
     13           5.3%    Dr. Herbert Nevyas, M.D.                                                                   01/31/2007
     14            NAP    NAP                                                                                           NAP
     15           6.8%    Whole Foods                                                                                10/01/2012
     16          19.5%    Oaktree Capital Management, LLC                                                            03/31/2009
     17            NAP    NAP                                                                                           NAP

     18          13.8%    Front Range Orthopedic Surgery Center                                                      04/30/2017
     19          16.2%    Physiotherapy Associates                                                                   10/31/2017
     20          10.7%    John Steve Geraghty, M.D.                                                                  03/31/2013
     21            NAP    NAP                                                                                           NAP
     22          13.6%    Lord & Taylor                                                                                 NAP

     23          46.9%    NAP                                                                                           NAP
     24          29.6%    Physiotherapy Associates Inc.                                                              06/30/2015
     25          15.3%    Stifel Nicolaus & Company Incorporated                                                     06/30/2008
     26          17.7%    JC Penney                                                                                  04/30/2015
     27          21.8%    JC Penny                                                                                   08/31/2010

     28            NAP    NAP                                                                                           NAP
     29            NAP    NAP                                                                                           NAP
     30           8.4%    Wilshire Business Center                                                                   11/30/2018
     31           3.1%    Eagle Air Freight                                                                          10/31/2004

     32            NAP    NAP                                                                                           NAP
     33            NAP    NAP                                                                                           NAP
     34           5.1%    NAP                                                                                           NAP
     35          17.1%    Aveda Services                                                                             10/31/2004

     36           6.8%    Jean O. Partamian MD, Massoud M. Azizdad MD, Christopher G. Chow MD                        08/31/2008
     37          12.6%    Lindstrom OB/GYN LLC                                                                       10/31/2007
     38          10.3%    First Choice Family Care                                                                      MTM
     39           8.5%    Robert Allen Fabrics Inc                                                                   09/30/2005
     40            NAP    NAP                                                                                           NAP
     41            NAP    NAP                                                                                           NAP
     42            NAP    NAP                                                                                           NAP
     43            NAP    NAP                                                                                           NAP
     44            NAP    NAP                                                                                           NAP
     45            NAP    NAP                                                                                           NAP
     46            NAP    NAP                                                                                           NAP
     47           9.2%    Cross Current Corp                                                                         08/31/2006

     48           9.0%    Iatriko, LLC                                                                               10/31/2003
     49          10.8%    New Horizons Women's Care                                                                  01/31/2007
     50          10.7%    Phillip Shore, MD                                                                          08/31/2005
     51            NAP    NAP                                                                                           NAP
     52          12.4%    World Buffet                                                                               07/31/2010
     53          19.0%    McDonalds (pad)                                                                            01/22/2022
     54           3.8%    Spa & Stove Expo                                                                           07/31/2005
     55           6.0%    Horton & Converse                                                                          08/31/2008
     56          20.5%    Barnes & Noble                                                                             07/31/2013
     57          15.2%    TJ Maxx                                                                                    01/31/2008
     58            NAP    NAP                                                                                           NAP
     59            NAP    NAP                                                                                           NAP
     60           5.6%    Oak Ridge Athletic Club                                                                    02/28/2008

     61            NAP    NAP                                                                                           NAP
     62            NAP    NAP                                                                                           NAP
     63            NAP    NAP                                                                                           NAP
     64            NAP    NAP                                                                                           NAP
     65            NAP    NAP                                                                                           NAP
     66          24.4%    Niche Office and Warehouse                                                                 06/30/2005
     67            NAP    NAP                                                                                           NAP
     68          22.9%    Office Max                                                                                 08/30/2007
     69          11.8%    SC Neurology & Dr. Kaufman                                                                 06/14/2005
     70            NAP    NAP                                                                                           NAP

     71          19.0%    Heartland Products, Inc.                                                                   01/31/2006
     72            NAP    NAP                                                                                           NAP
     73          13.5%    Kerr Drugs                                                                                 10/31/2005
     74          20.7%    First National Bank                                                                        12/31/2006
     75          16.5%    Hallmark Global Services                                                                   02/28/2011
     76           7.7%    Nix Check Cashing                                                                          01/14/2008
     77          30.6%    SBC Communications                                                                         11/12/2010

     78          50.0%    NAP                                                                                           NAP
     79            NAP    NAP                                                                                           NAP
     80            NAP    NAP                                                                                           NAP
     81          13.1%    WPLG-TV                                                                                    04/30/2011
     82            NAP    NAP                                                                                           NAP
     83          17.8%    Well 4 Life                                                                                12/31/2005
     84          11.4%    Family Dollar Store                                                                        06/30/2013
     85          18.8%    Rubio's                                                                                    02/28/2013
     86           7.0%    Al Lorenzi Building Center                                                                 03/31/2006
     87            NAP    NAP                                                                                           NAP
     88          18.0%    Panera Bread (pad building)                                                                10/31/2013
     89          14.5%    Blockbuster                                                                                12/31/2004
     90          11.3%    Airborne Express                                                                           01/31/2006
     91            NAP    NAP                                                                                           NAP
     92          12.7%    CRL Group                                                                                  02/28/2007

     93          33.5%    Quiznos (Nazco, Inc.)                                                                      02/27/2011
     94            NAP    NAP                                                                                           NAP
     95          13.7%    Stamford Cleaners                                                                          07/31/2011
     96            NAP    NAP                                                                                           NAP
     97          10.5%    Car Match, Inc.                                                                            08/31/2008
     98          21.6%    Carpet, Cushions & Supplies                                                                01/31/2008
     99            NAP    NAP                                                                                           NAP
    100          20.4%    Salon Greco                                                                                01/31/2007
    101          25.9%    Fourth and Havana, Ltd.                                                                    11/30/2012
    102          13.4%    NWP Mesa, LLC                                                                              04/30/2008
    103          11.5%    Blanco Crossing Veterinary                                                                 11/30/2007
    104          16.1%    Ben Weitz                                                                                  02/28/2004
    105          17.4%    China Star                                                                                 12/09/2012
    106          26.2%    El Campesino                                                                               05/31/2013
    107          24.3%    Toadflax                                                                                   07/31/2013
    108            NAP    NAP                                                                                           NAP
    109          13.4%    God's Garden Natural Foods                                                                 04/30/2009
    110          23.7%    Dunkin Donuts                                                                              11/30/2009
    111          18.8%    Crown Liquor                                                                               12/31/2008
    112            NAP    NAP                                                                                           NAP
    113            NAP    NAP                                                                                           NAP
    114          19.3%    Saxony Imports                                                                             12/31/2005
    115          35.8%    Ashan Ullah (Convenience Store)                                                            03/31/2004
    116          15.7%    Law Office of Garmo & Garmo                                                                01/15/2007
    117          30.8%    Mattress Expo                                                                              01/31/2008
    118            NAP    NAP                                                                                           NAP
    119          14.7%    Starbucks                                                                                  06/30/2012
    120            NAP    NAP                                                                                           NAP

--------------------------------------------------------------------------------------------------------------
  MORTGAGE                  INSURANCE             TAX           CAPITAL EXPENDITURE            TI/LC
  LOAN NO.       % NSF   ESCROW IN PLACE    ESCROW IN PLACE     ESCROW IN PLACE(12)     ESCROW IN PLACE(13)
--------------------------------------------------------------------------------------------------------------
     1            6.3%         No                  No                   No                      No

     2           10.0%         Yes                Yes                   No                      Yes
     3           17.0%         Yes                Yes                   No                      Yes
     4           10.5%         Yes                Yes                   No                      Yes
     5           17.6%         Yes                Yes                   No                      Yes
     6            7.6%         Yes                Yes                   No                      No
     7            4.7%         Yes                Yes                   No                      No
     8            4.7%         Yes                Yes                   No                      No
     9           16.6%         Yes                Yes                   No                      No
     10           4.0%         Yes                Yes                   No                      No
     11          10.0%         Yes                Yes                   No                      No
     12           9.4%         Yes                Yes                   No                      No
     13           3.8%         Yes                Yes                   No                      No
     14            NAP         Yes                Yes                   Yes                     No
     15           6.4%         No                  No                   Yes                     No
     16           7.2%         Yes                Yes                   No                      Yes
     17            NAP         No                 Yes                   No                      No

     18          13.7%         Yes                Yes                   No                      Yes
     19           9.9%         Yes                Yes                   No                      Yes
     20           8.9%         Yes                Yes                   No                      Yes
     21            NAP         No                  No                   No                      No
     22          11.4%         No                  No                   No                      No

     23            NAP         Yes                 No                   No                      No
     24          16.1%         Yes                Yes                   No                      No
     25           7.0%         Yes                Yes                   No                      Yes
     26          14.2%         Yes                Yes                   Yes                     Yes
     27          13.6%         Yes                Yes                   Yes                     Yes

     28            NAP         No                  No                   No                      Yes
     29            NAP         No                  No                   No                      Yes
     30           8.2%         No                 Yes                   Yes                     Yes
     31           3.0%         No                  No                   No                      Yes

     32            NAP         No                 Yes                   Yes                     No
     33            NAP         No                 Yes                   Yes                     No
     34            NAP         No                 Yes                   Yes                     No
     35          15.7%         No                 Yes                   Yes                     No

     36           4.9%         No                 Yes                   Yes                     Yes
     37          10.9%         No                 Yes                   Yes                     Yes
     38           6.5%         No                 Yes                   Yes                     Yes
     39           3.0%         No                 Yes                   Yes                     Yes
     40            NAP         No                  No                   Yes                     No
     41            NAP         No                  No                   Yes                     No
     42            NAP         No                  No                   Yes                     No
     43            NAP         No                  No                   Yes                     No
     44            NAP         No                  No                   Yes                     No
     45            NAP         No                  No                   Yes                     No
     46            NAP         No                  No                   Yes                     No
     47           7.7%         Yes                Yes                   Yes                     Yes

     48           8.9%         No                 Yes                   Yes                     Yes
     49           9.3%         No                 Yes                   Yes                     Yes
     50           7.4%         No                 Yes                   Yes                     Yes
     51            NAP         No                 Yes                   Yes                     Yes
     52           6.3%         Yes                Yes                   Yes                     Yes
     53           4.4%         Yes                Yes                   Yes                     No
     54           2.4%         Yes                Yes                   Yes                     Yes
     55           4.7%         No                 Yes                   Yes                     Yes
     56          15.8%         Yes                Yes                   Yes                     No
     57          15.0%         Yes                Yes                   Yes                     Yes
     58            NAP         No                  No                   No                      No
     59            NAP         No                  No                   No                      No
     60           3.4%         Yes                Yes                   Yes                     Yes

     61            NAP         Yes                Yes                   Yes                     No
     62            NAP         Yes                Yes                   Yes                     No
     63            NAP         Yes                Yes                   Yes                     No
     64            NAP         Yes                Yes                   Yes                     No
     65            NAP         Yes                Yes                   Yes                     No
     66           9.7%         No                 Yes                   No                      Yes
     67            NAP         No                  No                   No                      No
     68          13.5%         Yes                Yes                   Yes                     Yes
     69          10.8%         Yes                Yes                   Yes                     Yes
     70            NAP         No                  No                   No                      No

     71           8.8%         Yes                Yes                   Yes                     Yes
     72            NAP         Yes                Yes                   Yes                     Yes
     73           7.2%         Yes                Yes                   Yes                     Yes
     74          10.9%         Yes                Yes                   Yes                     Yes
     75          11.1%         Yes                Yes                   Yes                     Yes
     76           6.9%         Yes                Yes                   Yes                     Yes
     77           9.0%         Yes                Yes                   Yes                     Yes

     78            NAP         No                  No                   No                      No
     79            NAP         No                  No                   No                      No
     80            NAP         No                  No                   No                      No
     81           9.2%         No                 Yes                   Yes                     Yes
     82            NAP         Yes                Yes                   Yes                     No
     83           7.6%         Yes                Yes                   Yes                     Yes
     84          11.4%         Yes                Yes                   Yes                     Yes
     85           9.7%         Yes                Yes                   Yes                     Yes
     86           7.0%         Yes                Yes                   Yes                     Yes
     87            NAP         No                  No                   No                      No
     88          17.5%         Yes                Yes                   Yes                     Yes
     89          12.7%         Yes                Yes                   Yes                     Yes
     90           7.9%         Yes                Yes                   Yes                     Yes
     91            NAP         No                  No                   No                      No
     92           8.3%         No                 Yes                   No                      No

     93          22.4%         No                 Yes                   Yes                     Yes
     94            NAP         No                 Yes                   Yes                     Yes
     95          10.0%         Yes                Yes                   Yes                     Yes
     96            NAP         No                  No                   No                      No
     97           9.1%         Yes                Yes                   Yes                     Yes
     98          17.4%         No                 Yes                   Yes                     Yes
     99            NAP         No                  No                   Yes                     No
    100           7.1%         No                  No                   Yes                     Yes
    101          22.9%         No                  No                   No                      No
    102          12.6%         Yes                Yes                   Yes                     Yes
    103          11.1%         Yes                Yes                   Yes                     Yes
    104          10.5%         No                 Yes                   Yes                     Yes
    105          16.6%         Yes                Yes                   Yes                     Yes
    106          19.1%         Yes                Yes                   Yes                     Yes
    107          19.2%         No                  No                   Yes                     Yes
    108            NAP         No                  No                   Yes                     No
    109           7.8%         Yes                Yes                   Yes                     Yes
    110          11.5%         No                 Yes                   Yes                     Yes
    111          12.5%         No                  No                   Yes                     Yes
    112            NAP         No                  No                   No                      No
    113            NAP         No                  No                   No                      No
    114          17.8%         No                 Yes                   Yes                     Yes
    115           5.8%         Yes                Yes                   Yes                     No
    116          12.4%         Yes                Yes                   Yes                     Yes
    117          30.8%         Yes                Yes                   Yes                     Yes
    118            NAP         Yes                Yes                   Yes                     No
    119          14.6%         Yes                Yes                   No                      Yes
    120            NAP         Yes                Yes                   No                      No

----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                                        OTHER                                                  SPRINGING
  LOAN NO.                               ESCROW DESCRIPTION(14)                                    ESCROW DESCRIPTION(15)
----------------------------------------------------------------------------------------------------------------------------------
     1                                             NAP                                        RE Tax, Insurance, CapEx, TI/LC

     2                                             NAP                                                  TI/LC, Other
     3                                             NAP                                                  TI/LC, Other
     4                                             NAP                                                  TI/LC, Other
     5                                             NAP                                                     Other
     6                                      Cityspire Reserve                                              Other
     7                                             NAP                                                  TI/LC, Other
     8                                             NAP                                                     Other
     9                                             NAP                                                  TI/LC, Other
     10                                            NAP                                                     Other
     11                                            NAP                                                     Other
     12                                            NAP                                                     Other
     13                                            NAP                                                     Other
     14                                            NAP                                                     TI/LC
     15                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
     16                                            NAP                                                  CapEx, TI/LC
     17                                           FF&E                                                      NAP

     18      Longmont Earnout Reserve ($1,492,519); Longmont Vacant Space Reserve ($294,239)                NAP
     19                                            NAP                                                      NAP
     20                                Centennial Renewal Reserve                                           NAP
     21                                            NAP                                               RE Tax, Insurance
     22                                            NAP                                        RE Tax, Insurance, TI/LC, Other

     23                                            NAP                                                      NAP
     24                                            NAP                                                      NAP
     25          Preston Renewal Reserve ($275,000); Preston Burn Off Reserve ($795,690)                    NAP
     26                                            NAP                                                      NAP
     27                                            NAP                                                      NAP

     28                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
     29                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
     30                                   Bonne Bridges Reserve                                          Insurance
     31                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC

     32                          Holdback Reserve; Debt Service Reserve                                  Insurance
     33                                            NAP                                                   Insurance
     34                                            NAP                                                   Insurance
     35                                            NAP                                                   Insurance

     36                                            NAP                                                      NAP
     37                                            NAP                                                      NAP
     38                                            NAP                                                      NAP
     39                                        Ground Rent                                               Insurance
     40                                            NAP                                               RE Tax, Insurance
     41                                            NAP                                               RE Tax, Insurance
     42                                            NAP                                               RE Tax, Insurance
     43                                            NAP                                               RE Tax, Insurance
     44                                            NAP                                               RE Tax, Insurance
     45                                            NAP                                               RE Tax, Insurance
     46                                            NAP                                               RE Tax, Insurance
     47                                     Occupancy Reserve                                              TI/LC

     48                                            NAP                                                      NAP
     49                                            NAP                                                      NAP
     50                                            NAP                                                      NAP
     51                                            NAP                                                      NAP
     52                                            NAP                                                      NAP
     53                                            NAP                                                      NAP
     54                                     Yardbirds Reserve                                               NAP
     55                                            NAP                                                      NAP
     56                                   Barnes & Noble Escrow                                             NAP
     57                                            NAP                                                Insurance, TI/LC
     58                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other
     59                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other
     60                                            NAP                                                      NAP

     61                                            NAP                                                      NAP
     62                                            NAP                                                      NAP
     63                                            NAP                                                      NAP
     64                                            NAP                                                      NAP
     65                                            NAP                                                      NAP
     66                            Occupancy Reserve; Celgene Reserve                                 Insurance, TI/LC
     67                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other
     68                                            NAP                                                      NAP
     69                                            NAP                                                      NAP
     70                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other

     71                                            NAP                                                     TI/LC
     72                                            NAP                                                     TI/LC
     73                                            NAP                                                      NAP
     74                                    Ground Rent Reserve                                              NAP
     75                                            NAP                                                      NAP
     76                                            NAP                                                      NAP
     77                                Anchor Re-Tenanting Reserve                                         Other

     78                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
     79                                    Office Max Reserve                                 RE Tax, Insurance, CapEx, TI/LC
     80                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
     81                                            NAP                                                     TI/LC
     82                                            NAP                                                   Insurance
     83                                            NAP                                                      NAP
     84                                            NAP                                                      NAP
     85                                            NAP                                                      NAP
     86                                            NAP                                                      NAP
     87                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other
     88                                     Holdback Reserve                                                NAP
     89                                            NAP                                                      NAP
     90                                            NAP                                                      NAP
     91                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other
     92                                            NAP                                                   Insurance

     93                                    Koo Koo Roo Escrow                                            Insurance
     94                                            NAP                                                   Insurance
     95                                            NAP                                                      NAP
     96                                     Terrorism Reserve                                 RE Tax, Insurance, CapEx, Other
     97                                            NAP                                                      NAP
     98                                            NAP                                                      NAP
     99                                   Debt Service Reserve                                RE Tax, Insurance, CapEx, TI/LC
    100                            Ritz Camera Rent Increase Holdback                                RE Tax, Insurance
    101                                            NAP                                              RE Tax, CapEx, TI/LC
    102                                   Anchor Tenant Reserve                                            Other
    103                      Retenanting Reserve; Second Retenanting Reserve                               Other
    104                                            NAP                                                   Insurance
    105                                            NAP                                                      NAP
    106                                            NAP                                                      NAP
    107                                            NAP                                               RE Tax, Insurance
    108                                            NAP                                                      NAP
    109                                            NAP                                                      NAP
    110                                            NAP                                                   Insurance
    111                                            NAP                                               RE Tax, Insurance
    112                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
    113                                            NAP                                        RE Tax, Insurance, CapEx, TI/LC
    114                                            NAP                                                      NAP
    115                                            NAP                                                     TI/LC
    116                                            NAP                                                      NAP
    117                                            NAP                                                      NAP
    118                                   Debt Service Reserve                                              NAP
    119                                            NAP                                                  CapEx, TI/LC
    120                                            NAP                                                  CapEx, TI/LC

----------------------------------------------------------------------------------------------------------------------------------
  MORTGAGE   INITIAL CAPITAL EXPENDITURE        MONTHLY CAPITAL EXPENDITURE   CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC
  LOAN NO.         ESCROW REQUIREMENT(16)             ESCROW REQUIREMENT(17)            ESCROW BALANCE(18)  ESCROW REQUIREMENT(19)
----------------------------------------------------------------------------------------------------------------------------------
     1                                $0                                 $0                            $0                      $0

     2                                $0                                 $0                            $0              $1,005,930
     3                                $0                                 $0                            $0             $11,850,000
     4                                $0                                 $0                            $0              $1,602,136
     5                                $0                                 $0                            $0              $3,692,220
     6                                $0                                 $0                            $0                      $0
     7                                $0                                 $0                            $0                      $0
     8                                $0                                 $0                            $0                      $0
     9                                $0                                 $0                            $0                      $0
     10                               $0                                 $0                            $0                      $0
     11                               $0                                 $0                            $0                      $0
     12                               $0                                 $0                            $0                      $0
     13                               $0                                 $0                            $0                      $0
     14                         $289,250          $289,500 to be maintained                           NAP                     NAP
                                                               at all times
     15                          $88,500                                 $0                       $88,500                      $0
     16                               $0                                 $0                            $0             $17,358,838
     17                               $0                                 $0                            $0                      $0

     18                               $0                                 $0                            $0              $1,694,952
     19                               $0                                 $0                            $0                $363,090
     20                               $0                                 $0                            $0                 $87,828
     21                               $0                                 $0                            $0                      $0
     22                               $0                                 $0                            $0                      $0

     23                               $0                                 $0                            $0                      $0
     24                               $0                                 $0                            $0                      $0
     25                               $0                                 $0                            $0                $174,209
     26                               $0                             $2,470                            $0                $300,000
     27                               $0                             $2,485                            $0                $200,000

     28                               $0                                 $0                            $0              $1,500,000
     29                               $0                                 $0                            $0              $1,500,000
     30                               $0                             $5,255                            $0                      $0
     31                               $0                                 $0                            $0                $100,000

     32                               $0                             $2,664                            $0                      $0
     33                               $0                               $463                            $0                      $0
     34                               $0                             $1,939                            $0                      $0
     35                               $0                               $376                            $0                      $0

     36                               $0                             $1,141                        $2,283                      $0
     37                               $0                               $633                        $1,265                      $0
     38                               $0                               $645                        $1,290                      $0
     39                               $0                             $4,985                       $14,966                      $0
     40                               $0                               $715                          $715                      $0
     41                               $0                               $484                          $484                      $0
     42                               $0                               $658                          $659                      $0
     43                               $0                               $762                          $762                      $0
     44                               $0                               $527                          $527                      $0
     45                               $0                               $586                          $586                      $0
     46                               $0                               $833                          $833                      $0
     47                               $0                             $2,175                            $0                      $0

     48                               $0                               $798                        $1,596                      $0
     49                               $0                               $708                        $1,415                      $0
     50                               $0                               $694                        $1,400                      $0
     51                               $0                               $450                          $900                      $0
     52                               $0                             $2,183                            $0                      $0
     53                               $0                             $1,533                        $6,137                      $0
     54                               $0                             $2,059                            $0                      $0
     55                               $0                               $946                            $0                      $0
     56                               $0                             $1,830                        $1,830                      $0
     57                               $0                             $3,400                            $0                      $0
     58                               $0                                 $0                            $0                      $0
     59                               $0                                 $0                            $0                      $0
     60                               $0                               $805                          $805                      $0

     61                               $0                             $1,567                        $3,196                      $0
     62                               $0                             $1,034                        $2,007                      $0
     63                               $0                               $863                        $1,727                      $0
     64                               $0                               $687                        $1,374                      $0
     65                               $0                             $1,008                        $2,017                      $0
     66                               $0                                 $0                            $0                      $0
     67                               $0                                 $0                            $0                      $0
     68                               $0                             $3,499                            $0                      $0
     69                               $0                               $825                        $5,783                 $17,000
     70                               $0                                 $0                            $0                      $0

     71                               $0                             $1,182                        $3,545                 $98,340
     72                               $0                               $263                          $790                 $62,408
     73                               $0                             $2,752                        $5,505                      $0
     74                               $0                             $3,344                            $0                $200,000
     75                               $0                               $678                        $2,035                      $0
     76                               $0                             $1,081                        $2,163                      $0
     77                               $0                             $1,500                        $1,500                      $0

     78                               $0                                 $0                            $0                      $0
     79                               $0                                 $0                            $0                      $0
     80                               $0                                 $0                            $0                      $0
     81                               $0                               $780                          $780           $265,000 (LOC)
     82                               $0                               $721                          $721                      $0
     83                               $0                               $844                        $4,225                $225,000
     84                               $0                             $1,378                            $0                      $0
     85                               $0                               $332                            $0                      $0
     86                               $0                               $284                        $1,136                      $0
     87                               $0                                 $0                            $0                      $0
     88                               $0                               $333                          $999                      $0
     89                               $0                               $644                        $2,683                      $0
     90                               $0                             $2,234                        $2,234                $500,000
     91                               $0                                 $0                            $0                      $0
     92                               $0                                 $0                            $0                      $0

     93                               $0                                $78                           $78                      $0
     94                               $0                               $259                          $259                      $0
     95                               $0                               $275                          $275                 $50,000
     96                               $0                                 $0                            $0                      $0
     97                               $0                               $882                        $5,303                 $40,000
     98                               $0                               $392                        $1,961                      $0
     99                           $2,074                                 $0                        $2,074                      $0
    100                               $0                               $423                          $423                      $0
    101                               $0                                 $0                            $0                      $0
    102                               $0                               $151                          $301                 $75,000
    103                               $0                               $188                          $565                      $0
    104                               $0                               $340                        $1,359                      $0
    105                               $0                               $336                        $1,008                      $0
    106                               $0                               $262                        $1,050                      $0
    107                               $0                               $247                          $247                      $0
    108                               $0                               $135                            $0                      $0
    109                               $0                               $380                          $380                      $0
    110                               $0                               $281                        $1,686                      $0
    111                               $0                               $213                          $427                      $0
    112                               $0                                 $0                            $0                      $0
    113                               $0                                 $0                            $0                      $0
    114                               $0                               $300                          $300                      $0
    115                               $0                               $121                            $0                      $0
    116                               $0                               $223                            $0                      $0
    117                               $0                               $106                          $424                 $11,156
    118                               $0                             $1,279                        $7,684                      $0
    119                               $0                                 $0                            $0                 $20,000
    120                               $0                                 $0                            $0                      $0

------------------------------------------------------------------------------------------------------------------------
  MORTGAGE                  MONTHLY TI/LC           CURRENT TI/LC   ENVIRONMENTAL        INTEREST
  LOAN NO.          ESCROW REQUIREMENT(20)      ESCROW BALANCE(21)    INSURANCE       ACCRUAL METHOD       SEASONING(22)
------------------------------------------------------------------------------------------------------------------------
     1                                 $0                      $0        No             Actual/360                    9

     2                                 $0                      $0        No             Actual/360                    2
     3                                 $0                      $0        No             Actual/360                    2
     4                                 $0                      $0        No             Actual/360                    2
     5                                 $0                      $0        No             Actual/360                    2
     6                                 $0                      $0        No             Actual/360                    2
     7                                 $0                      $0        No             Actual/360                    2
     8                                 $0                      $0        No             Actual/360                    2
     9                                 $0                      $0        No             Actual/360                    2
     10                                $0                      $0        No             Actual/360                    2
     11                                $0                      $0        No             Actual/360                    2
     12                                $0                      $0        No             Actual/360                    2
     13                                $0                      $0        No             Actual/360                    2
     14                                $0                     NAP        No             Actual/360                    6
     15                                $0                      $0        No             Actual/360                    2
     16                          $101,705             $17,358,838        No             Actual/360                    8
     17                                $0                      $0        No             Actual/360                    2

     18                                $0              $1,694,952        No             Actual/360                    2
     19                                $0                $363,090        No             Actual/360                    2
     20                                $0                 $87,828        No             Actual/360                    2
     21                                $0                      $0        No             Actual/360                   19
     22                                $0                      $0        No             Actual/360                   14

     23                                $0                      $0        No             Actual/360                    2
     24                                $0                      $0        No             Actual/360                    2
     25                                $0                $174,209        No             Actual/360                    2
     26                            $8,768                $300,000        No             Actual/360                    1
     27                            $8,822                $200,000        No             Actual/360                    1

     28                                $0              $1,500,000        No             Actual/360                    2
     29                                $0              $1,500,000        No             Actual/360                    2
     30                           $26,276                      $0        No             Actual/360                    1
     31                                $0                $100,000        No             Actual/360                    2

     32                                $0                      $0        No             Actual/360                    2
     33                                $0                      $0        No             Actual/360                    2
     34                                $0                      $0        No             Actual/360                    2
     35                                $0                      $0        No             Actual/360                    2

     36                            $6,346                 $12,693        No             Actual/360                    4
     37                            $3,520                  $7,039        No             Actual/360                    4
     38                            $3,589                  $7,179        No             Actual/360                    4
     39                            $8,333                 $25,019        No             Actual/360                    5
     40                                $0                      $0        No             Actual/360                    3
     41                                $0                      $0        No             Actual/360                    3
     42                                $0                      $0        No             Actual/360                    3
     43                                $0                      $0        No             Actual/360                    3
     44                                $0                      $0        No             Actual/360                    3
     45                                $0                      $0        No             Actual/360                    3
     46                                $0                      $0        No             Actual/360                    3
     47                            $5,833                      $0        No             Actual/360                    1

     48                            $4,438                  $8,877        No             Actual/360                    4
     49                            $3,976                  $7,952        No             Actual/360                    4
     50                            $3,856                  $7,712        No             Actual/360                    4
     51                            $2,503                  $5,007        No             Actual/360                    4
     52                            $7,667                      $0        No             Actual/360                    2
     53                                $0                      $0        No             Actual/360                    6
     54                            $3,744                      $0        No             Actual/360                    1
     55                            $4,507                      $0        No             Actual/360                    3
     56                                $0                      $0        No             Actual/360                    2
     57                            $5,500                      $0        No             Actual/360                    3
     58                                $0                      $0        No             Actual/360                    4
     59                                $0                      $0        No             Actual/360                    4
     60                            $4,105                  $4,105        No             Actual/360                    3

     61                                $0                      $0        No             Actual/360                    4
     62                                $0                      $0        No             Actual/360                    4
     63                                $0                      $0        No             Actual/360                    4
     64                                $0                      $0        No             Actual/360                    4
     65                                $0                      $0        No             Actual/360                    4
     66                            $2,392                  $2,392        No             Actual/360                    3
     67                                $0                      $0        No             Actual/360                    4
     68                            $9,164                      $0        No             Actual/360                    1
     69                            $7,000                 $66,082        No             Actual/360                    9
     70                                $0                      $0        No             Actual/360                    4

     71                                $0         $98,339.95 (LOC)       No             Actual/360                    5
     72                                $0         $62,408.05 (LOC)       No             Actual/360                    5
     73                            $4,167                  $8,335        No             Actual/360                    4
     74                            $9,333                $200,000        Yes            Actual/360                    2
     75                            $1,500                  $4,503        No             Actual/360                    5
     76                            $3,583                  $7,168        No             Actual/360                    4
     77                            $3,400                  $3,400        No             Actual/360                    3

     78                                $0                      $0        No             Actual/360                    2
     79                                $0                      $0        No             Actual/360                    2
     80                                $0                      $0        No             Actual/360                    2
     81                                $0           $265,000 (LOC)       No             Actual/360                    3
     82                                $0                      $0        No             Actual/360                    3
     83                            $7,465                $263,194        No             Actual/360                    7
     84                            $4,869                      $0        No             Actual/360                    1
     85                            $1,661                      $0        No             Actual/360                    1
     86                            $4,000                 $16,000        No             Actual/360                    6
     87                                $0                      $0        No             Actual/360                    4
     88                            $2,220                  $6,661        No             Actual/360                    5
     89                            $3,025                 $27,228        No             Actual/360                   11
     90                            $8,593                $500,217        No             Actual/360                    3
     91                                $0                      $0        No             Actual/360                    4
     92                                $0                      $0        No             Actual/360                   10

     93                              $262                    $585        No             Actual/360                    4
     94                              $863                    $540        No             Actual/360                    4
     95                              $915                 $51,006        No             Actual/360                    4
     96                                $0                      $0        No             Actual/360                    4
     97                              $833                 $45,155        No             Actual/360                    8
     98                            $3,919                 $19,613        No             Actual/360                    7
     99                                $0                      $0        No             Actual/360                    0
    100                            $2,200                  $2,200        No             Actual/360                    3
    101                                $0                      $0        Yes            Actual/360                    2
    102                            $1,000                 $77,030        No             Actual/360                    4
    103                            $2,355                  $7,068        No             Actual/360                    5
    104                            $2,292                  $9,175        No             Actual/360                    6
    105                            $1,567                  $4,702        No             Actual/360                    5
    106                            $2,000                  $8,005        No             Actual/360                    6
    107                            $1,250                  $1,250        No             Actual/360                    3
    108                                $0                      $0        No             Actual/360                    2
    109                            $1,670                  $1,670        No             Actual/360                    3
    110                            $1,311                  $7,865        No             Actual/360                    8
    111                            $1,000                  $2,000        No             Actual/360                    4
    112                                $0                      $0        No             Actual/360                    1
    113                                $0                      $0        No             Actual/360                    1
    114                              $750                    $750        No             Actual/360                    3
    115                                $0                      $0        No             Actual/360                    1
    116                              $825                      $0        No             Actual/360                    4
    117                            $1,250                  $5,007        No             Actual/360                    7
    118                                $0                      $0        No             Actual/360                    8
    119                              $425                 $20,431        No             Actual/360                    3
    120                                $0                      $0        No             Actual/360                    2

                                                                                                                      5

--------------------------------------------------------------------------------------------------------------------
  MORTGAGE                            PREPAYMENT CODE(23)                                 YM         ADMINISTRATIVE
  Loan No.     LO    DEF      DEF/YM1.00    YM1.00    YM   5    4   3   2   1   OPEN  FORMULA(24)      COST RATE(25)
--------------------------------------------------------------------------------------------------------------------
     1         33     49                                                          2                           3.180

     2         36     77                                                          7                           3.180
     3         36     77                                                          7                           3.180
     4         36     77                                                          7                           3.180
     5         36     77                                                          7                           3.180
     6         36     77                                                          7                           3.180
     7         36     77                                                          7                           3.180
     8         36     77                                                          7                           3.180
     9         36     77                                                          7                           3.180
     10        36     77                                                          7                           3.180
     11        36     77                                                          7                           3.180
     12        36     77                                                          7                           3.180
     13        36     77                                                          7                           3.180
     14        30     86                                                          4                           3.180
     15        26     90                                                          4                           3.180
     16        32     48                                                          4                           1.180
     17        14                              101                                6       A                   3.180

     18        26     30                                                          4                           3.180
     19        26     30                                                          4                           3.180
     20        26     30                                                          4                           3.180
     21        43     70                                                          7                           3.180
     22        34     21                               3                          2       B                   3.180

     23        26     30                                                          4                           3.180
     24        26     30                                                          4                           3.180
     25        26     30                                                          4                           3.180
     26        25     91                                                          4                           3.180
     27        25     91                                                          4                           3.180

     28        26     90                                                          4                           3.180
     29        26     90                                                          4                           3.180
     30        25     91                                                          4                           3.180
     31        26     90                                                          4                          13.180

     32        26     90                                                          4                           3.180
     33        26     90                                                          4                           3.180
     34        26     90                                                          4                           3.180
     35        26     90                                                          4                           3.180

     36        28     88                                                          4                           3.180
     37        28     88                                                          4                           3.180
     38        28     88                                                          4                           3.180
     39        29     84                                                          7                           3.180
     40        27     89                                                          4                           3.180
     41        27     89                                                          4                           3.180
     42        27     89                                                          4                           3.180
     43        27     89                                                          4                           3.180
     44        27     89                                                          4                           3.180
     45        27     89                                                          4                           3.180
     46        27     89                                                          4                           3.180
     47        35     83                                                          2                           3.180

     48        28     88                                                          4                           3.180
     49        28     88                                                          4                           3.180
     50        28     88                                                          4                           3.180
     51        28     88                                                          4                           3.180
     52        26     90                                                          4                           3.180
     53        30     86                                                          4                           3.180
     54        24                     92                                          4       C                   3.180
     55        27     89                                                          4                           3.180
     56        26     90                                                          4                           3.180
     57        27     86                                                          7                           3.180
     58        28     28                                                          4                           3.180
     59        28    112                                                          4                           3.180
     60        27     89                                                          4                           3.180

     61        28     88                                                          4                          13.180
     62        28     88                                                          4                          13.180
     63        28     88                                                          4                          13.180
     64        28     88                                                          4                          13.180
     65        28     88                                                          4                          13.180
     66        27     89                                                          4                           3.180
     67        28     52                                                          4                           3.180
     68        25     91                                                          4                           3.180
     69        33     83                                                          4                           9.180
     70        28     52                                                          4                           3.180

     71        29     87                                                          4                          13.180
     72        29     87                                                          4                          13.180
     73        28     88                                                          4                           3.180
     74        26     90                                                          4                           3.180
     75        29     87                                                          4                           3.180
     76        28     88                                                          4                           3.180
     77        27     89                                                          4                           3.180

     78        26     90                                                          4                           3.180
     79        26     90                                                          4                           3.180
     80        26     90                                                          4                           3.180
     81        27     89                                                          4                           3.180
     82        59                                     57                          4       D                   3.180
     83        31     85                                                          4                           3.180
     84        25     91                                                          4                           3.180
     85        25     91                                                          4                           3.180
     86        30     86                                                          4                           3.180
     87        28     28                                                          4                           3.180
     88        29     87                                                          4                           3.180
     89        35     81                                                          4                          13.180
     90        27     89                                                          4                           3.180
     91        28    112                                                          4                           3.180
     92        60                                         12   12  12  12 8       4                           8.180

     93        59                                     57                          4       D                   3.180
     94        59                                     57                          4       D                   3.180
     95        28     88                                                          4                           3.180
     96        28     28                                                          4                           3.180
     97         0                                    119                          1       E                   3.180
     98        31     85                                                          4                           3.180
     99        24     91                                                          5                           3.180
    100        27     89                                                          4                           3.180
    101        26     54                                                          4                           3.180
    102        28     88                                                          4                          13.180
    103        29     87                                                          4                           3.180
    104        30     85                                                          5                           3.180
    105        29     87                                                          4                           3.180
    106        30     86                                                          4                           3.180
    107        27     89                                                          4                           3.180
    108        26     90                                                          4                           3.180
    109        27     89                                                          4                          13.180
    110        32     84                                                          4                           3.180
    111        28     88                                                          4                           3.180
    112        25     90                                                          5                           3.180
    113        25     91                                                          4                           3.180
    114        27     89                                                          4                           3.180
    115        25     88                                                          7                           3.180
    116        28     88                                                          4                           3.180
    117        31     85                                                          4                           3.180
    118        32     84                                                          4                           3.180
    119        27     89                                                          4                           3.180
    120        26     90                                                          4                           3.180

FOOTNOTES TO APPENDIX II

1        "MSMC" denotes Morgan Stanley Mortgage Capital Inc. as Seller.

2 The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding:
         Mortgage Loan Nos. 2-13, 18-20, 23-25, 28-29, 32-35, 36-38, 48-51,
         61-64, 71-72, 78-80, and 93-94. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or Underwritable Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan Nos. 40-46 and 61-65. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3 Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor ground lease parcels in the calculation of total square footage of the property.

4 In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information.

5 The Cut-off Date is March 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in March 2004 were due on March 1, 2004, not the actual day on which such scheduled payments were due.

         With respect to Mortgage Loan Nos. 2-13 (referred to herein as the "GIC Office Portfolio Pari Passu Loan"), the loan is comprised of one A Note (Note A-2B described below) that is secured by the mortgaged properties on a pari passu basis with other notes (Notes A-1A, A-1B, A-2A, A-2C and A-2D described below, together the "GIC Office Portfolio Companion Loan") that are not included in the Trust. The GIC Office Portfolio A Notes had outstanding principal balances as of the cut-off date as follows: Note A-1A, $200,000,000; Note A-1B, $150,000,000; Note A-2A,
         $90,000,000; Note A-2B, $110,000,000; Note A-2C, $85,000,000; and Note
         A-2D, $65,000,000. Note A-1A has been included in a REMIC trust known as LB-UBS Commercial Mortgage Trust 2004-C1. Note A-1B is currently being held by Lehman Brothers Bank, FSB. Note A-2A has been included in a REMIC trust known as Morgan Stanley Capital I Trust 2004-TOP13. Note A-2B is included in the Trust. Notes A-2C and A-2D are currently held by MSMC. The GIC Office Portfolio Companion Loan has the same interest rate, maturity date and amortization term as the GIC Office Portfolio Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the GIC Office Portfolio Pari Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the GIC Office Portfolio Pari Passu Loan and the GIC Office Portfolio Companion Loan.

         With respect to Mortgage Loan No. 15, Alamo Quarry Market & Quarry Crossing, (referred to herein as the "Alamo Quarry Market & Quarry Crossing Pari Passu Loan"), the loan is evidenced by two notes (Notes A-1 and A-3 described below) that are secured by the mortgaged property on a pari passu basis with two other notes (Notes A-2 and A-4 described below, together the "Alamo Quarry Market & Quarry Crossing Companion Loan") that are not included in the Trust. The Alamo Quarry Market & Quarry Crossing Notes had outstanding principal balances as of the cut-off date as follows: Note A-1, $49,275,110; Note A-2, $20,336,710;
         Note A-3, $19,578,324; and Note A-4, $19,578,324. Notes A-1 and A-3 are
         assets of the Trust. Notes A-2 and A-4 are currently held by MSMC. The Alamo Quarry Market & Quarry Crossing Companion Loan has the same interest rate, maturity date and amortization term as the Alamo Quarry Market & Quarry Crossing Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Alamo Quarry Market & Quarry Crossing Pari Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Alamo Quarry Market & Quarry Crossing Pari Passu Loan and the Alamo Quarry Market & Quarry Crossing Companion Loan.

         With respect to Mortgage Loan No. 16 (referred to herein as the "Wells Fargo Tower Pari Passu Loan"), the loan is comprised of two notes (Notes A-2B and B-2 described below) that are secured by the mortgaged property on a pari passu basis with other notes (Notes A-1A, B-1A, A-1B, B-1B and A-2A described below, together the "Wells Fargo Tower

         Companion Loan") that are not included in the Trust. The Wells Fargo Tower Notes had outstanding principal balances as of the cut-off date as follows: Note A-1A, $28,672,812; Note B-1A, $10,139,688; Note A-1B,
         $63,855,876; Note B-1B, $22,581,624; Note A-2A, $65,000,000; Note A-2B,
         $27,159,312; and Note B-2, $32,590,688. Notes A-1A and B-1A have been included in a REMIC trust known as Greenwich Capital Commercial Funding 2003-C2. Note A-2A has been included in a REMIC trust known as GMAC Commercial Mortgage Securities Inc. Series 2003-C3. Notes A-2B and B-2 are assets of the Trust. Notes A-1B and B-1B are currently held by Greenwich Capital Financial Products, Inc. The Wells Fargo Tower Companion Loan has the same interest rate, maturity date and amortization term as the Wells Fargo Tower Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the Wells Fargo Tower Pari Passu Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loan.

         With respect to Mortgage Loan No. 22 (referred to herein as the "International Plaza Pari Passu Loan"), the loan is evidenced by a note (Note A-3 described below) that is secured by the mortgaged property on a pari passu basis with two other notes (Notes A-1 and A-2 described below, together the "International Plaza Companion Loan") that are not included in the Trust. The International Plaza Notes had outstanding principal balances as of the cut-off date as follows: Note A-1, $113,561,036, and Notes A-2 and A-3, $37,366,296, each. Note A-1 has been included in a REMIC trust known as Morgan Stanley Capital I Trust 2003-XLF. Note A-2 has been included in a REMIC trust known as Morgan Stanley Capital I Trust 2003-IQ5. Note A-3 is an asset of the Trust. The International Plaza Companion Loan has the same interest rate, maturity date and amortization term as the International Plaza Pari Passu Loan. For purposes of the information presented in this Prospectus Supplement with respect to the International Plaza Loan, the Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the International Plaza Pari Passu Loan and the International Plaza Companion Loan.

         With respect to Mortgage Loan No. 1, Arundel Mills, the owner of the equity interests in the Arundel Mills Borrower has the right to borrow up to $30,000,000 secured by a pledge of such equity interests in the Borrower. Such mezzanine loan can be increased to $40,000,000 subject to certain conditions, including rating agency confirmation and a DSCR (based on the Arundel Mills Mortgage Loan and such mezzanine loan) of no less than 1.25x.

         With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the GIC Office Portfolio Properties also secure a subordinated B Note in an original principal amount totaling $125,000,000. The GIC Office Portfolio Loan is included in the Trust; the B Note is owned by a third party unaffiliated with the mortgage loan seller and is not an asset of the Trust.

         With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, 100% of the equity interests in the GIC Office Portfolio Borrower have been pledged as collateral for a $75,000,000 mezzanine loan.

         With respect to Mortgage Loan No. 14, Harbor Steps, the Harbor Steps Property is encumbered by a $23,000,000 loan held by Washington Real Estate Holdings, LLC ("WREH") secured by (i) a subordinated mortgage lien on the Harbor Steps Property and (ii) 100% of the equity interest in the Harbor Steps Borrower. WREH has entered into a subordination and intercreditor agreement with respect to such loan.

         With respect to Mortgage Loan No. 17, The Four Seasons Hotel - Los Angeles at Beverly Hills, an affiliate of the borrower (the "Fee Owner") owns the fee interest in the mortgaged property and has ground leased the mortgaged property to the borrower. The subject loan is secured by (i) the borrower's leasehold interest in the mortgage property, (ii) a guaranty of the subject loan from the Fee Owner and
         (iii) a lien on the Fee Owner's fee interests. Such fee interests are subject to a senior fee mortgage (the "Senior Mortgage") held by Allstate Life Insurance Company. The Senior Mortgage has an unpaid principal balance as of the Cut-Off Date of $19,943,866, matures on January 1, 2009, accrues interest at 6.35% per annum and amortizes on a 30-year schedule that commenced January 1, 2004. Allstate has entered into an intercreditor agreement with the holder of the subject loan that provides for, among other things, notice and cure rights and, in certain circumstances, the right to purchase the Senior Mortgage, in each case in favor of such holder.

         For purposes of the information presented in this Prospectus Supplement with respect to the Four Seasons Hotel - Los Angeles at Beverly Hills,
         (i) the Underwritable Cash Flow, Underwritable NOI and NCF Debt Service Coverage Ratio are calculated after expensing the monthly debt service of $124,447 due on the Senior Mortgage and (ii) the Loan-to-Value Ratio includes the unpaid principal amount of the Senior Mortgage as of the Cut-Off Date.

         With respect to Mortgage Loan Nos. 18-20 and 23-25, PPG Portfolio 1 and PPG Portfolio 2, the sponsor has additional unsecured, subordinate financing in the amount of $16,203,946 of preferred equity for the overall six-property transaction.

         With respect to Mortgage Loan Nos. 26, and 27, Galleria at Centerville Mall, and Diamond Run Mall (affiliated by sponsor), the sponsor has additional unsecured, subordinate, mezzanine financing in the amount of $5,000,000 that carries an interest rate of 13%, a 10-year term, and 10-year amortization. The financing is allocated as $2.5 million each to Centerville Galleria and Diamond Run.

         With respect to Mortgage Loan Nos. 71-72, Park Avenue Portfolio - Park Avenue Warehouse and Wells Fargo Office, the borrower has additional unsecured financing with a principal amount of $800,000 at an annual rate of 9.0%, subject to an intercreditor agreement.

         With respect to Mortgage Loan No. 73, North Duke Crossing, the borrower has the right, in the future, to obtain unsecured financing in the form of partnership debt up to an aggregate original principal amount of $385,000 outstanding at any one time, on terms and conditions as the managers of the borrower may approve in the ordinary course of business, and subject to a Subordination and Standstill Agreement.

         With respect to Mortgage Loan No. 76, Canyon Country Plaza, the borrower is permitted to obtain mezzanine financing in connection with a sale of the property and provided that, among other conditions: (i) the loan-to-cost does not exceed 80% on a combined basis as paid by the purchaser in such sale, and (ii) an intercreditor agreement acceptable to lender is executed.

         With respect to Mortgage Loan No. 104, The Meridian Building, the borrower or borrower's affiliate is permitted to provide mezzanine financing in connection with a sale of the property and the assumption of the loan, provided that, among other conditions: (i) the mezzanine financing shall be secured by the pledge of mezzanine borrower's ownership interest in the buyer or unsecured, (ii) the borrower shall not sell or transfer the mezzanine financing, (iii) the mezzanine borrower shall contribute cash equity in an amount equal to or greater than 23% of the purchase price of the property, (iv) the combined LTV is equal to or less than 78%, (v) the combined DSCR is equal to or greater than 1.25x for the trailing 12 months, and (vi) a Subordination and Standstill Agreement shall be executed.

         With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the borrower may release any property, except the AT&T Corporate Center Property and the USG Building Property, through a partial defeasance of the GIC Office Portfolio Loan, based on 125% of the allocated loan amount of the GIC Office Portfolio Property to be released. The GIC Office Portfolio borrower must obtain a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities at the time of any partial defeasance.

         With respect to Mortgage Loan Nos. 18-20, PPG Portfolio 1, the loan allows the release of a portion of an individual mortgaged property from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, (ii) the DSCR of the remaining mortgaged properties is not less than the greater of the DSCR prior to the release and 1.35x on both a combined and individual basis, (iii) the LTV of the remaining mortgaged properties is equal to or less than 70% on both a combined and individual basis, and (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the REMIC certificates. The borrower may also obtain a release of all or a portion of a certain parcel from the Centennial property for purposes of lot-line adjustments at any time prior to January 8, 2009 without payment, provided there is no event of default and subject to certain legal requirements. This parcel was not included in the appraised value and does not contribute to the property cash flow.

         With respect to Mortgage Loan Nos. 23-25, PPG Portfolio 2, the loan allows the release of an individual mortgaged property from the mortgage lien in connection with a partial defeasance, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property,
         (ii) the DSCR of the remaining mortgaged properties is not less than the greater of the DSCR prior to the release and 1.35x on both a combined and individual basis, (iii) the LTV of the remaining mortgaged properties is equal to or less than 70% on both a combined and individual basis, and (iv) the lender receives rating agency confirmation of no downgrade, withdrawal, or qualification of the ratings of the certificates.

         With respect to Mortgage Loan Nos. 28-29, Lifetime Fitness Portfolio, the loan allows the release of one of the mortgaged properties provided that, among other conditions, (i) the DSCR of the remaining property is not less than the greater of 1.40x or the DSCR immediately prior to the release, (ii) the LTV of the remaining properties is not greater than the lesser of 70%, based on an appraisal updated at the time of the release request, (iii) no Event of Default, (iv) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, and (v) the lender receives rating agency confirmation of no resulting downgrade, withdrawal, or qualification of the ratings of the REMIC certificates.

         Additionally, after the lockout period, the borrower has the right to partially prepay the loan u p to an amount equal to 33% of the total loan amount, provided that, among other conditions, (a) the conditions stated above related to partial defeasance are satisfied, and (b) a yield maintenance premium is paid, calculated as the greater of 1% of the principal balance being prepaid or an amount based on a calculation set forth in the note.

         With respect to Mortgage Loan Nos. 32-35, DDC Portfolio, the loan allows the release of a portion of the mortgaged property known as the Parking Property and/or the Richmond Property through a partial defeasance of the mortgaged loan, based on 100% of the allocated loan amount of the Mortgaged Property to be released, provided that, after giving effect to the release of any property, (i) the DSCR for the remaining properties is greater than the greater of the DSCR of all Mortgaged Properties immediately prior to the partial defeasance and 1.25x; and (ii) the LTV Ratio with respect to the remaining properties is not greater than the lesser of 75% and the LTV with respect to all Mortgaged Properties immediately prior to the partial defeasance.

         With respect to Mortgage Loan Nos. 36-38 and 48-51, Pacific Medical Portfolio 1 and Pacific Medical Portfolio 3, the loans allow the release of one or more of the mortgaged properties provided that, among other conditions, (i) the DSCR of the remaining properties is not less than the greater of 1.25x and the DSCR immediately prior to the release, (ii) the LTV of the remaining properties is not greater than the lesser of 80% and the LTV immediately prior to the release, based on an appraisal updated at the time of the release request, (iii) no Event of Default, (iv) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property(ies), and (v) the lender receives rating agency confirmation of no resulting downgrade, withdrawal, or qualification of the ratings of the REMIC certificates.

         Additionally, in the event that Catholic Healthcare West ("CHW") elects to close a hospital directly affiliated with a subject property at any time during the loan term, (i) CHW may assume the loan, subject to certain conditions, or (ii) the borrower may prepay the loan subject to yield maintenance, with all related penalties and fees paid by CHW. In either case, collateral will be released from the cross at par, subject to the conditions above.

         With respect to Mortgage Loan Nos. 40-46, All Seasons Storage Portfolio, the loan documents allow for the release of up to three individual mortgaged properties provided that, among other conditions,
         (i) the DSCR of the remaining properties is not less than the greater of 1.62x and the DSCR immediately prior to the release, (ii) the LTV of the remaining properties is not greater than the lesser of 70% and the LTV immediately prior to the release, based on an appraisal updated at the time of the release request, (iii) no Event of Default, (iv) the borrower deposits defeasance collateral equal to 120% of the allocated loan amount of the released property(ies), and (v) the lender receives rating agency confirmation of no resulting downgrade, withdrawal, or qualification of the ratings of the REMIC certificates.

         With respect to Mortgage Loan Nos. 61-65, Schomac Portfolio, after the lockout period, the borrower may obtain a release of one or more properties from the mortgage lien provided that, among other conditions, the borrower deposits defeasance collateral equal to the greater of (a) 125% of the allocated loan amount of the released property(ies), and (b) the amount necessary to satisfy each of the following requirements after the release: (i) the LTV of the remaining properties is not greater than 74%, (ii) the NOI DSCR of the remaining properties is not less than 1.30x, (iii) NOI DSCR on an 11.33% constant is not less than 1.00x, and (iv) if Schomac Portfolio - Rowlett is one of the remaining properties, this property is at least 80% occupied by tenants who are paying rent.

         With respect to Mortgage Loan Nos. 93-94, Woodland Hills Portfolio, after the lockout period and through the eighth loan year, the borrower is permitted to obtain a release of one of the mortgaged properties provided that, among other conditions, (i) the DSCR of the remaining properties is not less than the greater of 1.30x and the DSCR immediately prior to the release, (ii) the LTV of the remaining properties is not greater than the lesser of 74.6% and the LTV immediately prior to the release, based on an appraisal updated at the time of the release request, (iii) no Event of Default, (iv) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released property, and (v) the lender receives rating agency confirmation of no resulting downgrade, withdrawal, or qualification of the ratings of the REMIC certificates.

         With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the borrower may substitute one or more of the mortgaged properties, that in aggregate, represent up to 30% of the principal amount of the GIC Office Portfolio, with substantially similar office property(ies), provided that, among other things, (i) the lender has received confirmation from the rating agencies that the substitution will not result in a downgrade of the related certificates, (ii) the debt service coverage ratio after substitution is not less than the debt service coverage ratio at closing or as of the date immediately preceding the substitution, (iii) the appraised value of the replacement property may be no less than the value of the released property as of the closing date, (iv) in no event may either the AT&T Corporate Center Property or the USG Building Property be substituted out of the portfolio, nor may the GIC Office Portfolio Loan be secured by fewer than eight individual properties and (v) certain location restrictions apply to the replacement properties.

         With respect to Mortgage Loan Nos. 28-29, Lifetime Fitness Portfolio, the loan allows for the release of one of the mortgaged properties by substituting another property acquired by borrower provided that, among other conditions, (i) the appraised value of the substitute property is at least that of the released property, (ii) the new combined DSCR is at least 1.75x, (iii) the new combined LTV is equal to or less than 65%, (iv) the NOI of the substitute property has not shown a downward trend for the three years prior to the substitution, (v) the lender receives clean environmental reports, and in the case an estimate is received for remediation, the borrower deposits 125% of that amount, and (vi) the lender receives rating agency confirmation of no resulting downgrade, withdrawal, or qualification of the ratings of the REMIC certificates.

         With respect to Mortgage Loan No. 70, MHC - Palm Shadows, the borrower may obtain a release of the mortgaged property by substituting another property of like kind and quality, acquired by the borrower or an affiliate, provided that, among other conditions, (i) a current appraisal of the substitute property shows an appraisal value equal to or greater than that of the release property that supports an LTV no greater than the lesser of (x) the LTV as of the closing date of the release property and (y) the LTV of the release property immediately prior to the date of the substitution, (ii) the DSCR of the substitute property for the 12 months immediately prior to the date of substitution is equal to or greater than (x) the 12-month DSCR as of the closing date of the release property and (y) the 12-month DSCR of the release property immediately prior to the date of the substitution,
         (iii) no Event of Default, and (iv) the lender receives rating agency confirmation of no resulting downgrade, withdrawal, or qualification of the ratings of the REMIC certificates.

6 With respect to Mortgage Loan Nos. 18-20 and 23-25, PPG Portfolio 1 and PPG Portfolio 2, upon written notice to the lender 10 days prior to the end of the term, the borrower has the option to extend the loan for 90 days upon payment to the lender of an extension fee equal to 25 basis points on the outstanding loan amount. If the 90-day extension option for the loan term is exercised, then the loan may be prepaid during the extension period without premium.

7        The "Grace Period" shown is the grace period to charge late interest.

8 The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.


         With respect to Mortgage Loan Nos. 2-13, GIC Office Portfolio, the annual P&I debt service amount reflects the average annual debt service of $7,129,752 over the 5 years of P&I payments following the IO Period

9 The indicated NOI DSCR, NCF DSCR, Cut-Off Date LTV and Balloon LTV reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10 "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

11 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

12 For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13 For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14 "Other Escrow Description" indicates any other types of escrow or, in certain cases, letters of credit, required other than Insurance, Tax, Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15 "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16 "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow or, in certain cases the letter of credit, that was deposited at loan closing.

17 "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18 "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the January 2004.

19 "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or, in certain cases, the letter of credit, that was deposited at loan closing.

20 "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21 "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the January 2004.

22 "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off Date.

23 The "Prepayment Code" includes the number of loan payments from the first Due Date to the stated maturity. "LO" represents the lockout period. "DEF" represents defeasance. DEF/YM1.00 represents either defeasance or the greater of yield maintenance and 1.00%. "YM" represents yield maintenance. "YM1.00" represents the greater of yield maintenance and 1.00%. "5.0%", "4.0%", "3.0%", "2.0%" and "1.0%"
         represent the penalty percentages to be paid of the outstanding balance at the time the loan is prepaid. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies.

24 Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are five different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D" and "E". Any exceptions to these formulas are shown below such formulas. Summaries of the five formulas are listed beginning on page II-9.

25 The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

26 Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-4, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                                           Escrowed Holdback or
  Mtg.                                Escrow or LOC         Letter of Credit     Outside Date   Prepayment Premium
Loan No. Property Name              Release Conditions       Initial Amount       for Release       Provisions
-------- -------------------------- -------------------- ----------------------- ------------   ------------------
   30    3699 Wilshire                       1                    $40,000          7/21/2004           YM1
   47    Union Square                        2                 $1,400,000          1/16/2005          None
   66    Hanover Technical Center            3                   $225,000          5/12/2004           YM
   66    Hanover Technical Center            4                    $12,500          5/12/2004           YM

         Any yield maintenance premiums indicated above are to be paid by the borrower.

RELEASE CONDITIONS

  1 (a) The borrower shall have removed the existing underground diesel fuel storage tank from the subject property and replaced it with an above-ground storage tank, (b) the lender shall have received, reviewed, and approved an updated environmental and property condition report, and
        (c) no default shall have occurred hereunder, and no EOD shall have occurred under the security instrument or any of the other loan documents.

  2 Lender shall release (i) $500,000 of the Occupancy Reserve Impounds to Borrower upon receipt from Borrower of evidence that Birkenstock (or such other tenant acceptable to Lender upon terms acceptable to Lender) has taken possession of its space at the Property and has commenced the payment of rent under its lease; (ii) $500,000 of the Occupancy Reserve Impounds to Borrower upon receipt from Borrower of evidence that NGM TEC Inc. (or such other tenant acceptable to Lender upon terms acceptable to Lender) has taken possession of its space at the Property and has commenced the payment of rent under its lease; and (iii) $400,000 of the Occupancy Reserve Impounds to Borrower upon receipt from Borrower of evidence that Wooden Teak Importers (or such other tenant acceptable to Lender upon terms acceptable to Lender) has taken possession of its space at the Property and has commenced the payment of rent under its lease.

  3 (a) No Event Of Default, and (b) borrower has delivered to lender an estoppel certificate from Celgene that certifies that Celgene has commenced paying rent, taken possession, and occupies the 12,808 square feet of the premises demised by its lease.

  4 (a) No Event Of Default, and (b) borrower has delivered to lender a certificate of occupancy from Celgene that certifies that Celgene occupies the 12,808 square feet of the premises demised by its lease.

YIELD MAINTENANCE FORMULAS


A       The following definitions apply:

                   "Discount Rate" means the yield on a U.S. Treasury issue selected by Lender, as published in The Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable, a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

                   "Default Discount Rate" means the Discount Rate less 300 basis points.

                   "Discounted Value" means the Discounted Value of a Note Payment based on the following formula:

         NP
         -----------
         (1+R/12)[n] =   Discounted Value
         NP          =   Amount of Note Payment
         R           =   Discount Rate or Default Discount Rate as the case may
                         be.
         n           =   The number of months between the date of prepayment and
                         the scheduled date of the Note Payment being discounted rounded to the nearest integer.

                   "Note Payments" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

                   "Prepayment Date Principal" means the Principal on the date of prepayment. This Note may not be prepaid in full or in part before April 1, 2005. Commencing on April 1, 2005, provided there is no Event of Default (except as otherwise provided in Section 2(c) below), Borrower may prepay this Note in full, but not in part, upon not less than 30 days prior notice to Lender and upon payment in full of the Debt which will include a payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal and (ii) the amount by which (x) the sum of
         (1) the Discounted Values of the Note Payments, derived by using the Discount Rate plus (2) 50 basis points, exceeds (y) the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together. Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, this Note may be prepaid in full without payment of the Prepayment Premium or the Evasion Premium (as defined below) during the last 180 days of the Term. This Note may not be prepaid without simultaneous prepayment in full of any other notes, if any, secured by the Loan Documents. Notwithstanding anything herein or in the other Loan Documents to the contrary, no Prepayment Premium or Evasion Premium (as defined below) shall be due or payable in the event that (a) all or any portion of the Principal is prepaid as a result of the payment to Lender in accordance with the provisions of the Deed of Trust of (i) any Insurance Proceeds,
         (ii) any Condemnation Awards, or (iii) Lender's acceleration of the Loan due to the imposition of taxes on the Deed of Trust or this Note that Borrower is prohibited by Law from paying, or (b) the Loan is reinstated by Borrower after a default or an Event of Default by Borrower under, and pursuant to, the terms of the Loan Documents.

B "Yield Maintenance Premium" shall mean an amount equal to the amount (if any) which, when added to the remaining principal amount of the note, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments applicable to the note.

C The "Yield Maintenance Premium" shall equal an amount equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined). when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.I 5 is no longer published. Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. "Loan Year" as used in this Note shall mean each 365 or 366, if applicable, day period after the first day of the first calendar month after the date of this Note (or the date of this Note if it is dated the first day of a calendar month). The "Prepayment Date" shall be the date on which Lender receives the Yield Maintenance Premium.

D The "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

E "Prepayment Consideration" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. If such difference equals zero or less, then the Applicable Interest Rate shall be used in calculating the Calculated Payments, as set forth herein. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

APPENDIX III
SIGNIFICANT LARGE LOAN SUMMARIES

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - ARUNDEL MILLS
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                          LOAN INFORMATION
----------------------------------------------------------------------
ORIGINAL BALANCE:                $187,000,000
CUT-OFF DATE BALANCE:            $187,000,000
SHADOW RATING (MOODY'S / S&P):   A3 / AA-
FIRST PAYMENT DATE:              July 9, 2003
INTEREST RATE:                   4.606%
AMORTIZATION:                    Interest only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   June 9, 2010
EXPECTED MATURITY BALANCE:       $187,000,000
SPONSORS:                        The Mills Limited Partnership; Kan
                                 Am
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Lockout through the second
                                 anniversary of the REMIC "start-up"
                                 date, with U.S. Treasury defeasance
                                 thereafter.  Prepayable without
                                 penalty from and after May 9, 2010.
LOAN PER SF:                     $145.50
UP-FRONT RESERVES:               None
ONGOING RESERVES(1):             RE Taxes:              Springing
                                 Insurance:             Springing
                                 Cap Ex:                Springing
                                 TI/LC:                 Springing
LOCKBOX:                         Hard
----------------------------------------------------------------------

----------------------------------------------------------------------
                        PROPERTY INFORMATION
----------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Retail
PROPERTY SUB-TYPE:               Regional Mall
LOCATION:                        Hanover, MD
YEAR BUILT/RENOVATED:            2000 / NAP
OCCUPANCY(2):                    95.4%
SQUARE FOOTAGE:                  1,285,244
THE COLLATERAL:                  Super-regional value shopping mall
OWNERSHIP INTEREST:              Fee

                                             BASE
                                             RENT        LEASE
MAJOR TENANTS                    % NRSF      PSF       EXPIRATION
-------------                    ------      ---       ----------
Bass Pro Shops Outdoor            9.9%       NA(3)    10/03/2016
Muvico Theaters                   8.3%       $30.00   12/31/2020
Burlington Coat Factory           6.3%       $5.00    01/31/2011

PROPERTY MANAGEMENT:             Mainstreet Retail, Inc.
U/W NET OP. INCOME:              $28,217,656
U/W NET CASH FLOW:               $26,774,598
APPRAISED VALUE:                 $301,000,000
CUT-OFF DATE LTV:                62.1%
MATURITY DATE LTV:               62.1%
DSCR:                            3.07x
----------------------------------------------------------------------

(1) Upon the occurrence and continuance of a "Trigger Period" , the Borrower is required to deposit into a reserve account funds for insurance premiums, real estate taxes, capital expenditure funds and tenant improvement/leasing commissions. The monthly deposit to the insurance reserve will be 1/12 of the annual premiums. The monthly deposit to the tax reserve will be 1/12 of estimated annual taxes. The monthly deposit to the capital expenditure reserve will be $21,243. The monthly deposit to the tenant improvement/leasing reserve will be $108,333. If a loan event of default occurs, the lender may apply all funds on reserve to repayment of the loan. All reserve fund deposits may also be made in the form of letters of credit. A Trigger Period will commence upon either a loan event of default or if underwritten net operating income falls below $21,000,000, and will end if such event of default has been cured or underwritten net operating income exceeds $21,000,000 for six consecutive months, as applicable.

(2)  Occupancy is based on the rent roll dated December 1, 2003.

(3)  Bass Pro Shops Outdoor pays a percentage of sales in lieu of base rent.

THE ARUNDEL MILLS LOAN

         THE LOAN. The largest loan (the "Arundel Mills Loan") is evidenced by a Promissory Note (the "Arundel Mills Note") made by Arundel Finance, L.L.C. (the "Arundel Mills Borrower"), to Morgan Stanley Mortgage Capital Inc. ("MSMC") and HVB Bank Ireland ("HVB"). In order to obtain certain tax benefits, Arundel Mills Limited Partnership, the owner of the Arundel Mills Property (the "Arundel Mills Property Owner"), agreed to guaranty the payment of the Arundel Mills Loan pursuant to an Indemnity Guaranty (the "Arundel Mills Loan Indemnity Guaranty"), and the Arundel Mills Indemnity Guaranty is secured by a first priority Indemnity Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Arundel Mills IDOT") encumbering the 1,285,244 square foot regional shopping center known as Arundel Mills, located in Hanover, Maryland (the "Arundel Mills Property"). The Arundel Mills Loan was originated on May 22, 2003, by MSMC and HVB. HVB subsequently assigned its interest in the Arundel Mills Loan to MSMC.

                                      III-1

         THE BORROWER. The Arundel Mills Borrower is a Delaware limited liability company that owns no material asset other than 100% of the equity of Arundel Mills Property Owner. The Arundel Mills Property Owner is a Delaware limited partnership that owns no material asset other than the Arundel Mills Property. The Arundel Mills Borrower is sponsored by The Mills Limited Partnership and Kan Am. Kan Am is a German investment management company. The Mills Limited Partnership is the operating partnership of a real estate investment trust that owns, develops and operates super-regional value-oriented shopping malls. It reports a current portfolio of 23 operating properties and 6 malls under construction.

         THE PROPERTY. The Arundel Mills Property, located in Hanover, Maryland, is bounded by Route 100 and Ridge Road. The Arundel Mills Property was originally constructed in 2000 and consists of a 1,285,244 square foot, single-story enclosed mall. Sixteen anchor, major, and theater tenants comprise approximately 56.1% of the total center square footage. Anchor, major, and theater tenants include Bass Pro Shops Outdoor, Muvico Egyptian Theaters, Burlington Coat Factory, Off 5th Saks Fifth Avenue, Bed, Bath & Beyond, Medieval Times and Jillians. Although not a part of the Arundel Mills Loan collateral, there are approximately 15 outparcel sites surrounding the Arundel Mills Property, which the sponsor is selling to various retailers and restaurants. The Arundel Mills Property is located approximately 8 miles south of downtown Baltimore, Maryland and 23 miles north of Washington, D.C. The Arundel Mills Property is situated on approximately 106.8 acres and contains 6,133 parking spaces.

-------------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                        # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                       SPACES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------
    Vacant                7            $0.00               4%             4%               0%                  0%
-------------------------------------------------------------------------------------------------------------------------
  2003 & MTM              3            $9.53               0%             4%               0%                  0%
-------------------------------------------------------------------------------------------------------------------------
     2004                 8            $13.30              5%             9%               3%                  4%
-------------------------------------------------------------------------------------------------------------------------
     2005                26            $28.41              6%            15%               9%                 13%
-------------------------------------------------------------------------------------------------------------------------
     2006                 9            $27.66              3%            18%               4%                 17%
-------------------------------------------------------------------------------------------------------------------------
     2007                15            $29.71              3%            21%               5%                 22%
-------------------------------------------------------------------------------------------------------------------------
     2008                12            $35.75              2%            22%               4%                 26%
-------------------------------------------------------------------------------------------------------------------------
     2009                 1            $27.00              0%            23%               0%                 26%
-------------------------------------------------------------------------------------------------------------------------
     2010                49            $21.99             24%            47%              29%                 55%
-------------------------------------------------------------------------------------------------------------------------
     2011                26            $19.07             17%            64%              18%                 74%
-------------------------------------------------------------------------------------------------------------------------
     2012                 2            $32.74              0%            65%               1%                 74%
-------------------------------------------------------------------------------------------------------------------------
     2013                 9            $15.23              6%            71%               5%                 80%
-------------------------------------------------------------------------------------------------------------------------
2014 & Beyond            23            $12.49             29%           100%              20%                100%
-------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Arundel Mills Property is managed by Mainstreet Retail, Inc., which is an affiliate of the sponsor. The management agreement is subject and subordinate to the Arundel Mills Loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The parent of the borrower may obtain mezzanine financing in an amount of up to $30,000,000, provided certain conditions are met. Such mezzanine loan may be increased to up to $40,000,000 if certain additional underwriting conditions are satisfied, including rating agency confirmation of no withdrawal or downgrade of the ratings assigned to the REMIC certificates and a debt service coverage ratio (based on the Arundel Mills Loan and such mezzanine loan) of not less than 1.25x.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for the mezzanine debt described above and equipment financings and capital leases that (together with trade debts) aggregate not more than $4,000,000.

         RELEASE OF PARCELS. The Arundel Mills Borrower may obtain a release of unimproved, non-income producing portions of the Arundel Mills Property in connection with an expansion of the project, provided the Arundel Mills Borrower satisfies certain conditions, including that the release will not result in a diminution of the debt service coverage ratio at the date of release, and delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC certificates on account of the release. The rating agency confirmation and debt service coverage test do not apply with respect to the release of a specific, pre-designated parcel. No prepayment of the Arundel Mills Loan is required in connection with any such release.

Certain additional information regarding the Arundel Mills Loan and the Arundel Mills Property is set forth on Appendix II hereto.

                                      III-2

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - ARUNDEL MILLS
--------------------------------------------------------------------------------







                   [PICTURE]                        [PICTURE]









                                    [PICTURE]










                                      III-3

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 1 - ARUNDEL MILLS
--------------------------------------------------------------------------------




















                                      [MAP]
















                                      III-4

--------------------------------------------------------------------------------
                 MORTGAGE LOAN NOS. 2-13 - GIC OFFICE PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE(1):            $110,000,000
CUT-OFF DATE BALANCE(1):        $110,000,000
SHADOW RATING (MOODY'S / S&P):  A2 / AA-
FIRST PAYMENT DATE:             February 8, 2004
INTEREST RATE:                  5.247%
AMORTIZATION:                   Interest only until January 8,
                                2009; thereafter monthly
                                principal and interest payments
                                in the amount of $594,146
                                beginning February 8, 2009.
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  January 8, 2014
                                4
EXPECTED MATURITY BALANCE:      $102,845,209
SPONSOR:                        Prime Plus Investments, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the earlier of
                                December 10, 2006 or 2 years after the REMIC
                                "start-up" date with respect to the final
                                securitization of any note secured by the GIC
                                Office Portfolio Loan, with U.S. Treasury
                                defeasance thereafter. Prepayable without
                                penalty from and after July 8, 2013.
LOAN PER SF(1):                 $109.55
UP-FRONT RESERVES(2):           RE Tax:            $17,100,000
                                Insurance:         $6,580,000
                                Cap Ex:            $528,125
                                TI/LC:             $18,150,286
                                CitySpire          $210,347
                                Reserve:
ONGOING RESERVES(2):            TI/LC:             See footnote 2
                                RE Tax:            $3,130,743 /
                                                   month
                                Insurance:         $578,299 /
                                                   month
                                Ground Lease:      Springing
                                Operating          Springing
                                Expenses:
LOCKBOX:                        Hard
-------------------------------------------------------------------

-------------------------------------------------------------------
                       PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 12
                                assets
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Urban and Suburban
LOCATION:                       See table
YEAR BUILT/RENOVATED:           See table
OCCUPANCY(3):                   91.0%
SQUARE FOOTAGE:                 6,389,871
THE COLLATERAL:                 See individual property
                                descriptions
OWNERSHIP INTEREST(4):          Fee

                                             TOTAL       LEASE
MAJOR TENANTS(5)                % NRSF      RENT PSF     EXPIRATION
----------------                ------      --------     ----------
AT&T Corp.                       13.2%       $20.09      03/31/2009
William Blair                     5.6%       $23.05      07/31/2011
McDermott, Will & Emery           3.7%       $28.52      04/30/2017
USG                               4.1%       $22.50      06/30/2007
JP Morgan Chase                   3.4%       $35.67      12/31/2005

PROPERTY MANAGEMENT:            Tower Realty Management
                                Corporation
U/W NET OP. INCOME:             $119,159,368
U/W NET CASH FLOW:              $108,812,820
APPRAISED VALUE:                $1,435,450,000
CUT-OFF DATE LTV(1):            48.8%
MATURITY DATE LTV(1):           45.6%
DSCR(1):                        2.91x
-------------------------------------------------------------------

(1) The subject $110,000,000 loan represents a 15.71% pari passu interest in the $700,000,000 senior portion of an $825,000,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $700,000,000 senior financing, and on a combined-property basis. The DSCR after the interest only period is 2.40x.

(2) A capital expenditure reserve in the amount of $528,125 was funded at the closing, which reserve will be released to fund the cost to obtain a "no further action" letter from the Pennsylvania Department of Environmental Protection or a professional's opinion of no required action with respect to contamination from a former leaking underground storage tank located at the property known as One Bala Plaza, Bala Cynwyd, PA.

     A CitySpire reserve in the amount of $210,347 was funded at the closing, which reserve will be released to the Borrower when it has delivered evidence that it has resolved certain disputed expenses owed to the condominium board with respect to the property known as CitySpire Center, New York, NY.

     Ongoing RE Tax monthly reserves are based on the 2003 budget. The ongoing Insurance monthly reserves are based on the 2004 budget.

     The Borrower funded or is required to fund reserves for tenant improvement and leasing costs for the space leased by the following tenants:

     (i) USG Corporation ("USG") at the USG Building, Chicago, IL: At the closing, the Borrower deposited $11,850,000 to be held in a reserve account for the USG lease. The reserve will be released to the Borrower when USG affirms its lease pursuant to the bankruptcy code.

     (ii) AT&T Corp. at the USG Building, Chicago, IL. If AT&T Corp. does not renew its lease at least six months prior to its expiration, then the Borrower shall deposit $867,135 per month over six months into a reserve for such tenant's space.

     (iii) MCI Telecommunications ("MCI") at Three Bala Plaza, Bala Cynwyd, PA:
           The Borrower has deposited the sum of $1,491,120 into a reserve for leasing costs associated with the re-leasing of all or any portion of MCI's space in the event of MCI's rejection of its lease.

                                      III-5

     (iv) J.P. Morgan Securities, Inc. ("JP Morgan") at One Bush Plaza, San Francisco, CA: If JPMorgan does not renew its lease at least six months prior to its expiration, then the Borrower shall deposit $875,000 per month over six months into a reserve for such tenant's space.

     (v) Amazon.com at 520 Pike, Seattle, WA: Upon the earlier to occur of notification from Amazon that it is not renewing its lease or upon the expiration of its lease, the Borrower shall deposit $2,261,115 into a reserve for such space.

     In each case, portions of the relevant reserve may be used to fund leasing costs in connection with re-leasing the space. The remaining reserve will be released when a satisfactory replacement tenant (within the parameters described in the loan agreement) is in occupancy with no unfunded tenant costs.

     At the closing, the Borrower also deposited $6,300,286 into a tenant improvement and leasing cost reserve with respect to certain specified tenant space. The Borrower must deposit an additional $2,156,320 in the event that the Borrower becomes obligated to pay leasing costs with respect to certain space leased to Credit Suisse First Boston. The Borrower may deliver a letter of credit in substitution of any of the foregoing tenant improvement and leasing cost reserve amounts.

     A ground lease rent reserve will be required in the event that any substitute mortgaged property is ground leased.

     An operating expense reserve funded from cash flow will be required if an event of default occurs that is not a monetary default or a material default. Such funds will be released to the borrower monthly in accordance with the annual budget. In addition, if an event of default exists, an excess cash reserve will be established with respect to funds that would otherwise be released to the borrower pursuant to the terms of the waterfall under the lockbox.

(3)  Occupancy is based on rent rolls dated December 1, 2003.

(4) Certain of the GIC Office Portfolio Loan Properties are subject to ground leases, as described below. The ground lessor in each case has subordinated the ground leases to the lien of the GIC Office Portfolio Mortgages, and the properties are therefore listed as "Fee".

(5) AT&T Corp.: 710,580 square feet expires in March 2009, 120,654 square feet expires in December 2005, 12,623 square feet expires in October 2004 and 1,887 square feet expires in June 2007. With the exception of 12,623 square feet which is leased to TCG, a New York general partnership and a subsidiary of AT&T Corp., the space identified as AT&T Corp. is leased to the parent company, AT&T Corp. William Blair: 253,461 square feet expires in July 2011, 35,728 square feet expires in March 2009, 33,439 square feet expires in December 2005, 25,758 square feet expires in April 2006 and 6,824 square feet is month-to-month.

     McDermott, Will & Emery: 235,471 square feet expires in April 2017 and 1,850 square feet expires in May 2004. JP Morgan Chase: 124,386 square feet expires in December 2005, 85,900 square feet expires in October 2012, 4,573 square feet expires in August 2008 and 671 square feet is month-to-month. 85,900 square feet is leased to JPMorganChase Bank and 129,630 square feet is leased to J.P. Morgan Securities, Inc. (subsidiary of J.P.
     Morgan Chase & Co.)

THE GIC OFFICE PORTFOLIO LOAN

         THE LOAN. The second largest loan (the "GIC Office Portfolio Loan") as evidenced by the Promissory Note (the "GIC Office Portfolio Note") is secured by a first priority Mortgage and Security Agreement or Deed of Trust and Security Agreement (collectively, the "GIC Office Portfolio Mortgage") encumbering each of the twelve office properties identified below, located in Bala Cynwyd, Pennsylvania (three properties); San Francisco, California (two properties); Chicago, Illinois (two properties); New York, New York (two properties); Greenwich, Connecticut; Seattle, Washington; and Milwaukee, Wisconsin (collectively, the "GIC Office Portfolio Property"). The GIC Office Portfolio Loan was originated on December 10, 2003 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrowers are 40 Broad Street, Inc.; Bala Plaza Property, Inc.; 595 Market Street, Inc.; 227 Monroe Street, Inc.; 520 Pike Street, Inc.; Plaza East, Inc.; One Bush, Inc.; Greenwich American, Inc.; and Cityspire, Inc., each a Delaware corporation (collectively, the "GIC Office Portfolio Borrower") that owns no material asset other than its particular GIC Office Portfolio Property and related interests. Each GIC Office Portfolio Borrower is a wholly-owned subsidiary of Prime Plus Investments, Inc., a private real estate investment trust that is a wholly-owned subsidiary of the Government of Singapore Investment Corporation, which is in turn wholly owned by the government of the Republic of Singapore. The GIC Office Portfolio Borrowers have entered into the loan on a joint and several basis.

         THE PROPERTIES.

         The AT&T Corporate Center Property is located in Chicago, IL, bounded by Monroe Street and Franklin Street. This property was originally constructed in 1989 and consists of a 1,547,337 square foot, 60-story Class A office tower that is connected to the USG Building Property by a 16-story atrium. The AT&T Corporate Center Property is anchored by AT&T Corp., which subleases its space to ten tenants. The property includes a 2-level, 320-space, below grade parking garage that is shared with the connecting USG Building Property and is situated on approximately 1.07 acres.

         The USG Building Property is located in Chicago, IL, bounded by Franklin Street and Adams Street. This property was originally constructed in 1992 and consists of a 928,141 square foot, 35-story Class A office building. The property's largest tenant is William Blair. The USG Building Property shares a 15,984-square foot cafeteria and 2-level, 320-space, below grade parking garage with the connected AT&T Corporate Center Property. It is situated on approximately 0.90 acres.

         The One Bush Plaza Property is located in San Francisco, CA at the intersection of Bush Street and Market Street. This property consists of a 327,254 square foot, 19-story Class A office building that includes a stand-alone 6,700 square foot retail pavilion. The building was originally constructed in 1959 and was renovated in 1988 and 1990. The property contains a 280-space underground parking facility and a new fitness center and is anchored by JP Morgan Chase. It is situated on approximately 1.33 acres.

                                      III-6

         The Greenwich American Center Property is located in Greenwich, CT on American Lane, 2 miles north of Interstate 684 and adjacent to King Street. This property, which was originally built in 1970, consists of a 595,648 square foot Class A office campus, which includes a main building, an executive building, a historic guesthouse, and a 1,900 space underground garage. The guesthouse is currently being renovated by its tenant, Citigroup. The Greenwich American Center Property's largest tenant is Crompton Corp. The Greenwich American Center Property is situated on approximately 154.50 acres.

         The CitySpire Center Property is located in New York, NY on West 56th Street between 6th and 7th Avenues. This property was originally built in 1987 and consists of a 342,811 square foot Class A office condominium within a 75-story mixed-use office and condominium development. The office condominium is located on the first 24 floors of the development. The property's largest tenant is The Carson Group. It is located on approximately 0.55 acres.

         The 520 Pike Tower Property is located in Seattle, WA on the northwest corner of Sixth Avenue and Pike Street. This property was originally constructed in 1983 and consists of a 376,295 square foot, 29-story Class A office building and includes a 6-level, 264-space above-ground parking garage. The property's largest tenant is Acordia Northwest. The property is situated on approximately
0.3 acres.

         The 595 Market Street Property is located in San Francisco, CA, bounded by Market Street and Second Street. This property consists of a 416,909 square foot, 30-story Class A office building that was originally built in 1979. The lobby of the building is currently being renovated. The property is anchored by Mellon Capital Management. It is situated on approximately 0.5 acres.

         The Three Bala Plaza Property is located in Bala Cynwyd, PA on the north side of East City Avenue and St. Asaphs Road. This property consists of two 7-story Class A office buildings with a total of 373,745 square feet that were originally constructed in 1982. The property is part of the Bala Plaza Complex. The property's two office buildings share a common outdoor courtyard and 1,281 surface parking spaces. The Three Bala Plaza Property is anchored by Primavera Systems. It is situated on approximately 31.33 acres.

         The Plaza East Property is located in Milwaukee, WI, bounded by Kilbourn Street, Broadway, State Street and Milwaukee Street. This property encompasses an entire city block and consists of 2 thirteen-story Class B office buildings that total 473,597 square feet. The buildings were originally constructed in 1982 and 1984 and include 479 on-site underground parking spaces and 749 off-site parking spaces that are located one block south of the office buildings. The property won Milwaukee's Toby Award for the Best Office Building of the Year for 2002-2003. The property's largest tenant is GSA/FBI. It is situated on approximately 2.90 acres.

         The One Bala Plaza Property is located in Bala Cynwyd, PA on the north side of East City Avenue and St. Asaphs Road. This property was originally constructed in 1967 and consists of a 365,282 square foot, 6-story Class B office building. The property is part of the Bala Plaza Complex. The property includes 1,100 surface parking spaces, which are located along the front and sides of the building. The property is anchored by Philadelphia Insurance. It is situated on approximately 18.74 acres.

         The 40 Broad Street Property is located in New York, NY, in the Downtown financial district, on Broad Street between Exchange Place and Beaver Street. This property consists of a 284,183 square foot, 24-story Class A office building that was originally built in 1984. The 40 Broad Street Property is anchored by Frank Crystal & Company. It is situated on approximately 0.36 acres.

         The Two Bala Plaza Property is located in Bala Cynwyd, PA on the north side of East City Avenue and St. Asaphs Road. This property is part of the Bala Plaza Complex and consists of a 358,669 square foot, 9-story Class A office building and a 100,500 square foot, free-standing Saks Fifth Avenue department store. The Two Bala Plaza Property contains 426 uncovered and 850 underground parking spaces. The largest tenant of the property, not including the Saks Fifth Avenue department store, is Judge, Inc. The property was built in 1969 and is situated on approximately 11.39 acres.

                                      III-7

-------------------------------------------------------------------------------------------------------------------------------
                                               ALLOCATED LOAN
                                               AMT / EXPECTED   PROPERTY   OWNERSHIP    YEAR BUILT/                   SQUARE
         PROPERTY               LOCATION      MATURITY BALANCE    TYPE      INTEREST     RENOVATED     OCCUPANCY      FOOTAGE
-------------------------------------------------------------------------------------------------------------------------------
AT&T Corporate Center        Chicago, IL       $37,462,857 /    Office      Fee         1989 / NAP          98%    1,547,337
                                                $35,026,140
-------------------------------------------------------------------------------------------------------------------------------
USG Building                 Chicago, IL       $20,020,000 /    Office      Fee         1992 / NAP         100%      928,141
                                                $18,717,828
-------------------------------------------------------------------------------------------------------------------------------
One Bush Plaza               San Francisco,     $7,747,143 /    Office      Fee         1959 / 1988         96%      327,254
                             CA                  $7,243,241                             and 1990
-------------------------------------------------------------------------------------------------------------------------------
Greenwich American Center    Greenwich, CT      $7,448,571 /    Office      Fee         1970 / NAP          81%      595,648
                                                 $6,964,090
-------------------------------------------------------------------------------------------------------------------------------
CitySpire Center             New York, NY       $7,385,714 /    Office      Fee         1987 / NAP          94%      342,811
                                                 $6,905,321
-------------------------------------------------------------------------------------------------------------------------------
520 Pike Tower               Seattle, WA        $7,071,429 /    Office      Fee         1983 / NAP          78%      376,295
                                                 $6,611,478
-------------------------------------------------------------------------------------------------------------------------------
595 Market Street            San Francisco,     $6,144,286 /    Office      Fee         1979 / NAP          81%      416,909
                             CA                  $5,744,640
-------------------------------------------------------------------------------------------------------------------------------
Three Bala Plaza             Bala Cynwyd, PA    $4,808,571 /    Office      Fee         1982 / NAP          94%      373,745
                                                 $4,495,805
-------------------------------------------------------------------------------------------------------------------------------
Plaza East                   Milwaukee, WI      $3,960,000 /    Office      Fee         1982 and            79%      473,597
                                                 $3,702,428                             1984 / NAP
-------------------------------------------------------------------------------------------------------------------------------
One Bala Plaza               Bala Cynwyd, PA    $2,970,000 /    Office      Fee         1967 / NAP          99%      365,282
                                                 $2,776,821
-------------------------------------------------------------------------------------------------------------------------------
40 Broad Street              New York, NY       $2,545,714 /    Office      Fee         1984 / NAP          79%      284,183
                                                 $2,380,132
-------------------------------------------------------------------------------------------------------------------------------
Two Bala Plaza               Bala Cynwyd, PA    $2,435,714 /    Office      Fee         1969 / NAP          88%      358,669
                                                 $2,277,287
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------------
                             # OF       AVERAGE TOTAL      % OF TOTAL                      % OF TOTAL         CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES       TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING         REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------------
         Vacant              100            $0.00               9%             9%               0%                    0%
---------------------------------------------------------------------------------------------------------------------------------
       2003 & MTM             97            $5.67               1%            10%               0%                    0%
---------------------------------------------------------------------------------------------------------------------------------
          2004                90            $32.44              6%            16%               6%                    6%
---------------------------------------------------------------------------------------------------------------------------------
          2005               121            $35.25             11%            27%              12%                   18%
---------------------------------------------------------------------------------------------------------------------------------
          2006                62            $33.39              6%            33%               6%                   24%
---------------------------------------------------------------------------------------------------------------------------------
          2007                98            $39.04             16%            48%              19%                   44%
---------------------------------------------------------------------------------------------------------------------------------
          2008                87            $28.56              8%            56%               7%                   51%
---------------------------------------------------------------------------------------------------------------------------------
          2009                53            $35.82             15%            71%              17%                   68%
---------------------------------------------------------------------------------------------------------------------------------
          2010                20            $38.12              2%            73%               2%                   70%
---------------------------------------------------------------------------------------------------------------------------------
          2011                26            $40.01              6%            79%               8%                   78%
---------------------------------------------------------------------------------------------------------------------------------
          2012                18            $27.41              6%            84%               5%                   83%
---------------------------------------------------------------------------------------------------------------------------------
          2013                27            $41.34              5%            90%               7%                   90%
---------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            16            $31.56             10%           100%              10%                  100%
---------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The GIC Office Portfolio Property is managed by Tower Realty Management Corporation. The management agreement is subject and subordinate to the GIC Office Portfolio Loan.

         B-NOTES, MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The GIC Office Portfolio Property also is secured by a subordinate B-Note, in the original principal amount of $125,000,000, that matures on January 8, 2014. The B-Note will not be included in the trust. In addition, the parent company of the GIC Office Portfolio Borrower has entered into a mezzanine loan in the amount of $75,000,000. An intercreditor agreement is in effect between the lender and the mezzanine loan lender.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for certain permitted equipment financing. Also see the discussion of mezzanine indebtedness, above.

                                      III-8

         RELEASE OF PARCELS. From and after December 11, 2005, the GIC Office Portfolio Borrower may substitute one or more office properties for one or more of the current GIC Office Portfolio Properties that, in the aggregate, represent up to 30% of the principal amount of the GIC Office Portfolio Loan. The GIC Office Portfolio Borrower must satisfy certain conditions to substitution, including but not limited to:

         (i) Rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the substitution;
         (ii) The appraised value of the replacement property may be no less than the value of the released property as of the loan closing date;
         (iii) The substitution will result in a debt service coverage ratio not less than the greater of the debt service coverage ratio for the twelve months prior to the loan closing date and the then current debt service coverage ratio twelve months prior to the date of substitution;
         (iv) In no event may either the AT&T Corporate Center Property or the USG Building Property be substituted out of the portfolio, nor may the GIC Office Portfolio Loan be secured by fewer than eight individual properties; and
         (v) certain location restrictions apply to the replacement properties.

Any property (except the AT&T Corporate Center Property and the USG Building Property) may also be released through a partial defeasance of the GIC Office Portfolio Loan, based on 125% of the allocated loan amount of the GIC Office Portfolio Property to be released. The GIC Office Portfolio Borrower must obtain a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities at the time of any partial defeasance.

Certain additional information regarding the GIC Office Portfolio Loan and the GIC Office Portfolio Property is set forth on Appendix II hereto.

                                      III-9

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2-13 - GIC OFFICE PORTFOLIO
--------------------------------------------------------------------------------








                   [PICTURE]                        [PICTURE]









                                    [PICTURE]









                                     III-10

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2-13 - GIC OFFICE PORTFOLIO
--------------------------------------------------------------------------------















                                     [MAP]















                                     III-11

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 14 - HARBOR STEPS
--------------------------------------------------------------------------------

----------------------------------------------------------------------
                          LOAN INFORMATION
----------------------------------------------------------------------
ORIGINAL BALANCE:               $100,000,000
CUT-OFF DATE BALANCE:           $100,000,000
SHADOW RATING (MOODY'S / S&P):  NAP
FIRST PAYMENT DATE:             October 8, 2003
INTEREST RATE:                  7.900%
AMORTIZATION:                   Interest only through September 8,
                                2005; thereafter, monthly principal
                                and interest payments in the amount
                                of $726,805, based on a 30-year
                                amortization schedule.
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  September 8, 2013
EXPECTED MATURITY BALANCE:      $92,200,852
SPONSOR:                        Harbor Steps Limited Partnership
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the second
                                anniversary of the REMIC "start-up"
                                date, with U.S. Treasury defeasance
                                thereafter. Prepayable without
                                penalty from and after June 8, 2013.
LOAN PER UNIT(1):               $135,501.36
UP-FRONT RESERVES:              RE Tax:                  $548,646
                                Cap Ex:                  $289,250
ONGOING RESERVES(2):            RE Tax:                  See
                                                         footnote 2
                                Insurance:               See
                                                         footnote 2
                                Cap Ex:                  See
                                                         footnote 2
                                Commercial Lease
                                Termination Rollover:    Springing
LOCKBOX:                        Hard
----------------------------------------------------------------------

----------------------------------------------------------------------
                        PROPERTY INFORMATION
----------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE(3):               Multifamily
PROPERTY SUB-TYPE(3):           High-rise
LOCATION:                       Seattle, WA
YEAR BUILT/RENOVATED:           1994-2000 / NAP
OCCUPANCY(4):                   90.8%
SQUARE FOOTAGE(3):              723,684
THE COLLATERAL:                 Four-building luxury multifamily
                                complex
OWNERSHIP INTEREST:             Fee

                                           BASE
                                           RENT
MAJOR COMMERCIAL TENANTS        % NRSF(5)  PSF(6)     LEASE EXPIRATION(7)
------------------------        ---------  ------     -------------------
GGLO, Inc. / Architects           16.1%    $32.14     10/31/2005 & 10/31/2007
Orca Capital / McCaw Group        11.0%    $17.00     08/31/2013
Harbor Conference Centers, LLC    9.0%     $18.00     08/31/2008
Wolfgang Puck Cafe                5.9%     $30.77     07/31/2007
Inform, Inc. / Home Furnishing    5.1%     $24.00     08/31/2005

PROPERTY MANAGEMENT:            Harbor Property
                                Management Services,
                                Inc.
U/W NET OP. INCOME:             $9,810,427
U/W NET CASH FLOW:              $9,505,012
APPRAISED VALUE:                $154,000,000
CUT-OFF DATE LTV:               64.9%
MATURITY DATE LTV:              59.9%
DSCR(8):                        1.19x
----------------------------------------------------------------------

(1) The residential space has 738 units. Original Loan per SF is approximately $138.18.

(2) The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The Borrower shall make monthly deposits to the Cap Ex Reserve account in an amount necessary to maintain a balance equal to the Initial Capital Expenditure Deposit of $289,250. In the event that Borrower receives a fee, payment or other compensation from any commercial tenant relating to or in exchange for the termination of such commercial tenant's lease ("Commercial Lease Termination Fee"), Borrower shall immediately deposit such Commercial Lease Termination Fee with Lender, to be utilized for tenant improvements and leasing commissions and, in the event that there is a rent deficiency from and after the termination of the lease, in replacement of rent.

(3)  640,469 sf of residential space and 83,215 sf of commercial space.

(4) Based on the residential rent roll dated December 17, 2003. The commercial occupancy is 91.9%.

(5)  The % NRSF figures are listed as a percentage of Commercial NRA.

(6)  Rent PSF calculations are based on Commercial NRA.

(7) 9,847 square feet of GGLO Inc./Architects' space expires on 10/31/2007. The remainder expires on 10/31/2005.

(8) DSCR is based on the interest-only period. The DSCR based on the amortization period would be 1.09x.

                                     III-12

THE HARBOR STEPS LOAN

         THE LOAN. The third largest loan (the "Harbor Steps Loan") as evidenced by the Promissory Note (the "Harbor Steps Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents and Security Agreement (the "Harbor Steps Mortgage") encumbering the approximately 723,684 square foot four-building luxury multifamily complex known as Harbor Steps, located in Seattle, Washington (the "Harbor Steps Property"). The Harbor Steps Loan was originated on August 28, 2003 by Morgan Stanley Mortgage Capital Inc. ("MSMC").

         THE BORROWER. The borrower under the Harbor Steps Loan is Harbor Steps LLC (the "Harbor Steps Borrower"), a single purpose, bankruptcy-remote Delaware limited liability company controlled and owned by Stimson Bullitt (80.8%), the Seattle Art Museum (13.7%) and Harriet Stimson Bullitt (5.5%). Harbor Properties, Inc., founded by Stimson Bullitt in 1972, has been involved in the design, financing and construction of seven mixed-use projects in Seattle, Washington.

         THE PROPERTY. The Harbor Steps Property, which opened in phases between 1994 and 2000, is located in Seattle, Washington, only a few blocks from the Pike Place Market and Seattle's core financial district. The Harbor Steps Property contains 738 multifamily units, 640,469 square feet of residential space, 83,215 square feet of office/retail space, 20 hotel rooms and extensive amenities. The breakdown of multifamily units is as follows: 9 townhomes, 131 studio apartments, 383 one-bedroom apartments, 176 two-bedroom apartments and 39 penthouses. The Harbor Steps Property is situated on approximately 2.50 acres and includes 649 parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                      UNIT MIX SUMMARY
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    AVG. MONTHLY RENT PER
           UNIT TYPE                      NO. OF UNITS                 AVG. SQUARE FEET                    UNIT(1)
------------------------------------------------------------------------------------------------------------------------------
         Townhomes                               9                          1,328                          $1,924
------------------------------------------------------------------------------------------------------------------------------
         Studio                                131                            594                           $983
------------------------------------------------------------------------------------------------------------------------------
         One Bedroom                           383                            776                          $1,455
------------------------------------------------------------------------------------------------------------------------------
         Two Bedroom                           176                          1,146                          $2,002
------------------------------------------------------------------------------------------------------------------------------
         Penthouses                             39                          1,320                          $3,238
------------------------------------------------------------------------------------------------------------------------------
   TOTAL / WEIGHTED AVERAGES                   738                            868                          $1,569
------------------------------------------------------------------------------------------------------------------------------

     (1) Calculations exclude vacant units and are based on monthly rent net of amortized concessions

     PROPERTY MANAGEMENT. The Harbor Steps Property is managed by the Harbor Property Management Services, Inc., which is an affiliate of the Harbor Steps Borrower. The management agreement is subordinate to the Harbor Steps Loan and is terminable for any reason or no reason at any time so long as 30 days for the owner or 60 days for the manager have been given prior to termination.

     MEZZANINE DEBT. Not allowed, although see the description of additional debt, below.

     ADDITIONAL DEBT (NOT INCLUDING TRADE DEBTS). The Harbor Steps Property is encumbered by a $23,000,000 loan by Washington Real Estate Holdings, LLC ("WREH") secured by (i) a subordinated mortgage lien on the Harbor Steps Property and (ii) 100% of the equity interest in the Harbor Steps Borrower. WREH has entered into a subordination and intercreditor agreement with respect to such loan.

Certain additional information regarding the Harbor Steps Loan and the Harbor Steps Property is set forth on Appendix II hereto.

                                     III-13

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 14 - HARBOR STEPS
--------------------------------------------------------------------------------





                  [PICTURE]









                                                       [PICTURE]






                                     III-14

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 14 - HARBOR STEPS
--------------------------------------------------------------------------------















                                      [MAP]
















                                     III-15

--------------------------------------------------------------------------------
          MORTGAGE LOAN NO. 15 - ALAMO QUARRY MARKET & QUARRY CROSSING
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE(1):            $69,000,000
CUT-OFF DATE BALANCE(1):        $68,853,435
SHADOW RATING (MOODY'S / S&P):  NAP
FIRST PAYMENT DATE:             February 8, 2004
INTEREST RATE:                  5.670%
AMORTIZATION:                   360 months
ARD:                            January 8, 2014
HYPERAMORTIZATION:              From and after the ARD, the loan
                                interest rate steps up to the
                                greater of 10.67% and the then
                                applicable treasury rate plus
                                5.0%; additional payments to
                                principal will be required
                                according to Section 3.3(b)(viii)
                                of the Cash Management Agreement
                                until the loan is paid in full.
MATURITY DATE:                  January 8, 2034
EXPECTED ARD BALANCE:           $58,059,456
SPONSOR:                        American Assets, Inc.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the earlier of
                                January 8, 2007 or 2 years after the REMIC
                                "start-up" date, with U.S. Treasury defeasance
                                thereafter. Prepayable without penalty from and
                                after October 8, 2013.
LOAN PER SF(1):                 $184.36
UP-FRONT RESERVES(2):           Cap Ex.:             $88,500
ONGOING RESERVES(3):            RE Tax:              Springing
                                Insurance:           Springing
                                TI/LC:               Springing
                                Cap Ex.:             See footnote 2
LOCKBOX(4):                     Soft
-------------------------------------------------------------------

-------------------------------------------------------------------
                       PROPERTY INFORMATION
-------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Anchored
LOCATION:                       San Antonio, TX
YEAR BUILT/RENOVATED:           1997 and 1999 / NAP
OCCUPANCY(5):                   97.3%
SQUARE FOOTAGE:                 590,007
THE COLLATERAL:                 16-building, 1-story shopping
                                center
OWNERSHIP INTEREST:             Fee

                                              BASE
                                              RENT         LEASE
MAJOR TENANTS                   % NRSF        PSF        EXPIRATION
-------------                   ------        ---        ----------
Regal Cinemas                   12.3%        $12.50      03/1/2018
(Act III Theaters)
Bed, Bath & Beyond               6.8%        $12.00      01/1/2013
Whole Foods                      6.4%        $10.45      10/1/2012

PROPERTY MANAGEMENT:            American Assets, Inc.
U/W NET OP. INCOME:             $10,179,257
U/W NET CASH FLOW:              $9,854,754
APPRAISED VALUE(1):             $142,000,000
CUT-OFF DATE LTV(1):            76.6%
MATURITY DATE LTV(1):           64.6%
DSCR(1):                        1.30x
-------------------------------------------------------------------

(1) The subject $69,000,000 loan represents a 63.3% pari passu interest in a $109,000,000 mortgage loan. Loan per SF, Cut-off Date LTV, Maturity Date LTV, and DSCR numbers in this table are based on the total $108,768,469 (current balance) financing. The reserves described in the footnotes below apply to the entire $109,000,000 financing.
(2) At the closing, the Borrower escrowed $88,500 for replacement reserves. If funds are withdrawn from the account, the Borrower must replace the funds by making monthly payments of $7,375 until the balance in the account reaches $88,500.
(3) The Borrower will be required to escrow 1/12 of annual real estate taxes and insurance premiums monthly only if there is a continuing event of default, the Borrower does not pay all taxes and insurance premiums and the Borrower fails to provide satisfactory evidence of payment. Upon the occurrence of an event of default or if DSCR falls below 1.10x, the Borrower must establish an escrow for tenant improvements and leasing commissions in the amount of $295,000. If funds are withdrawn from this account, the Borrower must make monthly payments of $24,583.34 until the balance in the reserves reaches $295,000. After the event of default is cured or the DSCR rises above 1.10x, the funds shall be disbursed to the Borrower.
(4) A soft lockbox is in place. All rents received by the Borrower must be deposited directly into the lockbox account. The Borrower may withdraw funds from the account until January 8, 2014 unless there is an event of default, the Borrower becomes insolvent or bankrupt or the DSCR falls below 1.10x.
(5)  Occupancy is based on the rent roll dated November 1, 2003.

                                     III-16

THE ALAMO QUARRY MARKET & QUARRY CROSSING LOAN

         THE LOAN. The fourth largest loan (the "Alamo Quarry Market & Quarry Crossing Loan") as evidenced by four Promissory Notes (collectively, the "Alamo Quarry Market & Quarry Crossing Note") is secured by a first priority Deed of Trust and Security Agreement (the "Alamo Quarry Market & Quarry Crossing Mortgage") encumbering the 590,007 square foot shopping center known as Alamo Quarry Market & Quarry Crossing, located in San Antonio, Texas (the "Alamo Quarry Market & Quarry Crossing Property"). The Alamo Quarry Market & Quarry Crossing Loan was originated on December 31, 2003 (the "Origination Date") by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWERS. The tenants-in-common borrowers are Alamo Stonecrest Holdings, LLC, a Delaware limited liability company ("Stonecrest"), and Alamo Vista Holdings, LLC, a Delaware limited liability company ("Vista" and together with Stonecrest, the "Alamo Borrowers") that own no material assets other than the Alamo Quarry Market & Quarry Crossing Property and related interests. Pacific Stonecrest Holdings, L.P., a California limited partnership, whose general partner is Pacific Stonecrest Assets, Inc., a California corporation, is the sole member of Stonecrest. First American Exchange Corporation of California, a California corporation, is the sole member of Vista. Within 180 days of the Origination Date, the direct equity interests in Vista will be transferred to Vista Hacienda, L.P., a California limited partnership. American Assets, Inc. (the "Sponsor") owns at least a 51% direct or indirect interest in Vista Hacienda, L.P.

         THE PROPERTY. The Alamo Quarry Market & Quarry Crossing Property, located in San Antonio, Texas, is situated along Highway 281, just south of Loop
410. The Alamo Quarry Market & Quarry Crossing Property was built in 1997 and 1999 and consists of a 590,007 square foot, primarily 1-story shopping center comprised of 16 buildings. Its anchors and major tenants include Regal Cinema, Bed Bath & Beyond, Bally Total Fitness and Whole Foods. The Alamo Quarry Market & Quarry Crossing Property is situated on 59.0 acres and contains 3,282 parking spaces.

----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                                         AVERAGE BASE      % OF TOTAL      CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                          # OF LEASES    RENT PER SF      SQUARE FEET       % OF SF     RENTAL REVENUES     TOTAL RENTAL
          YEAR              ROLLING        ROLLING          ROLLING         ROLLING         ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------
         Vacant                 4           $0.00               3%              3%              0%               0%
----------------------------------------------------------------------------------------------------------------------------
       2004 & MTM               2           $21.53              1%              4%              1%               1%
----------------------------------------------------------------------------------------------------------------------------
          2005                  5           $26.40              2%              6%              4%               5%
----------------------------------------------------------------------------------------------------------------------------
          2006                  3           $24.17              1%              7%              2%               7%
----------------------------------------------------------------------------------------------------------------------------
          2007                 19           $21.24             14%             21%             17%              24%
----------------------------------------------------------------------------------------------------------------------------
          2008                 15           $20.21             14%             35%             16%              40%
----------------------------------------------------------------------------------------------------------------------------
          2009                  2           $25.55              2%             37%              3%              43%
----------------------------------------------------------------------------------------------------------------------------
          2010                  7           $23.96              7%             44%              9%              52%
----------------------------------------------------------------------------------------------------------------------------
          2011                  2           $25.03              1%             46%              2%              54%
----------------------------------------------------------------------------------------------------------------------------
          2012                  7           $15.29             20%             66%             18%              72%
----------------------------------------------------------------------------------------------------------------------------
          2013                  9           $15.42             17%             83%             15%              87%
----------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond              7           $13.05             17%            100%             13%             100%
----------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Alamo Quarry Market & Quarry Crossing Property is managed by the Sponsor, American Assets, Inc., under a management agreement that terminates on December 31, 2004 with automatic renewal periods of one year thereafter. The Lender may replace the Sponsor as manager if there is an event of default, the Sponsor becomes insolvent, there is a material default or the Alamo Quarry Market & Quarry Crossing Loan is not paid in full by January 8, 2014. The Sponsor as manager is entitled to a base fee of 3% of gross income from the Alamo Quarry Market & Quarry Crossing Property as well as certain other specified fees and leasing commissions.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Subordinate indebtedness and other encumbrances are generally prohibited by the Alamo Quarry Market & Quarry Crossing Loan financing documents, except amounts deriving from leases of the Alamo Quarry Market & Quarry Crossing Property.

         RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding Alamo Quarry Market & Quarry Crossing Loan and the Alamo Quarry Market & Quarry Crossing Property is set forth on Appendix II hereto.

                                     III-17

--------------------------------------------------------------------------------
          MORTGAGE LOAN NO. 15 - ALAMO QUARRY MARKET & QUARRY CROSSING
--------------------------------------------------------------------------------










                                    [PICTURE]









                                    [PICTURE]









                                     III-18

--------------------------------------------------------------------------------
          MORTGAGE LOAN NO. 15 - ALAMO QUARRY MARKET & QUARRY CROSSING
--------------------------------------------------------------------------------










                                      [MAP]









                                     III-19

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 16 - WELLS FARGO TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):            $59,750,000
CUT-OFF DATE BALANCE(1):        $59,750,000
SHADOW RATING (MOODY'S / S&P):  NAP
FIRST PAYMENT DATE:             August 1, 2003
INTEREST RATE:                  4.680%
AMORTIZATION:                   Interest only until June 1,
                                2006. Thereafter, monthly principal and interest
                                in the amount of $309,168 beginning in July 1,
                                2006, based on a 30-year amortization schedule.
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  July 1, 2010
EXPECTED MATURITY BALANCE:      $55,913,689
SPONSOR:                        Maguire Properties, L.P.
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the earlier of (a) July 1, 2007
                                or (b) 2 years after the last securitization
                                involving any portion of the Wells Fargo Tower
                                Whole Loan, with U.S. Treasury defeasance
                                thereafter. Prepayable without penalty from and
                                after April 1, 2010.
LOAN PER SF(1):                 $181.07
UP-FRONT RESERVES(2):           RE Tax:              $1,315,076
                                Insurance:           $390,175
                                Deferred             $59,272
                                Maintenance:
                                TI/LC:               $1,531,445
                                Second TI/LC         $15,827,393
                                reserve:
ONGOING RESERVES(2):            RE Tax:              $296,954 / month
                                Insurance:           $205,944 / month
                                Cap Ex:              Springing
                                TI/LC:               Springing
                                Minimum TI/LC:       Occupancy $101,705 / month
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Urban
LOCATION:                       Los Angeles, CA
YEAR BUILT/RENOVATED:           1982 / NAP
OCCUPANCY(3):                   83.8%
SQUARE FOOTAGE:                 1,380,674
THE COLLATERAL:                 53-story office/retail tower
OWNERSHIP INTERESTS:            Fee

MAJOR TENANTS                   % NRSF    RENT PSF     LEASE EXPIRATION
-------------                   ------    --------     ----------------
Gibson, Dunn & Crutcher          21.2%     $25.19      11/28/2017
Wells Fargo Bank                 19.5%     $21.84      02/28/2013
Oaktree Capital Management,      7.2%       $15.9      03/31/2009
LLC

PROPERTY MANAGEMENT:            Maguire PropertiesServices, Inc.
U/W NET OP. INCOME:             $25,117,479
U/W NET CASH FLOW:              $23,705,990
APPRAISED VALUE:                $360,000,000
CUT-OFF DATE LTV(1):            69.4%
MATURITY DATE LTV(1):           65.0%
DSCR(1) (4):                    2.00x
--------------------------------------------------------------------------------

(1) The subject $59,750,000 loan represents a 23.90% pari passu interest in a $250,000,000 total loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $250,000,000 financing.
(2) The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. The monthly deposits to the Minimum Occupancy TI/LC reserve will be made during the period up to and including July 1, 2006, with respect to the portion of the vacant space at the property that, if leased, would cause the property to reach a 92% occupancy level. From and after the occurrence of a NOI Trigger Event, the Borrower must make Cap Ex reserve deposits in the amount of $28,162/month and TI/LC reserve deposits in the amount of $224,804/month. "NOI Trigger Event" is defined as any calendar quarter in which the net operating income for the property is less than $23,000,000; the NOI Trigger Event will be deemed to continue until net operating income exceeds $23,000,000 for at least two consecutive calendar quarters. During this time period, the Borrower must also make certain additional deposits of Excess Cash Flow (as defined in the promissory note) to reflect Cap Ex and TI/LC deposits not made during the period prior to the occurrence of the NOI Trigger Event. Regardless of the occurrence of a NOI Trigger event, the Borrower must also pay to the TI/LC reserve and Cap Ex reserve accounts (1) from and including October 1, 2004 up to and including September 1, 2005, all Excess Cash Flow, but only until there has been deposited in the TI/LC reserve and Cap Ex reserve accounts an additional amount of $522,320 for such period; (2) from and including October 1, 2005 up to and including September 1, 2006, all Excess Cash Flow, but only until there has been deposited in the TI/LC reserve and Cap Ex reserve accounts an additional amount of $522,320 for such period, and
     (3) from and including January 1, 2009, all Excess Cash Flow, until there has been deposited in the TI/LC reserve and Cap Ex reserve accounts an additional amount of $3,000,000. The Borrower may substitute letters of credit in lieu of certain of the reserve deposits.
(3)  Occupancy is based on the rent roll dated June 30, 2003.
(4) DSCR is based on the interest-only period. The DSCR based on the amortization period is 1.53x.

                                     III-20

THE WELLS FARGO TOWER LOAN

         THE LOAN. The fifth largest loan (the "Wells Fargo Tower Loan") as evidenced by the Promissory Note (the "Wells Fargo Tower Note") is secured by a first priority Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Wells Fargo Tower Mortgage") encumbering the 1,380,674 square foot office/retail tower known as Wells Fargo Tower, located in Los Angeles, California (the "Wells Fargo Tower Property"). The Wells Fargo Tower Loan was originated on June 26, 20003 by Greenwich Capital Financial Products, Inc. and subsequently assigned to Morgan Stanley Mortgage Capital Inc. ("MSMC").

         THE BORROWER. The borrower is North Tower, LLC, a Delaware limited liability company (the "Wells Fargo Tower Borrower") that owns no material asset other than the Wells Fargo Tower Property and related interests. The Wells Fargo Tower Borrower is a wholly-owned, direct subsidiary of Maguire Properties, Inc. (NYSE: MPG), a newly-formed REIT that is the largest owner and operator of class A office properties in the Los Angeles central business district. The REIT is primarily focused on owning and operating high-quality office properties in the Southern California market.

         THE PROPERTY. The Wells Fargo Tower Property is located at 333 South Grand Avenue, in the Bunker Hill area of downtown Los Angeles, California. The Wells Fargo Tower Property was originally constructed in 1982 and consists of a 1,380,674 square foot office/retail tower. Wells Fargo Tower is situated on approximately 2.6 acres and includes a 5-level on-site parking garage.


------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                            LEASES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES      BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant               62            $0.00              16%            16%               0%                  0%
------------------------------------------------------------------------------------------------------------------------------
       2003 & MTM             29            $18.35              2%            18%               2%                  2%
------------------------------------------------------------------------------------------------------------------------------
          2004                18            $25.61              4%            22%               6%                  8%
------------------------------------------------------------------------------------------------------------------------------
          2005                 9            $16.57              3%            25%               3%                 11%
------------------------------------------------------------------------------------------------------------------------------
          2006                 8            $19.82              2%            27%               3%                 13%
------------------------------------------------------------------------------------------------------------------------------
          2007                17            $18.10              7%            34%               8%                 21%
------------------------------------------------------------------------------------------------------------------------------
          2008                 5            $15.97              2%            36%               1%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2009                 4            $15.89              7%            43%               7%                 29%
------------------------------------------------------------------------------------------------------------------------------
          2010                 3            $17.00              3%            46%               3%                 32%
------------------------------------------------------------------------------------------------------------------------------
          2011                 6            $15.54              8%            53%               7%                 39%
------------------------------------------------------------------------------------------------------------------------------
          2012                 4            $18.23              5%            59%               6%                 45%
------------------------------------------------------------------------------------------------------------------------------
          2013                24            $21.73             20%            79%              26%                 71%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            13            $23.45             21%           100%              29%                100%
------------------------------------------------------------------------------------------------------------------------------

         PROPERTY MANAGEMENT. The Wells Fargo Tower Property is managed by Maguire Properties, L.P. and sub-managed by Maguire Properties Services, Inc., each of which is an affiliate of the Wells Fargo Tower Borrower. The management fees are subordinate and subject to the Wells Fargo Tower loan.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Subordinate indebtedness and other encumbrances are generally prohibited by the Wells Fargo Tower financing documents, except liabilities relating to the ownership and operation of the Wells Fargo Tower Property and routine administration of the Wells Fargo Tower Borrower, not exceeding $4,000,000 in the aggregate and not evidenced by a note.

         RELEASE OF PARCELS. Not allowed.

Certain additional information regarding the Wells Fargo Tower Loan and the Wells Fargo Tower Property is set forth on Appendix II hereto.

                                     III-21

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 16 - WELLS FARGO TOWER
--------------------------------------------------------------------------------
















                                    [PICTURE]















                                     III-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 16 - WELLS FARGO TOWER
--------------------------------------------------------------------------------


















                                     [MAP]

















                                     III-23

--------------------------------------------------------------------------------
       MORTGAGE LOAN NO. 17 - FOUR SEASONS - LOS ANGELES AT BEVERLY HILLS
--------------------------------------------------------------------------------

-------------------------------------------------------------------
                         LOAN INFORMATION
-------------------------------------------------------------------
ORIGINAL BALANCE:              $53,145,923
CUT-OFF DATE BALANCE:          $53,051,487
SHADOW RATING (MOODY'S / S&P)  NAP
FIRST PAYMENT DATE:            February 7, 2004
INTEREST RATE:                 6.600%
AMORTIZATION:                  360 months
ARD:                           NAP
HYPERAMORTIZATION:             NAP
MATURITY DATE:                 February 7, 2014
EXPECTED MATURITY BALANCE:     $45,852,118
SPONSORS:                      Robert Cohen and Joseph Cohen
INTEREST CALCULATION:          Actual/360
CALL PROTECTION:               Lockout through March 31, 2005.
                               Thereafter, prepayable upon
                               payment of a fee equal to the
                               greater of 1% of the principal
                               amount and the amount by which the
                               present value of future payments,
                               discounted by using the then
                               applicable treasury rate plus 50
                               basis points, exceeds the
                               principal amount prepaid.
LOAN PER UNIT(1):              $256,124.05
UP-FRONT RESERVES(2):          RE Tax:               $561
                               FF&E:                 $64,800
ONGOING RESERVES(3):           RE Tax:               $95,500 / month
                               FF&E:                 $164,223 / month
LOCKBOX:                       Hard
-------------------------------------------------------------------

-------------------------------------------------------------------
                       PROPERTY INFORMATION
------------------------------ --------------------- --------------
SINGLE ASSET/PORTFOLIO:        Single Asset
PROPERTY TYPE:                 Hospitality
PROPERTY SUB-TYPE:             Full-service
LOCATION:                      Los Angeles, CA
YEAR BUILT/RENOVATED:          1987 / 1998 and
                               2001-2002
OCCUPANCY(4):                  70.8%
UNITS:                         285
THE COLLATERAL:                Luxury hotel
OWNERSHIP INTEREST(5):         Leasehold/Fee
PROPERTY MANAGEMENT:           Four Seasons Hotels
                               Limited
U/W NET OP. INCOME:            $7,631,174
U/W NET CASH FLOW:             $5,660,501
CUT-OFF DATE LTV(1):           56.7%
MATURITY DATE LTV(1):          50.1%
DSCR:                          1.39x
-------------------------------------------------------------------

(1) Loan per unit and LTV calculations include the Four Seasons Loan and the senior fee mortgage that is not an asset of the Trust. The cut-off date balance of the senior fee mortgage is $19,943,863. The expected maturity balance of the senior fee mortgage is $18,689,565. See "Ground Lease / Senior Mortgage" below.
(2) At closing, the Borrower funded $64,800 in a FF&E reserve, to be used for the replacement of furniture, fixtures and fittings at the mortgaged property.
(3) The Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amount shown is based on the 2004 budgeted real estate tax expense. The Borrower is required to deposit in the FF&E reserve 4% of gross revenues received during the previous month. The amount shown is 1/12 of the underwritten FF&E reserve amount.
(4) Occupancy is based on the operating statements dated October 31, 2003. (5) See "Ground Lease / Senior Mortgage" below.

THE FOUR SEASONS LOAN

         THE LOAN. The sixth largest loan (the "Four Seasons Loan") as evidenced by two Promissory Notes (collectively, the "Four Seasons Note") is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Four Seasons Mortgage") encumbering the 285 unit luxury hotel known as the Four Seasons, located in Los Angeles, California (the "Four Seasons Property"). The Four Seasons Loan was originated by Teachers Insurance and Annuity Association of America on March 31, 2001, and acquired on November 19, 2003 by Morgan Stanley Mortgage Capital Inc. and amended on February 6, 2004.

                                     III-24

         THE BORROWER. The borrower is Burton Way Hotels, LLC, a Delaware limited liability company (the "Four Seasons Borrower") that owns no material asset other than its ground leasehold interest in the Four Seasons Property and related interests. The Four Seasons Borrower is a special purpose entity whose sole member is Burton Way Hotels, Ltd. a California limited partnership. The sponsors of the Four Seasons Loan are Robert Cohen and Joseph Cohen (collectively, the "Sponsors"). The Sponsors originally developed the Four Seasons Property.

         THE PROPERTY. The Four Seasons Property, located in Los Angeles, California and adjacent to Beverly Hills, is bounded by South Doheny Drive and Burton Way. The Four Seasons Property was originally constructed in 1987 and renovated in 1998 and 2001-2002. The property is a five-star luxury hotel that includes a spa, swimming pool and whirlpool, fitness facility, kitchen, business center and a 520-space underground parking garage. The property also has 10 meeting rooms totaling approximately 9,650 square feet.

         GROUND LEASE / SENIOR MORTGAGE. The Four Seasons Borrower's interest in the Four Seasons Property consists of a leasehold interest created under a ground lease (the "Four Seasons Ground Lease") with A.C.C. Company, a California general partnership, as lessor (the "Ground Lessor"). The Four Seasons Ground Lease expires in 2074.

         The Four Seasons Mortgage is a first priority lien on the ground leasehold and the Ground Lessor has joined in granting the Four Seasons Mortgage, encumbering the fee estate in favor of the mortgagee. However, the fee joinder is not a first priority lien upon the fee interest; the fee is encumbered by a senior mortgage in favor of Allstate Life Insurance Company. The Four Seasons Mortgage is subject and subordinate to the senior mortgage, which secures a loan in the principal amount, as of the Cut-Off Date, of $19,943,863, and to any refinancings of that loan (up to a principal amount of $20,000,000), which matures January 1, 2009. The lender is party to a Consent, Subordination of Mortgage and Intercreditor Agreement and to an Agreement of Recognition, Nondisturbance and Attornment, with Estoppel, with the senior mortgagee, which grants the mortgagee certain notice, cure and buy-out rights with respect to the senior mortgage. See "Risk Factors--The Fee Property Lien of One Mortgage Is Not First Priority; Foreclosure By The Senior Lender Could Adversely Impact Repayment Of That Mortgage Loan" for a discussion of the risks attendant to the subordination structure.

         PROPERTY MANAGEMENT. The Four Seasons Property is managed by Four Seasons Hotels Limited ("Four Seasons Manager") under an agreement that runs through 2062. The Four Seasons Borrower has a right to terminate the agreement in the event that the Four Seasons Manager fails to meet certain RevPAR standards versus its competitive set and other quality standards.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). See the discussion of the senior mortgage, above. Additionally, subordinate indebtedness and other encumbrances are generally prohibited by the Four Seasons financing documents, except the financing of capital improvements, tenant improvements, or building equipment or leasing costs related solely to the Four Seasons Property so long as such indebtedness is unsecured and (i) in the aggregate does not exceed $2,000,000, (ii) the proceeds are not distributed to the Four Seasons Borrower or any direct beneficial owner of the Four Seasons Borrower (except as reimbursement for monies expended), (iii) is evidenced by a note or other written agreement which is otherwise on terms no less favorable to the Four Seasons Borrower than the terms of the Four Seasons Loan documents and (iv) the terms of which shall require that the principal amount of the indebtedness be repaid from the operating income in excess of operating expenses and debt service, prior to any distributions to any direct beneficial owner of the Four Seasons Borrower.

         RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Four Seasons Loan and the Four Seasons Property is set forth on Appendix II hereto.

                                     III-25

--------------------------------------------------------------------------------
        MORTGAGE LOAN NO. 17- FOUR SEASONS - LOS ANGELES AT BEVERLY HILLS
--------------------------------------------------------------------------------






                      [PICTURE]










                                                      [PICTURE]









                                     III-26

--------------------------------------------------------------------------------
        MORTGAGE LOAN NO. 17- FOUR SEASONS - LOS ANGELES AT BEVERLY HILLS
--------------------------------------------------------------------------------
















                                      [MAP]















                                     III-27

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NOS. 18-20 - PPG PORTFOLIO 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $44,679,732
CUT-OFF DATE BALANCE:           $44,679,732
SHADOW RATING (MOODY'S / S&P):  NAP
FIRST PAYMENT DATE:             February 8, 2004
INTEREST RATE:                  4.930%
AMORTIZATION:                   Interest only
ARD(1):                         January 8, 2009
HYPERAMORTIZATION:              From and after the ARD, the loan interest rate
                                steps up to the greater of 9.93% and the then
                                applicable treasury rate plus 5.0%; additional
                                payments to principal will be required according
                                to Section 5(b)(ii) of the Cash Management
                                Agreement until the loan is paid in full.
MATURITY DATE:                  January 8, 2024
EXPECTED ARD BALANCE:           $44,679,732
SPONSOR:                        Partners Property Group, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the earlier of
                                December 22, 2008 or 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance
                                thereafter. Prepayable without penalty from and
                                after October 8, 2008.
LOAN PER SF(2):                 $188.96
UP-FRONT RESERVES(2) (3):       Required Repairs:     $23,250
                                Insurance Fund:       $22,025
                                Leasing:              $2,145,870
                                Centennial Renewal:   $255,000
                                Longmont Earn-Out:    $1,492,519
                                Longmont Vacant       $294,239
                                Space:
ONGOING RESERVES(2) (4):        RE Tax:               $45,714 / month
                                Insurance:            $5,037 / month
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 3 assets
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Medical
LOCATION:                       Longmont, CO;
                                Phoenix, AZ;
                                Centennial, CO
YEAR BUILT/RENOVATED:           See table on following page
OCCUPANCY(5):                   84.5%
SQUARE FOOTAGE(2):              236,446
THE COLLATERAL:                 3 medical office properties
OWNERSHIP INTEREST:             Fee

                                            BASE
                                            RENT
MAJOR TENANTS                   % NRSF      PSF     LEASE EXPIRATION
-------------                   ------      ---     ----------------
LONGMONT:
Longmont United Hospital        17.4%       $22.15      05/31/2017

GATEWAY:
Phoenix Orthopaedic             25.4%       $39.34      10/31/2017
Ambulatory Center

CENTENNIAL:
Colorado Allergy & Asthma       16.1%       $18.15      01/31/2018


PROPERTY MANAGEMENT:            NDG Property Management LLC
U/W NET OP. INCOME(2):          $4,749,441
U/W NET CASH FLOW(2):           $4,342,754
APPRAISED VALUE(2):             $61,450,000
CUT-OFF DATE LTV(2):            72.7%
MATURITY DATE LTV(2):           72.7%
DSCR(2):                        1.94x
--------------------------------------------------------------------------------

(1) The Borrower has an option to extend the ARD for a period of 90 days, provided there is no event of default and the Borrower pays a fee of 0.25% of the outstanding principal of the Loan.
(2) Loan per SF, Occupancy, Square Footage, UW Net Op Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR and certain Up-Front and Ongoing Reserves are all calculated on a combined property basis.
(3)  At the loan closing, the Borrower funded the following escrow accounts:
     o $2,145,870 in a Leasing Reserve, to fund leasing costs incurred with respect to new leases of any of the properties.
     o $255,000 in a Centennial Renewal Reserve, to fund leasing costs and fees and/or (up to $100,000 in the aggregate, over the life of this reserve) free rent and other tenant incentives, in connection with the renewal or reletting of vacant premises at the Centennial property.
     o $1,492,519 in a Longmont Earn-Out Reserve, to cover the Borrower's maximum obligation under the Longmont Sale Agreement, under which it is obligated to pay to LMC MOB LLC, the seller of the Longmont property, an additional purchase price for certain eligible leases that are entered into after December 22, 2003.
     o $294,239 in a Longmont Vacant Space Reserve, to fund operating and maintenance expenses incurred by the Borrower attributable to vacant spaces at the Longmont property.
(4) The Borrower is required to make monthly payments of 1/12 of annual insurance premiums and 1/12 of the annual taxes. The amounts shown are the current monthly collections.
(5)  Occupancy is based on rent rolls dated January 1, 2004.

                                     III-28

THE PPG PORTFOLIO 1 LOAN

         THE LOAN. The seventh largest loan (the "PPG Portfolio 1 Loan") as evidenced by the Promissory Note (the "PPG Portfolio 1 Note") is secured by three first priority Fee Deeds of Trust and Security Agreements (collectively, the "PPG Portfolio 1 Mortgage") encumbering three medical office properties, located in Longmont, Colorado; Phoenix, Arizona; and Centennial, Colorado (the "PPG Portfolio 1 Properties"). The PPG Portfolio 1 Loan was originated on December 22, 2003, by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is PPG MOB Fund IA LLC, a Delaware limited liability company (the "PPG Portfolio 1 Borrower") that owns no material asset other than the PPG Portfolio 1 Properties and related interests. The Borrower is a special-purpose, bankruptcy-remote entity that consists of the Partners Property Group, LLC; the Neenan Group; Peak Holdings, LLC; Ben and Michael Bolag, and Larry Bullock.

         THE PROPERTIES

         The Longmont Property, located in Longmont, CO, is located on South Main Street (US 287). The Longmont Property was originally constructed in 2002 and consists of a 103,542 square foot, 2 story medical office building. A number of the tenants work together to form the Front Range Institute for Muscoskeletal Care, a group designed to provide a full range of medical services. The Longmont Property is situated on approximately 7.5 acres and contains 359 parking spaces.

         The Gateway Property, located in Phoenix, AZ, is located on Cofco Center Court, immediately north of the intersection of N. 44 Street and E. Van Buren Avenue. The Gateway Property was originally constructed in 2002 and consists of a 76,731 square foot, 2 story medical office building. The Gateway Property is situated on approximately 4.8 acres and contains 350 parking spaces.

         The Centennial Property, located in Centennial, CO, is located on E. Arapahoe Road, west of Jordan Road. The Centennial Property was originally constructed in 1998 and consists of a 56,173 square foot, 3 story medical office building. It is situated on approximately 5.3 acres and contains 361 parking spaces. The property is connected via a second floor walkway to the Centennial Medical Center and has cross-access agreements with the remainder of the Centennial Medical Center for surface parking spaces.

-------------------------------------------------------------------------------------------------------------------------------
                                               ALLOCATED LOAN                                  YEAR
                                             AMOUNT / EXPECTED    PROPERTY     OWNERSHIP      BUILT/                  SQUARE
        PROPERTY              LOCATION        MATURITY BALANCE      TYPE        INTEREST     RENOVATED    OCCUPANCY     FEET
-------------------------------------------------------------------------------------------------------------------------------
       Longmont               Longmont, CO     $18,947,232 /       Office        Fee        2002 / NAP      73.9%      103,542
                                                $18,947,232
-------------------------------------------------------------------------------------------------------------------------------
       Gateway                Phoenix, AZ      $16,035,000 /       Office        Fee        2002 / NAP      91.9%      76,731
                                                $16,035,000
-------------------------------------------------------------------------------------------------------------------------------
       Centennial             Centennial,      $ 9,697,500 /       Office        Fee        1998 / NAP      94.0%      56,173
                              CO                 $9,697,500
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE     CUMULATIVE % OF
                            SPACES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES    TOTAL BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------------------
         Vacant               10            $0.00              15%            15%               0%                   0%
-------------------------------------------------------------------------------------------------------------------------------
       2004 & MTM              2            $21.97              2%            18%               2%                   2%
-------------------------------------------------------------------------------------------------------------------------------
          2005                 7            $20.09              9%            27%               9%                  12%
-------------------------------------------------------------------------------------------------------------------------------
          2006                 0            $0.00               0%            27%               0%                  12%
-------------------------------------------------------------------------------------------------------------------------------
          2007                 2            $20.77              2%            29%               2%                  14%
-------------------------------------------------------------------------------------------------------------------------------
          2008                 3            $19.74              4%            33%               4%                  18%
-------------------------------------------------------------------------------------------------------------------------------
          2009                 3            $20.08              5%            38%               5%                  23%
-------------------------------------------------------------------------------------------------------------------------------
          2010                 2            $19.39              1%            40%               1%                  25%
-------------------------------------------------------------------------------------------------------------------------------
          2011                 0            $0.00               0%            40%               0%                  25%
-------------------------------------------------------------------------------------------------------------------------------
          2012                 7            $21.07              9%            49%              10%                  35%
-------------------------------------------------------------------------------------------------------------------------------
          2013                 2            $17.81              3%            52%               2%                  37%
-------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond            10            $25.88             48%           100%              63%                 100%
-------------------------------------------------------------------------------------------------------------------------------

                                     III-29

         PROPERTY MANAGEMENT. The PPG Portfolio 1 Properties are managed by NDG Property Management LLC ("NDG"), a Delaware limited liability company.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Goldman Sachs provided $16,203,946 of fixed-rate preferred equity at a blended rate of approximately 14.6% on a 5-year term with no amortization for the overall six-property transaction (PPG Portfolios 1 & 2).

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The PPG Portfolio 1 Borrower may release of one or more of the PPG Portfolio 1 Properties through a partial defeasance of the PPG Portfolio 1 Loan, based on 125% of the allocated loan amount of the PPG Portfolio 1 Property to be released, provided that, after giving effect to the release of any property, the ratio of the outstanding principal balance of the undefeased note to the appraised value of the remaining PPG Portfolio 1 Properties is not greater than 70% on both a cumulative and individual property basis and the DSCR for the remaining PPG Portfolio 1 Properties on both a cumulative and individual property basis is not less than the greater of the DSCR prior to the partial defeasance and 1.35x. The PPG Portfolio 1 Borrower may also release a portion of the Centennial property for purposes of lot-line adjustments at any time prior to January 8, 2009.

Certain additional information regarding the PPG Portfolio 1 Loan and the PPG Portfolio 1 Property is set forth on Appendix II hereto.

                                     III-30

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 18-20 - PPG PORTFOLIO 1
--------------------------------------------------------------------------------














                                    [PICTURE]















                                     III-31

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                    MORTGAGE LOAN NO. 18-20 - PPG PORTFOLIO 1
--------------------------------------------------------------------------------

















                                      [MAP]















                                     III-32

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 21 - STONE RIDGE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $40,000,000
CUT-OFF DATE BALANCE:           $40,000,000
SHADOW RATING (MOODY'S / S&P):  Aa3 / AAA
FIRST PAYMENT DATE:             September 5, 2002
INTEREST RATE:                  5.640%
AMORTIZATION:                   Interest only
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  August 5, 2012
EXPECTED MATURITY BALANCE:      $40,000,000
SPONSORS:                       JP Morgan and Archstone-Smith
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the earlier of
                                July 31, 2005 or 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance
                                thereafter. Prepayable without penalty from and
                                after February 5, 2012.
LOAN PER UNIT:                  $63,492.06
UP-FRONT RESERVES:              None
ONGOING RESERVES(1):            RE Tax:               Springing
                                Insurance:            Springing
LOCKBOX(2):                     Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Multifamily
PROPERTY SUB-TYPE:              Garden
LOCATION:                       Ashburn, VA
YEAR BUILT/RENOVATED:           2001 / NAP
OCCUPANCY(3):                   97.0%
SQUARE FOOTAGE:                 625,764
THE COLLATERAL:                 36-building, 630 unit apartment complex
OWNERSHIP INTEREST:             Fee
PROPERTY MANAGEMENT:            Archstone-Smith Communities LLC
U/W NET OP. INCOME:             $5,988,480
U/W NET CASH FLOW:              $5,830,980
APPRAISED VALUE:                $81,500,000
CUT-OFF DATE LTV:               49.1%
MATURITY DATE LTV:              49.1%
DSCR:                           2.55x
--------------------------------------------------------------------------------

(1) The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. However, Borrower is not required to escrow for taxes provided no event of default exists and the DSCR, as determined by Lender, is not less than 1.25x. Borrower is not required to escrow for insurance provided no event of default exists and Borrower maintains a blanket insurance policy acceptable to Lender.

(2) Upon the occurrence of an event of default, or upon the occurrence of a cash flow sweep period, which means any period during which DSCR falls below 1.25x, Borrower shall (i) enter into a Cash Management Agreement on Lender's then customary form and meeting Rating Agency requirements and
     (ii) notify and advise each tenant under each lease to send directly to such lockbox account all payments of rent, pursuant to an instruction letter in form acceptable to Lender.

(3)  Occupancy is based on the rent roll dated November 10, 2003.

THE STONE RIDGE LOAN

         THE LOAN. The eighth largest loan (the "Stone Ridge Loan") as evidenced by the Promissory Note (the "Stone Ridge Note") is secured by a first priority Fee Deed of Trust and Security Agreement (the "Stone Ridge Mortgage") encumbering a 630-unit apartment complex known as Stone Ridge Apartments, located in Ashburn, Virginia (the "Stone Ridge Property"). The Stone Ridge Loan was originated on July 31, 2002 by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is ASN Stone Ridge LLC, a Delaware limited liability company (the "Stone Ridge Borrower") that owns no material asset other than the Stone Ridge Property and related interests. The Stone Ridge Borrower is a newly created entity comprised of JP Morgan Investment Management (60%) and Archstone-Smith (40%). Archstone-Smith is a real estate investment trust that owns, develops, acquires and operates apartment communities in protected markets in the United States with limited land for new apartment construction, strong employment growth and expensive single-family homes. Archstone-Smith reports control of assets valued at $8.3 billion and had approximately $728 million in net income in 2001.

                                     III-33

         THE PROPERTY. The Stone Ridge Property is located at 19900 Broad Vista Terrace in Ashburn, Virginia, approximately 30 miles from Washington, DC. The Stone Ridge Property, which is part of a neighborhood primarily developed with apartment and townhouse communities as well as Class A office campuses, contains 316 one-bedroom units with an average square feet of 813 and average rent of approximately $1,114 and 314 two-bedroom units with an average square feet of 1,174 and average rent of approximately $1,411. The Stone Ridge Property was originally constructed in 2001 and consists of a 630-unit apartment complex on approximately 43.7 acres containing 102 garage parking spaces and 1,158 open parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                                      UNIT MIX SUMMARY
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    AVG. MONTHLY RENT PER
           UNIT TYPE                      NO. OF UNITS                 AVG. SQUARE FEET                    UNIT(1)
------------------------------------------------------------------------------------------------------------------------------
          One Bedroom                          316                            813                           1,114
------------------------------------------------------------------------------------------------------------------------------
          Two Bedroom                          314                          1,174                           1,411
------------------------------------------------------------------------------------------------------------------------------
   TOTAL / WEIGHTED AVERAGES                   630                            993                           1,263
------------------------------------------------------------------------------------------------------------------------------

     (1) Calculations exclude vacant units and are based on monthly rent net of amortized concessions

         PROPERTY MANAGEMENT. The Stone Ridge Property is managed by Archstone-Smith Communities LLC, which is affiliated with the sponsor.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST.  Not allowed.

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS.  Not allowed.

Certain additional information regarding the Stone Ridge Loan and the Stone Ridge Property is set forth on Appendix II hereto.

                                     III-34

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 21 - STONE RIDGE AT UNIVERSITY CENTER
--------------------------------------------------------------------------------








                                    [PICTURE]












                                    [PICTURE]










                                     III-35

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 21 - STONE RIDGE AT UNIVERSITY CENTER
--------------------------------------------------------------------------------

















                                      [MAP]
















                                     III-36

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 22 - INTERNATIONAL PLAZA
--------------------------------------------------------------------------------

---------------------------------------------------------------------
                          LOAN INFORMATION
---------------------------------------------------------------------
ORIGINAL BALANCE(1):            $38,101,814
CUT-OFF DATE BALANCE(1):        $37,366,296
SHADOW RATING (MOODY'S / S&P):  Baa3 / AA-
FIRST PAYMENT DATE:             February 11, 2003
INTEREST RATE:                  4.205%
AMORTIZATION:                   30 years
ARD:                            NAP
HYPERAMORTIZATION:              NAP
MATURITY DATE:                  January 8, 2008
SPONSORS:                       The Taubman Realty Group Limited
                                Partnership and Ivanhoe Cambridge
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through December 7, 2005.
                                Prepayable between December 8, 2005
                                and February 8, 2006 upon payment
                                of the amount by which the present
                                value of future payments,
                                discounted by using the then
                                applicable treasury rate exceeds
                                the principal amount prepaid.  U.S.
                                Treasury defeasance between
                                February 9, 2006 and December 7,
                                2007.  Prepayable without penalty
                                from and after December 8, 2007.
LOAN PER SF(1):                 $153.65
UP-FRONT RESERVES:              None
ONGOING RESERVES(2):            RE Tax :                Springing
                                Insurance:              Springing
                                TI/LC:                  Springing
                                Ground Lease Rent:      Springing
LOCKBOX:                        Hard
---------------------------------------------------------------------

---------------------------------------------------------------------
                        PROPERTY INFORMATION
---------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Single Asset
PROPERTY TYPE:                  Retail
PROPERTY SUB-TYPE:              Anchored
LOCATION:                       Tampa, FL
YEAR BUILT/RENOVATED:           2001
OCCUPANCY(3):                   96.6%
SQUARE FOOTAGE(4):              1,225,466
THE COLLATERAL:                 Two-level anchored super-regional
                                mall
OWNERSHIP INTEREST:             Leasehold
ANCHORS(5):                     Dillard's (240,000 sf), Nordstrom
                                (166,401 sf), Lord & Taylor
                                (139,522 sf) and Neiman Marcus
                                (96,053 sf)

                                                           LEASE
MAJOR IN-LINE TENANTS           % NRSF   BASE RENT PSF     EXPIRATION
---------------------           ------   -------------     ----------
Forever 21                        2.0%       $40.00        01/31/2012
Limited(6)                        1.8%       $40.00        01/31/2012
Kahunaville                       1.6%       $23.50        01/31/2016
Cheesecake Factory                1.0%       $25.29        01/31/2021

PROPERTY MANAGEMENT:            The Taubman Company LLC
NOI:                            $24,683,737
U/W NET CASH FLOW:              $24,047,181
APPRAISED VALUE:                $310,000,000
CUT-OFF DATE LTV(1):            60.7%
MATURITY DATE LTV(1):           56.5%
DSCR(1):                        2.13x
---------------------------------------------------------------------

(1) The subject $38,101,814 loan represents a 19.8% pari passu interest in a $192,000,000 first mortgage LOAN. All Loan per SF, LTV and DSCR numbers in this table are based on the $188,293,627 cut-off date balance of the total $192,000,000 loan.

(2) The Borrower must establish reserves for real estate taxes, insurance premiums, rollover costs and rents payable under the ground lease during any "Trigger Period", which will commence upon an event of default or if DSCR falls below 1.23x and will end upon the curing of such default or if DSCR is 1.23x or greater for two consecutive calendar quarters, as applicable. The required monthly escrow for insurance will be 1/12 of annual insurance premiums and for taxes will be 1/12 of annual real estate taxes. The required monthly escrow for rollover costs will be $51,000. The required monthly escrow for ground lease rent is based on the calculation of the sum of "Land Rent" and "Development Rent" pursuant to the related Ground Lease.

(3) Based on the rent roll dated May 1, 2003. Occupancy includes anchors. In-line occupancy is 92.9%.

(4) Includes 641,976 sf of anchor-owned space that is not included in the collateral for the loan.

(5) Lord & Taylor has announced its intention to close its store at International Plaza.

(6)  Limited tenants include Bath & Body Works, Express and Victoria's Secret.

                                     III-37

THE INTERNATIONAL PLAZA LOAN

         THE LOAN. The ninth largest loan (the "International Plaza Loan") as evidenced by the Promissory Note (the "International Plaza Note") is secured by a first priority Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (the "International Plaza Mortgage") encumbering a super regional shopping center containing approximately 1,225,466 square feet (of which 583,490 square feet are collateral) known as International Plaza, located in Tampa, Florida (the "International Plaza Property"). The International Plaza Loan was originated on December 23, 2002 by Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower under the International Plaza Loan is Tampa Westshore Associates Limited Partnership (the "International Plaza Borrower"), a Delaware limited partnership controlled by Taubman Realty Group Limited Partnership and Ivanhoe Cambridge. The International Plaza Borrower was formed in 1994 and was not initially structured as a bankruptcy remote entity; however, in connection with the origination of the International Plaza Loan, the International Plaza Borrower agreed to comply with certain special purpose entity covenants. Taubman Realty Group Limited Partnership is a fully integrated real estate investment trust and a developer, owner and manager of high-end regional malls in the United States. Taubman's portfolio includes approximately 30 regional malls totaling over 34.5 million square feet. Ivanhoe Cambridge is a Canadian property manager, developer and investor, with a portfolio that includes approximately 50 regional and super regional shopping centers comprising over 49 million square feet.

         THE PROPERTY. The International Plaza property (the "International Plaza Property") opened on September 14, 2001 and consists of a 1,225,466 square foot, two-level super regional mall that is anchored by Dillard's (240,000 sf), Nordstrom (166,401 sf), Lord & Taylor (139,522 sf) and Neiman Marcus (96,053 sf) and includes over 170 in-line stores. One of the anchor stores, Lord & Taylor, recently announced that it was planning to close a substantial number of its stores, including its store at the International Plaza Property. Each of the anchor stores owns its store, which is not included in the International Plaza Loan collateral.

     The International Plaza Property is adjacent to Tampa International Airport and is accessible from Interstate-275 and Route 60. According to Landauer Realty Group, the estimated 2001 population for the mall's primary trade area was 600,730 and for the combined primary and secondary trade areas was 1,850,752.

         GROUND LEASE. The International Plaza Borrower's interest in International Plaza consists of a leasehold interest created under a ground lease (the "International Plaza Ground Lease") with the Hillsborough County Aviation Authority. The International Plaza Ground Lease expires in 2080. The annual rent under the International Plaza Ground Lease underwritten by the lender is $644,980. Beginning on September 14, 2015, and on each fifth anniversary of such date, a partial amount of the annual rent is subject to an increase based on the lesser of 10% or the percentage increase in the Consumer Price Index for all Urban Consumers.

---------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
---------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF BASE
                                       AVERAGE BASE                                      RENTAL         CUMULATIVE % OF
                        # OF LEASES     RENT PER SF     % OF TOTAL    CUMULATIVE %      REVENUES          BASE RENTAL
        YEAR              ROLLING         ROLLING       SF ROLLING    OF SF ROLLING      ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------------------
       Vacant               14             $0.00            3%             3%              0%                  0%
---------------------------------------------------------------------------------------------------------------------------
     2003 & MTM              1            $48.91            0%             3%              0%                  0%
---------------------------------------------------------------------------------------------------------------------------
        2004                 0             $0.00            0%             3%              0%                  0%
---------------------------------------------------------------------------------------------------------------------------
        2005                 1           $1,270.83          0%             3%              1%                  1%
---------------------------------------------------------------------------------------------------------------------------
        2006                 9            $69.03            1%             4%              3%                  4%
---------------------------------------------------------------------------------------------------------------------------
        2007                 6            $67.63            1%             5%              2%                  6%
---------------------------------------------------------------------------------------------------------------------------
        2008                16            $61.03            2%             7%              5%                 11%
---------------------------------------------------------------------------------------------------------------------------
        2009                18            $60.36            2%             8%              6%                 18%
---------------------------------------------------------------------------------------------------------------------------
        2010                 1            $32.17            0%             9%              1%                 18%
---------------------------------------------------------------------------------------------------------------------------
        2011                70            $45.59            15%            24%             35%                54%
---------------------------------------------------------------------------------------------------------------------------
        2012                37            $44.50            12%            36%             29%                83%
---------------------------------------------------------------------------------------------------------------------------
        2013                 7            $30.47            2%             39%             4%                 87%
---------------------------------------------------------------------------------------------------------------------------
    2014 & Beyond           20             $4.12            61%           100%             13%                100%
---------------------------------------------------------------------------------------------------------------------------

                                     III-38

         PROPERTY MANAGEMENT. The International Plaza Property is managed by the Taubman Company LLC, which is an affiliate of the International Plaza Borrower. The management agreement is subordinate to the International Plaza Loan and is terminable upon the acceleration of the International Plaza Loan.

         MEZZANINE DEBT.  Not allowed.

         ADDITIONAL DEBT (NOT INCLUDING TRADE DEBTS). None permitted, except for operational debt incurred in the financing of equipment and other personal property, provided the debt is not more than 60 days past due, incurred in the ordinary course of business and does not exceed $8,500,000 in the aggregate at any one time.

Certain additional information regarding the International Plaza Loan and the International Plaza Property is set forth on Appendix II hereto.

                                     III-39

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 22 - INTERNATIONAL PLAZA
--------------------------------------------------------------------------------










                                    [PICTURE]













                                    [PICTURE]











                                     III-40

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 22 - INTERNATIONAL PLAZA
--------------------------------------------------------------------------------


















                                      [MAP]



















                                     III-41

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NOS. 23-25 - PPG PORTFOLIO 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:               $36,340,000
CUT-OFF DATE BALANCE:           $36,340,000
SHADOW RATING (MOODY'S / S&P):  NAP
FIRST PAYMENT DATE:             February 8, 2004
INTEREST RATE:                  4.930%
AMORTIZATION:                   Interest only
ARD(1):                         January 8, 2009
HYPERAMORTIZATION:              From and after the ARD, the loan interest rate
                                steps up to the greater of 9.93% and the then
                                applicable treasury rate plus 5.0%; additional
                                payments to principal will be required according
                                to Section 5(b) (ii) of the Cash Management
                                Agreement until the loan is paid in full.
MATURITY DATE:                  January 8, 2024
EXPECTED ARD BALANCE:           $36,340,000
SPONSOR:                        Partners Property Group, LLC
INTEREST CALCULATION:           Actual/360
CALL PROTECTION:                Lockout through the earlier of
                                December 22, 2008 or 2 years after the REMIC
                                "start-up" day, with U.S. Treasury defeasance
                                thereafter. Prepayable without penalty from and
                                after October 8, 2008.
LOAN PER SF(2):                 $182.70
UP-FRONT RESERVES(3):           Required Repairs:     $30,663
                                Insurance Fund:       $17,912
                                Leasing:              $174,209
                                Preston Renewal:      $275,000
                                Preston Burn-Off
                                Rent:                 $795,690
ONGOING RESERVES(3):            RE Tax:               $22,239 / month
                                Insurance:            $4,097 / month
LOCKBOX:                        Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:         Portfolio of 3 assets
PROPERTY TYPE:                  Office
PROPERTY SUB-TYPE:              Medical/Suburban
LOCATION:                       Fort Collins, CO; Golden, CO;
                                South Bend, IN
YEAR BUILT/RENOVATED:           See table on following page
OCCUPANCY(4):                   98.3%
SQUARE FOOTAGE:                 198,900
THE COLLATERAL:                 2 medical and 1 suburban office
                                properties
OWNERSHIP INTEREST:             Fee

MAJOR TENANTS(5)                % NRSF       BASE RENT PSF    LEASE EXPIRATION
----------------                ------       -------------    ----------------
SOUTH BEND: Allied Physicians
Surgery Center                  53.1%        $23.34           12/14/2018


PANORAMA: Panorama
Orthopedics, P.C.               48.2%        $21.66           05/30/2015


PRESTON:  Poudre Valley Health  33.3%        $15.00           09/30/2008

PROPERTY MANAGEMENT:            NDG Property Management LLC
U/W NET OP. INCOME(2):          $3,809,315
U/W NET CASH FLOW(2):           $3,467,207
APPRAISED VALUE(2):             $48,500,000
CUT-OFF DATE LTV(2):            74.9%
MATURITY DATE LTV(2):           74.9%
DSCR(2):                        1.91x
--------------------------------------------------------------------------------

(1) The Borrower has an option to extend ARD for a period of 90 days, provided there is no event of default and the Borrower pays a fee of 0.25% of the outstanding principal of the Loan.
(2) Loan per SF, Occupancy, Square Footage, UW Net Op Income, U/W Net Cash Flow, Appraised Value, Cut-Off Date LTV, Maturity Date LTV and DSCR and certain Up-Front and Ongoing Reserves are all calculated on a combined property basis.
(3)  At the loan closing, the Borrower funded the following escrow accounts:
     o $174,209 in a Leasing Reserve, to fund leasing costs incurred with respect to new leases at any of the properties.
     o $275,000 in a Preston Renewal Reserve, to fund leasing costs and other leasing fees, including marketing and legal fees, incurred (i) to enter into leases of premises at the Preston property that are vacated after December 22, 2003 to the extent such costs exceed the funds available in the Leasing Reserve, (ii) to extend or renew existing leases at the Preston property or (iii) otherwise with Lender's approval.
     o $795,690 in a Preston Burn-Off Rent Reserve, to compensate Borrower, until December 22, 2008, for the absence of base rent and tenants' share of certain expenses relating to 5,389 square feet of vacant space at the Preston property and leasing costs with respect to certain leases of that vacant space.
     o $264,453 in a Vacant Space Reserve, to cover the operating and maintenance expenses of vacant spaces at the South Bend, Panorama and Preston properties or the PPG 1 Properties.
     o The Borrower is required to make monthly payments of 1/12 of annual insurance premiums and 1/12 of the annual taxes for two of the three properties. The amounts shown are the current monthly collections. With respect to the South Bend property, no amount is required to be deposited for taxes or insurance.
(4) Occupancy is based on rent rolls dated January 1, 2004. For purposes of calculating occupancy, a 5,389 SF space in the PPG Portfolio 2 - Preston Property is considered occupied because the seller of the property has executed a lease through December 14, 2008 and has escrowed with the lender all rent due for the term of the lease ("Preston Burn-Off Rent"). The seller does not occupy this leased space.
(5)  Tenants are selected and numbers are calculated on a per property basis

                                     III-42

THE PPG PORTFOLIO 2 LOAN

         THE LOAN. The tenth largest loan (the "PPG Portfolio 2 Loan") as evidenced by the Promissory Note (the "PPG Portfolio 2 Note") is secured by a first priority Fee Deed of Trust and Security Agreement (the "PPG Portfolio 2 Mortgage") encumbering two medical and one suburban office property, located in Fort Collins, Colorado; Golden, Colorado; and South Bend, Indiana (the "PPG Portfolio 2 Properties"). The PPG Portfolio 2 Loan was originated on December 22, 2003, by or on behalf of Morgan Stanley Mortgage Capital Inc.

         THE BORROWER. The borrower is PPG MOB Fund IB LLC, a Delaware limited liability company (the "PPG Portfolio 2 Borrower") that owns no material asset other than the PPG Portfolio 2 Properties and related interests. The Borrower is a special-purpose, bankruptcy-remote entity that consists of the Partners Property Group, LLC, the Neenan Group, Peak Holdings, LLC, Ben and Michael Bolag and Larry Bullock.

         THE PROPERTY.

         The South Bend property, located in South Bend, IN, consists of two recently built medical office buildings on Carmichael Drive. 53880 Carmichael Drive is a two-story medical office building. 53990 Carmichael Drive is a single-story facility with future expansion capability. Both buildings were originally constructed in 2000 with net square feet of 77,393. The South Bend Property is situated on approximately 10.1 acres and contains 315 parking spaces.

         The Panorama property, located in Golden, CO, is located on Golden Ridge Road. The Panorama Property was originally constructed in 2000 and consists of a 64,568 square foot, two-story medical office building. The Panorama Property is situated on approximately 6.9 acres and contains 241 parking spaces.

         The Preston property, located in Fort Collins, CO, is located on East Harmony Road. The Preston Property was originally constructed in 2001 and consists of a 56,939 square foot three-story suburban (non-medical use) office building. The Preston Property is situated on approximately 3.8 acres and contains 189 parking spaces.

------------------------------------------------------------------------------------------------------------------------------
                                               ALLOCATED                    OWNERSHIP   YEAR BUILT/
       PROPERTY              LOCATION         LOAN AMOUNT    PROPERTY TYPE   INTEREST    RENOVATED    OCCUPANCY       SF
------------------------------------------------------------------------------------------------------------------------------
      South Bend             South Bend, IN  $15,297,500 /      Office         Fee       2000 / NAP      100%        77,393
                                              $15,297,500
------------------------------------------------------------------------------------------------------------------------------
      Panorama               Golden, CO      $12,710,000 /      Office         Fee       2000 / NAP      100%        64,568
                                              $12,710,000
------------------------------------------------------------------------------------------------------------------------------
      Preston                Fort Collins,    $8,332,500 /      Office         Fee       2001 / NAP     94.2%        56,939
                             CO                $8,332,500
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             # OF        AVERAGE BASE      % OF TOTAL                    % OF TOTAL BASE    CUMULATIVE % OF
                            SPACES       RENT PER SF      SQUARE FEET    CUMULATIVE %    RENTAL REVENUES   TOTAL BASE RENTAL
          YEAR              ROLLING        ROLLING          ROLLING      OF SF ROLLING       ROLLING        REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------
         Vacant                1            $0.00              2%              2%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
       2004 & MTM              0            $0.00              0%              2%              0%                  0%
------------------------------------------------------------------------------------------------------------------------------
          2005                 1            $16.48             1%              3%              1%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2006                 0            $0.00              0%              3%              0%                  1%
------------------------------------------------------------------------------------------------------------------------------
          2007                 2            $17.73             2%              5%              2%                  3%
------------------------------------------------------------------------------------------------------------------------------
          2008                 5            $15.64            17%             22%             13%                 17%
------------------------------------------------------------------------------------------------------------------------------
          2009                 2            $16.46             6%             29%              5%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2010                 0            $0.00              0%             29%              0%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2011                 0            $0.00              0%             29%              0%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2012                 0            $0.00              0%             29%              0%                 22%
------------------------------------------------------------------------------------------------------------------------------
          2013                 0            $0.00              0%             29%              0%                 22%
------------------------------------------------------------------------------------------------------------------------------
     2014 & Beyond             6            $21.85            71%            100%             78%                100%
------------------------------------------------------------------------------------------------------------------------------

                                     III-43

         PROPERTY MANAGEMENT. The PPG Portfolio 2 Properties are managed by NDG Property Management LLC ("NDG"), a Delaware limited liability company.

         MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Goldman Sachs provided $16,203,946 of fixed-rate preferred equity at a blended rate of approximately 14.6% on a 5-year term with no amortization for the overall six-property transaction (PPG Portfolios 1 & 2).

         ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

         RELEASE OF PARCELS. The PPG Portfolio 2 Borrower may release one or more of the PPG Portfolio 2 Properties through a partial defeasance of the PPG Portfolio 2 Loan, based on 125% of the allocated loan amount of the PPG Portfolio 2 Property to be released provided that, among other things, after giving effect to the release of any property, the ratio of the outstanding principal balance of the undefeased note to the appraised value of the remaining PPG Portfolio 2 Properties is equal to or less than 70% on a cumulative and individual property basis and the DSCR for the remaining PPG Portfolio 2 Properties on a cumulative and individual property basis is not less than the greater of the DSCR of the PPG Portfolio 2 Properties prior to the partial defeasance and 1.35x.

Certain additional information regarding the PPG Portfolio 2 Loan and the PPG Portfolio 2 Properties is set forth on Appendix II hereto.

                                     III-44

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 23-25 - PPG PORTFOLIO 2
--------------------------------------------------------------------------------















                                    [PICTURE]
















                                     III-45

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 23-25 - PPG PORTFOLIO 2
--------------------------------------------------------------------------------
















                                     [MAP]


















                                     III-46

 ------------------------------------------------------------------------------
|                            |                       |                         |
| Securitized Products Group | [MORGAN STANLEY LOGO] |     February 9, 2004    |
|                            |                       |                         |
 ------------------------------------------------------------------------------

                                 CMBS NEW ISSUE
                              COLLATERAL TERM SHEET

               ---------------------------------------------------

                                 $1,222,296,000
                                  (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                             AS MORTGAGE LOAN SELLER



                         -------------------------------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

                         -------------------------------



                                 MORGAN STANLEY
                            LEAD BOOKRUNNING MANAGER

RBS GREENWICH CAPITAL                                        WACHOVIA SECURITIES
CO-MANAGER                                                            CO-MANAGER

--------------------------------------------------------------------------------

This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

TRANSACTION FEATURES

>>   Seller:

--------------------------------------------------------------------------------
                                        NO. OF   NO. OF   CUT-OFF DATE     % OF
SELLER                                  LOANS    PROPS.    BALANCE ($)     POOL
--------------------------------------------------------------------------------
 Morgan Stanley Mortgage Capital Inc.    89       120     1,324,982,421   100.0
--------------------------------------------------------------------------------
 TOTAL:                                  89       120     1,324,982,421   100.0
--------------------------------------------------------------------------------

>>   Loan Pool:

     o   Average Cut-off Date Balance:  $14,887,443

     o   Largest Mortgage Loan by Cut-off Date Balance:  $187,000,000

     o Five largest and ten largest loans: 39.7% and 55.6% of pool, respectively

>>   Credit Statistics:

     o   Weighted average debt service coverage ratio of 1.89x

     o Weighted average current loan-to-value ratio of 67.1%; weighted average balloon loan-to-value ratio of 59.8% Property Types

                                   [PIE CHART]

                          Retail                   42%
                          Office                   28%
                          Multifamily              11%
                          Industrial                4%
                          Hospitality               4%
                          Manufactured Housing      4%
                          Other*                    6%
                          Self Storage              3%

                  * "Other" includes Mixed Use, Fitness Center,
                    Design Center and Showroom property types.
                    Totals may not equal 100% due to rounding.

>>   Call Protection:

     o 82 loans (90.7% of the pool) have a lockout period ranging from 24 to 43 payments from origination, then defeasance provisions

     o 1 loan (4.0% of the pool) has a lockout period of 14 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%

     o 1 loan (2.8% of the pool) prohibits voluntary principal prepayments during a lock-out period, and following the lock-out period provide for a prepayment premium or yield maintenance charge and after the yield maintenance period permits the related borrower, to defease the loan by pledging direct, non-callable U.S. Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage

     o 1 loan (1.1% of the pool) has a lockout period of 24 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permits defeasance two years following securitization

     o 2 loans (0.8% of the pool) has a lockout period of 59 payments from origination, then permits prepayment with yield maintenance

     o 1 loan (0.4% of the pool) has a lockout period of 60 payments from origination, then provides for a prepayment premium that, beginning five years from the date of the loan, is equal to 5% of the amount prepaid and decreases by 1% each succeeding year

     o 1 loan (0.3% of the pool) has no lockout period and the loan permits voluntary principal prepayments at any time if accompanied by a prepayment premium or yield maintenance charge

>> Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Trustee in addition to detailed payment and delinquency information. Information provided by the Trustee is expected to be available at www.etrustee.net. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Trustee's website at www.etrustee.net.

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

>> Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         CERTIFICATE
                INITIAL                                                                    EXPECTED FINAL     INITIAL     PRINCIPAL
              CERTIFICATE      SUBORDINATION        RATINGS       AVERAGE      PRINCIPAL    DISTRIBUTION   PASS-THROUGH    TO VALUE
  CLASS       BALANCE(1)           LEVELS        (MOODY'S/S&P)   LIFE(2)(3)   WINDOW(2)(4)     DATE(2)        RATE(5)      RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
A-1          $113,860,000          15.000%         Aaa / AAA        3.45         1 - 58        1/13/09         [ ]%          57.0%
------------------------------------------------------------------------------------------------------------------------------------
A-2          $319,750,000          15.000%         Aaa / AAA        5.90        58 - 76        7/13/10         [ ]%          57.0%
------------------------------------------------------------------------------------------------------------------------------------
A-3          $145,475,000          15.000%         Aaa / AAA        7.75        76 - 111       6/13/13         [ ]%          57.0%
------------------------------------------------------------------------------------------------------------------------------------
A-4          $547,150,000          15.000%         Aaa / AAA        9.73       111 - 118       1/13/14         [ ]%          57.0%
------------------------------------------------------------------------------------------------------------------------------------
B             $16,562,000          13.750%         Aa1 / AA+        9.86       118 - 118       1/13/14         [ ]%          57.9%
------------------------------------------------------------------------------------------------------------------------------------
C             $16,562,000          12.500%          Aa2 / AA        9.89       118 - 119       2/13/14         [ ]%          58.7%
------------------------------------------------------------------------------------------------------------------------------------
D             $13,250,000          11.500%         Aa3 / AA-        9.95       119 - 119       2/13/14         [ ]%          59.4%
------------------------------------------------------------------------------------------------------------------------------------
E             $19,875,000          10.000%          A1 / A+         9.95       119 - 119       2/13/14         [ ]%          60.4%
------------------------------------------------------------------------------------------------------------------------------------
F             $13,250,000           9.000%           A2 / A         9.95       119 - 119       2/13/14         [ ]%          61.1%
------------------------------------------------------------------------------------------------------------------------------------
G             $16,562,000           7.750%          A3 / A-         9.95       119 - 119       2/13/14         [ ]%          61.9%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES (7)

------------------------------------------------------------------------------------------------------------------------------------
                 INITIAL                                                                                                 CERTIFICATE
               CERTIFICATE                                                                EXPECTED FINAL     INITIAL      PRINCIPAL
                BALANCE OR      SUBORDINATION       RATINGS       AVERAGE      PRINCIPAL   DISTRIBUTION    PASS-THROUGH    TO VALUE
  CLASS     NOTIONAL AMOUNT(1)      LEVELS       (MOODY'S/S&P)   LIFE(2)(3)  WINDOW(2)(4)     DATE(2)        RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------
X-1(8)       $1,324,982,421          ----             ----          ----         ----          ----       Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------
X-2(8)       $1,258,818,000          ----             ----          ----         ----          ----       Variable Rate      ----
------------------------------------------------------------------------------------------------------------------------------------
H               $16,562,000         6.500%        Baa1 / BBB+       9.95       119 - 119      2/13/14          [ ]%         62.7%
------------------------------------------------------------------------------------------------------------------------------------
J               $11,594,000         5.625%        Baa2 / BBB        9.95       119 - 119      2/13/14          [ ]%         63.3%
------------------------------------------------------------------------------------------------------------------------------------
K               $23,187,000         3.875%        Baa3 / BBB-       9.95       119 - 119      2/13/14          [ ]%         64.5%
------------------------------------------------------------------------------------------------------------------------------------
L - S           $51,343,421          ----             ----          ----         ----          ----            [ ]%          ----
------------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  As of March 1, 2004. In the case of each such Class, subject to a permitted variance of plus or minus 5%.
        (2) Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.
        (3)  Average life is expressed in terms of years.
        (4) Principal window is the period (expressed in terms of months and commencing with the month of April 2004) during which distributions of principal are expected to be made to the holders of each designated Class.
        (5) The Class A-1, A-2, A-3 and A-4 Certificates will accrue interest at a fixed rate. The Class B, C, D, E, F, G, H, J and K Certificates will each accrue interest at either (i) a fixed rate,
             (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X Certificates."
        (6) Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and all Classes (if any) that are senior to such Class by the quotient of the aggregate pool balance and the weighted average pool loan to value ratio. The Class A-1, A-2, A-3 and A-4 Certificate Principal to Value Ratio is calculated based upon the aggregate of the Class A-1, A-2, A-3 and A-4 Certificate Balances.
        (7)  Certificates to be offered privately pursuant to Rule 144A.
        (8) The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

I.  ISSUE CHARACTERISTICS

ISSUE TYPE:                 Public: Classes A-1, A-2, A-3, A-4, B, C, D, E, F,
                            and G (the "Offered Certificates")

                            Private (Rule 144A): Classes X-1, X-2, H, J, K, L, M, N, O, P, Q and S

SECURITIES OFFERED:         $1,222,296,000 monthly pay, multi-class, sequential
                            pay commercial mortgage REMIC Pass-Through
                            Certificates, including ten principal and interest classes (Classes A-1, A-2, A-3, A-4, B, C, D, E, F and G)

SELLER:                     Morgan Stanley Mortgage Capital Inc.

LEAD BOOKRUNNING MANAGER:   Morgan Stanley & Co. Incorporated

CO-MANAGERS:                Greenwich Capital Markets, Inc. and Wachovia Capital
                            Markets, LLC

MASTER SERVICER:            Wells Fargo Bank, National Association

SPECIAL SERVICER:           GMAC Commercial Mortgage Corporation

TRUSTEE:                    LaSalle Bank National Association

CUT-OFF DATE:               March 1, 2004. For purposes of the information
                            contained in this term sheet, scheduled payments due in March 2004 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on March 1, 2004, not the actual day on which such scheduled payments were due.

EXPECTED CLOSING DATE:      On or about March 2, 2004

DISTRIBUTION DATES:         The 13th of each month, commencing in April 2004 (or
                            if the 13th is not a business day, the next succeeding business day)

MINIMUM DENOMINATIONS:      $25,000 for the Class A Certificates and $100,000
                            for all other Offered Certificates and in multiples of $1 thereafter

SETTLEMENT TERMS:           DTC, Euroclear and Clearstream, same day funds, with
                            accrued interest

LEGAL/REGULATORY STATUS:    Classes A-1, A-2, A-3, A-4, B, C, D, E, F and G are
                            expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

RISK FACTORS:               THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT
                            BE SUITABLE FOR ALL INVESTORS. SEE THE "RISK
                            FACTORS" SECTION OF THE PROSPECTUS SUPPLEMENT AND
                            THE "RISK FACTORS" SECTION OF THE PROSPECTUS

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3 and A-4 Certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D, E, F, G, H, J, and K Certificates will each accrue interest at either (i) a fixed rate, (ii) a fixed rate subject to a cap at the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero. The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.


                                     [CHART]






--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

Class X-1 and X-2 Notional
Balances:                    The Notional Amount of the Class X-1 Certificates
                             will be equal to the aggregate of the certificate balances of the classes of certificates (other than the Class X-1, Class X-2, Class R-I, Class R-II and
                             Class R-III Certificates) outstanding from time to time. The Notional amount of the Class X-2
                             Certificates will equal:

                             o during the period from the closing date through and including the distribution date occurring in September 2005, the sum of (a) the lesser of $79,164,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time and (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates outstanding from time to time;

                             o during the period following the distribution date occurring in September 2005 through and including the distribution date occurring September 2006, the sum of (a) the lesser of $19,073,000 and the certificate balance of the Class A-1 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates outstanding from time to time and
                                (c) the lesser of $5,970,000 and the certificate balance of the Class M Certificates outstanding from time to time;

                             o during the period following the distribution date occurring in September 2006 through and including the distribution date occurring in September 2007, the sum of (a) the lesser of $280,942,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates outstanding from time to time and (c) the lesser of $10,640,000 and the certificate balance of the Class K Certificates outstanding from time to time;

                             o during the period following the distribution date occurring in September 2007 through and including the distribution date occurring in September 2008, the sum of (a) the lesser of $179,818,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the aggregate of the certificate balances of the Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G Certificates outstanding from time to time and
                                (c) the lesser of $15,751,000 and the
                                certificate balance of the Class H Certificates outstanding from time to time;

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3


                             o during the period following the distribution date occurring in September 2008 through and including the distribution date occurring in September 2009, the sum of (a) the lesser of $67,439,000 and the certificate balance of the Class A-2 Certificates outstanding from time to time, (b) the certificate balance of the Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates outstanding from time to time and (c) the lesser of $12,178,000 and the certificate balance of the Class G Certificates outstanding from time to time;

                             o during the period following the distribution date occurring in September 2009 through and including the distribution date occurring in September 2010, the sum of (a) the lesser of $529,783,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (b) the certificate balance of the Class B, Class C, Class D and Class E Certificates outstanding from time to time and (c) the lesser of $7,966,000 and the certificate balance of the Class F Certificates outstanding from time to time;

                             o during the period following the distribution date occurring in September 2010 through and including the distribution date occurring in September 2011, the sum of (a) the lesser of $493,707,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (b) the certificate balance of the Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $14,994,000 and the certificate balance of the Class E Certificates outstanding from time to time;

                             o during the period following the distribution date occurring in September 2011 through and including the distribution date occurring in March 2012, the sum of (a) the lesser of $452,183,000 and the certificate balance of the Class A-4 Certificates outstanding from time to time, (b) the certificate balance of the Class B, Class C and Class D Certificates outstanding from time to time and (c) the lesser of $8,984,000 and the certificate balance of the Class E Certificates outstanding from time to time;

                             o following the distribution date occurring in March 2012, $0.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

Class X-1 and X-2 Pass-
Through Rates:               The Pass-Through Rate applicable to the Class X-1
                             Certificates for the initial Distribution Date will equal approximately [__]% per annum. The
                             Pass-Through Rate applicable to the Class X-1
                             Certificates for each Distribution Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the
                             "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-1
                             Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
                             Date). Each of those components will be comprised of all or a designated portion of the Certificate
                             Balance of one of the classes of the Principal
                             Balance Certificates. In general, the Certificate
                             Balance of each class of Principal Balance
                             Certificates will constitute a separate component of the total Notional Amount of the Class X-1
                             Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total
                             Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1
                             Certificates for purposes of calculating the accrual of interest for the related Distribution
                             Date, and the remaining portion of such Certificate
                             Balance will represent one or more other separate components of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution
                             Date occurring in or before March 2012, on any particular component of the total Notional Amount of the Class X-1 Certificates immediately prior to the related Distribution Date, the applicable Class
                             X-1 Strip Rate will be calculated as follows:

                             o if such particular component consists of the entire certificate balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire certificate balance (or that designated portion) also constitutes, in its entirety, a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over
                                (b) the greater of (i) the rate per annum corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (ii) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates; and

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

                             o if such particular component consists of the entire certificate balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire certificate balance (or that designated portion) does not, in whole or in part, also constitute a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

                             For any Distribution Date occurring after March 2012, the Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

                                  The Pass-Through Rate applicable to the Class
                             X-2 Certificates for the initial Distribution Date will equal approximately [__]% per annum. The Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution Date subsequent to the initial Distribution Date and on or before the Distribution Date in March 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution
                             Date). Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal Balance Certificates is identified under "--Certificate Balance" in the Prospectus Supplement as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion thereof) will represent one or more separate components of the total Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before March 2012, on any particular component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, the applicable Class X-2 Strip Rate will equal the excess, if any, of:

                             o    the lesser of (a) the rate per annum
                                  corresponding to such Distribution Date as set forth on Schedule A in the Prospectus Supplement and (b) the Weighted Average Net Mortgage Rate for such distribution date, over

                             o the Pass-Through Rate for such Distribution Date for the class of Principal Balance Certificates whose Certificate Balance, or a designated portion thereof, comprises such component.

                             Under no circumstances will any Class X-2 Strip Rate be less than zero.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

Yield Maintenance/Prepayment Any Prepayment Premiums/Yield Maintenance Charges
Premium Allocation:          collected with respect to a Mortgage Loan during
                             any particular Collection Period will be distributed to the holders of each Class of Principal Balance Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such Distribution
                             Date in an amount equal to the lesser of (i) such Prepayment Premium/Yield Maintenance Charge and
                             (ii) the Prepayment Premium/Yield Maintenance
                             Charge multiplied by the product of (a) a fraction, the numerator of which is equal to the amount of principal distributed to the holders of that Class on the Distribution Date, and the denominator of which is the total principal distributed on that Distribution Date, and (b) a fraction not greater than one, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to that Class, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                             The portion, if any, of the Prepayment
                             Premium/Yield Maintenance Charge remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X-1 Certificates and Class X-2 Certificates based on an [_____] ratio through and including the Distribution Date in [_____]. After the Distribution Date in [______] all Prepayment Premium/Yield Maintenance charges remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the Class X-1 Certificates. For the purposes of the foregoing, the Class J Certificates and below are the excluded classes.

                             The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                             Two Classes of Certificates: Class A-2 and X

                             The characteristics of the Mortgage Loan being prepaid are as follows:

                                 -   Loan Balance:  $10,000,000
                                 -   Mortgage Rate:  5.50%
                                 -   Maturity Date:  5 years (March 1, 2009)

                             The Discount Rate is equal to 3.00%

                             The Class A-2 Pass-Through Rate is equal to 4.00%

                                                                      YIELD
                                                                   MAINTENANCE
           CLASS A CERTIFICATES                   FRACTION          ALLOCATION
------------------------------------------- ---------------------- -------------

                   METHOD                         CLASS A-2         CLASS A-2
------------------------------------------- ---------------------- -------------
          (Class A-2 Pass Through Rate -        (4.00%-3.00%)         40.00%
                  Discount Rate)
      ------------------------------------      -------------
         (Mortgage Rate - Discount Rate)        (5.50%-3.00%)

                                                                      YIELD
                                                                   MAINTENANCE
           CLASS X CERTIFICATES                   FRACTION          ALLOCATION
------------------------------------------- ---------------------- -------------

                   METHOD
-------------------------------------------
         (1 -Class A-2 YM Allocation)           (1-40.00% )           60.00%


THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

III.  SELLER   Morgan Stanley Mortgage Capital Inc. ("MSMC")

               The Mortgage Pool includes 89 Mortgage Loans, representing 100.0% of the Initial Pool Balance that were originated by or on behalf of MSMC or purchased from a third party.

               MSMC is a subsidiary of Morgan Stanley & Co. Incorporated and was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

IV.  COLLATERAL DESCRIPTION

                                                   TEN LARGEST LOANS

---------------------------------------------------------------------------------------------------------------------------

                                                                               PROPERTY      CUT-OFF DATE       UNITS/
NO.              PROPERTY NAME                          CITY        STATE        TYPE           BALANCE           SF
---------------------------------------------------------------------------------------------------------------------------
1.   Arundel Mills                                  Hanover           MD     Retail           $187,000,000      1,285,244
2.   GIC Office Portfolio - AT&T Corporate          Chicago           IL     Office            $37,462,857      1,547,337
     Center
     GIC Office Portfolio - USG Building            Chicago           IL     Office            $20,020,000        928,141
     GIC Office Portfolio - One Bush Plaza          San Francisco     CA     Office             $7,747,143        327,254
     GIC Office Portfolio - Greenwich               Greenwich         CT     Office             $7,448,571        595,648
     American Center
     GIC Office Portfolio - Cityspire Center        New York          NY     Office             $7,385,714        342,811
     GIC Office Portfolio - 520 Pike Tower          Seattle           WA     Office             $7,071,429        376,295
     GIC Office Portfolio - 595 Market Street       San Francisco     CA     Office             $6,144,286        416,909
     GIC Office Portfolio - Three Bala Plaza        Bala Cynwyd       PA     Office             $4,808,571        373,745
     GIC Office Portfolio - Plaza East              Milwaukee         WI     Office             $3,960,000        473,597
     GIC Office Portfolio - One Bala Plaza          Bala Cynwyd       PA     Office             $2,970,000        365,282
     GIC Office Portfolio - 40 Broad Street         New York          NY     Office             $2,545,714        284,183
     GIC Office Portfolio - Two Bala Plaza          Bala Cynwyd       PA     Office             $2,435,714        358,669
                                                                                                ----------        -------
                                    SUBTOTAL:                                                 $110,000,000      6,389,871
3.   Harbor Steps                                   Seattle           WA     Multifamily      $100,000,000            738
4.   Alamo Quarry Market & Quarry Crossing          San Antonio       TX     Retail            $68,853,435        589,977
5.   Wells Fargo Tower                              Los Angeles       CA     Office            $59,750,000      1,380,674
6.   Four Seasons - Los Angeles at Beverly Hills    Los Angeles       CA     Hospitality       $53,051,487            285
7.   PPG Portfolio 1 - Longmont                     Longmont          CO     Office            $18,947,232        103,542
     PPG Portfolio 1 - Gateway                      Phoenix           AZ     Office            $16,035,000         76,731
     PPG Portfolio 1 - Centennial                   Centennial        CO     Office             $9,697,500         56,173
                                                                                                ----------         ------
                                    SUBTOTAL:                                                  $44,679,732        236,446
8.   Stone Ridge Apartments                         Ashburn           VA     Multifamily       $40,000,000            630
9.   International Plaza                            Tampa             FL     Retail            $37,366,296      1,225,466
10.  PPG Portfolio 2 - South Bend                   South Bend        IN     Office            $15,297,500         77,393
     PPG Portfolio 2 - Panorama                     Golden            CO     Office            $12,710,000         64,568
     PPG Portfolio 2 - Preston                      Fort Collins      CO     Office             $8,332,500         56,939
                                                                                                ----------         ------
                                    SUBTOTAL:                                                  $36,340,000        198,900
     TOTALS/WEIGHTED AVERAGES                                                                 $737,040,950
---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                              CUT-OFF
                                                       LOAN PER                DATE       BALLOON
NO.              PROPERTY NAME                         UNIT/SF        DSCR      LTV         LTV
-------------------------------------------------------------------------------------------------
1.   Arundel Mills                                         $146      3.07x     62.1%       62.1%
2.   GIC Office Portfolio - AT&T Corporate                 $110      2.91x     48.8%       45.6%
     Center
     GIC Office Portfolio - USG Building                   $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - One Bush Plaza                 $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - Greenwich                      $110      2.91x     48.8%       45.6%
     American Center
     GIC Office Portfolio - Cityspire Center               $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - 520 Pike Tower                 $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - 595 Market Street              $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - Three Bala Plaza               $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - Plaza East                     $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - One Bala Plaza                 $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - 40 Broad Street                $110      2.91x     48.8%       45.6%
     GIC Office Portfolio - Two Bala Plaza                 $110      2.91x     48.8%       45.6%
                                                           ----     ------     -----       -----
                                    SUBTOTAL:              $110      2.91x     48.8%       45.6%
3.   Harbor Steps                                      $135,501      1.19x     64.9%       59.9%
4.   Alamo Quarry Market & Quarry Crossing                 $184      1.30x     76.6%       64.6%
5.   Wells Fargo Tower                                     $181      2.00x     69.4%       65.0%
6.   Four Seasons - Los Angeles at Beverly Hills       $256,124      1.39x     56.7%       50.1%
7.   PPG Portfolio 1 - Longmont                            $189      1.94x     72.7%       72.7%
     PPG Portfolio 1 - Gateway                             $189      1.94x     72.7%       72.7%
     PPG Portfolio 1 - Centennial                          $189      1.94x     72.7%       72.7%
                                                           ----     ------     -----       -----
                                    SUBTOTAL:              $189      1.94x     72.7%       72.7%
8.   Stone Ridge Apartments                             $63,492      2.55x     49.1%       49.1%
9.   International Plaza                                   $154      2.13x     60.7%       56.5%
10.  PPG Portfolio 2 - South Bend                          $183      1.91x     74.9%       74.9%
     PPG Portfolio 2 - Panorama                            $183      1.91x     74.9%       74.9%
     PPG Portfolio 2 - Preston                             $183      1.91x     74.9%       74.9%
                                                           ----     ------     -----       -----
                                    SUBTOTAL:              $183      1.91x     74.9%       74.9%
     TOTALS/WEIGHTED AVERAGES                                        2.22x     62.5%       59.2%
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

                                                   PARI PASSU AND COMPANION LOANS
----------------------------------------------------------------------------------------------------------------------------------
NO.     PROPERTY NAME       A-NOTE BALANCES              TRANSACTION                             SERVICER        B-NOTE BALANCE
----------------------------------------------------------------------------------------------------------------------------------
1.  GIC Office Portfolio      $200,000,000                    LB-UBS 2004-C1                Wachovia Bank*        $125,000,000
                               $90,000,000                   MSCI 2004-TOP13        Wells Fargo Bank, N.A.
                              $110,000,000                     MSCI 2004-HQ3        Wells Fargo Bank, N.A.
                              $150,000,000         Lehman Brothers Bank, FSB                           TBD
                               $85,000,000   Morgan Stanley Mortgage Capital                           TBD
                               $65,000,000   Morgan Stanley Mortgage Capital                           TBD
----------------------------------------------------------------------------------------------------------------------------------
2.  Alamo Quarry Market &
    Quarry Crossing            $49,275,110                     MSCI 2004-HQ3       Wells Fargo Bank, N.A.*        NAP
                               $19,578,324                     MSCI 2004-HQ3       Wells Fargo Bank, N.A.*
                               $20,336,710   Morgan Stanley Mortgage Capital                           TBD
                               $19,578,324   Morgan Stanley Mortgage Capital                           TBD
----------------------------------------------------------------------------------------------------------------------------------
3.  Wells Fargo Tower          $28,672,812      Greenwich Capital Commercial                Wachovia Bank*        NAP
                                                       Funding Corp. 2003-C2
                               $10,139,688      Greenwich Capital Commercial                Wachovia Bank*
                                                       Funding Corp. 2003-C2
                               $65,000,000                    GMACCM 2003-C3                        GMACCM
                               $32,590,688                     MSCI 2004-HQ3        Wells Fargo Bank, N.A.
                               $27,159,312                     MSCI 2004-HQ3        Wells Fargo Bank, N.A.
                               $63,855,876             RBS Greenwich Capital                           TBD
                               $22,581,624             RBS Greenwich Capital                           TBD
----------------------------------------------------------------------------------------------------------------------------------
4.  International Plaza       $113,561,036                     MSCI 2003-XLF  Midland Loan Services, Inc.*        NAP
                               $37,366,296                     MSCI 2003-IQ5                        GMACCM
                               $37,366,296                     MSCI 2004-HQ3        Wells Fargo Bank, N.A.
----------------------------------------------------------------------------------------------------------------------------------

* Denotes lead servicer

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

            NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

CUT-OFF DATE BALANCE ($)
--------------------------------------------------------------
                          NO. OF        AGGREGATE
                         MORTGAGE      CUT-OFF DATE    % OF
                          LOANS        BALANCE ($)     POOL
--------------------------------------------------------------
1 - 1,000,000                  1          596,094      0.0
1,000,001 - 2,000,000          1        1,967,285      0.1
2,000,001 - 3,000,000         25       61,483,319      4.6
3,000,001 - 4,000,000          5       16,511,135      1.2
4,000,001 - 5,000,000          6       27,885,991      2.1
5,000,001 - 6,000,000          8       43,599,136      3.3
6,000,001 - 7,000,000          4       26,452,090      2.0
7,000,001 - 8,000,000          3       22,199,047      1.7
8,000,001 - 9,000,000          7       60,887,529      4.6
9,000,001 - 10,000,000         2       19,388,816      1.5
10,000,001 - 15,000,000        6       73,686,074      5.6
15,000,001 - 20,000,000        6      102,626,475      7.7
20,000,001 - 30,000,000        5      130,658,481      9.9
30,000,001 >=                 10      737,040,950     55.6
--------------------------------------------------------------
TOTAL:                        89    1,324,982,421    100.0
--------------------------------------------------------------
Min: 596,094      Max: 187,000,000     Average: 14,887,443
--------------------------------------------------------------

STATE
--------------------------------------------------------------
                          NO. OF       AGGREGATE
                         MORTGAGED   CUT-OFF DATE     % OF
                         PROPERTIES   BALANCE ($)     POOL
--------------------------------------------------------------
California - Southern          19     239,239,102     18.1
California - Northern           3      27,891,429      2.1
Maryland                        5     200,700,955     15.1
Washington                      3     114,071,429      8.6
Virginia                        8      88,624,342      6.7
Texas                           6      82,563,577      6.2
Pennsylvania                   16      74,643,628      5.6
Florida                         6      71,314,056      5.4
Illinois                        4      68,258,828      5.2
Arizona                        11      65,803,051      5.0
Colorado                        5      54,567,232      4.1
Other                          34     237,304,792     18.2
--------------------------------------------------------------
 TOTAL:                       120   1,324,982,421    100.0
--------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------
                         NO. OF         AGGREGATE
                        MORTGAGED     CUT-OFF DATE    % OF
                        PROPERTIES     BALANCE ($)    POOL
--------------------------------------------------------------
Retail                         44     549,527,940     41.5
Office                         37     367,148,331     27.7
Multifamily                     2     140,000,000     10.6
Industrial                      7      53,237,292      4.0
Hospitality                     1      53,051,487      4.0
Manufactured Housing            7      51,802,954      3.9
Other                           3      44,346,465      3.3
Self Storage                   14      34,555,169      2.6
Mixed Use                       5      31,312,784      2.4
--------------------------------------------------------------
TOTAL:                        120   1,324,982,421    100.0
--------------------------------------------------------------

MORTGAGE RATE (%)
------------------------------------------------------------
                       NO. OF         AGGREGATE
                      MORTGAGE      CUT-OFF DATE   % OF
                        LOANS        BALANCE ($)    POOL
------------------------------------------------------------
<= 5.500                   18        541,932,055    40.9
5.501 - 6.000              40        403,015,465    30.4
6.001 - 6.500              26        208,803,563    15.8
6.501 - 7.000               4         71,231,338     5.4
7.501 =>                    1        100,000,000     7.5
------------------------------------------------------------
TOTAL:                     89      1,324,982,421   100.0
------------------------------------------------------------
  Min: 4.205      Max: 7.900           Wtd Avg: 5.677
------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
------------------------------------------------------------
                        NO. OF        AGGREGATE
                       MORTGAGE      CUT-OFF DATE  % OF
                        LOANS        BALANCE ($)    POOL
------------------------------------------------------------
1 - 60                      6         138,131,088    10.4
61 - 120                   80       1,119,101,952    85.4
121 - 180                   3          67,749,380     5.1
------------------------------------------------------------
TOTAL:                     89       1,324,982,421   100.0
------------------------------------------------------------
  Min: 60         Max: 144             Wtd Avg: 107
------------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
-------------------------------------------------------------
                        NO. OF         AGGREGATE
                       MORTGAGE      CUT-OFF DATE   % OF
                         LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
1 - 60                       6         138,131,088    10.4
61 - 120                    81       1,172,153,440    88.5
121 - 180                    2          14,697,893     1.1
-------------------------------------------------------------
 TOTAL:                     89       1,324,982,421   100.0
-------------------------------------------------------------
  Min: 46         Max: 140             Wtd Avg: 102
-------------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
-------------------------------------------------------------
                        NO. OF         AGGREGATE
                       MORTGAGE      CUT-OFF DATE   % OF
                         LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                5       312,719,732     23.6
181 - 240                    2        11,126,996      0.8
241 - 300                   23       188,067,112     14.2
301 - 360                   59       813,068,581     61.4
-------------------------------------------------------------
 TOTAL:                     89     1,324,982,421    100.0
-------------------------------------------------------------
  Non Zero Min: 192    Max: 360     Non Zero Wtd Avg: 344
-------------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
-------------------------------------------------------------
                        NO. OF         AGGREGATE
                       MORTGAGE      CUT-OFF DATE   % OF
                         LOANS        BALANCE ($)    POOL
-------------------------------------------------------------
Interest Only                5       312,719,732     23.6
181 - 240                    2        11,126,996      0.8
241 - 300                   23       188,067,112     14.2
301 - 360                   59       813,068,581     61.4
-------------------------------------------------------------
 TOTAL:                     89     1,324,982,421    100.0
-------------------------------------------------------------
  Non Zero Min: 191     Max: 360     Non Zero Wtd Avg: 342
-------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------
                     NO. OF         AGGREGATE
                    MORTGAGE      CUT-OFF DATE          % OF
                      LOANS        BALANCE ($)          POOL
----------------------------------------------------------------
40.1 - 50.0                5       159,292,062          12.0
50.1 - 60.0                2        56,042,052           4.2
60.1 - 70.0               23       553,296,239          41.8
70.1 - 80.0               59       556,352,068          42.0
----------------------------------------------------------------
TOTAL:                    89     1,324,982,421         100.0
----------------------------------------------------------------
  Min: 48.5           Max: 80.0            Wtd Avg: 67.1
----------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIO (%)
---------------------------------------------------------------
                    NO. OF        AGGREGATE
                   MORTGAGE      CUT-OFF DATE         % OF
                     LOANS        BALANCE ($)         POOL
---------------------------------------------------------------
30.1 - 40.0               2        11,126,996           0.8
40.1 - 50.0               7       193,184,556          14.6
50.1 - 60.0              34       423,720,588          32.0
60.1 - 70.0              38       573,945,488          43.3
70.1 - 80.0               8       123,004,793           9.3
---------------------------------------------------------------
 TOTAL:                  89     1,324,982,421         100.0
---------------------------------------------------------------
  Min: 32.7           Max: 74.9            Wtd Avg: 59.8
---------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
---------------------------------------------------------------
                    NO. OF         AGGREGATE
                   MORTGAGE       CUT-OFF DATE         % OF
                      LOANS        BALANCE ($)         POOL
---------------------------------------------------------------
<= 1.20                    1       100,000,000          7.5
1.21 - 1.30                7       145,723,315         11.0
1.31 - 1.40               24       232,924,892         17.6
1.41 - 1.50               19       106,618,059          8.0
1.51 - 1.60               19       118,711,552          9.0
1.61 - 1.70                8        73,794,415          5.6
1.71 - 1.80                2        25,076,826          1.9
1.81 >=                    9       522,133,362         39.4
---------------------------------------------------------------
 TOTAL:                   89     1,324,982,421        100.0
---------------------------------------------------------------
  Min: 1.19           Max: 3.07              Wtd Avg: 1.89
---------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the Cut-off Date.
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                          $1,222,296,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                         MAR-04              MAR-05                MAR-06              MAR-07
---------------------------------------------------------------------------------------------------------------------
Locked Out                                      99.74%              95.75%                94.69%              94.69%
Yield Maintenance Total                          0.26%               4.25%                 5.31%               5.31%
Open                                             0.00%               0.00%                 0.00%               0.00%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%             100.00%               100.00%             100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $1,324,982,421      $1,315,893,450        $1,305,373,328      $1,292,859,032
% Initial Pool Balance                         100.00%              99.31%                98.52%              97.58%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                         MAR-08              MAR-09                MAR-10              MAR-11
---------------------------------------------------------------------------------------------------------------------
Locked Out                                      94.56%              92.80%                87.77%              90.57%
Yield Maintenance Total                          5.44%               6.78%                 6.77%               8.86%
Open                                             0.00%               0.42%                 5.46%               0.56%
---------------------------------------------------------------------------------------------------------------------
TOTALS                                         100.00%             100.00%               100.00%             100.00%
---------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding                $1,244,305,961      $1,130,559,989        $1,114,498,661        $837,009,128
% Initial Pool Balance                          93.91%              85.33%                84.11%              63.17%
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Prepayment Restrictions                         MAR-12              MAR-13                MAR-14
-------------------------------------------------------------------------------------------------
Locked Out                                      85.68%              86.07%               100.00%
Yield Maintenance Total                          8.88%               9.35%                 0.00%
Open                                             5.45%               4.57%                 0.00%
-------------------------------------------------------------------------------------------------
TOTALS                                         100.00%             100.00%               100.00%
-------------------------------------------------------------------------------------------------
Pool Balance Outstanding                  $820,507,823        $762,818,519           $13,281,154
% Initial Pool Balance                          61.93%              57.57%                 1.00%
-------------------------------------------------------------------------------------------------

Notes:
(1) The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
(2) See Appendix II of the Prospectus Supplement for a description of the Yield Maintenance.
(3) DEF/YM1 loans have been modeled as Yield Maintenance.

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus. Such Prospectus will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide: In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                    THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------


ABN AMRO                                             MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:
135 S. LaSalle Street Suite 1625                           SERIES 2004-HQ3                              Prior Payment:
Chicago, IL 60603                                                                                       Next Payment:
                                                                                                        Record Date:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id: MS04HQ03                    REMIC Certificate Report                     -------    Closing Date:
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date:         04/13/2004
           MS04HQ03_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date:
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

          ================================================================================================================
                                                     PARTIES TO THE TRANSACTION
          ----------------------------------------------------------------------------------------------------------------
                                               DEPOSITOR: MORGAN STANLEY CAPITAL I INC
          UNDERWRITER: Morgan Stanley & Co. Incorporated / Greenwich Capital Markets, Inc. / Wachovia Capital Markets, LLC
                                       MASTER SERVICER: Wells Fargo Bank, National Association
                                       SPECIAL SERVICER: GMAC Commercial Mortgage Corporation
                         RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services
          ================================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                             MORGAN STANLEY CAPITAL I INC.                     Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                             SERIES 2004-HQ3                           Prior Payment:
WAC:                                                                                                   Next Payment:
WA Life Term:                                                                                          Record Date:
WA Amort Term:                                       ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

====================================================================================================================================
            Original       Opening    Principal     Principal      Negative      Closing     Interest      Interest    Pass-Through
 Class   Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance    Payment (2)   Adjustment       Rate
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00                     0.00        0.00
====================================================================================================================================

========================================================   ======================
                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

02/07/2004 - 22:58(MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
                 1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
Distribution   -----------   -----------   -----------   -----------   ----------   -------------   ------------------   -----------
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  04/13/04
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  =====================================================================================   ==============================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  -------------------------------------------------------------------------------------   ------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
============  =====================================================================================   ==============================
  04/13/04
------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

------------  -------------------------------------------------------------------------------------   ------------------------------

============  =====================================================================================   ==============================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
                                                                   Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================














===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                            MORGAN STANLEY CAPITAL I INC.                      Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2004-HQ3                              Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                     APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

02/07/2004 - 22:58 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A
            Rates Used in Determination of Class X Pass-Through Rates

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                     (ISSUABLE IN SERIES BY SEPARATE TRUSTS)
                                 ---------------

         Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

         EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

         1)   multifamily or commercial mortgage loans;

         2) mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

         3) direct obligations of the United States or other governmental agencies; or

         4) any combination of the 1-3, above, as well as other property as described in the accompanying prospectus supplement.

     The certificates of any series may consist of one or more classes. A given class may:

         o provide for the accrual of interest based on fixed, variable or adjustable rates;

         o be senior or subordinate to one or more other classes in respect of distributions;

         o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

         o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

         o provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

         o    provide for sequential distributions of principal;

         o provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9 IN THIS PROSPECTUS AND ON PAGE S-33 OF THE RELATED PROSPECTUS SUPPLEMENT.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                   -------------------------------------------
                                 MORGAN STANLEY

                 The date of this Prospectus is December 9, 2003

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

         o    the timing of interest and principal payments;

         o    applicable interest rates;

         o    information about the trust fund's assets;

         o    information about any credit support or cash flow agreement;

         o    the rating for each class of certificates;

         o    information regarding the nature of any subordination;

         o any circumstance in which the trust fund may be subject to early termination;

         o whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

         o    the aggregate principal amount of each class of certificates;

         o information regarding any master servicer, sub-servicer or special servicer; and

         o whether the certificates will be initially issued in definitive or book entry form.

     IF THE TERMS OF THE CERTIFICATES OFFERED TO YOU VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT. Further, you should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at 1585 Broadway, 37th Floor, New York, New York 10036, and the telephone number is
(212) 761-4000.

                    ----------------------------------------

     Until 90 days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS


                                                                                                                PAGE
Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement.......II
Summary Of Prospectus.............................................................................................1
Risk Factors......................................................................................................9
Description Of The Trust Funds...................................................................................23
     Assets......................................................................................................23
     Mortgage Loans..............................................................................................23
     Mortgage Backed Securities..................................................................................28
     Government Securities.......................................................................................29
     Accounts....................................................................................................29
     Credit Support..............................................................................................29
     Cash Flow Agreements........................................................................................30
Use Of Proceeds..................................................................................................30
Yield Considerations.............................................................................................30
     General.....................................................................................................30
     Pass-Through Rate...........................................................................................30
     Timing of Payment of Interest...............................................................................31
     Payments of Principal; Prepayments..........................................................................31
     Prepayments--Maturity and Weighted Average Life.............................................................32
     Other Factors Affecting Weighted Average Life...............................................................33
The Depositor....................................................................................................33
Description Of The Certificates..................................................................................34
     General.....................................................................................................34
     Distributions...............................................................................................34
     Available Distribution Amount...............................................................................35
     Distributions of Interest on the Certificates...............................................................35
     Distributions of Principal of the Certificates..............................................................36
     Components..................................................................................................36
     Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations.............37
     Allocation of Losses and Shortfalls.........................................................................37
     Advances in Respect of Delinquencies........................................................................37
     Reports to Certificateholders...............................................................................38
     Termination.................................................................................................40
     Book-Entry Registration and Definitive Certificates.........................................................41
Description Of The Agreements....................................................................................42
     Assignment of Assets; Repurchases...........................................................................42
     Representations and Warranties; Repurchases.................................................................44
     Certificate Account and Other Collection Accounts...........................................................45
     Collection and Other Servicing Procedures...................................................................48
     Subservicers................................................................................................49
     Special Servicers...........................................................................................50
     Realization Upon Defaulted Whole Loans......................................................................50
     Hazard Insurance Policies...................................................................................52
     Rental Interruption Insurance Policy........................................................................53
     Fidelity Bonds and Errors and Omissions Insurance...........................................................54
     Due-on-Sale and Due-on-Encumbrance Provisions...............................................................54
     Retained Interest; Servicing Compensation and Payment of Expenses...........................................54
     Evidence as to Compliance...................................................................................55
     Matters Regarding a Master Servicer and the Depositor.......................................................55
     Events of Default...........................................................................................56
     Rights Upon Event of Default................................................................................57


                                      -i-

     Amendment...................................................................................................57
     The Trustee.................................................................................................58
     Duties of the Trustee.......................................................................................58
     Matters Regarding the Trustee...............................................................................58
     Resignation and Removal of the Trustee......................................................................59
Description Of Credit Support....................................................................................59
     General.....................................................................................................59
     Subordinate Certificates....................................................................................60
     Cross-Support Provisions....................................................................................60
     Insurance or Guarantees for the Whole Loans.................................................................60
     Letter of Credit............................................................................................61
     Insurance Policies and Surety Bonds.........................................................................61
     Reserve Funds...............................................................................................61
     Credit Support for MBS......................................................................................62
Legal Aspects Of The Mortgage Loans And The Leases...............................................................62
     General.....................................................................................................62
     Types of Mortgage Instruments...............................................................................62
     Interest in Real Property...................................................................................63
     Leases and Rents............................................................................................63
     Personalty..................................................................................................64
     Foreclosure.................................................................................................64
     Bankruptcy Laws.............................................................................................68
     Junior Mortgages; Rights of Senior Lenders or Beneficiaries.................................................71
     Environmental Legislation...................................................................................72
     Due-on-Sale and Due-on-Encumbrance..........................................................................74
     Subordinate Financing.......................................................................................75
     Default Interest, Prepayment Premiums and Prepayments.......................................................75
     Acceleration on Default.....................................................................................75
     Applicability of Usury Laws.................................................................................75
     Laws and Regulations; Types of Mortgaged Properties.........................................................76
     Americans With Disabilities Act.............................................................................76
     Soldiers' and Sailors' Civil Relief Act of 1940.............................................................77
     Forfeitures in Drug and RICO Proceedings....................................................................77
Federal Income Tax Consequences..................................................................................77
     General.....................................................................................................77
     Grantor Trust Funds.........................................................................................78
     REMICs......................................................................................................86
     Prohibited Transactions and Other Taxes....................................................................100
     Liquidation and Termination................................................................................100
     Administrative Matters.....................................................................................101
     Tax-Exempt Investors.......................................................................................101
     Residual Certificate Payments--Non-U.S. Persons............................................................101
     Tax Related Restrictions on Transfers of REMIC Residual Certificates.......................................102
State Tax Considerations........................................................................................104
ERISA Considerations............................................................................................104
     General....................................................................................................104
     Prohibited Transactions....................................................................................105
     Review by Plan Fiduciaries.................................................................................107
Legal Investment................................................................................................107
Plan Of Distribution............................................................................................109
Legal Matters...................................................................................................110
Financial Information...........................................................................................110
Rating..........................................................................................................110
Incorporation Of Information By Reference.......................................................................111
Glossary Of Terms...............................................................................................112

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.....................Mortgage Pass-Through Certificates, issuable in series.

MORTGAGE POOL.............................Each trust fund will consist primarily of one or more segregated pools of:

                                          (1)  multifamily or commercial mortgage loans;

                                          (2)  mortgage participations, mortgage pass-through certificates or mortgage-backed securities;

                                          (3)  direct obligations of the United States or other governmental agencies;
                                               or

                                          (4)  any combination of 1-3 above, as well as other property as described in the accompanying prospectus supplement.

                                          as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

                                          Each trust fund for a series of certificates may also include:

                                          o    letters of credit, insurance policies, guarantees, reserve funds or other types of credit support; and

                                          o    currency or interest rate exchange agreements and other financial assets.

                           RELEVANT PARTIES AND DATES

ISSUER....................................Morgan Stanley Capital I 200__-__ Trust.

DEPOSITOR.................................Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley.

MASTER SERVICER...........................The master servicer, if any, for each series of certificates will be named in the related prospectus supplement. The master servicer may be an affiliate of
                                          Morgan Stanley Capital I Inc.

SPECIAL SERVICER..........................The special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. The special servicer may be an affiliate of Morgan Stanley Capital I Inc.

TRUSTEE...................................The  trustee for each  series of  certificates  will be named in the related prospectus supplement.

ORIGINATOR................................The originator or originators of the mortgage loans will be named in the related prospectus supplement. An originator may be an affiliate of Morgan
                                          Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or the mortgage backed securities or both, on or before the issuance of the related series of certificates.

                         INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.....................Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

         (a) MORTGAGE ASSETS..............The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

                                          o    multifamily or commercial mortgage loans or both;

                                          o    mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by mortgage loans; or

                                          o    a combination of mortgage loans and mortgage backed securities.

                                          The mortgage loans will not be guaranteed or insured by:

                                          o    Morgan Stanley Capital I Inc. or any of its affiliates; or

                                          o    unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

                                          The mortgage loans will be secured by first liens or junior liens on, or security interests in:

                                          o    residential properties consisting of five or more rental or cooperatively-owned dwelling units; or

                                          o    office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

                                          Unless otherwise provided in the prospectus supplement, the mortgage loans:

                                          o    will be secured by properties located in any of the fifty states, the
                                               District of Columbia or the Commonwealth of Puerto Rico;

                                          o    will have individual principal balances at origination of at least
                                               $25,000;

                                          o    will have original terms to maturity of not more than 40 years; and

                                          o    will be originated by persons other than Morgan Stanley Capital I Inc.

                                          Each mortgage loan may provide for the following payment terms:

                                          o    Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to



                                     -2-


                                               time at the borrower's election. Adjustable mortgage rates may be based on one or more indices.

                                          o    Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

                                          o    Each mortgage loan may provide for negative amortization or accelerated amortization.

                                          o    Each mortgage loan may be fully amortizing or require a balloon payment due on the loan's stated maturity date.

                                          o    Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

                                          o    Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

         (b) GOVERNMENT SECURITIES........If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

         (c) COLLECTION ACCOUNTS..........Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund's assets. The collection account may be either interest bearing or non-interest bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

         (d) CREDIT SUPPORT...............If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund's mortgage loans and mortgage backed securities.

                                          This protection may be provided by one or more of the following means:

                                          o   subordination of one or more other classes of certificates,

                                          o   letter of credit,

                                          o   insurance policy,

                                          o   guarantee,

                                          o   reserve fund or

                                          o   another type of credit support, or a combination thereof.

                                          The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and



                                     -3-


                                          related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

         (e) CASH FLOW AGREEMENTS.........If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund's assets or on one or more classes of certificates.

                                          Agreements of this sort may include:

                                          o   interest rate exchange agreements,

                                          o   interest rate cap or floor agreements,

                                          o    currency exchange agreements or similar agreements. Currency exchange agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non-United States currency.

                                          The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

DISTRIBUTIONS ON CERTIFICATES.............Each series of certificates will have the following characteristics:

                                          o    if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

                                          o    if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

                                          o    each series of certificates will include one or more classes of certificates;

                                          o    each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

                                          o    each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount;

                                          o    each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, variable or adjustable interest rate.

                                          The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.



                                     -4-

                                          The certificates will not be guaranteed or insured by Morgan Stanley Capital I
                                          Inc. or any of its affiliates. The certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless the related prospectus supplement so provides.


         (a) INTEREST.....................Each class of  certificates  offered to you,  other than stripped  principal certificates  and certain classes of stripped  interest  certificates,  will accrue  interest  at  the  rate  indicated  in  the  prospectus  supplement.
                                          Interest will be  distributed  to you as provided in the related  prospectus supplement.

                                          Interest distributions:

                                          o    on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement;

                                          o    may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

         (b) PRINCIPAL....................The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund's assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund's assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

                                          Unless the prospectus supplement provides otherwise, distributions of principal:

                                          o    will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

                                          o    will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

                                          Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

ADVANCES..................................Unless the related prospectus  supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer  determines that an advance  would be  recoverable,  the master  servicer  will, in most cases,  be  required  to  advance  the  shortfall.  Neither  Morgan  Stanley
                                          Capital I Inc. nor any of its  affiliates  will have any  responsibility  to make those advances.



                                     -5-


                                          The master servicer:

                                          o    will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

                                          o    will be entitled to interest on advances, if specified in the related prospectus supplement.

                                          If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

TERMINATION...............................The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund's assets by a specified party, under specified circumstances.

                                          The related prospectus supplement may provide for the early termination of the series of certificates in various ways including:

                                          o    optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement;

                                          o    termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

REGISTRATION OF CERTIFICATES..............If the related  prospectus  supplement  so provides,  one or more classes of the  certificates  being offered to you will initially be represented by one or more  certificates  registered  in the name of Cede & Co., as the nominee of Depository  Trust Company.  If the certificate you purchase is registered in the name of Cede & Co.,  you will not be entitled to receive a definitive certificate,  except  under  the  limited  circumstances  described  in this prospectus.

TAX STATUS OF THE CERTIFICATES............The certificates of each series will constitute either:
                                                                                          ------
                                          o    regular interests and residual interests in a trust treated as a real estate mortgage investment conduit--known as a REMIC--under Sections 860A through 860G of the Internal Revenue Code; or
                                                                                          --
                                          o    interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

         (a) REMIC........................The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

                                          A portion or, in certain cases, all of the income from REMIC residual certificates:

                                          o    may not be offset by any losses from other activities of the holder of those certificates;



                                     -6-

                                          o    may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal
                                               Revenue Code; and

                                          o    may be subject to U.S. withholding tax.

                                          To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

                                          o    assets described in section 7701(a)(19)(C) of the Internal Revenue Code;
                                               and

                                          o    "real estate assets" within the meaning of section 856(c)(5)(B) of the
                                               Internal Revenue Code.

         (b) GRANTOR TRUST................If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

                                          Investors are advised to consult their tax advisors and to review "Federal
                                          Income Tax Consequences" in this prospectus and the related prospectus supplement.

ERISA CONSIDERATIONS......................If you are subject to Title I of the Employee Retirement Income Security Act
                                          of 1974, as amended--also known as ERISA, or Section 4975 of the Internal
                                          Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

                                          In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan
                                          Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

                                          o    the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

                                          o    the transfer will not cause the assets of the trust fund to be deemed
                                               "plan assets" for purposes of ERISA or the Internal Revenue Code; and

                                          o    the transfer will not subject any of the trustee, Morgan Stanley Capital
                                               I Inc. or any servicer to additional obligations.

LEGAL INVESTMENT..........................The related prospectus supplement will specify whether any classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
                                          If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the



                                     -7-

                                          offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

RATING....................................At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY
MARKET MAY MAKE IT DIFFICULT
FOR YOU TO RESELL
YOUR CERTIFICATES                       Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

                                        o    there may not be a secondary market for the certificates;

                                        o    if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

                                        o    the market value of your certificates will fluctuate with changes in interest rates;

                                        o    the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

                                        o    certificateholders have no redemption rights; and

                                        o    secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

                                        Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

THE TRUST FUND'S ASSETS MAY BE
INSUFFICIENT TO ALLOW FOR
REPAYMENT IN FULL ON YOUR
CERTIFICATES                            Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund's assets are insufficient to pay you your



                                     -9-


                                        expected return, in most situations you will not receive payment from any other source. Exceptions include:

                                        o    loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

                                        o    advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

                                        Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan
                                        Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

                                        There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

                                        If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement.
                                        Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

PREPAYMENTS AND REPURCHASES
MAY REDUCE THE YIELD ON YOUR
CERTIFICATES                            The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

                                        Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan
                                        Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.



                                     -10-


                                        Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

                                        In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

                                        o    the terms of the mortgage loans;

                                        o    the length of any prepayment lockout period;

                                        o    the prevailing interest rates;

                                        o    the availability of mortgage credit;

                                        o    the applicable yield maintenance charges or prepayment premiums;

                                        o    the servicer's ability to enforce those yield maintenance charges or prepayment premiums;

                                        o    the occurrence of casualties or natural disasters; and

                                        o    economic, demographic, tax, legal or other factors.

                                        There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

                                        Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

IF PREPAYMENT PREMIUMS ARE
NOT ENFORCED, YOUR CERTIFICATES
MAY BE ADVERSELY AFFECTED               The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

                                        o    Some courts may consider the prepayment premium to be usurious.

                                        o    Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.



                                     -11-

                                        o    Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES     As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers.
                                        Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

RATINGS DO NOT GUARANTY
PAYMENT                                 Any rating assigned by a rating agency to a class of certificates reflects the rating agency's assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

                                        o    The ratings do not assess the likelihood that you will receive timely payments on your certificates.

                                        o    The ratings do not assess the likelihood of prepayments, including those caused by defaults.

                                        o    The ratings do not assess the likelihood of early optional termination of the certificates.

                                        Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

                                        o    We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

                                        o    We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

                                        o    We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a



                                     -12-


                                             particular series will always be less than the market value of the property securing the mortgage loan.

RATINGS DO NOT GUARANTY VALUE           If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I
                                        Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
MAY BE VOLATILE AND INSUFFICIENT
TO ALLOW TIMELY PAYMENT ON
YOUR CERTIFICATES                       Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower's ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

                                        o    economic conditions causing plant closings or industry slowdowns;

                                        o    an oversupply of available retail space, office space or multifamily housing;

                                        o    changes in consumer tastes and preferences;

                                        o    decrease in consumer confidence;

                                        o    retroactive changes in building codes;

                                        o    the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

                                        o    the age, design, construction quality and proximity of competing properties;

                                        o    increases in operating expenses due to external factors such as increases in heating or electricity costs;

                                        o    increases in operating expenses due to maintenance or improvements required at the property;

                                        o    a decline in the financial condition of a major tenant;

                                        o    a decline in rental rates as leases are renewed or entered into with new tenants;

                                        o    the concentration of a particular business type in a building;

                                        o    the length of tenant leases;

                                        o    the creditworthiness of tenants; and

                                        o    the property's "operating leverage."



                                     -13-

                                        Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

                                        If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

                                        It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN CURRENT
OPERATING INCOME                        Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include among others:

                                        o    changes in governmental regulations, fiscal policy, zoning or tax laws;

                                        o    potential environmental legislation or liabilities or other legal liabilities;

                                        o    the availability of refinancing; and

                                        o    changes in interest rate levels or yields required by investors in income producing commercial properties.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT

                                        The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

                                        o    responding to changes in the local market;

                                        o    planning and implementing the rental structure;

                                        o    operating the property and providing building services;

                                        o    managing operating expenses; and

                                        o    assuring that maintenance and capital improvements are carried out in a timely fashion.

                                        A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and



                                                          -14-

                                        preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

                                        Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I
                                        Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

YOU SHOULD CONSIDER THE
NUMBER OF MORTGAGE
LOANS IN THE POOL                       Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED               Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

                                        In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. Unless otherwise specified, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
REPAY THE REMAINING PRINCIPAL
BALANCE ON ITS MATURITY DATE
WHICH WOULD ADVERSELY AFFECT
PAYMENT ON YOUR CERTIFICATES            Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments--i.e., balloon payments--at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower's ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

                                        o    interest rates;

                                        o    the borrower's equity in the property;



                                     -15-

                                        o    the financial condition and operating history of the borrower and the property;

                                        o    tax laws;

                                        o    renewability of operating licenses;

                                        o    prevailing economic conditions and the availability of credit for commercial and multifamily properties;

                                        o    with respect to certain multifamily properties and mobile home parks, rent control laws; and

                                        o    with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

YOUR CERTIFICATES WILL BEAR
LOSSES IF INSUFFICIENT FUNDS ARE
AVAILABLE TO SATISFY ANY JUNIOR
MORTGAGE LOANS                          If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES     If the related prospectus supplement so specifies, a master servicer, a sub-servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub-servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

TENANT BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased



                                     -16-

                                        premises, which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease, but not more than three years' rent to cover any rejection related claims.

BORROWER BANKRUPTCY MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                        o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                        o    reduce monthly payments due under a mortgage loan;

                                        o    change the rate of interest due on a mortgage loan; or

                                        o    otherwise alter the mortgage loan's repayment schedule.

                                        Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                        Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                        As a result of the foregoing, the lender's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.



                                     -17-

SOPHISTICATION OF THE BORROWER
MAY ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
LOSSES OR RISKS WHICH COULD
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                       Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks.
                                        Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

                                        A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders' risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates evidencing an interest in a covered series will be subject to the risk that the credit support will be exhausted by the claims of other covered series.

                                        The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency.
                                        Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See
                                        "Description of Credit Support."

                                        Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then-current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support



                                      -18-



                                        provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley
                                        Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

INVESTORS IN SUBORDINATE CLASSES
OF CERTIFICATES MAY BE SUBJECT
TO DELAYS IN PAYMENT AND MAY
NOT RECOVER THEIR INITIAL
INVESTMENTS                             To the extent described in this prospectus, the subordinate certificateholders'
                                        rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

                                        The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
LOAN PROVISIONS MAY ADVERSELY
AFFECT PAYMENT ON YOUR CERTIFICATES

                                        The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

                                        If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents.
                                        These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely



                                     -19-

                                        affected. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and
                                        Rents."

ENVIRONMENTAL ISSUES AT THE
MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                       Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator's ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an "owner operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

                                        Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

                                        o    the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

                                        o    if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

                                        See "Legal Aspects of the Mortgage Loans and Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
YOU MAY NOT BE ELIGIBLE TO
PURCHASE CERTIFICATES                   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to
                                        ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.



                                     -20-

THE INCOME TAX CONSIDERATIONS
SHOULD IMPACT YOUR DECISION TO
PURCHASE A REMIC RESIDUAL
CERTIFICATE                             Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC--even if the REMIC residual certificates receive no distributions from the related REMIC--with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative "value."

                                        Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of
                                        REMIC residual certificates that are individuals. Accordingly, investment in the
                                        REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury
                                        Department regulations do not permit certain REMIC residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
WITH SERVICING THE PROPERTIES
MAY EFFECT THE TIMING OF
PAYMENTS ON YOUR CERTIFICATES           Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See "Description of the Agreements--Events of Default,"
                                        "--Rights Upon Event of Default," and "--Amendment."

LITIGATION ARISING OUT OF
ORDINARY BUSINESS MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.



                                     -21-

COMPLIANCE WITH THE AMERICANS
WITH DISABILITIES ACT OF 1990
MAY BE EXPENSIVE AND MAY
ADVERSELY AFFECT PAYMENT
ON YOUR CERTIFICATES                    Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
                                        Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of
                                        1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

IF YOUR CERTIFICATE IS
BOOK-ENTRY, YOU WILL NOT BE
RECOGNIZED AS A
CERTIFICATEHOLDER BY THE TRUSTEE        If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

                                        o    your certificate will not be registered in your name or the name of your nominee;

                                        o    you will not be recognized by the trustee as a certificateholder; and

                                        o    you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

                                        You will be recognized as a certificateholder only if and when definitive certificates are issued. See "Description of the Certificates--Book-Entry
                                        Registration and Definitive Certificates."


                -------------------------------------------------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page 112.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities;


          o direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     Unless otherwise specified in the related prospectus supplement, the certificates of any series will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

   GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o Multifamily Properties which are residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the prospectus supplement, the term of any leasehold will exceed the term of the related mortgage note by at least five years. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

   LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents". Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

   DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. Unless otherwise specified in the prospectus supplement, the mortgage loans will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant-stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See "--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o a projection of value based upon the property's projected net cash flow; or

          o a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o it is often difficult to find truly comparable properties that have recently been sold;

          o the replacement cost of a property may have little to do with its current market value;


          o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

          o more than one of the appraisal methods may be used and each may produce significantly different results; and

          o if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates," "--Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and "--Obligor Default May Adversely Affect Payment on Your Certificates."

   LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:


          o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;


          o the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

          o the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o the earliest and latest origination date and maturity date of the mortgage loans;

          o the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

          o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o the state or states in which most of the mortgaged properties are located;

          o information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

          o the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

          o information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

   PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o the original and remaining term to stated maturity of the MBS, if applicable;

          o whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o the pass-through or bond rate of the MBS or formula for determining the rates, if any;

          o the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

          o the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS, and

          o whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o the original and remaining terms to stated maturity of the government securities;

          o whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series in the form of subordination of one or more other classes of certificates in the series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non-United States currency. The principal terms of any guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

          o whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-Through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o will correspond to the rate of principal payments on the assets in the related trust fund;

          o is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

   TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

   FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

   DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

     Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:


          o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

          o be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

          o be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. Unless provided otherwise in the related prospectus supplement, the Available Distribution Amount for each Distribution Date equals the sum of the following amounts:

     1. the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

          o all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

          o unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

          o all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

     2. if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

     3. all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

     4. if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     5. unless the related prospectus supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, variable or adjustable rate at which interest will accrue on the class or a component thereof. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate. Unless otherwise specified in the related prospectus supplement, interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Unless otherwise provided in the prospectus supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Unless otherwise provided in the related prospectus supplement, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the

Certificates" above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of certificates evidencing an interest in a trust fund, unless otherwise provided in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Unless otherwise provided in the related prospectus supplement, advances of the master servicer's or another entity's funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the prospectus supplement, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1) the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2) the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4) the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5) the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6) the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7) the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

          o if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9) with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

          o the amount of any loss to certificateholders in respect of the related mortgage loan;

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and


          o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

     Unless otherwise provided in the related prospectus supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related prospectus supplement, the only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

          o A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, unless otherwise specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

          o A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related prospectus supplement, the schedule will include detailed information

          o in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement, the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the related prospectus supplement, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related prospectus supplement Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:


          o the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

          o the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Unless otherwise specified in the related prospectus supplement, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Unless otherwise provided in the related prospectus supplement, each Agreement will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or


          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

          o if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

Unless otherwise specified in the related prospectus supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Unless otherwise provided in the related prospectus supplement the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

          o the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default" and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

   GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either

          o an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

          o otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

   DEPOSITS

         A master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1) all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

     (7) all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the Certificates--Termination";

     (8) any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (9) to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

   WITHDRAWALS

         A master servicer or the trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related prospectus supplement, make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1) to make distributions to the certificateholders on each Distribution Date;

     (2) to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3) to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5) if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

     (6) to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

     (7) to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

     (8) if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

     (9) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding the Trustee";

     (10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

     (11) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

     (12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

     (13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

     (14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

     (15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;


     (16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;


     (17) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

     (18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

     (19) to clear and terminate the Certificate Account at the termination of the trust fund.

   OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies;

          o    supervising foreclosures;

          o inspecting and managing mortgaged properties under certain circumstances; and

          o maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

          o in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

The master servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related prospectus supplement,

          o in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

          o in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Unless otherwise provided in the related prospectus supplement, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees. However, a subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the master servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the master servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the master servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the master servicer or the holder or holders of certain classes of certificates, or both, a right of first refusal to purchase from the trust fund at a predetermined purchase price any Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an offered certificate will be described in the related prospectus supplement. The related prospectus supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "--Representations and Warranties; Repurchases."

     Unless otherwise specified in the related prospectus supplement, the master servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the master servicer determines, consistent with the Servicing Standard, that this sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any sale of this type be made in a commercially reasonable manner for a specified period and that the master servicer accept the highest cash bid received from any person including itself, an affiliate of the master servicer or any certificateholder that constitutes a fair price for the defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the master servicer shall proceed with respect to the defaulted mortgage loan as described in the paragraphs below. Any bid in an amount at least equal to the Purchase Price described under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     If a default on a Whole Loan has occurred or, in the master servicer's judgment is imminent, and the action is consistent with the servicing standard, the master servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of that mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o the Internal Revenue Service grants an extension of time to sell the property or

          o the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the master servicer will be required to

          o solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the master servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the master servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the master servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines

          o that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the master servicer for its expenses and

          o that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o the replacement cost of the improvements less physical depreciation and

          o the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or due-on-sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or due-on-encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced for the Federal Home Loan Mortgage Corporation, the servicing by or on behalf of the master servicer of mortgage loans under pooling agreements substantially similar to each other, including the related Agreement, was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement that firm may rely, as to matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, rendered within one year of that statement, of firms of independent public accountants with respect to the related subservicer.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related prospectus supplement, copies of annual accountants' statement and statements of officers will be obtainable by certificateholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The master servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related prospectus supplement, the related Agreement will provide that the master servicer may resign from its obligations and duties only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that neither any master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related prospectus supplement, each Agreement will further provide that any master servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense:

          o specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

          o incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties;

          o incurred in connection with any violation of any state or federal securities law; or

          o imposed by any taxing authority if the loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

In addition, each Agreement will provide that neither any master servicer nor Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2) any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3) any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     (4) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, in the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of appointment of at least $15,000,000 to act as successor to the master servicer under the Agreement. Pending appointment, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

  Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2) to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

         Unless otherwise specified in the related prospectus supplement, each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:


     (1) reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3) modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related prospectus supplement, the trustee and any director, officer, employee or agent of the trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense, including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, incurred in connection with the trustee's:


          o enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the certificateholders during the continuance of an Event of Default;

          o defending or prosecuting any legal action in respect of the related Agreement or series of certificates;

          o being the lender of record with respect to the mortgage loans in a trust fund and the owner of record with respect to any mortgaged property acquired in respect thereof for the benefit of certificateholders; or

          o acting or refraining from acting in good faith at the direction of the holders of the related series of certificates entitled to not less than 25% or a higher percentage as is specified in the related Agreement with respect to any particular matter of the Voting Rights for the series. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of the obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee shall cease to be eligible to continue as trustee under the related Agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the certificates of any series entitled to at least 51% of the Voting Rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related prospectus supplement, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of certificates, holders of certificates evidencing interests in any of the trusts will be subject to the risk that the Credit Support will be exhausted by the claims of other trusts prior to the trust fund receiving any of its intended share of coverage.

         If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2) any conditions to payment thereunder not otherwise described in this prospectus;

     (3) the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5) information regarding the obligor under any instrument of Credit Support, including:

          o    a brief description of its principal business activities;

          o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the trust fund to the extent set forth in the related prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under "Description of Credit Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

          o    purport to reflect the laws of any particular state; or

          o purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o a tenant's interest in a lease of land or improvements, or both, and

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALTY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

FORECLOSURE

  GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

  JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

  EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

  NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

  PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

  REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

  RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law or non-statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

  ANTI-DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

  LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

     (1) the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2) the right to cure those defaults, with adequate cure periods; (3) if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4) the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5) the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6) a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor; and

     (7) a leasehold mortgage that provides for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame -- often 60 days -- after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor-in-possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

          o to cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender's or junior beneficiary's lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator," however, is a person "who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

          o if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

     Unless otherwise specified in the related prospectus supplement, Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

     In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o the borrower may have difficulty servicing and repaying multiple loans;

          o if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     Unless otherwise specified in the related prospectus supplement, some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o for the interest rate, discount points and charges as are permitted in that state, or

          o that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o 3% of the excess of adjusted gross income over the applicable amount and

          o 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Unless otherwise specified in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o a grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o a grantor trust certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

         1.       Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be Treated Under the Stripped Bond Rules. If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons".

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount". However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either

          o the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

          o no more than 100 basis points, including any Excess Servicing, is stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

         2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o adding (1) the present value at the end of the accrual period--determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder. Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

         3. Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long-term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o the grantor trust certificate is marketed or sold as producing capital gain; or

          o other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as any entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. These regulations are proposed to be effective beginning January 1, 2004.

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return,

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backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o the broker determines that the seller is a corporation or other exempt recipient, or

          o the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

          o certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

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          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for Super-Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest Certificates", so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o adding (1) the present value at the end of the accrual period -- determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in

               Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and: the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Holders that recognize a loss on a sale or exchange of a REMIC Regular Certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisers as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax return.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre-issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular Certificates, including any payment with respect to accrued OID, to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o the REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the REMIC Regular certificateholder under penalties of perjury, certifying that the REMIC Regular certificateholder is a foreign person and providing the name and address of the REMIC Regular certificateholder.

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

     o the broker determines that the seller is a corporation or other exempt recipient, or

     o the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

     o    the broker determines that the seller is an exempt recipient, or

     o the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast-pay, slow-pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income". This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

     o the income from the mortgage loans or MBS and the REMIC's other assets and

     o the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     o the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the

REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC Residual Certificates. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark-to-Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

     o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

     o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

     o 3% of the excess of the individual's adjusted gross income over the applicable amount or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion", for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

     o may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

     o will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax-Exempt Investors" below; and

     o is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
          Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased -- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool", as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions". In general, subject to certain specified exceptions, a prohibited transaction means:

     o    the disposition of a mortgage loan or MBS,

     o the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

     o    the receipt of compensation for services, or

     o gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

     o a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

     o Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations". Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means:

     (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

     (B) any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income"; and

     (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means:

     o a regulated investment company, real estate investment trust or common trust fund;

     o    a partnership, trust or estate; and

     o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

     o an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

     o a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,

     o the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

     o the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2) the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3) the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

          (i) the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

               o the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

               o the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

               o the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this "minimum transfer price" alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

          (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Code
               Section 860L(a)(2)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption ("PTE") 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

     o the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and

     o the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1) The acquisition of the certificates by an ERISA Plan is on terms -- including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.;

     (3) The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

     (5) The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

     o the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan's acquisition of the Securities; and

     o certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

     o the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

     o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

     o in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

     o an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

     o immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

     o that the certificates constitute "certificates" for purposes of the Exemption and

     o that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     The prospectus supplement for each series of offered certificates will identify those classes of offered certificates, if any, which constitute "mortgage related securities" for purposes of the SMMEA. Generally, only those classes of offered certificates that

     o are rated in one of the two highest rating categories by one or more Rating Agencies and

     o are part of a series representing interests in a trust fund consisting of mortgage loans or MBS, provided that the mortgage loans or the mortgage loans underlying the MBS are secured by first liens on mortgaged property and were originated by certain types of originators as specified in SMMEA, will be the SMMEA Certificates.

     If specified in the related prospectus supplement, other classes of offered certificates offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of such offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered certificates, may be subject to significant interpretive uncertainties.

     As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to, depository institutions, insurance companies, trustees and pension funds created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but representing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of offered certificates. Accordingly, investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss.
703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any offered certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines, in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of the classes of offered certificates identified in the prospectus supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions. The uncertainties described in this section and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                  LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or Sidley, Austin, Brown & Wood LLP or Mayer, Brown, Rowe & Maw or Dewey Ballantine LLP or such other counsel as may be specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761-4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in "Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means subordination of one or more other classes of certificates in a series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

     o any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     o any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar participations, certificates or securities.

     "MBS Agreement" means any participation and servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

     o    non-cash items such as depreciation and amortization;

     o    capital expenditures; and

     o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

     "Relief Act" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury Department.



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     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

          A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

          B.   applicable law; and

          C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SMMEA Certificates" means "mortgage related securities" for purposes of SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.



                                     -117-
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     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

     o    Mortgage Loans

     o    MBS

     o direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
          (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

     o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

     "Value" means,

     (a) with respect to any mortgaged property other than a mortgaged property securing a Refinance Loan, generally the lesser of

     o the appraised value determined in an appraisal obtained by the originator at origination of that loan, and

     o    the sales price for that property; and

     (b) with respect to any Refinance Loan, unless otherwise specified in the related prospectus supplement, the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage Loans.

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